UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ZHONE TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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ZHONE TECHNOLOGIES, INC.

7195 Oakport Street

Oakland, California 94621

August 8, 2016

Dear Stockholder,

On behalf of our board of directors and management team, we are pleased to deliver our proxy statement for our 2016 annual meeting of stockholders, to be held on September 8, 2016 at 10:00 a.m. Pacific Time.

As previously announced, on April 11, 2016, Zhone Technologies, Inc., a Delaware corporation, which we refer to as Zhone, entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, with DASAN Networks, Inc., a company organized under the laws of Korea, which we refer to as DASAN, Dasan Network Solutions, Inc., a California corporation and a wholly owned subsidiary of DASAN, which we refer to as DNS, and Dragon Acquisition Corporation, a California corporation and a wholly owned subsidiary of Zhone, which we refer to as Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions therein, Zhone has agreed to acquire DNS from DASAN pursuant to a merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, which transaction we refer to as the Merger, in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares. In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” and we expect that shares of Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger.

We believe the Merger will provide substantial strategic and financial benefits to our stockholders by creating more stockholder value than either company could create individually and allowing stockholders to participate in a larger company. At the 2016 annual meeting, our stockholders will be asked, among other matters, to approve the issuance of shares of Zhone common stock to DASAN in connection with the proposed Merger. The approval of this share issuance proposal is required for completion of the Merger. Additional information about the proposed Merger is contained in the accompanying proxy statement. We encourage you to read this entire document carefully, including the section entitled “Risk Factors” beginning on page 28.

After careful consideration, our Board of Directors has unanimously approved and declared advisable the Merger Agreement and the Merger and unanimously recommends that Zhone stockholders vote “FOR” the proposal to approve the issuance of shares of Zhone common stock to DASAN in connection with the Merger and “FOR” each of the other proposals to be considered at the annual meeting.

Your vote is very important. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card or vote electronically via the Internet or over the telephone as soon as possible to ensure that your shares are represented at the annual meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Procedures” beginning on page 33 of the proxy statement and the instructions on the proxy card.

Sincerely,
James Norrod
Chief Executive Officer
Zhone Technologies, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger and the Share Issuance, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

ZHONE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 8, 2016

10:00 a.m. Pacific Time

To our stockholders:

You are cordially invited to attend our 2016 annual meeting of stockholders, which will be held at Zhone’s principal executive offices, located at 7195 Oakport Street, Oakland, California 94621 on September 8, 2016 at 10:00 a.m. Pacific Time.

As previously announced, on April 11, 2016, Zhone Technologies, Inc., a Delaware corporation, which we refer to as Zhone, entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, with DASAN Networks, Inc., a company organized under the laws of Korea, which we refer to as DASAN, Dasan Network Solutions, Inc., a California corporation and a wholly owned subsidiary of DASAN, which we refer to as DNS, and Dragon Acquisition Corporation, a California corporation and a wholly owned subsidiary of Zhone, which we refer to as Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions therein, Zhone has agreed to acquire DNS from DASAN pursuant to a merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, which transaction we refer to as the Merger, in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares. In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” and we expect that shares of Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger.

We are holding the annual meeting for the following purposes:

1.	To approve the issuance of shares of Zhone common stock to DASAN in connection with the proposed Merger pursuant to the Merger Agreement, which we refer to as the Share Issuance;

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger, as described in the accompanying proxy statement of which this notice is a part;

3.	To elect two members of the Zhone Board of Directors to serve for three-year terms as Class III Directors;

4.	To ratify the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

5.	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Share Issuance; and

6.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements of the meeting.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

The approval of the Share Issuance proposal is required for completion of the Merger. Our Board of Directors has unanimously approved and declared advisable the Merger Agreement and the Merger and unanimously recommends that Zhone stockholders vote “FOR” the proposal to approve the Share Issuance and “FOR” each of the other proposals to be considered at the annual meeting. The Board of Directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The proposal to approve the Share Issuance requires the affirmative vote of a majority of votes cast by the holders of Zhone common stock.

Only stockholders of record at the close of business on July 25, 2016, the record date, will be entitled to vote at the annual meeting. Your vote is very important. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card or vote electronically via the Internet or over the telephone as soon as possible to ensure that your shares are represented at the annual meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Procedures” beginning on page 33 of the proxy statement and the instructions on the proxy card.

The accompanying proxy statement provides you with detailed information about the annual meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Zhone from documents we have filed with the Securities and Exchange Commission.

By Order of the Board of Directors

Kirk Misaka
Chief Financial Officer,
Treasurer and Secretary

Oakland, California

August 8, 2016

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT

YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY

FOLLOWING THE ENCLOSED INSTRUCTIONS.

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ZHONE TECHNOLOGIES, INC.

7195 Oakport Street

Oakland, California 94621

PROXY STATEMENT

Zhone’s Board of Directors solicits your proxy for use at the annual meeting of stockholders to be held on September 8, 2016 at 10:00 a.m. Pacific Time at Zhone Technologies, Inc., 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” This proxy statement is first being mailed to stockholders on August 8, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Zhone. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you own shares of Zhone common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Zhone common stock with respect to such matters.

On April 11, 2016, Zhone Technologies, Inc., a Delaware corporation, which we refer to as Zhone, entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, with DASAN Networks, Inc., a company organized under the laws of Korea, which we refer to as DASAN, Dasan Network Solutions, Inc., a California corporation and a wholly owned subsidiary of DASAN, which we refer to as DNS, and Dragon Acquisition Corporation, a California corporation and a wholly owned subsidiary of Zhone, which we refer to as Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions set forth therein, Zhone has agreed to acquire DNS from DASAN pursuant to a merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, which transaction we refer to as the Merger, in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares.

Zhone stockholders are being asked to approve the issuance of Zhone common stock to DASAN in connection with the proposed Merger pursuant to the Merger Agreement, which we refer to as the Share Issuance, as well as the other matters to be voted on at the annual meeting. Stockholder approval of the Share Issuance is required under Nasdaq Marketplace Rules and is a condition to the completion of the Merger.

Q:	Who is entitled to vote at the annual meeting?

A:	Only stockholders of record as of the close of business on July 25, 2016, the record date, are entitled to vote at the annual meeting or any adjournments or postponements thereof. Each such stockholder is entitled to cast one vote for each share of Zhone common stock held by such stockholder on the record date on all matters properly submitted for the vote of stockholders at the annual meeting.

Q:	When and where is the annual meeting?

A:	The annual meeting of stockholders of Zhone will be held on September 8, 2016 at 10:00 a.m. Pacific Time at Zhone Technologies, Inc., 7195 Oakport Street, Oakland, California 94621.

Q:	What are the proposals on which I am being asked to vote at the annual meeting?

A:	At the annual meeting, stockholders are being asked:

1.	to approve the Share Issuance in connection with the Merger;

2.	to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger;

3.	to elect two Class III members of the Zhone Board of Directors to serve for three-year terms as Class III Directors; and

4.	to ratify the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Stockholders are also being asked to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Share Issuance.

Q:	How does the Zhone Board of Directors recommend that I vote?

A:	The Zhone Board of Directors has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Zhone and its stockholders and has unanimously approved the Merger and the Merger Agreement. The Board of Directors unanimously recommends that Zhone stockholders vote “FOR” the proposal to approve the Share Issuance, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger, “FOR” the election of the two director nominees, “FOR” the ratification of the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and “FOR” the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Share Issuance.

Q:	What vote is required to approve the proposals?

A:	Nominees are elected to the Zhone Board of Directors based upon a plurality vote. The two nominees who receive the most “FOR” votes cast in their favor will be elected as directors. All other proposals, including the proposal to approve the Share Issuance, require the affirmative vote of a majority of votes cast by the holders of Zhone common stock.

Q:	Who are DASAN and DNS?

A:	DASAN is a publicly traded company organized under the laws of the Republic of Korea and headquartered in Gyeonggi Province, South Korea. DASAN is a global network solutions provider that develops and manufactures network equipment for fixed and mobile broadband services. DASAN was founded in 1993 and its shares were listed on the KOSDAQ exchange in 2000.

DNS, a wholly owned subsidiary of DASAN, operates DASAN’s network equipment business. Major customers of DNS include SoftBank in Japan, Chunghwa Telecom in Taiwan, Viettel in Vietnam, KT Corporation, SK broadband, and LG U+ in Korea, and other global telecom operators.

Q:	How does the Merger work?

A:	Subject to our obtaining the requisite stockholder approval of the Share Issuance and the satisfaction of certain other closing conditions described in this proxy statement, Zhone will acquire DNS from DASAN through the merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone. All issued and outstanding shares of capital stock of DNS will, in connection with and as a result of the Merger, be converted into the right to receive shares of Zhone common stock. In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” We refer to Zhone following the Merger as DASAN Zhone.

The number of shares of Zhone common stock to be issued to DASAN in connection with the Merger is determined by dividing the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time by 0.42, rounded to the nearest whole share, and then subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time. Accordingly the number of shares of Zhone common stock to be issued to DASAN in the Merger will represent 58% of the issued and outstanding shares of DASAN Zhone common stock immediately following the Effective Time, and the then-existing stockholders of Zhone will retain 42% of the issued and outstanding shares of DASAN Zhone common stock.

Q:	What is the accounting treatment of the Merger?

A:	Although the parties have structured the transaction as a merger of equals, accounting principles generally accepted in the United States of America, referred to in this proxy statement as GAAP, require that one party to the transaction be identified as the acquirer. Based on a number of factors viewed as of the date of this proxy statement, including the relative voting rights of DASAN and legacy Zhone stockholders in DASAN Zhone anticipated to exist upon the completion of the Merger, the transaction is expected to be accounted for as a business combination, with DASAN as the accounting acquirer and Zhone as the accounting acquiree. Accordingly, the acquisition accounting will be applied to Zhone and the historical financial statements of the combined company for the periods prior to the completion of this transaction will be that of DNS.

Q:	Will there be any escrow restrictions on the shares issued to DASAN after the Merger?

A:	Yes. Ten percent of the shares of Zhone common stock to be issued to DASAN at the closing of the Merger will be placed into escrow for two years as the sole source of indemnification for post-closing indemnification claims against DASAN.

Q:	Will anything happen to my shares of Zhone common stock in connection with the Merger?

A:	No. After the completion of the Merger, each then-existing Zhone stockholder will hold the same number of shares of Zhone common stock that such stockholder held immediately prior to the Merger. As a result of the Merger, Zhone stockholders will own shares in a larger company with more assets. However, because we will be issuing new shares of our common stock to DASAN in connection with the Merger, each existing share of Zhone common stock will represent a smaller percentage of a larger company after the Merger.

Q:	Will shares of DASAN Zhone common stock continue to trade on Nasdaq following the Merger?

Yes. It is a condition to the Merger that the shares of DASAN Zhone common stock be approved for listing on The Nasdaq Stock Market, which we refer to as Nasdaq, which includes both the existing shares of

Zhone common stock and the shares of Zhone common stock to be issued to DASAN in the Merger. We expect that shares of DASAN Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger. Until the consummation of the Merger, Zhone common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol ZHNE.

We expect that DASAN Zhone will elect to be treated as a “controlled company” under Nasdaq Marketplace Rules following the Merger because more than 50% of the voting power for the election of directors will be held by DASAN. As a “controlled company,” DASAN Zhone may rely on exemptions from certain corporate governance requirements under Nasdaq Marketplace Rules, including the requirement that we have a majority of independent directors on the Board of Directors and requirements with respect to compensation and nominating and corporate governance committees.

Q:	Will there be any change to the Board of Directors or the executive officers of DASAN Zhone after the Merger?

A:	Yes. The Merger Agreement contains certain provisions relating to the governance of DASAN Zhone following completion of the Merger, which reflect the merger of equals structure of the proposed transaction. In connection with the Merger, DASAN Zhone will adopt amended and restated bylaws in the form included as Annex B to this proxy statement to implement certain governance matters for a two-year period following the completion of the Merger, which we refer to as the DASAN Zhone Bylaws.

Under the Merger Agreement and the DASAN Zhone Bylaws, for a period of two years from the consummation of the Merger, the Board of Directors of DASAN Zhone will have seven members, consisting of four directors appointed by DASAN and three directors appointed by Zhone. DASAN has informed us that it intends to designate Min Woo Nam, Il Yung Kim, Seong Gyun Kim and Sung-Bin Park as its appointees to the DASAN Zhone Board of Directors upon the consummation of the Merger. Mr. Nam is currently the Chief Executive Officer and Chairman of the Board of DASAN. Mr. Il Yung Kim is currently a consultant of DASAN and will serve as the Co-Chief Executive Officer of DASAN Zhone following the consummation of the Merger as described below. Mr. Seong Gyun Kim is the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ. Mr. Park is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), and is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-based start-ups) and Spark and Associates (a consulting firm providing big data analytics services). We anticipate that the Zhone designees to the Board of Directors of DASAN Zhone will be existing directors James Norrod, Michael Connors and C. Richard Kramlich.

Under the Merger Agreement, DASAN Zhone is required to appoint two Co-Chief Executive Officers, consisting of James Norrod (Zhone’s current Chief Executive Officer) and Il Yung Kim (who has been designated by DASAN) upon the consummation of the Merger. Under the DASAN Zhone Bylaws, for a period of one year from the consummation of the Merger, neither Mr. Norrod nor Mr. Kim may be removed from the office of Co-Chief Executive Officer of DASAN Zhone without the affirmative vote of at least two-thirds of the non-executive directors of the Board of Directors. Kirk Misaka (Zhone’s current Chief Financial Officer) will serve as the Chief Financial Officer of DASAN Zhone and Eric Presworsky (Zhone’s current Vice President, Chief Technology Officer) will serve as the Vice President, Chief Technology Officer of DASAN Zhone.

For a more complete description of the provisions of the Merger Agreement and the DASAN Zhone Bylaws relating to governance of DASAN Zhone following the Merger, see “The Merger—Board and Management of DASAN Zhone Following the Merger” beginning on page 64.

Q:	Are there risks associated with the Merger?

A:

Yes. The material risks associated with the Merger that are known to us are discussed in the section entitled “Risk Factors” beginning on page 28. Those risks include, among others, that the merger consideration payable by Zhone under the Merger Agreement is fixed and will not be adjusted based on the performance of Zhone or DNS, that Zhone and DNS will be subject to business uncertainties and contractual restrictions while the Merger is pending, that we may fail to complete the Merger, that we may not realize anticipated synergies, growth opportunities and other financial and operating benefits from the Merger, or that the integration of Zhone and DNS may not be completed successfully, cost-effectively or on a timely basis.

Q:	When do you expect the Merger to be completed?

A:	We expect to complete the Merger in the third quarter of 2016. The Merger Agreement and the Merger have been approved by the boards of directors of Zhone and DASAN. The closing of the transaction remains subject to a number of closing conditions, including, among others, receipt of regulatory approvals, authorization for listing of DASAN Zhone common stock on the Nasdaq Capital Market following the Merger and approval by Zhone stockholders of the Share Issuance. It is possible, therefore, that factors outside of our control could require us to complete the Merger at a later time or not at all.

Q:	Will I have dissenters’ or appraisal rights with respect to the Merger?

A:	No. Zhone stockholders do not have any dissenters’ or appraisal rights with respect to the Merger. Because Zhone is not a constituent corporation in the Merger, Zhone stockholders will continue to hold their shares of Zhone common stock following the Merger.

Q:	What will happen if the Share Issuance is not approved by Zhone stockholders at the annual meeting?

A:	If Zhone stockholders fail to approve the Share Issuance, each of Zhone and DASAN will have the right to terminate the Merger Agreement.

Q:	Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, the merger-related compensation payable to Zhone’s named executives in connection with the Merger?

A:	Under the rules of the Securities and Exchange Commission, which we refer to as the SEC, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger, or “golden parachute” compensation.

Q:	What will happen if stockholders do not approve the non-binding proposal to approve the merger –related compensation payable to Zhone’s named executives in connection with the Merger?

A:	Approval of the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger is not a condition to completion of the Merger and is a vote separate and apart from the vote to approve the Share Issuance. The vote is an advisory vote only, and will not be binding on Zhone or the Board of Directors. Further, where underlying arrangements with the named executives are contractual in nature they are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is completed, our named executives will be eligible to receive such compensation (subject only to the contractual obligations applicable thereto).

Q:	Do any of Zhone’s directors, executive officers or senior managers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

In considering the recommendation of the Board of Directors with respect to the proposal to approve the Merger Agreement, you should be aware that our directors, executive officers and senior managers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the stockholders of Zhone approve the Share Issuance. See “The Merger—Interests of Our Directors, Executive Officers and Senior Managers in the Merger,” “The Merger—Board and Management of DASAN Zhone following the Merger” and “Approval of Merger-Related Compensation.”

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. See “Voting Rights and Procedures—Voting Procedures—Stockholder of Record; Shares Registered in Your Name” for additional instructions. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy. If you return a signed proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” each of the proposals specified in this proxy statement.

Q:	If my Zhone shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Zhone. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions.

Under the rules that govern how brokers may vote shares held in street name, brokers do not have the discretion to vote your shares on any non-routine matters, which include the approval of the Share Issuance. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote on these matters can be counted.

Q:	How may I revoke or change my vote?

A:	You may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to Zhone’s Corporate Secretary at 7195 Oakport Street, Oakland, California 94621, or (3) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Q:	What happens if I abstain from voting?

A:	Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.

Q:	Where can I find additional information about the annual meeting and the proposed Merger?

A:	This proxy statement includes important information about the Merger and the other transactions contemplated by the Merger Agreement, as well as the other proposals to be considered and voted upon at the annual meeting. A copy of the Merger Agreement is attached as Annex A to this proxy statement. Zhone stockholders should read this information carefully and in its entirety.

Q:	What should I do now?

A:	After carefully reading and considering the information contained and incorporated by reference in this proxy statement, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of Zhone common stock may be voted at the annual meeting. Alternatively, you may follow the instructions on the proxy card and submit instructions on voting your shares of Zhone common stock by telephone or over the Internet. Your proxy card or your telephone or Internet directions will instruct the persons identified as your proxy to vote your shares at the annual meeting as directed by you. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Zhone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its Annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

The Annual Meeting

Proposals

At the annual meeting, holders of our common stock will be asked to approve the following proposals:

1.	To approve the Share Issuance in connection with the Merger;

2.	To approve, on a non-binding, advisory basis, certain compensation payable or that may become payable to Zhone’s named executives in connection with the Merger;

3.	To elect two members of the Zhone Board of Directors to serve for three-year terms as Class III Directors;

4.	To ratify the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Share Issuance.

Record Date, Quorum and Required Vote (page 33)

Only stockholders of record at the close of business on the record date, July 25, 2016, will be entitled to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 34,371,266 shares of Zhone common stock outstanding and entitled to vote at the annual meeting.

A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. In the election of directors, the two nominees who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of a majority of the votes cast at the annual meeting.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.

Admission to the Annual Meeting (page 35)

Only Zhone stockholders, as of the close of business on July 25, 2016, and other persons holding valid proxies for the annual meeting are entitled to attend the annual meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of July 25, 2016. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will be held at our principal executive offices, located at 7195 Oakport Street, Oakland, California 94621. For directions, please call (510) 777-7000.

Revocation (page 34)

You may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to Zhone’s Corporate Secretary at 7195 Oakport Street, Oakland, California 94621, or (3) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Adjournments (page 35)

Although it is not currently expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the annual meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the Share Issuance will not be approved at the annual meeting when convened on September 8, 2016, or when reconvened following any adjournment. Any adjournment may be made for up to than 30 days without notice (other than by an announcement at the annual meeting) by the affirmative vote of a majority of the votes cast on the proposal to approve the adjournment, whether or not a quorum exists.

Proxy Solicitation Costs (page 35)

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Zhone does not currently intend to retain any proxy solicitation firm to assist in soliciting proxies.

Questions and Additional Information (143)

If you have any questions, or need assistance in submitting your proxy or voting your shares, please contact us at Zhone Technologies, Inc., Attention: Investor Relations, 7195 Oakport Street, Oakland, California 94621, or by calling us at (510) 777-7013. Electronic copies of our proxy statement and our annual report are available at the Investor Relations section of our website at www.zhone.com.

The Merger (page 37)

On April 11, 2016, Zhone entered into the Merger Agreement with DASAN, DNS and Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions set forth therein, Zhone has agreed to acquire DNS from DASAN through the Merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares.

The Merger will become effective upon the filing of an agreement of merger with respect to the Merger with the Secretary of State of the State of California, together with the officer’s certificate required by the California General Corporation Law, or CGCL, or on such other date and time as may be agreed to by us and DASAN. We use the term Effective Time in this proxy statement to refer to the time the Merger becomes effective.

In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” and we expect that shares of Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger.

Parties to the Merger (page 37)

Zhone Technologies, Inc.

7195 Oakport Street

Oakland, California 94621

(510) 777-7000

Zhone Technologies, Inc., which we refer to as “we,” “our,” “us” or “Zhone,” was incorporated in Delaware in June 1999. Zhone designs, develops and manufactures communications network equipment for enterprises and telecommunications operators worldwide. Zhone’s products enable both enterprises and network service providers to deliver high speed fiber access, while transporting voice, video and data to the end user. Zhone’s products include both legacy solutions and next-generation solutions based on a Single Line Multi-Service (SLMS) architecture.

Dragon Acquisition Corporation

7195 Oakport Street

Oakland, California 94621

(510) 777-7000

Dragon Acquisition Corporation, which we refer to as Merger Sub, is a California corporation and wholly owned subsidiary of Zhone. Merger Sub was formed solely for purposes of facilitating Zhone’s acquisition of DNS and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time Merger Sub will merge with and into DNS, and DNS will continue as the surviving corporation.

DASAN Networks, Inc.

Dasan Tower, 49 Daewangpangyo-ro 644beon-gil, Bundang-gu, Seongnam-si

Gyeonggi-do, Korea

DASAN Networks, Inc., which we refer to as DASAN, is a publicly traded company organized under the laws of the Republic of Korea. DASAN is a global network solutions provider that develops and manufactures network equipment for fixed and mobile broadband services.

Dasan Network Solutions, Inc.

5000 Research Court, Suite #700

Suwanee, Georgia 30024

Dasan Network Solutions, Inc., which we refer to as DNS, is a wholly owned subsidiary of DASAN incorporated under the laws of California. DNS focuses on the provision of services to telecommunications network operators in the United States.

Issuance of Zhone Common Stock in the Merger (page 37)

Pursuant to the terms and conditions set forth in the Merger Agreement, at the Effective Time, all issued and outstanding shares of DNS capital stock, all of which are held by DASAN, will be canceled and converted into the right to receive, in the aggregate, that number of validly issued, fully paid and nonassessable shares of Zhone common stock as is determined by dividing (i) the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of DASAN Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares.

Reasons for the Merger; Recommendation of the Board (page 47)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger,” the Zhone Board of Directors has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Zhone and its stockholders and unanimously approved the Merger and the Merger Agreement. The Board of Directors unanimously resolved that the Share Issuance be submitted for consideration by Zhone stockholders at a meeting of our stockholders and unanimously recommended that Zhone stockholders vote “FOR” the proposal to approve the Share Issuance.

In considering the recommendation of the Board of Directors with respect to the proposal to approve the Share Issuance, you should be aware that our directors, executive officers and senior managers may have interests in the Merger that are different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Share Issuance be approved by our stockholders. See the section entitled “The Merger—Interests of Our Directors, Executive Officers and Senior Managers in the Merger.”

Opinion of Our Financial Advisor (page 53 and Annex C)

Zhone retained Cowen and Company, LLC (which we refer to as Cowen) to act as its financial advisor in connection with the Merger. In connection with the Merger, Cowen delivered its opinion to the Zhone Board of Directors, to the effect that and subject to the various assumptions and limitations set forth therein, as of April 11, 2016, the merger consideration to be paid by Zhone in the Merger was fair, from a financial point of view, to Zhone. The full text of the written opinion of Cowen, dated April 11, 2016, is attached as Annex C to this proxy statement and is incorporated herein by reference. Zhone encourages holders of Zhone common stock to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Zhone Board of Directors and are directed only to the fairness, from a financial point of view, of the merger consideration to be paid by Zhone in the Merger. Cowen’s opinion is not a recommendation to any Zhone stockholder or any other person as to how to vote with respect to the Share Issuance or to take any other action in connection with the Merger or otherwise.

Interests of Our Directors, Executive Officers and Senior Managers in the Merger (page 61)

When considering the recommendations of the Board of Directors, you should be aware that Zhone’s directors, executive officers and senior managers may have interests in the Merger that are different from, or in addition to, those of Zhone stockholders generally. These interests may present such persons with actual or potential conflicts of interest. The Board of Directors was aware of these interests during its deliberations on the merits of the transactions and in deciding to recommend that our stockholders vote in favor of the Share Issuance at the annual meeting. These interests include:

•

A plan to enter into agreements with Zhone executive officers to compensate them for the successful consummation of the Merger, comprising compensation of $1,000,000 for James Norrod and $500,000 for Kirk Misaka;

•	New employment agreements to be entered into with the executive officers of DASAN Zhone (including Messrs. Norrod and Misaka) at the time of the Merger;

•	A new non-employee director compensation program for the non-employee directors of DASAN Zhone following the Merger; and

•	A plan to accelerate the unvested equity awards held by the Zhone directors who will be resigning in connection with the Merger.

See also “– Board and Management of DASAN Zhone Following the Merger” below.

Board and Management of DASAN Zhone Following the Merger (page 64)

The Merger Agreement contains certain provisions relating to the governance of DASAN Zhone following completion of the Merger, which reflect the merger of equals structure of the proposed transaction. In connection with the Merger, DASAN Zhone will adopt amended and restated bylaws in the form included as Annex B to this proxy statement to implement certain governance matters for a two-year period following the completion of the Merger, which we refer to as the DASAN Zhone Bylaws.

Under the Merger Agreement and the DASAN Zhone Bylaws, for a period of two years from the consummation of the Merger, the Board of Directors of DASAN Zhone will have seven members, consisting of four directors appointed by DASAN and three directors appointed by Zhone. DASAN has informed us that it intends to designate Min Woo Nam, Il Yung Kim, Seong Gyun Kim and Sung-Bin Park as its appointees to the DASAN Zhone Board of Directors upon the consummation of the Merger. Mr. Nam is currently the Chief Executive Officer and Chairman of the Board of DASAN. Mr. Il Yung Kim is currently a consultant of DASAN and will serve as the Co-Chief Executive Officer of DASAN Zhone following the consummation of the Merger as described below. Mr. Seong Gyun Kim is the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ. Mr. Park is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), and is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-based start-ups) and Spark and Associates (a consulting firm providing big data analytics services). We anticipate that the Zhone designees to the Board of Directors of DASAN Zhone will be existing directors James Norrod, Michael Connors and C. Richard Kramlich.

Under the Merger Agreement, DASAN Zhone is required to appoint two Co-Chief Executive Officers, consisting of James Norrod (Zhone’s current Chief Executive Officer) and Il Yung Kim (who has been designated by DASAN) upon the consummation of the Merger. Under the DASAN Zhone Bylaws, for a period of one year from the consummation of the Merger, neither Mr. Norrod nor Mr. Kim may be removed from the office of Co-Chief Executive Officer of DASAN Zhone without the affirmative vote of at least two-thirds of the non-executive directors of the Board of Directors. Kirk Misaka (Zhone’s current Chief Financial Officer) will serve as the Chief Financial Officer of DASAN Zhone and Eric Presworsky (Zhone’s current Vice President, Chief Technology Officer) will serve as the Vice President, Chief Technology Officer of DASAN Zhone.

Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals (page 74)

Under the terms of the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., Pacific time, on May 26, 2016, Zhone and its representatives (as defined in the Merger Agreement) were permitted to initiate, solicit and encourage acquisition proposals (as defined in the section entitled “The Merger Agreement—Go Shop Period; Restriction on Solicitation of Acquisition Proposals”) from third parties and provide non-public information to and participate in discussions and engage in negotiations with third parties with respect to acquisition proposals, subject to the terms of the Merger Agreement.

From and after May 27, 2016, which we refer to as the no-shop start date, Zhone has agreed not to solicit or enter into an agreement regarding an acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any acquisition proposal. However, Zhone may, prior to obtaining stockholder approval with respect to the Share Issuance, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal that was not solicited after the no-shop start date if Zhone’s Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined in the section entitled “The Merger Agreement—Go Shop Period; Restriction on Solicitation of Acquisition Proposals”) and where the Zhone Board of Directors reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the Merger Agreement if our Board of Directors of directors approves, and concurrently with the termination of the Merger Agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (it being understood that such termination will not be effective and we will not enter into any such agreement unless we pay a $2.5 million termination fee to DASAN (as described below) concurrently with such termination).

Conditions to the Merger (page 76)

Completion of the Merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the Share Issuance must have been approved by the requisite majority of Zhone stockholders;

•

no governmental entity, court of competent jurisdiction or arbitrator must have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case, which is then in effect and prevents or prohibits consummation of the Merger or any other transactions contemplated by the Merger Agreement;

•

any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which we refer to as the HSR Act, and the antitrust or competition laws of any other applicable jurisdiction must have expired or been terminated;

•	the shares of DASAN Zhone common stock, including the shares of Zhone common stock issuable to DASAN in connection with the Merger, must have been approved for listing on Nasdaq;

•

any review, investigation or other proceeding by the Committee on Foreign Investment in the United States, which we refer to as CFIUS, must have been favorably concluded (which condition was satisfied in June 2016);

•

Zhone’s and Merger Sub’s and DASAN’s and DNS’ respective representations and warranties in the Merger Agreement must be true and correct in the manner described under the section entitled “The Merger Agreement—Conditions to the Merger”;

•

Zhone and Merger Sub and DASAN and DNS must have performed or complied, in all material respects, with their respective agreements and covenants required by the Merger Agreement to be performed or complied with on or prior to the Effective Time;

•	Zhone must have obtained certain consents, approvals and authorizations of third parties;

•	Zhone, DASAN and the escrow agent must have executed and delivered the Escrow Agreement;

•	DASAN and certain officers, directors and stockholders of Zhone must have executed and delivered the Lock-Up Agreement;

•	Zhone and DASAN must have executed and delivered certain other ancillary agreements, including the Stockholder Agreement, the Registration Rights Agreement and the Loan Agreement;

•	Dasan Network Solutions, Inc. (Korea), a wholly owned subsidiary of DNS which we refer to as DNS Korea, must have net cash on hand of not less than 13 Billion Won; and

•

from the date of the Merger Agreement through the Effective Time, there must not have occurred any change, effect or circumstance that has had or would reasonably be expected to have a material adverse effect on either DNS or Zhone.

Termination of the Merger Agreement (page 78)

Zhone and DASAN may mutually agree to terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Share Issuance.

Termination by either Zhone or DASAN (page 78)

In addition, Zhone, on the one hand, or DASAN, on the other hand, may terminate the Merger Agreement by written notice to the other at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

the Merger shall not have been consummated by December 31, 2016, provided that such right to terminate the Merger Agreement shall not be available to Zhone if Zhone or Merger Sub, or to DASAN, if DASAN or DNS, as applicable, has breached in any material respect its obligations under the Merger Agreement in any manner that has caused or resulted in the failure to consummate the Merger on or before December 31, 2016;

•

any governmental entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action has become final and non-appealable; or

•

the requisite vote of Zhone stockholders to approve Share Issuance has not been obtained at the duly held stockholders’ meeting or any adjournment or postponement thereof, provided that such right to terminate the Merger Agreement is not available to Zhone if the failure to obtain the requisite vote of Zhone stockholders shall have been caused by the action or failure to act of Zhone and such action or failure to act constitutes a material breach by Zhone of the Merger Agreement.

Termination by Zhone (page 78)

Zhone may also terminate the Merger Agreement by written notice to DASAN at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

Zhone has received a superior proposal and the Zhone Board of Directors reasonably determines in good faith, after consultation with outside legal counsel, that it is necessary to terminate the Merger Agreement and enter into an agreement to effect such superior proposal in order to comply with its fiduciary duties under applicable law, provided that Zhone may not so terminate the Merger Agreement unless (1) it has first compiled with all restrictions described under the heading “The Merger Agreement—Go Shop Period; Restrictions on Solicitation of Acquisition Proposals,” (2) five business days have elapsed following delivery to DNS of a written notice of such determination and during such period, Zhone has negotiated in good faith with DASAN and DASAN has not submitted a binding offer that the Zhone Board of Directors has determined in its good faith judgment to be at least as favorable to Zhone stockholders as such superior proposal and (3) prior to such termination, Zhone shall have paid the termination fee to DASAN (as described under “The Merger Agreement—Termination Fees and Expenses” below); or

•

DASAN or DNS shall have breached any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing conditions relating to DASAN and DNS’ representations, warranties, covenants or agreements would not be satisfied and that such breach is not cured within 20 days (or prior to December 31, 2016, if sooner), provided that neither Zhone nor Merger Sub is in material breach of its obligations or its representations and warranties under the Merger Agreement and that Zhone shall provide written notice to DASAN at least 20 days prior to such termination stating the intention to terminate and the basis for such termination.

Termination by DASAN (page 79)

DASAN may also terminate the Merger Agreement by written notice to Zhone at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

Zhone or Merger Sub shall have breached any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing conditions relating to Zhone’s and Merger Sub’s representations, warranties, covenants or agreements would not be satisfied and that such breach is not cured within 20 days (or prior to December 31, 2016, if sooner), provided that neither DASAN nor DNS is in material breach of its obligations or its representations and warranties under the Merger Agreement and that DASAN shall provide written notice to Zhone at least 20 days prior to such termination stating the intention to terminate and the basis for such termination;

•

Zhone’s Board of Directors shall have (1) approved or recommended to its stockholders, or resolved to approve or recommend to its stockholders, or (2) entered into, or resolved to enter into, any agreement with respect to, an acquisition proposal other than that contemplated by the Merger Agreement; or

•

Zhone’s Board of Directors fails to recommend approval of the Share Issuance, or has withdrawn, or adversely modified or changed, or resolved to withdraw or adversely modify or change such recommendation.

Termination Fees and Expenses (page 79)

Payment of Expenses (page 79)

The Merger Agreement provides that upon termination of the Merger Agreement:

•

by DASAN, pursuant to the provision described in the first bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by DASAN,” Zhone is required to reimburse DASAN an amount equal to DASAN’s reasonable out-of-pocket expenses incurred relating to the Merger and the Merger Agreement, in an amount up to $5.0 million; and

•

by Zhone pursuant to the provision described in the second bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by Zhone,” DASAN is required to reimburse Zhone an amount equal to Zhone’s reasonable out-of-pocket expenses incurred relating to the Merger and the Merger Agreement, in an amount up to $5.0 million.

Termination Fee Payable by Zhone (page 79)

Zhone has agreed to pay DASAN a termination fee of $2.5 million, which we refer to as the Termination Fee, if:

•

DASAN terminates the Merger Agreement pursuant to the provision described in the second bullet or the third bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by DASAN”;

•	Zhone terminates the Merger Agreement pursuant to the provision described in the first bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by Zhone”; or

•

both of the following requirements are satisfied: (1) either Zhone or DASAN terminates the Merger Agreement pursuant to the provisions described in the first bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by either Zhone or DASAN” and (2)(i) at any time following the date of the Merger Agreement and prior to the termination of the Merger Agreement, an acquisition proposal for Zhone has been publicly made, proposed or communicated and not withdrawn and (ii) within 12 months following the termination of the Merger Agreement, Zhone consummates such acquisition proposal.

Escrow, Indemnification and Remedies (page 80)

The representations and warranties of the parties to the Merger Agreement will survive the consummation of the Merger for a period of two years following the Effective Time. During such period, each of Zhone and DASAN has agreed to indemnify the other party for breaches of representations, warranties, covenants and agreements by the indemnifying party, subject to certain exceptions and exclusions. A portion equal to approximately 10% of the total number of shares of Zhone common stock to be issued to DASAN pursuant to the Merger Agreement will be placed into escrow for a period of two years to provide the sole source of indemnification for any post-closing indemnification claims against DASAN. If DASAN is entitled to any post-closing indemnification payments as a result of successful claims against Zhone, such payments will be satisfied solely by payment in cash in U.S. dollars by Zhone.

At the Effective Time, the Board of Directors shall form a three-member standing committee composed of the members of the Board of Directors designated by Zhone pursuant to the Merger Agreement, which we refer to as the Special Committee. The Special Committee shall be responsible, among other matters, for the evaluation of potential claims for losses and indemnification rights under the Merger Agreement and the exercise or waiver of any of Zhone’s rights, benefits or remedies under the Merger Agreement. After the Effective Time, the Merger Agreement requires DASAN to deal exclusively with the Special Committee on all indemnification matters under the Merger Agreement.

Regulatory Clearances and Other Approvals (page 65)

The Merger is conditioned upon any applicable waiting period under the HSR Act and the antitrust or competition laws of any other applicable jurisdiction having expired or been terminated. As of the time of filing this proxy statement, Zhone and DASAN have determined that no such filings are required under the HSR Act or the antitrust or competition laws of any other applicable jurisdiction.

The Merger Agreement also provides for the parties to file a joint voluntary notice with CFIUS, pursuant to Section 721 of the Defense Production Act of 1950, as amended, which we refer to as the DPA, and associated implementing regulations at 31 CFR Part 800, et seq. Under the terms of the Merger Agreement, completion of the Merger is subject to the condition that any review or investigation by CFIUS shall have been concluded and that either (i) the parties shall have received written notice that a determination by CFIUS has been made that there are no issues of national security of the United States sufficient to warrant further review or investigation pursuant to Section 721 of the DPA to suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement or (ii) the President of the United States shall not have acted pursuant to Section 721 of the DPA to suspend or prohibit the consummation of the Merger, and the applicable time period for the President to take such action shall have expired. Zhone and DASAN filed the joint voluntary notice with CFIUS on May 16, 2016, and received written notice from CFIUS on June 22, 2016 regarding the favorable conclusion of its review.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the Merger Agreement or that any such approvals would not be conditioned upon mitigation actions unacceptable to the parties, or that a regulatory challenge to the Merger will not be made.

Federal Securities Law Consequences; Resale Restrictions (page 66)

The shares of Zhone common stock to be issued in connection with the Merger to DASAN will be “restricted securities.” Those shares of Zhone common stock will not be registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act, upon issuance and will not be freely transferable. DASAN may not sell its shares of Zhone common stock acquired in connection with the Merger unless the shares are registered under the Securities Act or an exemption is available under the Securities Act. In connection with the Merger, as described in the “Ancillary Agreements—Registration Rights Agreement,” DASAN Zhone will enter into a Registration Rights Agreement with DASAN at the closing of the Merger pursuant to which it may be obligated to register the shares of DASAN Zhone common stock issued to DASAN in the Merger.

No Dissenters’ or Appraisal Rights (page 67)

No Zhone stockholder will be entitled to any dissenters’ or appraisal rights in connection with the Merger. Because Zhone is not a constituent corporation in the Merger, Zhone stockholders will continue to hold their shares of Zhone common stock following the Merger.

Accounting Treatment of the Transaction (page 67)

Although the parties have structured the transaction as a merger of equals, GAAP requires that one party to the transaction be identified as the acquirer. Based on a number of factors viewed as of the date of this proxy statement, including the relative voting rights of DASAN and legacy Zhone stockholders in DASAN Zhone anticipated to exist upon the completion of the Merger, the transaction is expected to be accounted for as a business combination, with DASAN as the accounting acquirer and Zhone as the accounting acquiree.

Ancillary Agreements (page 81)

Voting Agreement (page 81)

In connection with the entry into the Merger Agreement, and as an inducement to DASAN’s and DNS’ willingness to enter into the Merger Agreement, on April 11, 2016, the directors and executive officers of Zhone and certain stockholders of Zhone entered into a Voting Agreement with DASAN, which we refer to as the Voting Agreement, pursuant to which such persons and stockholders have agreed, on the terms set forth therein, to vote their shares of Zhone common stock in favor of the Share Issuance and against any acquisition or any proposal relating to an acquisition proposal, and to certain other matters.

Loan Agreement (page 81)

As a condition to the Merger, DASAN has agreed to enter into a Loan Agreement with DASAN Zhone at the closing of the Merger, pursuant to which DASAN will provide DASAN Zhone with a $5.0 million subordinated term loan facility. Under the Loan Agreement, DASAN Zhone will be permitted to request drawdowns of one or more term loans in an aggregate principal amount not to exceed $5.0 million. Such term loans will mature on the fifth anniversary of the initial funding date, will be pre-payable at any time without premium or penalty, and will bear interest at a rate to be specified (which will be no less favorable to DASAN Zhone than the interest rate charged by DASAN for its intercompany loans). The Loan Agreement will also contain customary covenants and events of default.

Lock-Up Agreement (page 81)

As a condition to the Merger, DASAN, each of the existing directors and executive officers of Zhone, each of the directors and executive officers of DASAN Zhone appointed at the closing, and certain existing significant stockholders of Zhone will enter into a Lock-Up Agreement, pursuant to which such persons and stockholders will agree not to offer, sell or otherwise dispose of any shares of DASAN Zhone common stock, or any options or warrants to purchase DASAN Zhone common stock, for a period of 180 days from the Effective Time (or for a period of 90 days from the Effective Time, in respect of certain existing significant stockholders of Zhone), subject to customary exceptions.

Registration Rights Agreement (page 81)

As a condition to the Merger, Zhone has agreed to enter into a Registration Rights Agreement with DASAN at the closing of the Merger, which will provide DASAN with the right to demand that DASAN Zhone register the shares of DASAN Zhone common stock issued to DASAN in the Merger and will also provide DASAN with piggyback registration rights for such shares of Zhone common stock.

Stockholder Agreement (page 82)

As a condition to the Merger, DASAN has agreed to enter into a Stockholder Agreement with DASAN Zhone, pursuant to which DASAN has agreed, on the terms set forth therein, to vote its shares of DASAN Zhone common stock (1) in favor of the election of each person who is nominated by the Board of Directors (or a committee thereof) following the Effective Time for election to the Board of Directors in accordance with the DASAN Zhone Bylaws and (2) against the removal of any such director unless such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board of Directors. The term of the Stockholder Agreement will expire on the second anniversary of the Effective Time (provided that such voting obligations expire with respect to the election of the Zhone designated Co-Chief Executive Officer to the Board of Directors on the first anniversary of the Effective Time).

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

The following summary financial data is being provided to help you in your analysis of the financial aspects of the Merger. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Summary Historical Financial Information of Zhone

The following tables present a summary of Zhone’s selected historical financial data derived from its last five years of financial statements and from its unaudited financial statements for the three months ended March 31, 2016. The financial data for each of the years ended December 31, 2015, 2014 and 2013 is derived from Zhone’s audited consolidated financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated into this proxy statement by reference. The financial data for each of the fiscal years ended December 30, 2012 and December 31, 2011 is derived from Zhone’s audited consolidated financial statements for such years, which have not been incorporated by reference into this proxy statement. The financial data for Zhone as of and for the three months ended March 31, 2016 and 2015 is derived from Zhone’s unaudited condensed consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which is incorporated by reference into this proxy statement. The unaudited financial data presented has been prepared on a basis consistent with Zhone’s audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of Zhone’s management, such unaudited financial data reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

Historical results are not necessarily indicative of the results that may be expected for any future period or any future date. Because this information is only a summary and does not provide all of the information contained in Zhone’s financial statements, including the related notes, this selected historical financial data should be read in conjunction with Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015 and Zhone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. See the section entitled “Where You Can Find More Information” beginning on page 143.

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)
	(in thousands, except per share data)
Statement of Comprehensive Income (Loss) Data:
Net revenue	$20,599	$27,122	$100,756	$120,582	$122,248	$115,385	$124,502
Cost of revenue(1)	12,348	16,951	61,989	78,748	76,116	79,101	80,541

Gross profit	8,251	10,171	38,767	41,834	46,132	36,284	43,961

Operating expenses:
Research and product development(1)	3,558	4,050	15,449	17,340	15,326	18,542	21,380
Sales and marketing(1)	3,802	4,382	16,375	19,079	20,159	19,304	22,297
General and administrative(1)	4,253	2,277	8,691	9,409	6,199	7,157	7,784
Impairment of fixed assets	—	—	—	—	—	61	4,236

Total operating expenses	11,613	10,709	40,515	45,828	41,684	45,064	55,697

Operating income (loss)	(3,362)	(538)	(1,748)	(3,994)	4,448	(8,780)	(11,736)
Interest expense, net	(5)	(53)	(88)	(68)	(85)	(102)	(41)
Other income (expense), net	(36)	11	7	(1)	(7)	(9)	111

Income (loss) before income taxes	(3,403)	(580)	(1,829)	(4,063)	4,356	(8,891)	(11,666)
Income tax provision	29	22	188	68	42	124	60

Net income (loss)	$(3,432)	$(602)	$(2,017)	$(4,131)	$4,314	$(9,015)	$(11,726)

Other comprehensive loss	(35)	(89)	(321)	(100)	(151)	(21)	(40)

Comprehensive income (loss)	$(3,467)	$(691)	$(2,338)	$(4,231)	$4,163	$(9,036)	$(11,766)

Net income (loss) per share:
Basic net income (loss) per share	$(0.10)	$(0.02)	$(0.06)	$(0.13)	$0.14	$(0.29)	$(0.38)

Diluted net income (loss) per share	$(0.10)	$(0.02)	$(0.06)	$(0.13)	$0.13	$(0.29)	$(0.38)

Shares used in per-share calculation
Basic	33,841	32,605	32,941	32,380	31,429	31,010	30,671
Diluted	33,841	32,605	32,941	32,380	33,021	31,010	30,671
(1) Amounts include stock-based compensation cost as follows:
Cost of revenue	$1	$4	$7	$7	$—	$63	$61
Research and product development	13	13	53	11	2	297	244
Sales and marketing	26	25	105	29	2	250	350
General and administrative	2,496	131	966	739	420	704	1,015

	Three Months Ended March 31,	As of December 31,
	2016	2015	2014	2013	2012	2011
	(unaudited)	(audited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$9,330	$10,113	$11,528	$15,686	$11,119	$18,190
Working capital	33,481	34,243	34,904	39,291	34,868	43,027
Total assets	54,249	56,645	65,712	71,817	61,724	80,732
Stockholders’ equity	$33,255	$34,157	$34,343	$37,559	$31,940	$39,527

Summary Historical Financial Information of DNS

The following tables set forth summary historical financial data for DNS. The statement of comprehensive income (loss) data and balance sheet data as of and for the years ended December 31, 2015, 2014 and 2013 are derived from DNS’ audited consolidated financial statements included elsewhere in this proxy statement. The statement of comprehensive income (loss) data and balance sheet data as of and for the three months ended March 31, 2016 and 2015 are derived from unaudited condensed consolidated financial statements included elsewhere in this proxy. The statement of comprehensive income (loss) data and balance sheet data as of and the years ended December 31, 2012 and 2011 are derived from unaudited consolidated financial statements not included elsewhere in this proxy. The unaudited financial data presented has been prepared on a basis consistent with DNS’ audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of DNS’ management, such unaudited financial data reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The DNS historical results are not necessarily indicative of the results that may be expected for any future period or any future date. Because this information is only a summary and does not provide all of the information contained in DNS’ financial statements, including the related notes, this selected historical financial data should be read in conjunction with the audited consolidated financial statements of DNS and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DNS” included elsewhere in this proxy statement.

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)			(unaudited)
	(in thousands, except per share data)
Statement of Comprehensive Income (Loss) Data:
Net revenue	$25,793	$38,727	$140,025	$139,874	$118,210	$108,371	$116,358
Cost of revenue	20,716	28,972	103,386	98,552	77,257	64,691	76,623

Gross profit	5,077	9,755	36,639	41,322	40,953	43,680	39,735

Operating expenses:
Research and product development	4,679	5,784	21,331	22,805	18,774	18,019	16,861
Selling and administrative expenses	4,417	3,834	17,923	15,314	14,040	18,438	19,561

Total operating expenses	9,096	9,618	39,254	38,119	32,814	36,457	36,422

Operating income (loss)	(4,019)	137	(2,615)	3,203	8,139	7,223	3,313
Interest income (expense), net	(146)	(66)	(396)	(108)	(79)	791	(885)
Foreign exchange gain(loss), net	(624)	367	1,648	1,015	837	227	(208)
Gain (loss) on derivative transactions, net	806	(188)	(1,004)	(1,130)	(252)	(955)	—
Other income (expense), net	(97)	61	(365)	237	71	37	(348)

Income (loss) before income taxes	(4,080)	311	(2,732)	3,217	8,716	7,323	1,872
Income tax expense (benefit)	(627)	(77)	232	1,380	2,208	2	992

Net income (loss)	$(3,453)	$388	$(2,964)	$1,837	$6,508	$7,321	$880

Less: Net loss attributable to the non-controlling interests	6	—	—	—	—	—	—

Net income (loss) attributable to DASAN Network Solutions, Inc.	(3,459)	388	(2,964)	1,837	6,508	7,321	880

Other comprehensive income (loss) for the year, net of tax foreign currency translation adjustments	517	(238)	(2,800)	(1,997)	905	2,570	(454)

Comprehensive income (loss)	$(2,936)	$150	$(5,764)	$(160)	$7,413	$9,891	$426

Less: Comprehensive income attributable to the non-controlling interests	14	—	—	—	—	—	—

Comprehensive income (loss) attributable to DASAN Network Solutions Inc.	(2,950)	150	(5,764)	(160)	7,413	9,891	426

Net income (loss) per share:
Basic net income (loss) per share	$(0.01)	$0.00	$(0.01)	$0.01	$0.02	$0.02	$0.00

Diluted net income (loss) per share	$(0.01)	$0.00	$(0.01)	$0.01	$0.02	$0.02	$0.00

Shares used in per-share calculation
Basic	353,678	343,591	347,005	342,738	340,761	340,016	338,472
Diluted	353,678	343,591	347,005	342,738	340,761	340,016	338,472

	Three Months Ended March 31,	As of December 31,
	2016	2015	2014	2013	2012	2011
	(unaudited)	(audited)			(unaudited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$3,269	$10,015	$7,150	$24,719	$11,581	$45,244
Working capital	32,133	33,524	40,033	37,987	28,082	22,242
Total assets	96,688	83,591	103,279	88,384	62,135	86,257
Stockholders’ equity	$38,894	$41,830	$48,633	$47,124	$36,102	$32,940

Summary Unaudited Pro Forma Combined Financial Information

The following tables present summary unaudited pro forma combined financial information about Zhone’s consolidated statement of comprehensive income (loss) and balance sheet, and gives effect to the Merger. The information under “Statement of Comprehensive Income (Loss) Data” in the table below combines the three months ended March 31, 2016 for Zhone and DNS, and combines the fiscal year ended December 31, 2015 for Zhone and DNS, and gives effect to the Merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented. The information under “Balance Sheet Data” in the table below combines the historical consolidated balance sheet of Zhone and DNS as of March 31, 2016 and assumes the Merger had been consummated on March 31, 2016. This unaudited pro forma combined financial information was prepared using the business combination method of accounting with DASAN as the accounting acquirer and Zhone as the accounting acquiree. See “The Merger—Accounting Treatment of the Transaction” beginning on page 67.

The information presented below is derived from and should be read in conjunction with the historical consolidated financial statements of Zhone and the historical financial statements of DNS, including the related notes, appearing elsewhere or incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 143 and “Selected Historical Financial Information of DNS” beginning on page 132.

The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Merger. DASAN Zhone expects to incur significant costs associated with integrating the operations of Zhone and the DNS business. The summary unaudited pro forma combined financial information does not reflect the costs of any integration activities nor any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings, that may result from the Merger.

	Unaudited Pro Forma Combined
	Year Ended December 31, 2015	Three Months Ended March 31, 2016
	(in thousands, except per share data)
Statement of Comprehensive Loss Data:
Net revenue	$240,781	$46,392
Cost of revenue	165,375	33,064

Gross profit	75,406	13,328

Operating expenses:
Research and product development	36,780	8,237
Sales and marketing	16,375	3,802
Selling and administrative	26,614	8,670
Amortization and impairment of intangibles	3,168	792

Total operating expenses	82,937	21,501
Operating income loss	(7,531)	(8,173)
Interest expense, net	(484)	(151)
Foreign exchange gain (loss), net	1,648	(624)
Gain (loss) on derivative transactions, net	(1,004)	806
Other expense, net	(358)	(133)

Loss before income taxes	(7,729)	(8,275)
Income tax expense (benefit)	420	(598)

Net loss	$(8,149)	$(7,677)

Net loss attributable to the non-controlling interests	—	6
Other comprehensive income (loss)—foreign currency translation adjustments	(2,800)	517

Comprehensive loss	$(10,949)	$(7,160)

Basic and diluted net loss per share	$(0.10)	$(0.09)
Weighted average shares outstanding used to compute basic and diluted net loss per share	80,408	81,308

Unaudited Pro Forma Combined as of March 31, 2016
(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$13,933
Working capital	63,322
Total assets	162,063
Stockholders’ equity	80,983

Historical and Pro Forma Per Share Data

The following table summarizes unaudited per share data for Zhone and DNS (1) on a historical basis for the three months ended March 31, 2016 and the year ended December 31, 2015 and (2) on a pro forma combined basis. It has been assumed for purposes of the pro forma combined financial information provided below that the pro forma events occurred on January 1, 2015 for earnings (loss) per share purposes and on March 31, 2016 for book value per share purposes. The historical earnings (loss) per share information should be read in conjunction with the historical consolidated financial statements and notes thereto of Zhone incorporated by reference into this proxy statement and the other financial information contained herein. See “Where You Can Find More Information” on page 143. The unaudited pro forma combined earnings (loss) per share information is derived from, and should be read in conjunction with, the section entitled “Unaudited Pro Forma Combined Financial Information” and related notes included in this proxy statement beginning on page 135. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the pro forma events had occurred as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Historical		Pro Forma Combined
	Zhone	DNS
Basic loss per common share
Three months ended March 31, 2016	$(0.10)	$(0.01)	$(0.09)
Year ended December 31, 2015	(0.06)	(0.01)	(0.10)

Diluted loss per common share
Three months ended March 31, 2016	$(0.10)	$(0.01)	$(0.09)
Year ended December 31, 2015	(0.06)	(0.01)	(0.10)

Book value per common share
Three months ended March 31, 2016	$0.97	$0.11	$1.00
Year ended December 31, 2015	1.01	0.12	1.04

(1)	The historical book value per share of Zhone common stock and DNS common stock is computed by dividing common stockholders’ equity at period end by the number of shares of common stock outstanding at the period end. The pro forma book value per share of the combined company’s common stock is computed by dividing the pro forma common stockholders’ equity by the pro forma number of shares of common stock outstanding at the period end, assuming the merger had been completed on that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, which we refer to as the Exchange Act. These forward-looking statements include, among others, statements about the expected benefits of the Merger, the expected timing and completion of the Merger and the future business, operations, performance and opportunities of Zhone and DASAN Zhone. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, costs or other financial items; anticipated growth and trends in our or DNS’ business or key markets; future growth and revenues from our or DNS’ products; our ability to refinance or repay our existing indebtedness prior to the applicable maturity date; future economic conditions and performance; anticipated performance of products or services; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified under the heading “Risk Factors” on page 28 hereof, elsewhere in this proxy statement and our other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the ability of Zhone to obtain required stockholder or other approvals required to consummate the Merger;

•	the satisfaction or waiver of other conditions to closing the Merger Agreement;

•	unanticipated difficulties or expenditures relating to the Merger;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement;

•	the outcome of legal proceedings that may be instituted against us and others related to the Merger and the Merger Agreement;

•	the response of business partners and competitors to the announcement of the transaction;

•	potential difficulties in employee retention as a result of the announcement and pendency of the Merger;

•	projections of earnings, revenue, costs or other financial items;

•	anticipated growth and trends in Zhone’s business or key markets;

•	Zhone’s ability to refinance or repay its existing indebtedness prior to the applicable maturity date;

•	future economic conditions and performance;

•	anticipated performance of products or services;

•	plans, objectives and strategies for future operations;

•	the ability to generate sufficient revenue to achieve or sustain profitability;

•	the ability to raise additional capital to fund existing and future operations or to refinance or repay our existing indebtedness;

•	defects or other performance problems in our products;

•	the economic slowdown in the telecommunications industry that has restricted the ability of our customers to purchase our products;

•	commercial acceptance of our SLMS products in our core and FiberLAN businesses;

•	intense competition in the communications equipment market from large equipment companies as well as private companies with products that address the same networks needs as our products;

•	higher than anticipated expenses that we may incur; and

•	other characterizations of future events or forward-looking statements contained elsewhere in this proxy statement.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to revise or update any forward-looking statements for any reason. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and future filings.

RISK FACTORS

Set forth below and elsewhere in this proxy statement and in other documents we file with the SEC are risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements contained in this proxy statement.

Risks Relating to the Merger

The merger consideration payable under the Merger Agreement is fixed and will not be adjusted based on the performance of Zhone or DNS.

Under the Merger Agreement, all issued and outstanding shares of DNS capital stock will be canceled and converted into the right to receive, in the aggregate, that number of shares of Zhone common stock as is determined by dividing (i) the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time. Accordingly, following the Merger, DASAN will hold 58% of the outstanding shares of DASAN Zhone common stock and Zhone’s then-existing stockholders will retain 42% of such shares. This exchange ratio will not be adjusted for changes in the market price of Zhone common stock or in the economic performance of Zhone or DNS. If the economic performance of DNS relative to Zhone declines (or the economic performance of Zhone relative to DNS improves), the exchange ratio will not be adjusted to account for the effective increase in the value in the shares of Zhone common stock issued to DASAN in the Merger.

Zhone and DNS will be subject to business uncertainties and contractual restrictions, including the risk of litigation, while the Merger is pending that may cause disruption and may make it more difficult to maintain relationships with employees, suppliers or customers.

Uncertainty about the effect of the Merger on employees, suppliers and customers may have an adverse effect on Zhone and/or DNS, which uncertainties may impair our or DNS’ ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Zhone or DNS to seek to change existing business relationships with either of us.

Employee retention and recruitment may be challenging before the completion of the Merger, as employees and prospective employees may experience uncertainty about their future roles following the Merger. Key employees may depart or prospective key employees may fail to accept employment with us or DNS because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with DASAN Zhone following the Merger, any of which could have a material adverse effect on our business, financial condition and results of operations.

The pursuit of the Merger and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on our business, financial condition and results of operations.

In addition, the Merger Agreement restricts each company, without the other’s consent, from acting outside of the ordinary course of business until the Merger closes or the Merger Agreement terminates. These restrictions may prevent us from pursuing otherwise attractive business opportunities and making other changes to our business before completion of the Merger or termination of the Merger Agreement. See the section entitled “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 71.

Failure to complete the Merger could cause our stock price to decline or have a material adverse effect on our business.

The consummation of the Merger is subject to certain customary closing conditions, including, among others, receipt of regulatory approvals, authorization for listing of DASAN Zhone common stock on the Nasdaq

Capital Market following the Merger and approval by Zhone stockholders of the Share Issuance. Failure to complete the Merger for any reason may cause uncertainty or other negative consequences and could have a material adverse effect on our business, financial condition and results of operations. In addition, our stock price could decline if the market price of our common stock reflects positive market assumptions that the Merger will be consummated and the related benefits will be realized. We may also be subject to additional risks if the Merger is not completed, including:

•	depending on the reasons for termination of the Merger Agreement, being required to pay a termination fee of $2.5 million to DASAN as provided in the Merger Agreement;

•	having to pay certain costs relating to the Merger, such as legal, accounting, filing, financial advisor, financial printer and other fees and expenses; and

•	having had the focus of Zhone’s management on the Merger instead of pursuing other opportunities that could have been beneficial to Zhone.

The Merger Agreement contains provisions that may discourage other companies from trying to acquire us for greater merger consideration and may require us to pay a termination fee.

The Merger Agreement contains “no-shop” provisions that may discourage a third party from submitting a business combination proposal to us that might result in greater value to our stockholders than the Merger. These provisions include a general prohibition on us from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, from and after the “go-shop” period under the Merger Agreement. In addition, if the Merger Agreement is terminated under certain circumstances, we may be required to pay DASAN a termination fee of $2.5 million to DASAN.

If the Merger Agreement is terminated and our Board of Directors seeks another merger, business combination or strategic opportunity, we may not be able to negotiate or consummate a transaction with another party on terms comparable to, or better than, the terms of the Merger Agreement.

Zhone directors, executive officers and senior managers may have certain interest in the Merger that are different from, or in addition to or in conflict with, interests of Zhone stockholders. These interests may be perceived to have affected their decision to support or approve the Merger.

The interests of some of the directors, executive officers and senior managers of Zhone may be different from those of Zhone stockholders, and directors, executive officers and senior managers of Zhone may be participants in arrangements that are different from, or are in addition to, those of Zhone stockholders. These interests may present such directors, executive officers or senior managers with actual or potential conflicts of interest. In particular, we expect to enter into agreements with Zhone executive officers to compensate them for the successful consummation of the Merger, comprising compensation of $1,000,000 for James Norrod and $500,000 for Kirk Misaka, as well as new employment agreements with the executive officers of DASAN Zhone. We also expect that DASAN Zhone will adopt a new non-employee director compensation program for the non-employee directors of DASAN Zhone following the Merger. In addition, the Merger Agreement contains certain provisions relating to the governance of DASAN Zhone following completion of the Merger, which reflect the merger of equals structure of the proposed transaction. In particular, the Merger Agreement provides that, upon the consummation of the Merger, Mr. Norrod will be appointed as Co-Chief Executive Officer of DASAN Zhone and three designees of Zhone will be appointed as members of the Board of Directors of DASAN Zhone (which we anticipate will be existing directors James Norrod, Michael Connors and C. Richard Kramlich). For a more detailed description of these interests, see “The Merger—Interests of Our Directors, Executive Officers and Senior Managers in the Merger” and “The Merger—Board and Management of DASAN Zhone Following the Merger” beginning on page 61 and page 64, respectively.

We have incurred and will continue to incur substantial transaction-related costs in connection with the Merger.

We have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs associated with the Merger, including fees paid to legal, financial and accounting advisors, filing fees and printing costs. These fees and costs have been, and will continue to be, substantial. Additional unanticipated costs may be incurred in the integration of the businesses of the DNS and Zhone. These costs may be higher than expected and could have a material adverse effect on our business, financial condition and results of operations. Further, if the Merger is not completed, we would have to recognize these expenses without realizing the expected benefits of the Merger.

Risks Relating to DASAN Zhone Following the Merger

We may not realize the anticipated synergies, growth opportunities and other financial and operating benefits from the Merger.

We expect to realize cost synergies, growth opportunities and other financial and operating benefits as a result of the Merger. Our success in realizing these cost synergies, growth opportunities and other financial and operating benefits, and the timing of this realization, will depend on the successful integration of our and DNS’ business operations. Even if we are able to integrate our respective businesses successfully, we cannot predict with certainty if or when these cost synergies, growth opportunities and benefits will occur, or the extent to which they actually will be achieved. For example, the benefits from the Merger may be offset by costs incurred in integrating the two businesses. Realization of any benefits and cost synergies could be affected by factors beyond our control, including general economic conditions, increased operating costs, the response of competitors and regulatory developments. Moreover, the Merger is subject to a number of conditions beyond our control that may prevent, delay or otherwise materially adversely affect the completion of the Merger. We cannot predict whether and when these conditions will be satisfied. Any delay in completing the Merger could cause us not to realize some or all of the synergies, growth opportunities and other financial and operating benefits that we expect to achieve if the Merger is successfully completed within the expected time frame.

The integration of Zhone and DNS may not be completed successfully, cost-effectively or on a timely basis.

After completing the Merger, we will have significantly more assets and employees to manage than we did prior to the acquisition. The integration process will require us to significantly expand the scope of our operations and financial systems. Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of Zhone and DNS. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include, among others:

•	the diversion of management’s attention from day-to-day operations;

•	the management of a significantly larger company than before completion of the acquisition;

•	the assimilation of DNS employees and the integration of the two business cultures;

•	challenges in attracting and retaining key personnel;

•	the integration of information, accounting, finance, sales, billing, payroll and regulatory compliance systems;

•	challenges in keeping existing customers and obtaining new customers; and

•	challenges in combining product offerings and sales and marketing activities.

There is no assurance that we will successfully or cost-effectively integrate DNS’ operations with our own. The costs of achieving systems integration may substantially exceed our current estimates. As DASAN is the accounting acquirer and Zhone is the accounting acquiree, the acquisition accounting will be applied to Zhone and the historical financial statements of the combined company for periods prior to the completion of this transaction will be that of DNS. As a non-public company, DNS does not currently have to comply with the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, for internal control over financial reporting and other procedures. Accordingly, neither DNS nor its independent auditors have undertaken a formal assessment or audit of DNS’ internal control over financial reporting. However, in connection with the preparation and external audit of DNS’ consolidated financial statements as of and for the three years ended December 31, 2015 and the preparation and review of DNS’ unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016, DNS’ and its independent auditors noted two material weaknesses in DNS’ internal control over financial reporting. The material weaknesses that were identified were (a) lack of resources that are knowledgeable about U.S. GAAP and SEC reporting matters to allow the company to prepare the required filings on an accurate and timely basis as a U.S. domestic registrant, and (b) lack of knowledge and experience in preparing financial statements under U.S. GAAP and that comply with SEC reporting matters on a timely and accurate basis as a U.S. domestic registrant. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DNS—Internal Control Over Financial Reporting”. Bringing the legacy systems for the DNS business into compliance with requirements under the Sarbanes-Oxley Act may cause us to incur substantial additional expense. If we are unable to implement and maintain an effective system of internal controls following the Merger, the existence of one or more internal control deficiencies could result in errors in our financial statements, and substantial costs and resources may be required to rectify internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly, we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be materially harmed. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the Merger. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and its results of operations and financial condition may be harmed.

The pro forma combined financial information included in this proxy statement is presented for illustrative purposes only and may not be an indication of DASAN Zhone’s financial condition or results of operations after the Merger.

The pro forma combined financial information contained in this proxy statement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of DASAN Zhone’s future financial condition or results of operations resulting from the Merger for several reasons. See the sections entitled “Selected Historical Financial Information of DNS” and “Unaudited Pro Forma Combined Financial Information,” beginning on pages 132 and 135, respectively. The actual financial condition and results of operations of DASAN Zhone following the Merger may not be consistent with, or evident from, this pro forma combined financial information. In addition, the assumptions used in preparing the pro forma combined financial information may not prove to be accurate, and other factors may affect DASAN Zhone’s financial condition or results of operations following the Merger. In addition, our stock price may suffer a significant decline in the event of any decline in DASAN Zhone’s business, financial condition or results of operations.

Our success largely depends on our ability to retain and recruit key personnel, and any failure to do so would harm our ability to meet key objectives.

Our future success depends upon the continued services of our executive officers and our ability to identify, attract and retain highly skilled technical, accounting, managerial, sales and marketing personnel who have critical industry experience and relationships that we rely on to build our business. The loss of the services of any of our key employees, including our executive officers following the Merger, could delay the development and production of our products and negatively impact our ability to maintain customer relationships, which would harm our business, financial condition and results of operations. Moreover, our inability to attract and retain sufficient qualified accounting personnel with expertise in GAAP may adversely affect our ability to maintain an effective system of internal controls following the Merger or our ability to produce reliable financial reports, which may materially and adversely affect our business.

As a result of the Merger, existing Zhone stockholder ownership will be diluted from 100% of Zhone to less than a majority of DASAN Zhone.

Zhone stockholders immediately prior to the Merger will, in the aggregate, own a significantly smaller percentage of DASAN Zhone after the Merger’s completion. Following completion of the Merger, Zhone stockholders immediately prior to the Merger collectively will own approximately 42% of the issued and outstanding shares of DASAN Zhone common stock. Consequently, Zhone stockholders immediately after the Merger, collectively, will be able to exercise less influence over the management and policies of DASAN Zhone than they could exercise over the management and policies of Zhone immediately prior to the Merger. Moreover, as a result of the Merger, DASAN will own approximately 58% of the issued and outstanding shares of DASAN Zhone common stock and accordingly will be able to exercise significant control over the business and affairs of DASAN Zhone following the Merger.

As shares of our common stock issued in connection with the Merger become eligible for resale, the sale of those shares could adversely impact our stock price.

All of the shares of Zhone common stock issued to DASAN in connection with the Merger will be restricted securities, subject to trading restrictions unless and until such time as they are registered or an exemption from registration is available. In connection with the Merger, as described in the section entitled “Ancillary Agreements—Registration Rights Agreement” on page 81, DASAN Zhone will enter into a Registration Rights Agreement with DASAN at the closing of the Merger pursuant to which it may be obligated to register the shares of DASAN Zhone common stock issued to DASAN in the Merger. In the event that DASAN exercises its registration rights with respect to a substantial number of shares of our common stock, such shares would become eligible for resale upon registration. Our stock price may suffer a significant decline as a result of any sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

Risks Relating to Zhone’s Business

You should read and consider risk factors specific to Zhone’s businesses that will also affect DASAN Zhone after the completion of the Merger. These risks are described in Part I, Item 1A of Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and future filings, and in other documents that are incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 143.

VOTING RIGHTS AND PROCEDURES

Record Date and Shares Entitled to Vote

Only stockholders of record at the close of business on the record date, July 25, 2016, will be entitled to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 34,371,266 shares of Zhone common stock outstanding and entitled to vote at the annual meeting.

Stockholder of Record: Shares Registered in Your Name

If on July 25, 2016 your shares were registered directly in your name with Zhone’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we request that you fill out and return the enclosed proxy card or vote by proxy on the Internet or over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on July 25, 2016 your shares were registered not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by the organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a “legal proxy” from your broker or other agent authorizing you to vote your shares in person.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. In the election of directors, the two nominees who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of a majority of the votes cast at the annual meeting.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.

Voting Procedures

Your vote is important. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card, vote by proxy on the Internet, or by proxy over the telephone as soon as possible to ensure that your vote is recorded promptly. Voting by proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to www.envisionreports.com/ZHNE to complete an electronic proxy card. Follow the steps outlined on the secured website.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 10:00 a.m. Pacific Time on September 8, 2016 to be counted.

If you return a signed proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” each of the proposals specified in this proxy statement. If any other matters are properly presented for voting at the annual meeting, or any adjournments or postponements of the annual meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in their discretion. We have not received notice of other matters that may properly be presented for voting at the annual meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Zhone. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions.

Under the rules that govern how brokers may vote shares held in street name, brokers do not have the discretion to vote your shares on any non-routine matters, which include the approval of the Share Issuance, the election of directors, actions on stock plans and actions on executive compensation. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote on these matters can be counted.

Revocation

You may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to Zhone’s Corporate Secretary at 7195 Oakport Street, Oakland, California 94621, or (3) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Proxy Solicitation Costs

Pursuant to the terms of the Merger Agreement, Zhone and DNS will each bear 50% of the cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Zhone does not currently intend to retain any proxy solicitation firm to assist in soliciting proxies.

Admission to the Annual Meeting

Only Zhone stockholders, as of the close of business on July 25, 2016, and other persons holding valid proxies for the annual meeting are entitled to attend the annual meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of , 2016. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will be held at our principal executive offices, located at 7195 Oakport Street, Oakland, California 94621. For directions, please call (510)  777-7000.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 8, 2016

Electronic copies of our proxy statement and our annual report are available at the Investor Relations section of our website at www.zhone.com.

Adjournments

Although it is not currently expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the annual meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the Share Issuance will not be approved at the annual meeting when convened on September 8, 2016, or when reconvened following any adjournment. Any adjournments may be made for up to than 30 days without notice (other than by an announcement at the annual meeting) by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournment, whether or not a quorum exists.

Stockholders Sharing the Same Address

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of Internet availability of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of Internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of Internet availability of proxy materials for stockholders sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or any notice of Internet availability of proxy materials without charge by sending a written request to Zhone Technologies, Inc., Attention: Investor Relations, 7195 Oakport Street, Oakland,

California 94621, or by calling us at (510) 777-7013. We will promptly send additional copies of the annual report or proxy statement or any notice of Internet availability of proxy materials upon receipt of such request. Stockholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of Internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to stockholders with shares registered directly in their name.

Recommendation of the Board of Directors

The Zhone Board of Directors unanimously recommends that you vote “FOR” the Share Issuance in connection with the Merger (Proposal 1), “FOR” the approval of the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger (Proposal 2), “FOR” the election of the director nominees (Proposal 3), “FOR” the ratification of the appointment of KPMG LLP as Zhone’s independent registered public accounting firm (Proposal 4) and “FOR” the approval of any adjournment or postponement of the annual meeting (Proposal 5).

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT YOUR

PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY

FOLLOWING THE ENCLOSED INSTRUCTIONS.

THE MERGER

At the annual meeting, our stockholders will be asked to consider and vote upon a proposal to approve the Share Issuance in the Merger. Set forth below in this section, and in the section entitled “Merger Agreement” beginning on page 68, is a discussion of the proposed transaction, including a description of the terms and conditions of the Merger Agreement. This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

General Description of the Merger

On April 11, 2016, Zhone entered into the Merger Agreement with DASAN, DNS and Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions set forth therein, Zhone has agreed to acquire DNS from DASAN through the Merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, in exchange for shares of Zhone common stock to be issued to DASAN.

Pursuant to the terms and conditions in the Merger Agreement, at the Effective Time, all of the shares of capital stock of DNS that are issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive, in the aggregate, that number of validly issued, fully paid and nonassessable shares of Zhone common stock as is determined by dividing (i) the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of DASAN Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares.

The Merger will become effective upon the filing of an agreement of merger with respect to the Merger with the Secretary of State of the State of California, together with the officer’s certificate required by the CGCL, or on such other date and time as may be agreed to by us and DASAN. We use the term Effective Time in this proxy statement to refer to the time the Merger becomes effective.

In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” and we expect that shares of Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger. Following the Merger, the corporate headquarters and related corporate functions for DASAN Zhone will continue to be located in the United States at Zhone’s existing headquarters in Oakland, California.

Parties to the Merger

Zhone Technologies, Inc.

7195 Oakport Street

Oakland, California 94621

(510) 777-7000

Zhone Technologies, Inc., was incorporated in Delaware in June 1999. Zhone designs, develops and manufactures communications network equipment for enterprises and telecommunications operators worldwide. Zhone’s products enable both enterprises and network service providers to deliver high speed fiber access, while transporting voice, video and data to the end user. Zhone’s products include both legacy solutions and next-generation solutions based on a Single Line Multi-Service (SLMS) architecture.

Dragon Acquisition Corporation

7195 Oakport Street

Oakland, California 94621

(510) 777-7000

Dragon Acquisition Corporation, is a California corporation and wholly owned subsidiary of Zhone. Merger Sub was formed solely for purposes of facilitating Zhone’s acquisition of DNS and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into DNS, and DNS will continue as the surviving corporation.

DASAN Networks, Inc.

Dasan Tower, 49 Daewangpangyo-ro 644beon-gil, Bundang-gu, Seongnam-si

Gyeonggi-do, Korea

DASAN Networks, Inc., which we refer to as DASAN, is a publicly traded company organized under the laws of the Republic of Korea. DASAN is a global network solutions provider that develops and manufactures network equipment for fixed and mobile broadband services.

Dasan Network Solutions, Inc.

5000 Research Court, Suite #700

Suwanee, Georgia 30024

Dasan Network Solutions, Inc., which we refer to as DNS, is a wholly owned subsidiary of DASAN incorporated under the laws of California. DNS focuses on the provision of services to telecommunications network operators in the United States.

Background of the Merger

Our Board of Directors and management continually review and assess our long-term strategy, prospects, available strategic opportunities and objectives in light of our business and financial condition, prevailing macroeconomic trends and developments in the markets in which we operate. In the course of reviewing our long-term strategy, prospects and objectives, we have considered, and discussed with investment bankers covering our industry, various potential strategic alternatives with the goal of maximizing stockholder value, including potential sale and business combination transactions. In addition, over the past few years, representatives of Zhone have held discussions with representatives of numerous other companies and financial sponsors in our industry regarding potential strategic transactions.

In 2013, our Board of Directors and management recognized that we faced significant challenges as a standalone public company, in particular relating to the significant losses we had incurred, our lack of liquidity, our inability to obtain sufficient capital to fund operations, and the difficulties faced by our business in light of pricing pressure, the appreciation in the U.S. dollar, increasing competition and declining revenues. As a result, commencing in late 2013, Zhone increased its efforts to identify opportunities for potential strategic transactions. As part of that effort, Zhone contacted various financial advisors having experience in the industry and having established relationships with potential partners or acquirors, including M.M. Dillon & Co. (which we refer to as Dillon), Bowen Advisors, Stifel, Nicolaus & Company (which we refer to as Stifel) and Cowen and Company, LLC (which we refer to as Cowen). Zhone purposely decided to work with multiple financial advisors to expand the coverage of potential parties that may have interest in a strategic relationship with Zhone.

In July 2014, our Board of Directors also appointed James Norrod to succeed Morteza Ejabat as our Chief Executive Officer and directed Mr. Norrod to focus on identifying and evaluating potential strategic transactions for Zhone. During the 15 years prior to joining Zhone, Mr. Norrod had helped manage and find strategic buyers for six companies. Accordingly, at the request of our Board of Directors, since becoming Zhone’s Chief Executive Officer Mr. Norrod has focused a substantial amount of his time on finding and evaluating potential candidates for strategic transactions with Zhone.

These various initiatives have resulted in substantive discussions regarding potential strategic transactions with eight potential parties, including DASAN. However, no transactions resulted from those discussions other than the proposed transaction with DASAN. The following is a brief summary of our discussions with each of these eight parties.

Discussions with Party A, a foreign public company and potential strategic buyer, began in November 2013, when Zhone authorized Dillon to set up an introductory call with Party A. On November 15, 2013, Mr. Ejabat, then Zhone’s Chief Executive Officer, attended a call with Party A’s chief executive officer to discuss a potential strategic transaction. After consideration, however, Party A declined to pursue a strategic transaction at that time. No further discussions occurred between Zhone and Party A until August 7, 2015, when Mr. Norrod contacted Party A’s chief executive officer to propose a call to discuss recent developments at Zhone and potential strategic opportunities. In parallel, Nancy Pierce, then a member of Zhone’s Board of Directors, requested Bowen Advisors to arrange a meeting between Zhone and Party A. On August 24, 2015, the chief executive officer of Party A met with Mr. Ejabat, Mr. Norrod and Ms. Pierce near San Francisco Airport to discuss a potential business combination transaction. On September 9, 2015, Zhone and Party A executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement did not contain any “standstill” provisions that would prevent Party A from making a proposal with respect to an acquisition or other business combination transaction with respect to Zhone). On September 16, 2015, Zhone and Bowen Advisors also executed a mutual confidentiality agreement. During the period from September through November 2015, Zhone provided Party A with due diligence information and Party A conducted a due diligence investigation of our company. These due diligence activities included meetings on September 16, 2015 and October 20, 2015 and various calls between representatives of Party A and Zhone to discuss Zhone’s operating plan, financial information, technology roadmap, potential transaction benefits and synergies and other matters. On December 16, 2015, Party A advised Mr. Ejabat that they were not currently in a position to focus on a potential business combination with Zhone due to other strategic initiatives they were pursuing. On January 13, 2016, Party A announced they had entered into an alternative acquisition transaction. Party A subsequently advised Zhone that they did not wish to resume discussions regarding a potential strategic transaction with Zhone, as Party A’s focus was now on integration efforts relating to the acquisition.

Party B, a potential strategic buyer that had recently been taken private by a financial sponsor, was introduced to Zhone by Stifel. Zhone had approached Stifel in October 2013 to discuss and evaluate strategic alternatives for our company. Stifel arranged a meeting among Mr. Ejabat, then Zhone’s Chief Executive Officer, the chief executive officer of Party B and a principal of the financial sponsor on January 21, 2014 to discuss a potential strategic transaction involving Zhone and Party B. Also on January 21, 2014, Zhone and the financial sponsor of Party B executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement again did not contain any “standstill” provisions and was otherwise substantially similar to the confidentiality agreement entered into with Party A). During January and February 2014, members of our management conducted numerous meetings and discussions with Party B regarding a potential strategic transaction and provided Party B and the financial sponsor with due diligence materials, including with respect to Zhone’s operating plan, financial information, product roadmap and potential cost synergies associated with the transaction. On February 19, 2014, the financial sponsor informed Zhone that it was no longer interested in pursuing a strategic transaction with Zhone. No further discussions occurred for over a year until the financial sponsor asked Stifel in March 2015 for an update on Zhone and requested a meeting. On March 23, 2015, Zhone met with the financial sponsor and Party B at Zhone’s headquarters, at which meeting Zhone provided an update on the Zhone business. Throughout March and April 2015, Zhone provided updated due diligence materials to Party B. In April 2015, Zhone and Stifel also exchanged drafts of an engagement letter for the potential transaction. However, on May 27, 2015, based upon recent increases in the trading price of Zhone common stock and its implications for the value of the proposed transaction, Party B suspended further discussions. The trading price of Zhone common stock fell during August and September 2015, and as a result, on October 6, 2015, Kirk Misaka, Zhone’s Chief Financial Officer, contacted Stifel to inquire whether Party B would be interested in resuming discussions regarding a potential strategic transaction,. Party B responded that they remained uninterested. In December 2015, after further declines in the trading price of Zhone common stock, Mr. Misaka contacted Party B regarding their potential interest in a strategic transaction and they agreed to reopen discussions. Between December 2015 and January 2016, members of our management conducted additional meetings and discussions with Party B and provided updated diligence materials to Party B. In late January 2016, Party B again suspended further discussions, citing Zhone’s and its deteriorating financial performance during 2015 and the increase in the trading price of Zhone common stock during the month of January 2016.

Discussions with Party C, a public company and potential strategic buyer, began in December 2013, when Zhone authorized Dillon to approach Party C to discuss whether they would be interested in exploring a potential strategic transaction with Zhone and to provide Party C with a corporate overview presentation on Zhone. In late January 2014, Party C requested a follow-up call with Zhone management. On February 18, 2014, Messrs. Ejabat and Misaka attended a call with members of Party C’s management team, during which Party C agreed to participate in further discussions on a potential strategic transaction. On February 24, 2014, Zhone and Party C executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A and B). During the period from March through June 2014, Zhone provided Party C with due diligence information and Party C conducted a due diligence investigation of our company. These due diligence activities included meetings and various calls between representatives of Party C and Zhone to discuss the business opportunity, market forecasts and the potential for customer expansion, competitive advantages, business models, financial synergies and analyses of the value associated with a potential strategic transaction. On July 26, 2014, Party C communicated to Dillon that they did not wish to pursue further discussions with Zhone as they were focusing on other business priorities.

Party D, a public company and potential strategic buyer, was first contacted by Zhone in 2011 regarding a possible strategic transaction. On November 17, 2011, Zhone and Party D executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A, B and C). On January 24, 2012, members of Party D’s management team attended a due diligence meeting at Zhone’s headquarters, and following such meeting the parties exchanged additional due diligence information. However, no formal discussions regarding a strategic transaction occurred until July 3, 2013, when Zhone contacted Party D to explore commencing discussions about a potential strategic transaction. On July 23, 2013, representatives of Zhone’s management team attended a meeting at Party D’s headquarters to present information regarding Zhone and the potential value created by a business combination. Over the course of the next month, Zhone provided Party D with due diligence information and attended various calls regarding Zhone’s operating plan and possible benefits from a strategic transaction. On August 20, 2013, Party D informed Zhone that they were not interested in pursuing further discussions on a potential strategic transaction. On January 9, 2015, Mr. Norrod contacted Party D regarding their interest in resuming discussions about a possible business combination, and was advised that Party D remained uninterested in a strategic transaction with Zhone.

Discussions with Party E, a public company and potential strategic buyer, began on December 3, 2014, when Mr. Ejabat, then Zhone’s Executive Chairman, contacted the chief executive officer of Party E regarding a potential strategic transaction. On December 14, 2014, Mr. Ejabat attended a meeting with Party E to discuss the possibility of a business combination. Party E indicated interest in performing high-level due diligence to make an initial assessment whether to proceed. On December 15, 2014, Zhone and Party E executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A, B, C and D). On December 19, 2014, Messrs. Ejabat and Misaka met with members of Party E’s management team near San Francisco Airport. Following the meeting, Zhone provided Party E with additional due diligence information, including with respect to financial information, customers, growth opportunities, product roadmap, operating plan and potential financial synergies from a business combination transaction. On January 12, 2015, members of our management team gave a presentation to Party E’s management team and discussed various due diligence matters. On January 22, 2015, Party E informed Mr. Ejabat that they needed a greater growth opportunity to justify pursuing a business combination with Zhone. In October 2015, at Zhone’s request, Bowen Advisors reached out to Party E to inquire whether Party E would be interested in resuming discussions regarding a potential strategic transaction. On October 17, 2015, Bowen Advisors informed Zhone that Party E had stated it was not interested in engaging in further discussions. On December 16, 2015, Party E’s chief financial officer met with a representative of Cowen, which, as noted below, had been retained in October 2015 to serve as Zhone’s financial advisor in connection with certain matters, to discuss business development opportunities to create growth. The Cowen representative mentioned Zhone as a potential candidate for a strategic transaction and agreed to arrange a meeting to discuss Party E’s possible renewed interest. On January 4, 2016, Messrs. Norrod and Misaka met with Party E’s chief executive officer and chief financial officer in San Francisco to provide an update on Zhone’s business and to discuss a potential strategic transaction with Zhone. On January 12, 2016, members of our management team attended a follow-up call with representatives of Party E to provide a more detailed business update and to discuss growth potential. On January 18, 2016, Party E informed Zhone that they were not interested in continuing discussions regarding a potential strategic transaction, citing an insufficient growth opportunity to justify a business combination transaction.

Party F, a potential foreign strategic buyer and a distributor of Zhone’s products, had had informal discussions with Zhone about potential mutually beneficial business relationships since late 2011, when Party F had entered into a mutual confidentiality agreement with Zhone to facilitate the exchange of confidential information (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A, B, C, D and E). However, no specific actions regarding a potential business combination transaction were taken until September 29, 2014, when Messrs. Ejabat and Norrod met with the chief executive officer of Party F to discuss a strategic relationship that could include potentially combining the businesses of the two companies. On November 5, 2014 and January 29, 2015, Mr. Norrod met with members of Party F’s management team to engage in further discussions regarding a potential strategic transaction. Over the next several months, Mr. Norrod and representatives from Party F continued to discuss the potential benefits of a business combination transaction and possible transaction structures. On July 1, 2015, our Board of Directors met, and was briefed on the status of negotiations with Party F. The Board authorized Mr. Norrod to make a formal proposal to Party F to merge the two companies. On July 8, 2015, Messrs. Norrod and Misaka attended a call with Party F’s management team to discuss Zhone’s proposal and the broad parameters of a potential strategic transaction. On July 14, 2015, Party F made an alternative proposal to Zhone involving the creation of a newly listed holding company with Zhone and Party F as independent operating subsidiaries of that holding company. Party F proposed performing mutual due diligence to determine potential financial synergies, the revenue potential of the combined companies, organizational structure and valuation. On July 23, 2015, Messrs. Norrod and Misaka attended a further call with Party F’s management to discuss due diligence matters and next steps. In connection with due diligence activities, Party F provided updated financial statements for the first half of 2015 which reflected a significant decline in Party F’s revenue compared to the same period of the prior year. On August 19, 2015, Messrs. Norrod and Misaka attended a call with Party F’s management team, during which Zhone expressed concern over Party F’s revenue decline and the parties discussed the various difficulties in combining the two companies that had been identified. As a result, Party F and Zhone agreed to discontinue discussions on a potential strategic transaction.

On May 27, 2015, the chief executive officer of Party G, a public company and potential strategic buyer, contacted Mr. Norrod to request a meeting to discuss possible strategic opportunities between the two companies. On June 18, 2015, Mr. Norrod met with Party G’s chief executive officer to discuss their respective businesses. On July 15, 2015, Mr. Norrod met again with Party G’s chief executive officer, who informed Mr. Norrod that Party G was not interested in pursuing discussions on a potential strategic transaction with Zhone. On March 22, 2016, Mr. Norrod met Party G’s chief executive officer at an industry conference, who reiterated that Party G had no interest in pursuing a potential strategic transaction with Zhone.

DASAN was first identified to Zhone as a potential strategic buyer during a meeting on August 5, 2015 between Mr. Norrod and a representative of Cowen at Zhone’s headquarters. At that meeting, the Cowen representative presented several ideas for strategic initiatives to Mr. Norrod, but the conversation centered on DASAN because DASAN’s products and customers were complementary to those of Zhone and thus presented a superior opportunity to create value from a business combination transaction. On August 15, 2015, at Zhone management’s request, the Cowen representative contacted Min Woo Nam, the chief executive officer and chairman of DASAN, regarding a potential strategic transaction with Zhone. DASAN responded with immediate interest and the parties began to arrange an introductory meeting.

On September 15, 2015, Zhone and DASAN executed a mutual confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A, B, C, D, E and F). On September 16, 2015, Mr. Norrod met with Mr. Nam at DASAN’s headquarters in Seoul, Korea to discuss the companies’ respective businesses and the potential opportunities from a strategic transaction involving Zhone and DNS (the subsidiary of DASAN that operates its network business). During the meeting, Mr. Nam proposed to Mr. Norrod that the transaction between Zhone and DNS would be structured as a “merger of equals” in an all-stock reverse acquisition transaction and that the governance of the combined company would include shared board representation and Co-Chief Executive Officers appointed by Zhone and DASAN. Zhone and DASAN began to exchange initial due diligence information, including company overview presentations and financial information.

On October 1, 2015, our Board of Directors held an update call with management regarding the projected financial results of Zhone for the third quarter of 2015, possible financing alternatives to address liquidity issues, and the status of ongoing discussions with Party A, Party F and DASAN, as well as the due diligence activities conducted to date. On October 6, 2015, Mr. Norrod updated the Board of Directors on the status of discussions with interested parties, other companies identified as potential acquirers and DASAN.

On October 7, 2015, Zhone executed an engagement letter with Cowen to act as Zhone’s exclusive financial advisor in connection with a sale or other business combination transaction between Zhone and one of three specified companies introduced to Zhone by Cowen (which included DASAN but not any of Parties A through G).

On October 8, 2015, members of Zhone’s management team met with representatives of DASAN’s management team at Zhone’s headquarters, which meeting focused on Zhone’s and DASAN’s respective products, technologies and product roadmaps.

On October 15, 2015, Messrs. Norrod and Misaka attended a conference call with Mr. Nam and other members of DASAN’s management, with representatives from Cowen participating, to review the parties’ understanding of prior discussions on transaction structure and to discuss the need to address capitalization and liquidity of the combined company as part of the transaction structure. During the call, DASAN indicated that it would be willing to ensure that the combined company would have $30 million of liquidity, but the form of that liquidity was not resolved. Mr. Norrod suggested that the parties prepare a proposal for a business combination transaction that could be presented to the Zhone Board of Directors at its meeting on November 10, 2015. Following the call, Zhone and DASAN continued to exchange due diligence information and to discuss a potential business combination transaction and transaction structure, as well as strategies to address Zhone’s concerns regarding the liquidity of the combined company.

On October 23, 2015, Cowen forwarded to DASAN two proposals from Zhone on how to address the liquidity of the combined company following a business combination transaction. In the first proposal, a third party would inject $30 million in exchange for a 23% ownership interest in the combined company, with Zhone’s existing stockholders and DASAN each owning 38.5% of the combined company. In the second proposal, DASAN would loan the combined company $30 million and Zhone’s existing stockholders and DASAN would each own 50% of the combined company.

On November 2, 2015, DASAN sent Zhone its analysis of the ownership of the combined company (excluding the impact of any third party capital infusion) using three metrics: relative net asset values, discounted cash flows and a combination of both. Based on these metrics, DASAN’s analysis showed Zhone’s existing stockholders retaining 42%, 31% and 38%, respectively, of the ownership of the combined company, with the remainder owned by DASAN.

On November 10, 2015, our Board of Directors met, with members of our management participating in the meeting. During the meeting, among other matters, management provided an update to the Board of Directors regarding possible financing alternatives to address liquidity issues and potential sale or business combination transactions, including initiatives taken with respect to potential acquirers (including DASAN and Parties A through G (other than Party C, as discussions with Party C had ceased in 2014)) and the various financial advisors representing Zhone in discussions with such potential acquirers. Management then reviewed with the Board in greater detail the status of the ongoing discussions with Party A and DASAN, the various advantages and disadvantages of potential transactions with Party A and DASAN and possible transaction structures, noting that while Party A was evaluating other opportunities, DASAN appeared to be motivated to enter into a transaction with Zhone. Management also reviewed materials prepared by Cowen at management’s request regarding a potential business combination transaction with DASAN. After discussion, the Board of Directors authorized Mr. Norrod to send an alternative proposal to DASAN for its consideration that provided for Zhone’s existing stockholders retaining 45% of the combined company and DASAN owning 55% without any additional equity infusion, provided that DASAN could guarantee that the combined company would have liquidity (or access to adequate borrowings) of at least $25 million at the closing of the transaction. Later that day, on Mr. Norrod’s instructions, Cowen sent the details of Zhone’s counter-proposal to DASAN for their consideration.

On November 12, 2015, DASAN sent a counter-proposal to Zhone that provided for Zhone’s existing stockholders retaining 40% of the combined company and DASAN owning 60%, before taking into account an additional $25 million investment that might be contributed by a third party.

On November 19, 2015, Messrs. Norrod and Misaka attended a call with Mr. Nam and other management representatives from DASAN, with representatives of Cowen participating, to discuss the parties’ latest proposals. Following the call, Zhone and DASAN exchanged additional information regarding valuation assumptions and methodologies underlying the parties’ respective proposals.

On November 20, 2015, Mr. Norrod met with Il Yung Kim, a consultant to DASAN who was advising DASAN on due diligence and the transaction negotiations, to discuss the proposed transaction and integration of the two companies following the closing. DASAN had also proposed that Mr. Kim be one of the Co-Chief Executive Officers along with Mr. Norrod following the closing of the transaction.

During the remainder of 2015, Zhone and DASAN negotiated the terms of a non-binding Memorandum of Understanding outlining the terms of a possible strategic transaction involving Zhone and DNS, and continued discussions regarding strategies to address liquidity concerns and the resulting impact on ownership of the combined company. The first draft of the Memorandum of Understanding sent by Mr. Norrod to DASAN on December 7, 2015 provided for the combined company to be owned 45% by Zhone’s existing stockholders and 55% by DASAN, required the combined company to have $25 million of liquidity at closing and provided for a “merger of equals” structure with board governance shared equally between Zhone and DASAN. Later that day, DASAN sent Zhone a revised draft providing for an ownership range of 40% to 45% for Zhone’s existing stockholders and 55% to 60% for DASAN, with board governance allocated proportionally based on the ownership split.

On January 5, 2016, our Board of Directors held an update call with management regarding the projected financial results of Zhone for the fourth quarter of 2015, possible financing alternatives to address liquidity issues, implications under Nasdaq rules if Zhone falls out of compliance with the Nasdaq minimum bid price rule (as the closing bid price of Zhone common stock was below $1.00 per share on six trading days in late December 2015), the developments with Party B and Party E since the November 10, 2015 Board meeting and the status of discussions with Party A and DASAN, as well as the due diligence activities conducted to date.

On January 11, 2016, DASAN sent Zhone a revised proposal that provided for Zhone’s existing stockholders to retain a 40% ownership interest in the combined company and for DASAN to have a 60% ownership interest, with liquidity being provided to the combined company through DNS holding at least $15 million of net cash at the closing.

Throughout January and February 2016, Zhone and DASAN continued to discuss the terms of a possible reverse acquisition transaction (including the terms of the Memorandum of Understanding, strategies to address liquidity and governance matters) and to conduct extensive due diligence activities, including on-site due diligence meetings at Zhone’s headquarters on January 28 and 29, 2016 and at DASAN’s headquarters in Seoul, Korea on February 3 and 4, 2016.

On February 9, 2016, our Board of Directors met, with members of our management participating in the meeting. During the meeting, among other matters, management provided an update to the Board of Directors regarding possible financing alternatives to address liquidity issues, the initiatives taken with respect to potential acquirers and possible structures for a reverse acquisition transaction with DASAN. In particular, the Board of Directors discussed DASAN’s proposal that the transaction be structured as a “merger of equals” in an all-stock reverse acquisition transaction that would result in DASAN owning 60% of the combined company with the remaining 40% retained by Zhone’s existing stockholders, thereby allowing Zhone stockholders to participate in potential transaction synergies, with shared management and board representation post-closing, and that DASAN had proposed providing a net cash infusion to the combined company (through DNS) of $15 million to address liquidity issues. The Board of Directors discussed in particular DASAN’s request that Mr. Norrod continue as Co-Chief Executive Officer following the transaction. The Board of Directors was willing to proceed with discussions with DASAN based upon the understanding of an all-stock reverse acquisition transaction with shared management and board representation and other indicia of a merger of equals.

Subsequent to the Board call, DASAN provided Zhone with additional financial information regarding DNS and a revised proposal to address liquidity through providing a net cash infusion to the combined company (through DNS) of approximately $10 million with an additional approximately $5 million to be loaned by DASAN to the combined company.

Following receipt of such information, after further discussion between the parties, Zhone management, with input from the Board of Directors, developed a revised proposal providing for DASAN owning 58% of the combined company with the remaining 42% retained by Zhone’s existing stockholders, with liquidity to be addressed by DASAN providing a net cash infusion to the combined company (through DNS) of approximately $10 million and an additional approximately $5 million to be loaned by DASAN to the combined company. Mr. Norrod communicated this revised proposal to DASAN on February 21, 2016, and on February 22, 2016, Zhone reached agreement with DASAN on the Memorandum of Understanding. The Memorandum of Understanding provided that, at the closing of the transaction, DNS would become a wholly owned subsidiary of Zhone and DASAN would be issued shares of Zhone common stock equal to 58% of Zhone’s post-closing issued and outstanding common stock. The Memorandum of Understanding further provided that DASAN would ensure that DNS would have 13 Billion Won (approximately $11.3 million) of net cash, and that DASAN would provide additional liquidity to Zhone post-closing in the form of a subordinated loan facility in the amount of 5 Billion Won (approximately $4.4 million). The Memorandum of Understanding further provided that post-closing Zhone would be managed by two Co-Chief Executive Officers (one from Zhone and one from DASAN), and DASAN and Zhone would each appoint three members to the Board of Directors. The Memorandum of Understanding was non-binding, was expressly subject to approval by the Zhone Board of Directors, and did not contain any restrictions on Zhone’s ability to continue discussions with, or to negotiate with third parties with respect to, a competing transaction.

On March 7, 2016, management sent a draft Merger Agreement to representatives of DASAN. The draft provided for a reverse acquisition by Zhone of DNS, with DASAN receiving shares of newly issued Zhone common stock as merger consideration in an amount equal to 58% of the post-closing issued and outstanding share capital of Zhone, and incorporated provisions for shared management and board representation. The draft Merger Agreement also contained a 45-day “go shop” provision and a termination fee of $1.5 million payable by Zhone to DASAN under certain circumstances.

On March 9, 2016, the Board of Directors held an update call with management to discuss, among other matters, the terms of the Memorandum of Understanding and draft Merger Agreement, as well as Zhone’s forecasted first quarter financial results. In particular, the Board of Directors discussed the proposed percentage equity ownership of DASAN post-closing, the provision of liquidity at closing through the requirements that DNS have net cash of 13 Billion Won and that DASAN provide a 5 Billion Won subordinated loan facility to Zhone, the merger of equals structure (including proposed shared management and board representation post-closing), the non-binding nature of the Memorandum of Understanding and the 45-day “go shop” provision in the draft Merger Agreement. Following discussion, the Board of Directors approved the terms of the Memorandum of Understanding. On March 10, 2016, Zhone and DASAN signed the non-binding Memorandum of Understanding.

On March 11, 2016, Mr. Misaka met with Mr. Kim at Zhone’s headquarters to discuss DASAN’s comments on the draft Merger Agreement. Among other matters, Mr. Kim expressed concern at the small size of the termination fee payable by Zhone to DASAN in absolute terms, stating that the termination fee would need to be at least $5.0 million, and required that the size of the Board of Directors be increased to seven (with DASAN appointing the additional member) to better reflect DASAN’s percentage ownership of Zhone following the Merger.

On March 15, 2016, Mr. Misaka sent a revised draft Merger Agreement to DASAN to address the issues raised by DASAN, including increasing the termination fee to $5.0 million and the size of the post-Merger Board of Directors to seven (with DASAN appointing the additional member). On March 21, 2016, Mr. Misaka sent drafts of the primary ancillary agreements for the transaction to DASAN.

Over the next two weeks, management, with the assistance of Zhone’s outside counsel, Latham & Watkins LLP (which we refer to as Latham & Watkins), negotiated the terms of the Merger Agreement and ancillary agreements with DASAN. The parties exchanged numerous drafts of the Merger Agreement and ancillary agreements and the negotiations covered various aspects of the transaction, including, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of business of the parties until completion of the transaction; the conditions to completion of the Merger; the termination provisions and the termination fee and expense reimbursement payable in certain circumstances (including negotiating a reduction in the termination fee payable by Zhone to DASAN under certain circumstances from $5.0 million to $2.5 million).

On March 31, 2016, the engagement letter between Zhone and Cowen was amended to provide for Cowen to run a “go shop” process at Zhone’s request following the execution of the Merger Agreement. The terms of Cowen’s engagement were also revised to allow Cowen to receive its financial advisor fee in respect of any business combination or acquisition transaction involving Zhone, irrespective of the identity of the acquirer.

On April 1, 2016, the Board of Directors held a meeting with management and representatives of Latham & Watkins and Cowen participating in the meeting. During the meeting, representatives from Latham & Watkins provided the Board of Directors with an overview of the fiduciary duties of directors under applicable law and the application of those principles to the transaction being considered by the Board of Directors. Representatives of Cowen then reviewed with the Board of Directors a preliminary financial analysis of Zhone and certain aspects of the proposed transaction. Cowen also confirmed to the Board of Directors that it had no current or past relationships with DASAN or any of its affiliates. Management and representatives from Latham & Watkins then provided a summary of the material terms of the most recent draft Merger Agreement, including the percentage of shares of Zhone common stock to be issued to DASAN as merger consideration, the corporate governance arrangements post-closing, the proposed post-closing lock-up agreement for DASAN and certain existing Zhone stockholders, the 45-day “go shop” provision in the Merger Agreement post-signing and the termination fee of $2.5 million payable by Zhone to DASAN under certain circumstances. The Board of Directors then discussed with management proposed plans for further solicitation during the “go shop” period. Management and representatives from Latham & Watkins also highlighted for the Board of Directors the interests of our directors and management in the transaction that are different from, or in addition to, those of our stockholders generally, including the corporate governance arrangements to apply post-closing and transaction bonuses payable to management upon consummation of the transaction.

On April 1, 2016, following the meeting, management sent revised drafts of the Merger Agreement and other transaction documents to DASAN. Over the next ten days, the parties continued to negotiate and exchange drafts of the Merger Agreement and other transaction documents.

On April 11, 2016, our Board of Directors met, with members of our management and representatives of Latham & Watkins and Cowen participating in the meeting. A representative from Latham & Watkins first reviewed with the Board of Directors the fiduciary duties of directors under applicable law and the application of those principles to the transaction being considered by the Board of Directors. Management and representatives of Latham & Watkins then provided a summary of the material terms of the Merger Agreement and ancillary documentation that had been negotiated with DASAN. Management and representatives from Latham & Watkins also highlighted for the Board of Directors the interests of our directors and management in the transaction that are different from, or in addition to, those of our stockholders generally, including the corporate governance arrangements to apply post-closing and transaction bonuses payable to management upon consummation of the transaction. The Board of Directors noted that no decision had been made as to which Zhone directors would serve on the Board of Directors post-closing. Representatives of Cowen then reviewed with the Board of Directors its financial analysis of Zhone and certain aspects of the transaction. At the conclusion of a discussion on these topics, Cowen delivered its opinion to the Board of Directors, to the effect that and subject to the various assumptions and limitations set forth therein, as of April 11, 2016 the merger consideration to be paid by Zhone in the Merger was fair, from a financial point of view, to Zhone. The independent board members participating in the meeting then met in executive session with Latham & Watkins to further discuss the proposed transaction. Following such executive session, the Board of Directors resumed its discussion. After the discussion, and taking into account the opinion delivered by Cowen to the Board of Directors and other factors described below in greater detail under the heading “Reasons for the Merger,” including our Board of Directors’ belief that the transactions contemplated by the Merger Agreement are more favorable to our stockholders than any other strategic alternatives available to the Company, including remaining as a standalone public company, and recognition of the inclusion of a 45-day “go shop” provision in the Merger Agreement, our Board of Directors unanimously adopted resolutions which, among other things, approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and unanimously resolved to recommend that our stockholders vote for the approval of the issuance of shares of Zhone common stock to DASAN as merger consideration pursuant to the Merger Agreement.

Following the meeting of our Board of Directors, on April 11, 2016, the parties executed and delivered the Merger Agreement. On the morning of April 12, 2016, before the opening of trading on Nasdaq, Zhone issued a press release announcing the execution of the Merger Agreement.

Following the announcement of the execution of the Merger Agreement, on April 12, 2016 representatives of Zhone and Cowen attended a call to further discuss the “go shop” process. Beginning on April 12, 2016, Zhone and Cowen commenced soliciting proposals to acquire Zhone from third parties. In particular, Zhone contacted each of the seven parties (Parties A through G) with whom Zhone had previously held substantive discussions about a potential business combination, and Cowen contacted 23 potential additional strategic bidders and four potential financial bidders. During the “go shop” period, Zhone received responses from each of Parties A through G indicating that none were interested in pursuing a strategic transaction with Zhone, and only one of the 27 additional parties contacted by Cowen, a public company and potential strategic buyer which we refer to as Party H, responded with an interest in engaging in discussions on a potential strategic transaction.

On April 29, 2016, Zhone entered into a mutual confidentiality agreement with Party H to facilitate the exchange of confidential information in connection with a potential strategic transaction (which agreement did not contain any “standstill” provisions and was otherwise substantially similar to those entered into with Parties A through G). Over the course of the next month, Party H conducted various due diligence activities and attended telephonic and in-person presentations by representatives of Zhone and Cowen on Zhone, including its products and product roadmap, technologies, financial information, customer growth opportunities and potential cost synergies. On May 10, 2016, the Board of Directors met to receive an update from management regarding the status of the transaction and specifically the “go shop” process. On May 26, 2016, Party H notified Cowen that they were not interested in pursuing further discussions with Zhone.

As a result, despite these solicitation efforts, Zhone did not receive any alternative acquisition proposals for the Board of Directors to consider during the 45-day “go-shop” period, which expired on May 26, 2016. Consequently, there are no “Excluded Parties” under the Merger Agreement. Commencing at 12:01 a.m., Pacific Time, on May 27, 2016, Zhone became subject to customary no-shop provisions that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, subject to customary fiduciary out provisions.

Reasons for the Merger

In evaluating the Merger Agreement and the other transactions contemplated thereby, including the Merger, and recommending that Zhone stockholders vote their shares of common stock in favor of the Share Issuance, the Zhone Board of Directors consulted with Zhone’s management, legal counsel and financial advisors. The Zhone Board of Directors also consulted with its outside legal counsel, Latham & Watkins, regarding the fiduciary duties of the Zhone Board of Directors, and the terms of the Merger Agreement and related ancillary agreements. Based on these consultations and the factors discussed below, the Zhone Board of Directors concluded that entering into the Merger Agreement is in the best interests of Zhone stockholders. In reaching these determinations, the Zhone Board of Directors considered a number of factors, including the following material factors:

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the possible alternatives to the combination with DNS (including the possibility of continuing to operate Zhone as a standalone independent public company and the desirability and perceived risks of that alternative), the range of potential benefits to the Zhone stockholders of these alternatives and the timing and the likelihood of accomplishing the objectives of such alternatives, and assessment of the Zhone Board of Directors that none of these alternatives were reasonably likely to present superior opportunities for Zhone to create greater value for its stockholders, taking into account risks of execution as well as business, competitive, industry and market risks;

•

the estimation of the Zhone Board of Directors that it was unlikely to identify a strategic alternative in light of the fact that Zhone had actively solicited alternative proposals from those companies that the Zhone Board of Directors (after consultation with Cowen and other financial advisors) determined would be most likely to have the strategic interest and financial ability to acquire Zhone or participate in a business combination, and the fact that the Merger Agreement contains a more than six-week long “go-shop” period, during which Zhone was permitted to initiate, solicit and encourage acquisition proposals from third parties and provide non-public information to and participate in discussions and engage in negotiations with third parties with respect to acquisition proposals, subject to the terms of the Merger Agreement;

•

our Board of Directors’ knowledge of the business, operations, financial condition, earnings and prospects of Zhone, as well as its knowledge of the current and prospective environment in which Zhone operates, including economic and market conditions;

•

the belief that the Merger is more favorable to our stockholders than other strategic alternatives available to Zhone, including remaining as a standalone independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•

the financial analysis presented to our Board of Directors by Cowen with respect to the Merger and the opinion of Cowen to the Board of Directors, to the effect that and subject to the various assumptions and limitations set forth therein, as of April 11, 2016, the merger consideration to be paid by Zhone in the Merger was fair, from a financial point of view, to Zhone, as more fully described below under the section entitled “—Opinion of Our Financial Advisor” beginning on page 53 of this proxy statement;

•	the reasonable likelihood of the consummation of the transactions contemplated by the Merger Agreement in light of the limited conditions associated with the consummation of the Merger;

•

the terms and conditions of the Merger Agreement, which were reviewed by our Board of Directors with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•

our ability under the Merger Agreement, even following the expiration of the “go-shop” period, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;

•

our Board of Directors’ ability, under the Merger Agreement, to withdraw, adversely modify or change its recommendation that our stockholders vote to approve the Share Issuance under certain circumstances, subject to payment of a termination fee to DASAN of $2.5 million if DASAN elects to terminate the Merger Agreement in such circumstances;

•

our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if our Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the Merger Agreement proposed in writing by DASAN, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee to DASAN of $2.5 million;

•

the fact that the $2.5 million termination fee payable by us in certain circumstances was viewed by our Board of Directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal; and

•

the fact that the Share Issuance would be subject to the approval of our stockholders, and our stockholders would be free to reject the proposal by voting against the proposal for any reason, including if a better offer were to be made prior to the annual meeting (although we may be required to pay a $2.5 million termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

Our Board of Directors also considered the following potentially negative factors in its consideration of the Merger Agreement and the Merger:

•	Zhone may be unable to obtain the required stockholder approval for the Share Issuance;

•

Zhone’s inability to solicit competing acquisition proposals following the expiration of the “go-shop” period and the possibility that the $2.5 million termination fee payable by us upon the termination of the Merger Agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that the Merger might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to the closing of the Merger;

•	the transactions contemplated by the Merger Agreement may involve unexpected costs, liabilities or delays;

•

the restrictions on the conduct of our business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Merger;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of our business;

•

the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, or the failure to complete the Merger, may have an adverse impact on our employees and our existing and prospective business relationships with customers and other third parties; and

•

the fact that some of our directors, executive officers and senior managers have interests in the Merger that are different from, or in addition to, our stockholders generally (see “—Interests of Our Directors, Executive Officers and Senior Managers in the Merger”).

The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by our Board of Directors. In reaching its decision to approve the Merger, the Merger Agreement, the related ancillary agreements and the other transactions contemplated by the thereby, our Board of Directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Our Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Board of Directors

Our Board of Directors has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Zhone and its stockholders and unanimously approved the Merger and the Merger Agreement. The Board of Directors unanimously resolved that the Share Issuance be submitted for consideration by Zhone stockholders at a meeting of our stockholders and unanimously recommended that Zhone stockholders vote “FOR” the proposal to approve the Share Issuance and “FOR” each of the other proposals to be considered at the annual meeting.

Certain Financial Projections

Zhone and DNS do not publicly disclose projections of their expected future financial performance or position because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the possibility that the underlying assumptions and estimates may prove incorrect. However, in connection with their evaluation of the Merger, Zhone’s and DNS’ management prepared certain non-GAAP financial projections of revenue, gross profit and EBITDA (or adjusted EBITDA) for Zhone and DNS Korea, respectively, for fiscal years 2016, 2017 and 2018.

Zhone and DNS management did not attempt to take into account a variety of detailed assumptions or other matters that have changed since the preparation of the unaudited financial projections, such as Zhone’s and DNS’ Korea’s actual quarterly 2016 financial performance, changes to general economic conditions, geopolitical matters or the Merger Agreement. The selected unaudited prospective financial information of Zhone and DNS Korea below does not reflect the impact of potential synergies resulting from the Merger.

Due to the forward-looking nature of the selected unaudited prospective financial information, specific quantifications of the amounts that would be required to reconcile it to GAAP measures are not available.

The limited unaudited prospective financial information set forth below is included solely because it was among the financial information made available to the Zhone Board of Directors and Cowen in connection with their respective evaluations of the Merger, and is not included in order to influence any stockholder of Zhone in any decisions, including whether or not to vote in favor of the approval of the Share Issuance or any of the other proposals to be voted on at the annual meeting. The inclusion of any financial projections or assumptions in this proxy statement should not be regarded as an indication that Zhone or its Board of Directors considered, or now considers, these projections to be a reliable predictor of future results. You should not place undue reliance on the unaudited financial projections contained in this proxy statement.

The following table presents selected unaudited non-GAAP prospective financial information of Zhone for the calendar years 2016 through 2018, which was prepared by management of Zhone:

	2016E	2017E	2018E
	($ in millions)
Revenue	106.3	115.8	132.8
Gross Profit	39.4	44.6	54.0
Adjusted EBITDA(1)	2.7	7.5	16.4

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization expenses, stock-based compensation expense and non-recurring non-cash transactions.

In preparing the unaudited prospective financial information described above, Zhone made certain material assumptions including without limitation:

•	Revenue growth rates of 6%, 9% and 15% for 2016, 2017 and 2018, respectively, as compared to actual rates of historical growth (decline) of (1%) and (16%) for 2014 and 2015, respectively;

•	No significant customer losses or customer cutbacks despite historical cycles of expansion and contraction attributable to general economic, technological or company business cycles;

•

Gross profit percentage improvements (reductions) of (1%), 1% and 2% for 2016, 2017 and 2018, respectively, as compared to actual historical improvements (reductions) of (3%) and 4% for 2014 and 2015, respectively;

•

Adjusted operating expense increases (decreases) of (5%), 1%, and 1% for 2016, 2017 and 2018, respectively, despite projected revenue growth rates of 6%, 9%, and 15% for such calendar years, respectively; and

•	No new major investments in research and development or capital equipment and only small increases in sales and marketing.

As a result of making these assumptions, Zhone’s unaudited prospective financial information reflects a substantial improvement over historical financial results and may not be achieved.

The following table presents selected unaudited non-GAAP prospective financial information of DNS Korea for the calendar years 2016 through 2018, which was prepared by management of DNS:

	2016E	2017E	2018E
	($ in millions)
Revenue(1)(2)	186.8	219.7	260.5
Gross Profit(2)	54.8	65.6	79.5
EBITDA(2)(3)	17.3	24.4	34.2

(1)	Revenue is measured on a non-GAAP basis and is recognized upon shipment to the customer, regardless of any contractual acceptance/return provisions or any other conditions that should be considered to comply with revenue recognition criteria in accordance with GAAP. Due to the forward-looking nature of these future contractual terms, specific quantifications of the amounts that would be required to reconcile it to GAAP measures are not available and preclude DNS from providing an accurate forecasted non-GAAP to GAAP reconciliation.
(2)	Amounts reflect a currency exchange rate of 0.0008687 KRW/USD, as reported by Bloomberg on April 8, 2016.
(3)	EBITDA is defined as earnings before interest expense, income taxes, and depreciation and amortization expenses.

In preparing the unaudited prospective financial information for DNS Korea described above, DNS made certain material assumptions including without limitation:

•

The unaudited prospective financial information of DNS reflects only the operations of DNS Korea, a 100% owned and principal operating subsidiary of DNS, and assumes that DNS, on a stand-alone basis, will have minimal operations after the Merger and that the Japanese subsidiary DNS acquired in December 2015 will act only as a sales and technical support representative of DNS Korea in the Japanese market;

•

Revenue growth rates calculated using non-GAAP information of 33%, 18% and 19% for 2016, 2017 and 2018, respectively, as compared to actual rates of historical growth of 18% and 0.1% for 2014 and 2015, respectively, which revenue growth rates reflect an increase in sales to international customers. Details of revenue projections by region are as follows:

	2016E	2017E	2018E
	($ in millions)
Korea	99.8	104.8	110.0
International	87.0	114.9	150.5
Total	186.8	219.7	260.5

DNS is already the leading player in the Korean market and revenue from Korean customers is not projected to significantly grow in 2016. A revenue growth rate of 5% was assumed for 2017 and 2018, as Korean carriers are expected to invest in new products based on new technologies such as Giga WiFi.

DNS assumed 184%, 32% and 31% of revenue growth rates in international sales (outside Korea) for 2016, 2017 and 2018, respectively, based on recent market penetration into Vietnam and other South East Asian countries as well as on-going discussions with potential customers in North America and Japan. DNS also assumed the addition of one new major customer in each of 2016 through 2018 based on ongoing discussions with prospective clients, which would result in additional revenue of $33.3 million, $51.2 million and $74.2 million for the years 2016, 2017 and 2018, respectively;

•	Lack of significant customer losses or customer cutbacks despite historical cycles of expansion and contraction attributable to general economic, technological or company business cycles;

•

Gross profit percentage improvements of 3%, 1% and 1% for 2016, 2017 and 2018, respectively, as compared to actual historical reductions of 5% and 3% for 2014 and 2015, respectively. DNS’ gross profit percentage may vary by product mix and margins may erode over time. In 2014 and 2015, DNS’ sales portfolio moved towards lower margin products and DNS experienced margin erosion from its product mix. However, since DNS assumed revenue growth from new customers and new technology, DNS assumed that gross profit percentages would improve gradually and that it would reach 31% in 2018, which is still lower than the gross profit of 35% DNS experienced in 2013;

•

Hypothetical assumptions of operating expense increases of 0.2%, 10% and 10% for 2016, 2017 and 2018, respectively, despite projected revenue growth rates of 33%, 18% and 19% for such fiscal years, respectively. DNS assumed increases in research and development (R&D) and general and administrative expenses would not increase substantially as a result of revenue growth, since DNS assumed that those expenses could be leveraged due to economies of scale and the fact that some costs are fixed; and

•

No new major investments in R&D or capital equipment. DNS’ R&D expenses are primarily for salaries paid to technicians. Such costs are included in operating expenses in the unaudited prospective financial information. DNS also assumed that no additional major investments for R&D would be required, such as acquisitions of research-oriented companies. In addition, DNS relies on contractual manufacturers for most of the product manufacturing process.

As a result of making these assumptions, DNS Korea’s unaudited prospective financial information reflects a substantial improvement over historical financial results and may not be achieved. The unaudited prospective financial information presented above does not reflect any potential changes due to the changes in DNS management’s best estimate of financial forecast reflecting subsequently gathered information. Development of business from new customers may not be completed as early as DNS’ management originally expected when preparing the unaudited prospective financial information. Further, the revenue and gross profit applied for the computation of the effective tax rate to apply for the preparation of quarterly financial statements for the period ended March 31, 2016, subsequent to preparation of unaudited prospective financial information above, were materially inconsistent with the prospective financial information presented above and were substantially lower than the revenue and gross profit indicated in the unaudited prospective financial information above. For the preparation of quarterly financial statements for the period ended March 31, 2016, annual revenue of DNS Korea was estimated to be $ 150.0 million and gross profit and operating income were estimated to be $38.0 million and $ 1.4 million, respectively, applying a currency exchange rate of 0.0008687 KRW/USD, consistent with the rate applied in preparing the unaudited prospective financial information. The unaudited prospective financial information for 2016 presented above is still within the possible range of achievement but caution is required as the information is materially inconsistent from the latest estimates of DNS management.

While the unaudited financial projections summarized above were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding future events. The estimates and assumptions underlying the unaudited financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” beginning on pages 28 and 26, respectively, all of which are difficult to predict and many of which are beyond the control of Zhone and DNS. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the unaudited financial projections, whether or not the transactions are completed. As a result, the unaudited financial projections cannot be considered a reliable predictor of future operating results, and this information should not be relied on as such.

The unaudited financial projections were prepared solely for internal use by Zhone and DNS and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements and the use of non-GAAP measures or GAAP. In the view of Zhone and DNS management, these forecasts were prepared on a reasonable basis based on the best information available to management at the time of their preparation. The unaudited financial projections, however, are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. The inclusion of the unaudited financial projections in this proxy statement shall not be deemed an admission or representation by Zhone or DNS that such information is material. None of the unaudited financial projections reflect any impact of the transactions.

All of the unaudited financial projections summarized in this section were prepared by and are the responsibility of the management of Zhone and DNS. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information. The reports of KPMG LLP, the independent registered public accounting firm of Zhone, incorporated by reference into this proxy statement relate to the historical financial information of Zhone. The prospective financial information of DNS Korea included in this proxy statement has been prepared by, and is the responsibility of, DNS’ management. Samil PricewaterhouseCoopers has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information of Zhone. DNS Korea or any other prospective financial information included in this proxy statement and, accordingly, Samil PricewaterhouseCoopers does not express an opinion or any other form of assurance with respect thereto. The Samil PricewaterhouseCoopers report included in this proxy statement relates to DNS’ historical financial information. It does not extend to the prospective financial information and should not be read to do so.

By including in this proxy statement a summary of certain of the unaudited financial projections regarding the operating results of Zhone and DNS Korea, neither Zhone nor DNS nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of

Zhone, DNS and DNS Korea compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. Neither Zhone nor DNS undertakes any obligation, except as required by law, to update or otherwise revise the unaudited financial projections contained in this proxy statement to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

Opinion of Our Financial Advisor

Pursuant to an engagement letter dated as of October 7, 2015 and amended as of March 31, 2016, Zhone retained Cowen to act as its financial advisor in connection with the Merger, including the go-shop under the Merger Agreement, and to render an opinion to the Zhone Board of Directors as to the fairness, from a financial point of view, of the merger consideration to be paid by Zhone in the Merger.

On April 11, 2016, Cowen delivered its opinion to the Zhone Board of Directors, to the effect that and subject to the various assumptions and limitations set forth therein, as of that date, the merger consideration to be paid by Zhone in the Merger was fair, from a financial point of view, to Zhone. The full text of the written opinion of Cowen, dated April 11, 2016, is attached as Annex C hereto and is incorporated by reference. Zhone encourages holders of Zhone common stock to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Zhone Board of Directors and are directed only to the fairness, from a financial point of view, of the merger consideration to be paid by Zhone in the Merger. Cowen’s opinion is not a recommendation to any Zhone stockholder or any other person as to how to vote with respect to the Share Issuance or to take any other action in connection with the Merger or otherwise.

In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the Merger Agreement dated April 11, 2016;

•	certain publicly available financial and other information for Zhone and certain other relevant financial and operating data furnished to Cowen by management of Zhone;

•

certain internal financial analyses, financial forecasts, reports and other information concerning Zhone prepared by the management of Zhone (which we refer to as the Zhone Forecasts), and certain internal financial analyses, financial forecasts, reports and other information concerning DNS and DNS Korea prepared by the management of DNS and approved for Cowen’s use by the management of Zhone (which we refer to as the DNS Forecasts);

•

discussions Cowen had with certain members of the managements of each of Zhone and DNS concerning the historical and current business operations, financial conditions and prospects of Zhone and DNS and such other matters that Cowen deemed relevant;

•	certain operating results of Zhone as compared to the operating results of certain publicly traded companies Cowen deemed relevant;

•	the relative financial contributions of DNS and Zhone to the combined company on a pro-forma basis;

•	the reported price and trading history of the shares of Zhone common stock as compared to the reported price and trading histories of certain publicly traded companies Cowen deemed relevant; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with the consent of the Zhone Board of Directors, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Zhone and DNS, respectively, or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verifications, the assessment of the management of Zhone as to the existing products and services of Zhone and DNS and the viability of, and risks associated with, the future products and services of Zhone and DNS. In addition, Cowen did not conduct, or assume any obligation to conduct, any physical inspection of the properties or facilities of Zhone or DNS. Cowen further relied upon the representation of Zhone and DNS that all information provided to Cowen by Zhone and DNS, respectively, was accurate and complete in all material respects. Cowen, with the consent of the Zhone Board of Directors, assumed that the Zhone Forecasts and the DNS Forecasts were reasonably prepared by the respective managements of Zhone and DNS on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Zhone and DNS Korea, respectively, and such Zhone Forecasts and DNS Forecasts provide a reasonable basis for its opinion. Cowen expressed no opinion as to the Zhone Forecasts, the DNS Forecasts or the assumptions on which they were made. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen became aware after the date of its opinion.

Cowen assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Zhone or DNS since the date of the last financial statements made available to Cowen. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Zhone or DNS, nor was Cowen furnished with such materials. In addition, Cowen did not evaluate the solvency or fair value of Zhone, DNS or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cowen’s opinion does not address any legal, tax or accounting matters related to the Merger Agreement or the Merger, as to which it assumed that Zhone and the Zhone Board of Directors received such advice from legal, tax and accounting advisors as each has determined appropriate. Cowen also assumed, at the direction of Zhone, that the Merger will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. Cowen’s opinion addresses only the fairness of the merger consideration, from a financial point of view to Zhone. Cowen expressed no view as to any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including the Ancillary Agreements (as defined in the Merger Agreement). Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect Cowen’s opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Cowen assumed that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Cowen. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. Cowen assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable state or federal statutes, rules and regulations.

It is understood that Cowen’s opinion was intended for the benefit and use of the Zhone Board of Directors in its consideration of the financial terms of the Merger and may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with Cowen’s prior written approval. However, Cowen’s opinion may be reproduced in full in disclosure documents relating to the Merger which Zhone is required to file under the Exchange Act, including this proxy statement. Cowen’s opinion is not a recommendation to any stockholder or any other person as to how to vote with respect to the Share Issuance or to take any other action in connection with the Merger or otherwise. Cowen did not express any opinion as to what the value, price or trading range of the shares of Zhone common stock actually will be following the announcement or the consummation of the Merger. Cowen was not requested to opine as to, and its opinion does not in any manner address, Zhone’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Zhone. In addition, Cowen has not been requested to opine as to, and its opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to any of Zhone’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of Zhone or otherwise, or (ii) the fairness of the Merger or the merger consideration to the holders of any class of securities, creditors or other constituencies of Zhone.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses performed by Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Zhone Board of Directors and the management of Zhone the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Zhone.

In performing the analyses summarized below, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Zhone or DNS. The analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of Zhone and DNS do not purport to be appraisals or to reflect the prices at which such businesses or the securities of such companies may actually trade or be sold at any time. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Zhone, Cowen or any other person assumes responsibility if future results are materially different from those projected.

Contribution Analysis

Cowen analyzed and compared the Zhone stockholders’ and DASAN’s respective expected percentage ownership of the combined company to Zhone’s and DNS’ respective contributions to the combined company based upon the following financial metrics for Zhone and DNS, on a standalone basis, respectively, and in each case based on the Zhone Forecasts and the DNS Forecasts, respectively:

•	Zhone’s reported revenues for calendar year 2015, or CY2015A, and DNS Korea’s estimated revenues for calendar year 2015, or CY2015E, referred to below as Zhone CY2015A Revenue / DNS CY2015E Revenue;

•

Zhone’s and DNS Korea’s estimated revenues for calendar years 2016, 2017 and 2018, or CY2016E, CY2017E and CY2018E, respectively, referred to below as Zhone CY2016E Revenue / DNS CY2016E Revenue, Zhone CY2017E Revenue / DNS CY2017E Revenue, and Zhone CY2018E Revenue / DNS CY2018E Revenue, respectively;

•	Zhone’s reported gross profit for CY2015A, and DNS Korea’s estimated gross profit for CY2015E, referred to below as Zhone CY2015A Gross Profit / DNS CY2015E Gross Profit;

•

Zhone’s and DNS Korea’s estimated gross profit for CY2016E, CY2017E and CY2018E, referred to below as Zhone CY2016E Gross Profit / DNS CY2016E Gross Profit, Zhone CY2017E Gross Profit / DNS CY2017E Gross Profit, and Zhone CY2018E Gross Profit / DNS CY2018E Gross Profit, respectively;

•

Zhone’s estimated earnings before interest expense, income taxes, depreciation and amortization, stock-based compensation expense and non-recurring non-cash transactions, or Adjusted EBITDA, for CY2016E, CY2017E and CY2018E, and DNS Korea’s estimated earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, for CY2016E, CY2017E and CY2018E, referred to below as Zhone CY2016E Adjusted EBITDA / DNS CY2016E EBITDA, Zhone CY2017E Adjusted EBITDA / DNS CY2017E EBITDA, and Zhone CY2018E Adjusted EBITDA / DNS CY2018E EBITDA, respectively; and

•

Zhone’s and DNS Korea’s estimated net income for CY2016E, CY2017E and CY2018E, referred to below as Zhone CY2016E Net Income / DNS CY2016E Net Income, Zhone CY2017E Net Income / DNS CY2017E Net Income, and Zhone CY2018E Net Income / DNS CY2018E Net Income, respectively.

Cowen noted that the implied equity ownership of the Zhone stockholders in the combined company, based on the Merger Agreement, was approximately 42.0%, and that the implied equity ownership of DASAN in the combined company, based on the Merger Agreement, was approximately 58.0%. The results of this analysis are summarized in the following table:

Financial Metric	Approximate Percentage Contributed by Zhone
Zhone CY2015A Revenue / DNS CY2015E Revenue	43.1%
Zhone CY2016E Revenue / DNS CY2016E Revenue	36.3%
Zhone CY2017E Revenue / DNS CY2017E Revenue	34.5%
Zhone CY2018E Revenue / DNS CY2018E Revenue	33.8%
Zhone CY2015A Gross Profit / DNS CY2015E Gross Profit	52.4%
Zhone CY2016E Gross Profit / DNS CY2016E Gross Profit	41.9%
Zhone CY2017E Gross Profit / DNS CY2017E Gross Profit	40.4%
Zhone CY2018E Gross Profit / DNS CY2018E Gross Profit	40.4%
Zhone CY2016E Adjusted EBITDA / DNS CY2016E EBITDA	13.4%
Zhone CY2017E Adjusted EBITDA / DNS CY2017E EBITDA	23.6%
Zhone CY2018E Adjusted EBITDA / DNS CY2018E EBITDA	32.5%
Zhone CY2016E Net Income / DNS CY2016E Net Income	6.0%
Zhone CY2017E Net Income / DNS CY2017E Net Income	23.6%
Zhone CY2018E Net Income / DNS CY2018E Net Income	36.1%

Cowen also reviewed the Zhone stockholders’ and DASAN’s respective expected percentage ownership of the combined company to Zhone’s and DNS’ respective contributions to the combined company based upon reported Adjusted EBITDA and net income for Zhone and estimated EBITDA and net income for DNS Korea, respectively, on a stand-alone basis for calendar year 2015, but did not derive Zhone’s implied respective contribution using such financial metrics because such financial metrics were de minimis or negative, and were considered not meaningful.

Relative Valuation Analysis

Discounted Cash Flow Analysis

Cowen performed a discounted cash flow analysis on a stand-alone basis for each of Zhone and DNS. A discounted cash flow analysis is designed to estimate an implied value of a company by calculating the present value of the estimated unlevered future free cash flows as well as the terminal value of the company, in order to arrive at the value of that business.

Zhone. Cowen estimated a range of implied equity values for Zhone based upon the discounted present value of the projected unlevered after-tax cash flow of Zhone for the nine months ending on December 31, 2016 and the fiscal years ending in 2017 through 2018, and the terminal value of Zhone based on multiples of Zhone’s forecasted Adjusted EBITDA for the fiscal year ended December 31, 2018. The projected unlevered after-tax cash flow of Zhone was derived by Cowen based upon information provided by the management of Zhone as Adjusted EBITDA less depreciation and amortization, less taxes, plus depreciation and amortization, less capital expenditures and less increases in net working capital. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with, the management of Zhone. In performing this analysis, Cowen utilized discount rates ranging from 13.5% to 15.5%, which were selected based on the estimated weighted average cost of capital of the Selected Companies referred to below. Cowen utilized terminal multiples of Adjusted EBITDA ranging from 4.0x to 6.0x, which range was selected by Cowen in its professional judgment and based on the multiples of 2016 EBITDA observed for the Selected Companies. This analysis resulted in a range of implied equity values for Zhone of approximately $67.3 million to approximately $93.4 million.

DNS. Cowen estimated a range of implied equity values for DNS based upon the discounted present value of the projected unlevered after-tax cash flow of DNS Korea for the nine months ending on December 31, 2016 and the fiscal years ending in 2017 through 2018, and the terminal value of DNS based on multiples of DNS Korea’s forecasted EBITDA for the fiscal year ended December 31, 2018. The projected unlevered after-tax cash flow of DNS was derived by Cowen based upon information provided by the management of DNS as EBITDA of DNS Korea less depreciation and amortization, less taxes, plus depreciation and amortization, less capital expenditures and less increases in net working capital. This analysis was based upon certain assumptions described by and projections supplied by the management of DNS. In performing this analysis, Cowen utilized discount rates ranging from 13.5% to 15.5%, which were selected based on the estimated weighted average cost of capital of the Selected Companies and Zhone. Cowen utilized terminal multiples of EBITDA ranging from 4.0x to 6.0x, which range was selected by Cowen in its professional judgment and based on the multiples of estimated calendar year 2016 EBITDA observed for the Selected Companies. This analysis resulted in a range of implied equity values for DNS of approximately $148.8 million to approximately $203.1 million.

Relative Valuation Analysis. Cowen calculated Zhone’s and DNS’ respective contributions to the combined company implied by dividing the low end of the implied equity value of Zhone of approximately $67.3 million by the sum of the low end of the implied equity value of Zhone of approximately $67.3 million plus the high end of the implied equity value of DNS of approximately $203.1 million. Cowen also calculated Zhone’s and DNS’ respective contributions to the combined company implied by dividing the high end of the implied equity value of Zhone of approximately $93.4 million by the sum of the high end of the implied equity value of Zhone of approximately $93.4 million plus the low end of the implied equity value of DNS of approximately $148.8 million. This analysis indicated a range of implied Zhone contributions to the combined company of approximately 24.9% to 38.5%, compared to the implied equity ownership of Zhone stockholders in the combined company, based on the Merger Agreement, of approximately 42.0%.

Zhone Selected Transactions Analysis and DNS Selected Companies Analysis

Cowen reviewed and compared the financial information for Zhone to corresponding financial information and public market multiples for the Selected Transactions described below, which, in the exercise of its professional judgment, Cowen deemed to be relevant to its analysis. Cowen reviewed and compared certain financial information for DNS to corresponding financial information and public market multiples for the Selected Companies described below, which, in the exercise of its professional judgment, Cowen deemed to be relevant to its analysis.

Zhone. Cowen reviewed the financial terms, to the extent publicly available, of nine transactions (which we refer to as the Selected Transactions) involving the acquisition of companies in the communications networking industry, which were announced since September 2009, with an equity value of less than $1 billion and with financial profiles similar to Zhone. These transactions and the dates announced were:

Month and Year Announced	Acquiror	Target
May 2015	Ciena Corporation	Cyan, Inc.
February 2014	China Huaxin Post and Telecommunication Economy Development Center	Alcatel-Lucent (Enterprise division)
October 2013	Marlin Equity Partners	Tellabs, Inc.
September 2013	Extreme Networks, Inc.	Enterasys Networks, Inc.
January 2013	NETGEAR, Inc.	Sierra Wireless, Inc. (AirCard business)
October 2012	Marlin Equity Partners	Sycamore Networks, Inc. (Intelligent Bandwidth Management business)
October 2011	ARRIS Group, Inc.	BigBand Networks, Inc.
July 2010	Pace plc	2Wire, Inc.
September 2009	Avaya Inc.	Nortel Networks Corporation (Enterprise Solutions business unit)

Cowen reviewed the market capitalization of common stock plus debt and debt-like instruments less cash (which we refer to as enterprise value) paid in each of the Selected Transactions as a multiple of revenues for the next twelve months or NTM.

The following table presents the multiple of enterprise value to revenues for the period indicated.

Selected Transactions Multiples
	Low	Mean	Median	High
Enterprise value as a multiple of:
NTM Revenue(1)	0.4x	0.7x	0.6x	1.4x

(1)	The multiples for the transactions involving the following target companies were not available: Alcatel-Lucent (Enterprise division), Tellabs, Inc. and Sycamore Networks, Inc. (Intelligent Bandwidth Management business).

Based upon the information presented in the table above, Cowen’s experience in the communications networking industry and its professional judgment, Cowen selected implied reference multiple ranges. The following table presents the implied enterprise value and equity value, calculated as enterprise value plus cash and cash equivalents less debt and debt-like instruments, of Zhone based on the selected multiple ranges using Zhone’s forecasted calendar year 2016 revenues.

	Reference Multiple Range	Approximate Implied Enterprise Value (in millions)	Approximate Implied Equity Value (in millions)
CY2016E Revenue	0.4x - 0.7x	$42.5 - $74.4	$49.8 - $81.7

Although the Selected Transactions were used for comparison purposes, none of those transactions is directly comparable to the Merger, and none of the companies in those transactions is directly comparable to Zhone. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Zhone to which they are being compared.

DNS. To provide contextual data and comparative market information, Cowen compared selected operating and financial data and multiples for DNS to the corresponding data and multiples of certain other companies in the communications networking industry (which we refer to as the Selected Companies) whose securities are publicly traded and that Cowen believes have one or more business or operating characteristics similar to what might be expected of DNS. These companies were:

•	ADTRAN, Inc.

•	ADVA Optical Networking SE

•	Calix, Inc.

•	Ciena Corporation

•	Infinera Corporation

•	MRV Communications, Inc.

•	Xtera Communications, Inc.

The data and multiples reviewed by Cowen included the enterprise value of each of the Selected Companies, as a multiple of revenues estimated for the Selected Companies, for calendar year 2016 (such estimates as available from Capital IQ and research analyst reports, as applicable).

The following table presents the multiple of enterprise value to estimated revenues for calendar year 2016. The information in the table is based on the closing stock prices of the Selected Companies on April 8, 2016.

Selected Companies Multiples
	Low	Median	Mean	High
Enterprise value as a multiple of:
CY2016E Revenue	0.4x	0.9x	0.9x	1.8x

Based upon the information presented in the tables above, Cowen’s experience in the communications networking industry and its professional judgment, Cowen selected implied reference multiple ranges. The following table presents the implied enterprise value and equity value of DNS based on the selected multiple ranges using DNS’ forecasted calendar year 2016 revenues.

	Reference Multiple Range	Approximate Implied Enterprise Value (in millions)	Approximate Implied Equity Value (in millions)
CY2016E Revenue	0.5x - 0.8x	$93.4 - $149.4	$104.7 - $160.7

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to DNS. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies and DNS to which they are being compared.

Relative Valuation Analysis. Cowen calculated Zhone’s and DNS’ respective contributions to the combined company implied by dividing the low end of the implied equity value of Zhone of approximately $49.8 million by the sum of the low end of the implied equity value of Zhone of approximately $49.8 million plus the high end of implied equity value of DNS of approximately $160.7 million. Cowen also calculated Zhone’s and DNS’ respective contributions to the combined company implied by dividing the high end of the implied equity value of Zhone of approximately $81.7 million by the sum of the high end of the implied equity value of Zhone of approximately $81.7 million plus the low end of the implied equity value of DNS of approximately $104.7 million. This analysis indicated a range of implied Zhone contributions to the combined company of approximately 23.7% to 43.8%, compared to the implied equity ownership of Zhone stockholders in the combined company, based on the Merger Agreement, of approximately 42.0%.

Other Factors—Equity Analyst Price Target

For informational purposes only, Cowen reviewed a publicly available undiscounted price target for Zhone common stock published by an equity research analyst on January 27, 2016. Cowen noted that such undiscounted price target was $3.00 per share of Zhone common stock.

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Zhone Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the Zhone Board of Directors in making its decision to enter into the Merger and should not be considered as determinative of such decision.

Cowen was selected by Zhone to render an opinion to the Zhone Board of Directors because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen and its affiliates may actively trade or hold the securities of Zhone and/or its affiliates for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of Cowen’s opinion, Cowen has not received fees for financial advisory or investment banking services from Zhone, DASAN or any other party to the Merger. Cowen and its affiliates may in the future provide commercial and investment banking services to Zhone, DASAN and/or their respective affiliates and may receive fees for the rendering of such services. The issuance of Cowen’s opinion was approved by Cowen’s Fairness Opinion Review Committee.

Pursuant to the engagement letter between Cowen and Zhone, if the Merger is consummated, Cowen will be entitled to receive a transaction fee of $1,500,000. Zhone has paid a fee of $500,000 to Cowen for rendering its opinion dated April 11, 2016, which fee shall be credited against any transaction fee paid. Additionally, Zhone has agreed to reimburse Cowen for its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between Zhone and Cowen, and the Zhone Board of Directors was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the consummation of the Merger.

Interests of Our Directors, Executive Officers and Senior Managers in the Merger

Director Compensation and Equity Acceleration

Directors who are employees of DASAN Zhone, such as James Norrod and Il Yung Kim, will not receive any additional compensation for their services as directors. With respect to non-employee directors, effective as of the consummation of the Merger, the DASAN Zhone Board of Directors intends to adopt a non-employee director compensation program pursuant to which each non-employee director will be eligible to receive an annual cash retainer of $20,000, but may elect to receive an equivalent amount of fully vested shares of DASAN Zhone common stock in lieu of the cash retainer based on the fair market value of the shares on the date the cash retainer would otherwise be paid. To align the interests of directors with the long-term interests of stockholders, each non-employee director will also be entitled to receive an annual equity grant on the date of each annual stockholders’ meeting in the form of a stock option to purchase 50,000 shares at an exercise price equal to the fair market value of DASAN Zhone common stock on the date of grant. In lieu of this stock option, each non-employee director may elect to receive the annual equity grant in the form of 15,000 restricted stock units. The annual equity grant of stock options will vest in 48 equal monthly installments over the course of four years. The annual equity grant of restricted stock units will vest in four equal annual installments over the course of four years. In addition, the chair of the Audit Committee will receive a $4,000 cash payment per committee meeting attended, and each of the other committee members will receive a $2,000 cash payment per committee meeting attended. Non-employee directors will also be entitled to reimbursement of reasonable out-of-pocket expenses incurred attending DASAN Zhone Board of Directors and committee meetings, and in connection with DASAN Zhone Board of Directors related activities. The members of the DASAN Zhone Board of Directors will receive their initial grants at the closing of the Merger. For information about which of our directors will continue to serve on the DASAN Zhone Board of Directors following the consummation of the Merger, see “—Board and Management of DASAN Zhone Following the Merger” below.

In connection with the Merger, Mr. Dahl and Ms. Yazdi will resign from our Board of Directors. Prior to their resignation, our Board of Directors intends to approve the accelerated vesting of their outstanding unvested equity awards. As of July 25, 2016, Mr. Dahl held 22,500 unvested shares of restricted stock, and Ms. Yazdi held 11,250 unvested shares of restricted stock and 35,426 unvested stock options. Based on the closing price per share of Zhone’s common stock on July 25, 2016 of $1.17 per share, Mr. Dahl’s restricted stock has an aggregate value of $26,032.50 and Ms. Yazdi’s restricted stock has an aggregate value of $13,162.50 and her unvested stock options have an aggregate value of $0 (after deducting the exercise price of such stock options from the price per share of our common stock).

Employment and Severance Agreements

Employment Agreements with James Norrod, Il Yung Kim and Kirk Misaka

Upon the consummation of the Merger, we expect to enter into an amended and restated employment agreement with James Norrod and employment agreements with each of Il Yung Kim and Kirk Misaka. These new agreements will supersede the existing agreements in place with Messrs. Norrod and Misaka, as described below under “Executive Compensation—Potential Payments Upon Termination.” The employment agreements will each have an initial term expiring on the first anniversary of the Merger, and shall be automatically extended for one additional year on the first anniversary of the Merger and on each subsequent anniversary of the Merger, unless either party elects not to extend the term. During the term, Messrs. Norrod and Kim will each serve as Co-Chief Executive Officer reporting to the Board of Directors of DASAN Zhone, and Mr. Misaka will serve as Chief Financial Officer reporting to the Co-Chief Executive Officers, in each case with such duties and responsibilities as are commensurate with the position. The employment agreements will provide that Messrs. Norrod and Kim will have an initial annual base salary of $320,000 and Mr. Misaka will have an initial annual base salary of $292,000, representing a voluntary 20% salary reduction until the end of first quarter of 2017, and that their base salaries will be automatically increased effective April 1, 2017 to $400,000 for Messrs. Norrod and Kim and to $365,000 for Mr. Misaka. The base salaries will be reviewed on at least an annual basis by the Compensation Committee. In addition, Messrs. Norrod, Kim and Misaka will be eligible to participate in a performance-based annual bonus program. Messrs. Norrod and Kim will have a target bonus equal to $400,000 and Mr. Misaka will have a target bonus equal to $200,000. During the term, DASAN Zhone will pay for or reimburse Mr. Norrod for up to two round-trip airline tickets per month to visit his family and lodging expenses while he is working from our principal executive offices. DASAN Zhone will also pay for or reimburse Mr. Kim for up to $30,000 in relocation expenses and will provide Mr. Kim for up to $6,000 monthly housing allowance. In addition, in the event that Mr. Kim’s employment is terminated, DASAN Zhone will pay or reimburse Mr. Kim for up to an additional $30,000 in relocation expenses at such termination of his employment, unless he voluntarily resigns without “good reason” (as defined below). The relocation expenses to be provided to Mr. Kim will be grossed-up for taxes. Messrs. Norrod, Kim and Misaka are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to our other officers.

Under the employment agreements, each executive will receive certain compensation in the event that his employment is terminated by us for any reason other than by reason of death, disability, his termination for “cause” (as defined below), or if the executive resigns for “good reason” (as defined below) (which we refer to as a Qualifying Termination). In the event that the executive’s employment is terminated by reason of a Qualifying Termination on or prior to the first anniversary of the Merger, the executive will be entitled to receive a lump sum payment equal to his annual salary as in effect immediately prior to the date of termination (or, if greater, $400,000 for Messrs. Norrod and Kim and $365,000 for Mr. Misaka), or in the case that the executive is terminated after the first anniversary of the Merger, six months’ salary as in effect immediately prior to the date of termination (or, if greater, $200,000 for Messrs. Norrod and Kim and $182,500 for Mr. Misaka).

The employment agreements also provide for initial stock option awards to be granted to each of Messrs. Norrod, Kim and Misaka immediately following the Merger. Pursuant to the employment agreements, each of Messrs. Norrod and Kim will receive a stock option to purchase 1,000,000 shares of DASAN Zhone common stock, and Mr. Misaka will receive a stock option to purchase 500,000 shares of DASAN Zhone common stock. The options granted to Messrs. Norrod and Misaka will vest over four years in 48 equal monthly installments, in each case subject to the executive’s continuous employment or service to DASAN Zhone through the applicable vesting date. The options granted to Mr. Kim will vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the Merger, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. Kim’s continuous employment or service to DASAN Zhone through the applicable vesting date. In addition, in the event of a Qualifying Termination following the occurrence of a change in control of DASAN Zhone, the options shall vest in full on the date of termination.

For purposes of the employment agreements, “cause” is generally defined to include: (1) the executive’s willful or continued failure to substantially perform his duties with the company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of his employment agreement, which failure continues for 15 days following the executive’s receipt of written notice from the Board of Directors, (2) the executive’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against us, (3) the executive’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the company, or (4) the executive’s willful and material breach of his employment agreement, which breach remains uncured for 15 days following his receipt of written notice by the Board of Directors.

For purposes of the employment agreements, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in the executive’s base compensation, (2) a material diminution in the executive’s authority, duties or responsibilities, (3) a material change in the geographic location at which the executive must perform his duties, or (4) any other action or inaction that constitutes a material breach by the company of its obligations under the employment agreement.

Severance Agreement with Eric Presworsky

In July 2012, we entered into a severance agreement with Eric Presworsky, who is currently our Vice President, Chief Technology Officer. Pursuant to the agreement, in the event of Mr. Presworsky’s termination of employment by us other than for “cause,” Mr. Presworsky will be entitled to receive a lump sum payment equal to the greater of (1) $300,000 or (2) Mr. Presworsky’s then current annual base salary. For purposes of Mr. Presworsky’s severance agreement, “cause” means (1) his willful or continued failure to substantially perform his duties with the company, (2) his conviction of, guilty plea to, or entry of a nolo contendere plea to a felony, (3) his willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the company, or (4) his willful and material breach of the proprietary rights agreement with the company pertaining to disclosure and assignment of inventions, confidentiality and nonsolicitation, regardless of its termination.

Severance Agreement with David Misunas

In August 2012, we entered into a severance agreement with David Misunas, who is currently our Vice President, Business Development. Pursuant to the agreement, in the event of Mr. Misunas’ termination of employment by us without “cause” or, following a “change in control,” Mr. Misunas’ voluntary termination for “good reason,” Mr. Misunas will be entitled to receive a lump sum payment equal to the greater of (1) $275,000 or (2) Mr. Misunas’ then current annual base salary. For purposes of Mr. Misunas’ severance agreement, “cause” and “change in control” have the same meaning given to such terms in our 2001 Stock Incentive Plan. For purposes of Mr. Misunas’ severance agreement, “good reason” means (1) a diminution in Mr. Misunas’ authority, duties or responsibilities from those in effect immediately prior to the change in control, including an adverse change in his reporting relationship or a change in the named individual to whom he reports, (2) a reduction in his total compensation opportunities, (3) a diminution in the authority, duties or responsibilities of the named individual to whom he reports, including a requirement that he report to someone other than the Chief Executive Officer of the company or someone who reports directly to the Board of Directors of the company, or (4) a requirement that Mr. Misunas relocate his principal place of employment by more than 50 miles.

Transaction Bonuses

In connection with the closing of the Merger, our Board of Directors is expected to approve agreements to be entered into by Zhone with each of Messrs. Norrod and Misaka pursuant to which these executives would receive a one-time cash bonus in connection with the successful consummation of the Merger, subject to their continued employment with Zhone through such date. The total bonus compensation will be $1,000,000 for Mr. Norrod and $500,000 for Mr. Misaka, which amounts will be paid in a lump sum at or following the consummation of the Merger.

Quantification of Payments and Benefits

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of our “named executives” may receive that is based on or that otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation in Item 402(t) of Regulation S-K. This compensation payable to our named executives is subject to a non-binding advisory vote of our stockholders as described above under the heading “Approval of Merger—Related Compensation.” For additional details regarding the terms of the payments quantified below, see “—Interests of Our Directors, Executive Officers and Senior Managers in the Merger” above.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. The actual value to be received by our named executives may be greater or less than the amounts presented below. For purposes of calculating such amounts, we have assumed, among other things:

•	July 31, 2016 as the date of the Merger; and

•

the termination of our named executives’ employment by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement or change in control and severance agreement) immediately following the Merger.

“Golden Parachute” Compensation

Name	Cash ($)(1)	Other ($)(2)	Total ($)
James Norrod	$400,000	$1,000,000	$1,400,000
Kirk Misaka	$365,000	$500,000	$865,000
Eric Presworsky	$300,000	$—	$300,000
Michael Fischer	$—	$—	$—
David Misunas	$275,000	$—	$275,000

(1)	Represents cash severance payments payable to the named executives pursuant to their employment or severance agreements. With respect to Messrs. Presworsky and Misunas, this figure represents the cash severance payment pursuant to their current severance agreements. Upon the consummation of the Merger, Messrs. Norrod and Misaka will enter into employment agreements that will provide for severance payments equal to the severance payment under their current arrangements and this figure represents the cash severance payment that would be payable pursuant to these new employment agreements in the event of a termination immediately following the consummation of the Merger.

The calculations in the table are based on Messrs. Presworsky’s and Misunas’s annual base salaries to be in effect immediately following the Merger ($300,000 for Mr. Presworsky and $275,000 for Mr. Misunas). With respect to Messrs. Norrod and Misaka, they have agreed to 20% voluntary salary reductions through March 31, 2017. Pursuant to their employment agreements to be executed at the time of the consummation of the Merger, their severance payment will be the greater of (a) the annual base salary in effect at the time of termination or (b) the annual base salary that would have been in effect but for the voluntary salary reduction ($400,000 for Mr. Norrod and $365,000 for Mr. Misaka). The severance payments would be paid in a lump sum, subject to the executive’s execution of a general release of claims in favor of the company. The cash severance payments are “double trigger” benefits.

(2)	Represents the value of transaction bonuses expected to be approved by the Board in connection with the consummation of the Merger. The transaction bonuses are “single trigger” benefits. See “—Interests of Our Directors, Executive Officers and Senior Managers in the Merger—Transaction Bonuses” above for more information.

Board and Management of DASAN Zhone Following the Merger

The Merger Agreement contains certain provisions relating to the governance of DASAN Zhone following completion of the Merger, which reflect the merger of equals structure of the proposed transaction. In connection with the Merger, DASAN Zhone will adopt the DASAN Zhone Bylaws in the form included as Annex B to this proxy statement to implement certain governance matters for a two-year period following the completion of the Merger.

Under the Merger Agreement and the DASAN Zhone Bylaws, for a period of two years from the consummation of the Merger, the Board of Directors of DASAN Zhone will consist of four directors appointed by DASAN and three directors appointed by Zhone. DASAN has informed us that it intends to designate Min Woo Nam, Il Yung Kim, Seong Gyun Kim and Sung-Bin Park as its appointees to the DASAN Zhone Board of Directors upon the consummation of the Merger. Mr. Nam is currently the Chief Executive Officer and Chairman of the Board of DASAN. Mr. Il Yung Kim is currently a consultant of DASAN and will serve as the Co-Chief Executive Officer of DASAN Zhone following the consummation of the Merger as described below. Mr. Seong Gyun Kim is the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ. Mr. Park is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), and is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-based start-ups) and Spark and Associates (a consulting firm providing big data analytics services). We anticipate that the Zhone designees to the Board of Directors of DASAN Zhone will be existing directors James Norrod, Michael Connors and C. Richard Kramlich.

Under the Merger Agreement, DASAN Zhone is required to appoint two Co-Chief Executive Officers, consisting of James Norrod (Zhone’s current Chief Executive Officer) and Il Yung Kim (who has been designated by DASAN) upon the consummation of the Merger. Under the DASAN Zhone Bylaws, for a period of one year from the consummation of the Merger, neither Mr. Norrod nor Mr. Kim may be removed from the office of Co-Chief Executive Officer of DASAN Zhone without the affirmative vote of at least two-thirds of the non-executive directors of the Board of Directors. Kirk Misaka (Zhone’s current Chief Financial Officer) will serve as the Chief Financial Officer of DASAN Zhone and Eric Presworsky (Zhone’s current Vice President, Chief Technology Officer) will serve as the Vice President, Chief Technology Officer of DASAN Zhone.

We expect that DASAN Zhone will elect to be treated as a “controlled company” under Nasdaq Marketplace Rules following the Merger because more than 50% of the voting power for the election of directors will be held by DASAN. As a “controlled company,” DASAN Zhone may rely on exemptions from certain corporate governance requirements under Nasdaq Marketplace Rules, including the requirement that we have a majority of independent directors on the Board of Directors and requirements with respect to compensation and nominating and corporate governance committees.

Regulatory Clearances and Other Approvals

Antitrust

Under the HSR Act, certain transactions may not be consummated unless premerger notification and report forms have been filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and certain waiting period requirements have been satisfied. The Merger is conditioned upon any applicable waiting period under the HSR Act and the antitrust or competition laws of any other applicable jurisdiction having expired or been terminated. As of the time of filing this proxy statement, Zhone and DASAN have determined that no such filings are required under the HSR Act or the antitrust or competition laws of any other applicable jurisdiction. In the event that, subsequent hereto, the parties determine that such filings are required, they intend to complete such filings so that the applicable waiting period will have expired or been terminated prior to the closing of the Merger.

CFIUS

The Merger Agreement provides for the parties to file a joint voluntary notice under Section 721 of the DPA, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments. The DPA, as implemented by regulations 31 CFR Part 800, et seq., provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person or entity acquires control of a U.S. business. CFIUS review of a covered transaction is subject to an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. Both the initial review period and the investigation period may be suspended if the parties to the transaction fail to respond promptly to additional questions or requests from CFIUS. At the close of its review, CFIUS may issue a “no action” letter to the parties indicating that there are no unresolved national security, critical infrastructure or critical technology issues, thereby clearing the transaction; may impose mitigation terms to resolve any national security, critical infrastructure or critical technology concerns with the covered transaction; or may send a report to the President of the United States recommending that the transaction be suspended or prohibited or notifying the President of the United States that CFIUS cannot agree on a recommendation relative to the covered transaction. The President of the United States then has 15 days to decide whether to block the transaction or to take other action. An alternative informal procedure sometimes implemented by CFIUS can occur where, near expiration of the 45 day investigative period, CFIUS advises the parties that if they do not voluntarily withdraw and permanently abandon the transaction, CFIUS will make a negative recommendation to the President. The parties can then choose to comply with CFIUS’ abandonment request, thereby avoiding any public reporting of CFIUS’ negative determination, or allow CFIUS’ negative recommendation to go forward for decision by the President.

Under the terms of the Merger Agreement, completion of the Merger is subject to the condition that any review or investigation by CFIUS shall have been concluded and that either (i) the parties shall have received written notice that a determination by CFIUS has been made that there are no issues of national security of the United States sufficient to warrant further review or investigation pursuant to Section 721 of the DPA to suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement or (ii) the President of the United States shall not have acted pursuant to Section 721 of the DPA to suspend or prohibit the consummation of the Merger, and the applicable time period for the President to take such action shall have expired. Zhone and DASAN filed the joint voluntary notice with CFIUS on May 16, 2016, and received written notice from CFIUS on June 22, 2016 regarding the favorable conclusion of its review.

General

Under the Merger Agreement, each of the parties agreed to use commercially reasonable efforts to take or cause to be taken all appropriate actions necessary, proper or advisable under applicable law to consummate the Merger, including to obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders and to make all necessary filings.

While we have no reason to believe it will not be possible to obtain all approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the Merger Agreement, that any such approvals would not be conditioned upon actions that would reasonably be expected to be materially adverse to Zhone, Merger Sub, DASAN, DNS or any of their respective affiliates or that a regulatory challenge to the Merger will not be made. If a challenge is made, we cannot predict the result.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which does not include review of the Merger from the standpoint of the fairness of the merger consideration. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the Merger.

Federal Securities Law Consequences; Resale Restrictions

The shares of Zhone common stock to be issued in the Merger to DASAN will be issued in a transaction pursuant to an exemption from registration requirements under Section 5 of the Securities Act. Therefore, these shares of our common stock will be “restricted securities” and will not be registered under the Securities Act upon issuance and will not be freely transferable. DASAN may not sell its shares of our common stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or an exemption under the Securities Act. In connection with the Merger, as described in the section entitled “Ancillary Agreements—Registration Rights Agreement,” DASAN Zhone will enter into a Registration Rights Agreement with DASAN at the closing of the Merger pursuant to which it may be obligated to register the shares of DASAN Zhone common stock issued to DASAN in the Merger.

No Dissenters’ or Appraisal Rights

No Zhone stockholder will be entitled to exercise dissenters’ or appraisal rights in connection with the Merger. Because Zhone is not a constituent corporation in the Merger, Zhone stockholders will continue to hold their shares of Zhone common stock following the Merger.

Accounting Treatment of the Transaction

Although the parties have structured the transaction as a merger of equals, GAAP requires that one party to the transaction be identified as the acquirer. Based on a number of factors viewed as of the date of this proxy statement, including the relative voting rights of DASAN and legacy Zhone stockholders in DASAN Zhone anticipated to exist upon the completion of the Merger, the transaction is expected to be accounted for as a business combination, with DASAN as the accounting acquirer and Zhone as the accounting acquiree.

THE MERGER AGREEMENT

Structure

The Merger Agreement provides for Zhone to acquire DNS from DASAN through the merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, in exchange for shares of Zhone common stock to be issued to DASAN, on and subject to the terms and conditions set forth therein. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of DASAN Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares.

The Merger will become effective upon the filing of an agreement of merger with respect to the Merger with the Secretary of State of the State of California, together with the officer’s certificate required by the CGCL, or on such other date and time as may be agreed to by us and DASAN.

In connection with the Merger, Zhone will change its name to “DASAN Zhone Solutions, Inc.” and we expect that shares of Zhone common stock will commence trading on the Nasdaq Capital Market under the ticker symbol DZSI on the first trading day following the Merger.

The Zhone Board of Directors, the board of directors of DASAN, the board of directors and sole stockholder of Merger Sub, and the board of directors and sole stockholder of DNS have approved the Merger and the other transactions contemplated by the Merger Agreement.

Completion of the Merger

Unless the Merger Agreement is earlier terminated in accordance with its terms, and unless the parties otherwise agree, the closing of the Merger will take place on the third business day after satisfaction or waiver of the conditions to the Merger described under “—Conditions to the Merger” (other than those conditions that by their nature are to be satisfied or waived at the closing of the Merger, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed to by the parties to the Merger Agreement. In this proxy statement, we refer to the date on which the closing of the Merger occurs as the closing date.

On the closing date, the parties will cause the Merger to be consummated by the filing of the Merger Agreement with respect to the Merger with the Secretary of State of the State of California, together with the officer’s certificate required by the CGCL, or on such other date and time as may be agreed to by us and DNS and specified in the Merger Agreement.

Corporate Governance, Board of Directors and Executive Officers following the Merger

At the Effective Time, (i) DNS’ articles of incorporation will be amended and restated in the form of Merger Sub’s articles of incorporation as in effect immediately prior to the Effective Time, except that Merger Sub’s name will be changed to DASAN Network Solutions, Inc., and DNS’ bylaws will be amended and restated in the form of Merger Sub’s bylaws as in effect immediately prior to the Effective Time, and (ii) Zhone’s certificate of incorporation will be amended to change Zhone’s name to “DASAN Zhone Solutions, Inc.,” and Zhone’s bylaws will be amended and restated in the form of the DASAN Zhone Bylaws included as Annex B to this proxy statement.

Under the Merger Agreement and the DASAN Zhone Bylaws, for a period of two years from the consummation of the Merger, the Board of Directors of DASAN Zhone will consist of four directors appointed by DASAN and three directors appointed by Zhone. DASAN has informed us that it intends to designate Min Woo Nam, Il Yung Kim, Seong Gyun Kim and Sung-Bin Park as its appointees to the DASAN Zhone Board of Directors upon the consummation of the Merger. Mr. Nam is currently the Chief Executive Officer and Chairman of the Board of DASAN. Mr. Il Yung Kim is currently a consultant of DASAN and will serve as the Co-Chief

Executive Officer of DASAN Zhone following the consummation of the Merger as described below. Mr. Seong Gyun Kim is the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ. Mr. Park is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), and is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-based start-ups) and Spark and Associates (a consulting firm providing big data analytics services). We anticipate that the Zhone designees to the Board of Directors of DASAN Zhone will be existing directors James Norrod, Michael Connors and C. Richard Kramlich.

Under the Merger Agreement, DASAN Zhone is required to appoint two Co-Chief Executive Officers, consisting of James Norrod (Zhone’s current Chief Executive Officer) and Il Yung Kim (who has been designated by DASAN) upon the consummation of the Merger. Under the DASAN Zhone Bylaws, for a period of one year from the consummation of the Merger, neither Mr. Norrod nor Mr. Kim may be removed from the office of Co-Chief Executive Officer of DASAN Zhone without the affirmative vote of at least two-thirds of the non-executive directors of the Board of Directors. Kirk Misaka (Zhone’s current Chief Financial Officer) will serve as the Chief Financial Officer of DASAN Zhone and Eric Presworsky (Zhone’s current Vice President, Chief Technology Officer) will serve as the Vice President, Chief Technology Officer of DASAN Zhone.

We expect that DASAN Zhone will elect to be treated as a “controlled company” under Nasdaq Marketplace Rules following the Merger because more than 50% of the voting power for the election of directors will be held by DASAN. As a “controlled company,” DASAN Zhone may rely on exemptions from certain corporate governance requirements under Nasdaq Marketplace Rules, including the requirement that we have a majority of independent directors on the Board of Directors and requirements with respect to compensation and nominating and corporate governance committees.

Merger Consideration

Pursuant to the terms and conditions in the Merger Agreement, at the Effective Time, all issued and outstanding shares of DNS capital stock, all of which are held by DASAN, will be canceled and converted into the right to receive, in the aggregate, that number of validly issued, fully paid and nonassessable shares of Zhone common stock as is determined by dividing (i) the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Effective Time. As a result of the Merger, DASAN will hold 58% of the outstanding shares of DASAN Zhone common stock immediately following the Effective Time, and Zhone’s then-existing stockholders will retain 42% of such shares.

A portion of the shares of Zhone common stock to be issued to DASAN under the Merger Agreement will be placed in escrow to provide the sole source of indemnification for any post-closing indemnification claims against DASAN for a period of two years, as discussed in “—Escrow, Indemnification and Remedies” below.

Representations and Warranties

The Merger Agreement contains customary and, in many cases, reciprocal representations and warranties by DASAN and DNS, on the one hand, and Zhone and Merger Sub on the other hand. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules that were delivered in connection with the execution of the Merger Agreement and, in the case of representations and warranties made by Zhone, to exceptions contained in Zhone’s public filings.

The Merger Agreement contains representations and warranties from DASAN and DNS to Zhone and Merger Sub, and from Zhone and Merger Sub to DASAN and DNS, relating to a number of matters, including the following:

•	due organization, good standing, corporate power and subsidiaries;

•	organizational documents and corporate books and records;

•	capitalization;

•	requisite authority to enter into the Merger Agreement and to complete the Merger (subject, in the case of Zhone, to obtaining the approval of Zhone stockholders to the Share Issuance);

•	with respect to Zhone, the vote of its stockholders required to approve the Share Issuance;

•	the absence of any conflict with organizational documents, applicable law or certain agreements;

•	required consents, approvals or filings in connection with the Merger;

•	permits and compliance with certain laws;

•	with respect to Zhone, the accuracy of Zhone’s public filings;

•	financial statements, the absence of undisclosed liabilities and absence of certain changes;

•	employee benefit plans, labor and other employment matters;

•	material contracts;

•	the accuracy of the information supplied by DASAN and DNS to be included in this proxy statement;

•	legal proceedings and threatened claims;

•	environmental matters;

•	intellectual property;

•	taxes and tax returns;

•	insurance policies;

•	real and personal property;

•	significant customers and suppliers;

•	transactions with affiliates;

•	with respect to DASAN, DASAN’s ownership of Zhone common stock;

•	bank accounts;

•	with respect to Zhone, the receipt of a fairness opinion from Cowen and Company;

•	with respect to Zhone, compliance with Nasdaq listing requirements;

•	brokers or finders and related fees; and

•	the investigation by the parties and disclaimer of other representations or warranties.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” with respect Zhone or DNS, in either case as applicable, is defined as any change, effect or circumstance that (a) prevents Zhone or DNS, as applicable, from consummating the Merger and the other transactions contemplated by the Merger Agreement or (b) has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (i) economic conditions generally in the United States or foreign economies in any locations where such party has material operations or sales; (ii) conditions generally affecting the industries in which such party participates; provided, with respect to clauses (i) and (ii), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on such party; (iii) the announcement or pendency of the Merger (including any claim, litigation, cancellation of or delay in customer orders, reduction in revenues or income, disruption of business relationships or loss of employees); (iv) legal, accounting, investment banking or other fees or expenses incurred in connection with the transactions contemplated by the Merger Agreement; (v) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence on the date of the Merger Agreement and disclosed in disclosure schedules delivered in connection with the Merger Agreement; (vi) any action taken with the other party’s express written consent; (v) any change in the trading price of a party’s common stock in and of itself; or (vi) any failure, in and of itself, by either party to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (v) and (vi), the facts or circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect).

The representations and warranties of the parties in the Merger Agreement survive the completion of the Merger until the second anniversary of the Effective Time. If either party has made a claim for indemnification prior to such second anniversary, the representation and warranty on which such claim is based will survive for such time beyond such second anniversary until such claim is finally resolved.

Conduct of Business Pending the Merger

Zhone and DNS have agreed that, prior to the completion of the Merger, they will and will cause their subsidiaries to conduct their operations only in the ordinary and usual course of business consistent with past practice. In addition, except as contemplated by the Merger Agreement or as required by applicable law, each of Zhone and DNS will not, and will not permit any of their subsidiaries to, between the date of the Merger Agreement and the Effective Time, directly or indirectly, do or agree to do any of the following without the prior written consent of the other party:

•	solely with respect to DNS, amend its organizational documents;

•

issue, sell, pledge, dispose of, grant, transfer, or encumber any shares of its capital stock or other equity interests, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or grant to any person any right to acquire any shares of its capital stock,

•

sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets (including intellectual property), except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice;

•	enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

•

declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to its capital stock (other than distributions made by a subsidiary of Zhone or DNS to Zhone or DNS (or any other wholly owned subsidiary of Zhone or DNS), respectively);

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

•

acquire (including by merger, consolidation, or acquisition of stock or assets or otherwise) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, or enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this bullet point;

•

incur any funded debt or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person (other than a wholly owned subsidiary of the respective entity) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice that will be repaid or discharged prior to the Effective Time, or enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this bullet point;

•

terminate, cancel or request any material change in, or agree to any material change in, any material contract of the respective entity, or enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this bullet point;

•	except as may be required by contractual commitments or corporate policies, increase the compensation or benefits payable or to become payable to its directors, officers or employees;

•

except as may be required by contractual commitments or corporate policies, grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the entity or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable law;

•

except as may be required by contractual commitments or corporate policies, take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any employee benefit plan;

•

pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

•

accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

•	make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a governmental entity;

•	waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

•

change any material tax election, settle or compromise any claim in respect of material taxes, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended material tax return, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material tax, surrender any right to claim a material tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

•	modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Zhone is a party;

•	take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger not being satisfied; or

•	agree to take any of the foregoing actions.

Stockholders’ Meeting

Under the Merger Agreement, we are required, as soon as reasonably practicable following the date that this proxy statement is cleared by the SEC for mailing to Zhone stockholders, to duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of seeking stockholder approval of the Share Issuance. We are required to (1) through our Board of Directors, recommend to Zhone stockholders that they approve the Share Issuance, (2) use commercially reasonable efforts to obtain approval of the Share Issuance by Zhone stockholders (including by soliciting proxies from Zhone stockholders) and (3) otherwise comply with all legal requirements applicable to such meeting, except in each case to the extent that our Board of Directors has effected a change of its recommendation, as permitted by and determined in accordance with the provisions described below under “—Obligation of the Board of Directors with Respect to its Recommendation.”

Agreement to Take Certain Actions

Subject to the terms and conditions of the Merger Agreement, each party to the Merger Agreement has agreed to use its commercially reasonable efforts to consummate the Merger and to cause to be satisfied all conditions precedent to its obligations under the Merger Agreement, including, consistent with the foregoing,

•

taking, or causing to be taken, all appropriate action necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable;

•

obtaining from any governmental entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by DNS or Zhone or any of their respective subsidiaries, or to avoid any action or proceeding by any governmental entity in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby;

•

making all necessary filings, and thereafter making any other required submissions, with respect to the Merger Agreement and the Merger required under applicable law (including under the Securities Act, the Exchange Act and any other applicable federal or state securities laws, the HSR Act (if applicable), and the filing with CFIUS of a joint voluntary notice with respect to the transactions contemplated by this Agreement); and

•

giving any notices to third parties, and using commercially reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated the Merger Agreement and the related ancillary agreements, (ii) required to be disclosed in the applicable disclosure schedule or (iii) required to prevent a material adverse effect with respect to DNS or Zhone, as applicable, from occurring prior to or after the Effective Time. In the event that a party shall fail to obtain any third party consent described above, such party shall use commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon DNS and Zhone and their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Zhone has further agreed to promptly prepare and submit to Nasdaq a listing application covering the shares of DASAN Zhone common stock that will be outstanding immediately following the Effective Time and to use its commercially reasonable efforts to cause such listing to be approved, subject to official notice of issuance, prior to the Effective Time. Zhone submitted the listing application to Nasdaq on June 13, 2016.

DASAN has further agreed, as soon as reasonably practicable following the date of the Merger Agreement, to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under the laws of Korea with respect to the transactions contemplated by the Merger Agreement, including (1) engaging a specialized assessment institution under Section 165-4 of the Financial Investment Services and Capital Markets Act in Korea to conduct an evaluation of the price of the Merger and other matters required thereunder, (2) submitting a material fact report to the Financial Services Commission of Korea under Section 161 of the Financial Investment Services and Capital Markets Act in Korea, (3) submitting a material fact completion report to the Financial Services Commission of Korea under Section 5-15 of the Regulations on Issuance, Public Disclosure, etc. of Securities in Korea, (4) reporting to the Exchange of Korea the details of the Merger under Section 6.2 of the KOSDAQ Market Disclosure Regulation in Korea and (5) reporting to the Exchange of Korea the details of Zhone’s inclusion in its subsidiaries under Section 6.1 of the KOSDAQ Market Disclosure Regulation in Korea.

DASAN and DNS have agreed that they will not settle or offer to settle any litigation commenced prior to, on or after the date of the Merger Agreement against DASAN, DNS or any of their respective directors or officers by any stockholder of DASAN or DNS relating to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement, without the prior written consent of Zhone (which will not be unreasonably withheld, conditioned or delayed). Zhone has similarly agreed that it will not settle or offer to settle any litigation commenced prior to, on or after the date of the Merger Agreement against Zhone or any of its directors or officers by any stockholder of Zhone relating to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement, without the prior written consent of DASAN (which will not be unreasonably withheld, conditioned or delayed).

Go-Shop Period; Restriction on Solicitation of Acquisition Proposals

Under the terms of the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., Pacific time, on May 26, 2016, Zhone and its representatives were permitted to (1) encourage, initiate, solicit or take any other action to facilitate acquisition proposals from third parties, (2) provide non-public information to and participate in discussions and engage in negotiations with third parties with respect to acquisition proposals, (3) grant a waiver under any “standstill” provisions or similar obligations of any person with respect to Zhone to allow such person to make an acquisition proposal or (4) resolve to do any of the foregoing, provided that Zhone will promptly (but in no event later than 48 hours) provide DASAN with any material non-public information that it provides to any other person concerning Zhone or its subsidiaries that it has not previously provided to DASAN, and on the no-shop start date, Zhone will notify DASAN of the identity of any person who makes a bona fide written acquisition proposal during such period that the Zhone Board of Directors determines, in good faith and after consultation with its outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a superior proposal which of subject to the terms of the Merger Agreement, each of whom we refer to as an excluded party. Zhone did not receive any alternative acquisition proposals for the Board of Directors to consider during the 45-day “go-shop” period, and consequently there are no such excluded parties.

From and after May 27, 2016 (the no-shop start date), except as permitted by certain exceptions described below, Zhone and its subsidiaries will, and will use commercially reasonable efforts to cause its and their directors, officers, employees, shareholders, members, partners, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives not to, directly or indirectly:

•	encourage, initiate, solicit or take any other action designed to, or that could reasonably be expected to, facilitate an acquisition proposal;

•

participate or engage in any discussions or negotiations regarding, or furnish to any third party any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

•	approve, endorse or recommend an acquisition proposal; or

•	enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any acquisition proposal or a transaction contemplated thereby.

Furthermore, on the no-shop start date, Zhone will, and will use commercially reasonable efforts to cause its directors, officers, employees, shareholders, members, partners, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives to, except with respect to an excluded party, (1) immediately cease and cause to be terminated all existing discussions or negotiations with any person with whom it previously conducted discussions or negotiations with respect to any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal, (2) terminate access by any such person to any physical or electronic data room or other access to data of Zhone and its subsidiaries and (3) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any acquisition proposal, including any standstill provisions contained therein, including requiring such persons to immediately return or destroy all confidential information of Zhone furnished to such person or its representatives. With respect to any excluded party, Zhone may also continue to engage in the activities described in the first paragraph of this section above until approval by Zhone stockholders of the Share Issuance is obtained.

Prior to the approval of the Share Issuance by Zhone stockholders and subject to our compliance with the provisions described above, in response to an acquisition proposal, we may participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such acquisition proposal, if (1) we receive an unsolicited written bona fide acquisition proposal after the no-shop start date by a third party that did not result from a breach of the obligations described above, (2) our Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, (3) such action is taken subject to a confidentiality agreement containing customary terms and conditions and Zhone agrees not to waive any of the provisions in any such confidentiality agreement without waiving similar provisions in its confidentiality agreement with DASAN and (d) our Board of Directors reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Zhone will notify DASAN promptly (and in any event within one business day) of any request for information with respect to any acquisition proposal, or any inquiry, proposal, discussions or negotiation with respect to any acquisition proposal and the terms and conditions of such request, and Zhone shall, within one business day of the receipt thereof, promptly provide to DASAN copies of any written materials received in connection with any of the foregoing, and the identity of the person making any such acquisition proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. Zhone shall keep DASAN reasonably informed of the status and material details (including material amendments or proposed amendments) with respect to such acquisition proposal. Zhone shall promptly provide to DASAN any non-public information concerning it provided to any other person in connection with any acquisition proposal which was not previously provided to DASAN. With respect to any acquisition proposal that constitutes a superior proposal, for a period of five business days after such determination, Zhone shall, if requested by DASAN, negotiate in good faith to revise the Merger Agreement so that DASAN has the opportunity to make an offer that the Zhone Board of Directors may determine in its good faith judgment to be at least as favorable to Zhone stockholders as such superior proposal.

For purposes of the Merger Agreement, “acquisition proposal” means any offer or proposal concerning any (a) merger, consolidation, business combination, or similar transaction involving Zhone, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Zhone representing 20% or more of the consolidated assets of Zhone and its subsidiaries, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of Zhone, (d) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting capital stock of Zhone or (e) any combination of the foregoing (other than the Merger).

For purposes of the Merger Agreement, “superior proposal” means any bona fide written acquisition proposal which is not solicited after the date of the Merger Agreement in violation of the Merger Agreement made by any person other than DASAN or DNS that (a) concerns an acquisition proposal (except that references in the definition of acquisition proposal to “20%” shall be “50%”) involving Zhone, (b) is on terms which the Zhone Board of Directors in good faith concludes following consultation with its financial advisors and outside legal counsel are more favorable to Zhone stockholders than the transactions contemplated by the Merger Agreement, and (c) is, in the good faith judgment of the Zhone Board of Directors, reasonably likely to be financed and completed on the terms proposed on or before the expected closing date, taking into account the various legal, financial and regulatory aspects of the proposal.

Obligation of the Board of Directors with Respect to its Recommendation

Except in the circumstances and pursuant to the procedures described below, our Board of Directors will not:

•	withdraw, modify, amend, or propose to withdraw, modify or amend, in an manner adverse to DASAN, its recommendation with respect to the Share Issuance;

•	fail to include its recommendation with respect to the Share Issuance in this proxy statement; or

•	resolve to do any of the foregoing.

However, our Board of Directors is permitted to take the actions set forth in the three bullets above if, following the receipt of a superior proposal, (1) Zhone has complied with its obligations set forth above under “—Go-Shop Period; Restriction of Solicitation of Acquisition Proposals,” (2) the Zhone Board of Directors reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and (3) prior to taking such actions, the Zhone Board of Directors shall have given DASAN at least five business days’ notice of its intention to take such action and the opportunity to meet Zhone and its outside counsel and financial advisor.

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•

giving each party and its authorized representatives reasonable access upon reasonable prior notice to each other party and such other parties’ subsidiaries’ officers, employees, agents, properties, offices and other facilities to the books and records thereof;

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•	certain matters with respect to employee benefits;

•	certain actions to be taken with respect to intercompany arrangements between DNS and the DASAN group;

•	the consultation regarding any press releases or other public statements with respect to the Merger Agreement or the Merger;

•	the contribution by DASAN of cash to DNS Korea, a wholly owned subsidiary of DNS, if such entity’s net cash levels are below 13 Billion Won immediately prior to the Effective Time;

•	notification of certain matters;

•	certain tax matters; and

•	delivery of certain financial statements of DNS and DNS Korea to Zhone.

Conditions to the Merger

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the Share Issuance must have been approved by the requisite majority of Zhone stockholders;

•

no governmental entity of competent jurisdiction must have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration awards or finding or other order (whether temporary, preliminary or permanent), in any case, which is then in effect and prevents or prohibits consummation of the Merger or any other transactions contemplated by the Merger Agreement;

•

any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, and the rules and regulations thereunder, must have expired or been terminated and any approvals required thereunder shall have been obtained;

•

the shares of DASAN Zhone common stock, including the shares of Zhone common stock issuable as merger consideration, must have been approved for listing on Nasdaq, subject to official notice of issuance; and

•	any review, investigation or other proceeding by CFIUS must have been favorably concluded (which condition was satisfied in June 2016).

The obligations of Zhone and Merger Sub to complete the Merger are further subject to the satisfaction or waiver of the following conditions:

•

DASAN’s and DNS’ respective representations and warranties in the Merger Agreement must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except to the extent a representation or warranty is made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (determined without regard to any materiality and material adverse effect qualifications therein) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect ;

•

DASAN and DNS must have performed or complied, in all material respects, with their respective obligations, agreements and covenants required by the Merger Agreement to be performed or complied with on or prior to the Effective Time;

•	DASAN and the escrow agent must have executed and delivered the Escrow Agreement;

•	DASAN must have executed and delivered certain other ancillary agreements, including the Lock-Up Agreement, the Stockholder Agreement, the Registration Rights Agreement and the Loan Agreement;

•	DNS Korea, a wholly owned subsidiary of DNS, must have net cash on hand of not less than 13 Billion Won; and

•

from the date of the Merger Agreement through the Effective Time, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on DNS.

The obligations of DASAN and DNS to complete the Merger are further subject to the satisfaction or waiver of the following conditions:

•

Zhone’s and Merger Sub’s respective representations and warranties in the Merger Agreement must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except to the extent a representation or warranty is made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (determined without regard to any materiality and material adverse effect qualifications therein) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

•

Zhone and Merger Sub must have performed or complied, in all material respects, with their respective obligations, agreements and covenants required by the Merger Agreement to be performed or complied with on or prior to the Effective Time;

•	Zhone must have obtained certain consents, approvals and authorizations of third parties and governmental entities;

•	Zhone and the escrow agent must have executed and delivered the Escrow Agreement;

•	certain executive officers, directors and stockholders of Zhone must have executed and delivered the Lock-Up Agreement;

•	Zhone must have executed and delivered certain other ancillary agreements, including the Stockholder Agreement, the Registration Rights Agreement and the Loan Agreement; and

•

from the date of the Merger Agreement through the Effective Time, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Zhone.

Termination of the Merger Agreement

Zhone and DASAN may mutually agree to terminate and abandon the Merger Agreement at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance.

Termination by either Zhone or DASAN

In addition, Zhone, on the one hand, or DASAN, on the other hand, may terminate the Merger Agreement by written notice to the other at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

the Merger has not been consummated by December 31, 2016, provided that the right to terminate the Merger Agreement under this bullet is not available to Zhone, if Zhone or Merger Sub, or to DASAN, if DASAN or DNS, as applicable, has breached in any material respect its obligations under the Merger Agreement in any manner that has caused or resulted in the failure to consummate the Merger on or before December 31, 2016;

•

any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action has become final and non-appealable; or

•

the requisite vote of Zhone stockholders to approve the Share Issuance has not been obtained at the duly held stockholders’ meeting or any adjournment or postponement thereof, provided that the right to terminate the Merger Agreement under this bullet is not available to Zhone if the failure to obtain the requisite vote of Zhone stockholders shall have been caused by the action or failure to act of Zhone and such action or failure to act constitutes a material breach by Zhone of the Merger Agreement.

Termination by Zhone

Zhone may also terminate the Merger Agreement by written notice to DASAN at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

Zhone has received a superior proposal and the Zhone Board of Directors reasonably determines in good faith, after consultation with outside legal counsel, that it is necessary to terminate the Merger Agreement and enter into an agreement to effect such superior proposal in order to comply with its fiduciary duties under applicable law, provided that Zhone may not terminate the Merger Agreement pursuant to this bullet point unless (1) it has first compiled with all restrictions described above under the heading “—Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals,” (2) five business days have elapsed following delivery to DNS of a written notice of such determination and during such period, Zhone has negotiated in good faith with DASAN and DASAN has not submitted a binding offer that the Zhone Board of Directors has determined in its good faith judgment to be at least as favorable to Zhone stockholders as such superior proposal and (3) prior to such termination, Zhone shall have paid the termination fee (as described below under the heading “—Termination Fees and Expenses”); or

•

DASAN or DNS shall have breached any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing conditions relating to DASAN and DNS’ representations, warranties, covenants or agreements would not be satisfied and that such breach is not cured within twenty days (or prior to December 31, 2016, if sooner), provided that neither Zhone nor Merger Sub is in material breach of its obligations or its representations and warranties under the Merger Agreement and that Zhone shall provide written notice to DASAN at least twenty days prior to such termination stating the intention to terminate and the basis for such termination.

Termination by DASAN

DASAN may also terminate the Merger Agreement by written notice to Zhone at any time prior to the Effective Time, even after we have obtained the requisite vote of Zhone stockholders to approve the Share Issuance, if:

•

Zhone or Merger Sub shall have breached any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing conditions relating to Zhone’s and Merger Sub’s representations, warranties, covenants or agreements would not be satisfied and that such breach is not cured within twenty days (or prior to December 31, 2016, if sooner), provided that neither DASAN nor DNS is in material breach of its obligations or its representations and warranties under the Merger Agreement and that DASAN shall provide written notice to Zhone at least twenty days prior to such termination stating the intention to terminate and the basis for such termination;

•

Zhone’s Board of Directors shall have (1) approved or recommended to its stockholders, or resolved to approve or recommend to its stockholders, or (2) entered into, or resolved to enter into, any agreement with respect to, an acquisition proposal other than that contemplated by the Merger Agreement; or

•

Zhone’s Board of Directors fails to recommend approval of the Share Issuance, or has withdrawn, or adversely modified or changed, resolved to withdraw or adversely modify or change such recommendation.

Payment of Expenses

The Merger Agreement provides that upon termination of the Merger Agreement:

•

by DASAN, pursuant to the provision described in the first bullet under “—Termination of the Merger Agreement—Termination by DASAN,” Zhone is required to reimburse DASAN an amount equal to DASAN’s reasonable out-of-pocket expenses incurred relating to the Merger and the Merger Agreement, in an amount up to $5.0 million; and

•

by Zhone pursuant to the provision described in the second bullet under “—Termination of the Merger Agreement—Termination by Zhone,” DASAN is required to reimburse Zhone an amount equal to Zhone’s reasonable out-of-pocket expenses incurred relating to the Merger and the Merger Agreement, in an amount up to $5.0 million.

Termination Fee Payable by Zhone

Zhone has agreed to pay the Zhone Termination Fee as directed by DASAN of $2.5 million, if:

•	DASAN terminates the Merger Agreement pursuant to the provision described in the second bullet or the third bullet under “—Termination of the Merger Agreement—Termination by DASAN”;

•	Zhone terminates the Merger Agreement pursuant to the provision described in the first bullet under “— Termination of the Merger Agreement—Termination by Zhone”; or

•	both of the following requirements are satisfied: (1) either Zhone or DASAN terminates the Merger Agreement pursuant to the provisions described in the first bullet under “—Termination of the Merger

Agreement—Termination by either Zhone or DASAN” and (2)(i) at any time following the date of the Merger Agreement and prior to the termination of the Merger Agreement, an acquisition proposal for Zhone has been publicly made, proposed or communicated and not withdrawn and (ii) within 12 months following the termination of the Merger Agreement, Zhone consummates such acquisition proposal.

Escrow, Indemnification and Remedies

The representations and warranties of the parties to the Merger Agreement will survive the consummation of the Merger for a period of two years following the Effective Time. During such period, each of Zhone and DASAN has agreed to indemnify the other party for breaches of representations, warranties, covenants and agreements by the indemnifying party, subject to certain exceptions and exclusions. A portion equal to approximately 10% of the total number of shares of Zhone common stock to be issued to DASAN pursuant to the Merger Agreement will be placed into escrow for a period of two years to provide the sole source of indemnification for any post-closing indemnification claims against DASAN. If DASAN is entitled to any post-closing indemnification payments as a result of successful claims against Zhone, such payments will be satisfied solely by payment in cash in U.S. dollars by Zhone.

At the Effective Time, the Board of Directors shall form a three-member Special Committee composed of the members of the Board of Directors designated by Zhone pursuant to the Merger Agreement. The Special Committee shall be responsible, among other matters, for the evaluation of potential claims for losses and indemnification rights under the Merger Agreement and the exercise or waiver of any of Zhone’s rights, benefits or remedies under the Merger Agreement. After the Effective Time, the Merger Agreement requires DASAN to deal exclusively with the Special Committee on all indemnification matters under the Merger Agreement.

Amendment and Waiver

The Merger Agreement may be amended by action taken by the parties at any time before or after Zhone stockholders have approved the Share Issuance but, after such approval, no amendment may be made which requires the approval of any such stockholders under applicable law without obtaining such further approvals. The Merger Agreement also provides that, at any time prior to the closing date, each party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties, or waive compliance by the other parties with any of the agreements or conditions contained in the Merger Agreement, but after approval by Zhone stockholders of the Share Issuance, no extension or waiver of the Merger Agreement may be made which requires further approval by Zhone stockholders under applicable law without obtaining such further approvals.

Specific Performance

The parties have agreed in the Merger Agreement that irreparable damage would occur if any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of its terms and provisions in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

ANCILLARY AGREEMENTS

Voting Agreement

In connection with the entry into the Merger Agreement, and as an inducement to DASAN’s and DNS’ willingness to enter into the Merger Agreement, on April 11, 2016, the directors and executive officers of Zhone and certain stockholders of Zhone entered into the Voting Agreement with DASAN, pursuant to which such persons and stockholders have agreed, on the terms set forth therein, to vote their shares of Zhone stock in favor of the Share Issuance and against any acquisition or any proposal relating to an acquisition proposal, and to certain other matters.

Loan Agreement

As a condition to the Merger, DASAN has agreed to enter into a Loan Agreement with DASAN Zhone at the closing of the Merger, pursuant to which DASAN will provide DASAN Zhone with a $5.0 million subordinated term loan facility. Under the Loan Agreement, DASAN Zhone will be permitted to request drawdowns of one or more term loans in an aggregate principal amount not to exceed $5.0 million. Such term loans will mature on the fifth anniversary of the initial funding date, will be pre-payable at any time without premium or penalty, and will bear interest at a rate to be specified (which will be no less favorable to DASAN Zhone than the interest rate charged by DASAN for its intercompany loans). The Loan Agreement will also contain customary covenants and events of default.

Lock-Up Agreement

As a condition to the Merger, DASAN, each of the existing directors and executive officers of Zhone, each of the directors and executive officers of DASAN Zhone appointed at the closing, and certain existing significant stockholders of Zhone will enter into a Lock-Up Agreement, pursuant to which such persons and stockholders will agree not to offer, sell or otherwise dispose of any shares of DASAN Zhone common stock, or any options or warrants to purchase DASAN Zhone common stock, for a period of 180 days from the Effective Time (or for a period of 90 days from the Effective Time, in respect of certain existing significant stockholders of Zhone), subject to customary exceptions.

Registration Rights Agreement

As a condition to the Merger, Zhone has agreed to enter into a Registration Rights Agreement with DASAN at the closing of the Merger, which will provide DASAN with the right to demand that DASAN Zhone register the shares of DASAN Zhone common stock issued to DASAN in the Merger and will also provide DASAN with piggyback registration rights for such shares of Zhone common stock.

Pursuant to the Registration Rights Agreement, upon DASAN’s request (following the expiration of the 180-day lock-up period under the Lock-Up Agreement), DASAN Zhone is required to prepare and file one or more registration statements with the SEC for the offer and sale from time to time on a continuous or delayed basis of the shares of DASAN Zhone common stock issued to DASAN in connection with the Merger. Such registrations are required to be accomplished pursuant to a shelf registration statement on Form S-3 (or, if DASAN Zhone does not satisfy the requirements for such form, on such other form as may be appropriate). Additionally, DASAN has the right to demand that DASAN Zhone effect the registration of a specified number of shares for sale within a specified period, provided that such demand may only be made twice in any 12-month period. In addition, under the Registration Rights Agreement, if DASAN Zhone proposes to file a registration statement with respect to an offering of equity securities for sale to the public (other than registrations on Form S-4 or S-8), it is required to provide notice to DASAN of such anticipated filing and, subject to certain limitations and priorities, DASAN may require DASAN Zhone to include in such registration any of the shares of common stock issued to it in connection with the Merger.

The Registration Rights Agreement contains other customary provisions, including standstill and suspension periods, procedures for registration, and mutual indemnification obligations of the parties thereto.

Stockholder Agreement

As a condition to the Merger, DASAN has agreed to enter into a Stockholder Agreement with DASAN Zhone, pursuant to which DASAN has agreed, on the terms set forth therein, to vote its shares of DASAN Zhone common stock (1) in favor of the election of each person who is nominated by the Board of Directors (or a committee thereof) following the Effective Time for election to the Board of Directors in accordance with the DASAN Zhone Bylaws and (2) against the removal of any such director unless such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board of Directors. The term of the Stockholder Agreement will expire on the second anniversary of the Effective Time (provided that such voting obligations expire with respect to the election of the Zhone designated Co-Chief Executive Officer to the Board of Directors on the first anniversary of the Effective Time).

Under the Stockholder Agreement, DASAN will also provide an irrevocable proxy with respect to the foregoing director elections and will agree to certain restrictions on the transfer of its shares.

PROPOSAL 1:

APPROVAL OF ISSUANCE OF ZHONE COMMON STOCK

Overview

If the Merger is consummated, DASAN will be entitled to receive that number of shares of Zhone common stock as is determined by dividing (i) the number of shares of Zhone common stock issued and outstanding immediately prior to the Merger by (ii) 0.42, rounded to the nearest whole share and subtracting from such quotient the number of shares of Zhone common stock issued and outstanding immediately prior to the Merger. As a result of the Merger, DASAN will hold 58% of the outstanding shares of DASAN Zhone common stock immediately following the Merger, and Zhone’s then existing stockholders will retain 42% of such shares. Under the Nasdaq Marketplace Rules, a company listed on Nasdaq is required to obtain stockholder approval before the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or exceed 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition, or where the issuance of shares would result in a change of control of the issuer.

Under the Nasdaq Marketplace Rules, we are therefore required to obtain the approval of Zhone stockholders for the issuance of shares of Zhone common stock to DASAN in connection with the Merger. Accordingly, Zhone is asking its stockholders to approve the Share Issuance to DASAN in connection with the Merger.

The affirmative vote of the majority of the votes cast by the holders of Zhone common stock is required to approve the Share Issuance.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Share Issuance.

PROPOSAL 2:

APPROVAL OF MERGER-RELATED COMPENSATION

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the annual meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executives in connection with the Merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Merger—Interests of Our Directors, Executive Officers and Senior Managers in the Merger.”

This stockholder vote on Merger-related executive compensation is an advisory vote only, and it is not binding on us or the Board of Directors. Further, where underlying arrangements with the named executives are contractual in nature they are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is completed, our named executives will be eligible to receive such compensation (subject only to the contractual obligations applicable thereto). Approval of this proposal is not a condition to the completion of the Merger.

We are asking Zhone stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executives of Zhone Technologies, Inc. in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the company’s proxy statement for the 2016 annual meeting of stockholders under the heading “The Merger—Interests of Directors, Executive Officers and Senior Managers in the Merger—Quantification of Payments and Benefits” beginning on page 63 (which disclosure includes the “Golden Parachute” Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The affirmative vote of the majority of the votes cast by the holders of Zhone common stock is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are dedicated to maintaining the highest standards of business integrity. It is our belief that adherence to sound principles of corporate governance, through a system of checks, balances and personal accountability is vital to protecting Zhone’s reputation, assets, investor confidence and customer loyalty. Above all, the foundation of Zhone’s integrity is our commitment to sound corporate governance. Our corporate governance principles and Code of Conduct and Ethics can be found at www.zhone.com.

Board Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors, other than Mr. Norrod, is independent under the criteria established by Nasdaq for independent board members. In addition, each member of the committees of the Board of Directors is currently an independent director in accordance with Nasdaq standards. At the conclusion of the regularly scheduled Board of Directors meetings, the independent directors have the opportunity to and regularly meet outside of the presence of our management.

We expect that DASAN Zhone will elect to be treated as a “controlled company” under Nasdaq Marketplace Rules following the Merger because more than 50% of the voting power for the election of directors will be held by DASAN. As a “controlled company,” DASAN Zhone may rely on exemptions from certain corporate governance requirements under Nasdaq Marketplace Rules, including the requirement that we have a majority of independent directors on the Board of Directors and requirements with respect to compensation and nominating and corporate governance committees.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors has five directors and the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Corporate Governance and Nominating Committee. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter which can be found on the “Corporate Governance” section of our website at www.zhone.com. During the year ended December 31, 2015, the Board of Directors held eight meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, in each case during the period for which they were directors of Zhone. We endeavor to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. One of our directors attended last year’s annual meeting of stockholders.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michael Connors(1)	Member
Robert Dahl	Chair	Member	Member
Morteza Ejabat(2)
C. Richard Kramlich(2)(3)	Member	Member	Member
James Norrod
Nancy Pierce(3)	Member
James Timmins(1)	Member
Mahvash Yazdi
Number of Meetings in 2015	5	2	1

(1)	Mr. Timmins resigned from his position as a director of Zhone and member of the Audit Committee effective as of September 30, 2015. Dr. Connors was appointed as a member of the Audit Committee to fill the vacancy effective as of September 30, 2015.
(2)	Mr. Ejabat resigned from his position as Executive Chairman of our Board of Directors effective as of January 31, 2016. Mr. Kramlich was appointed Interim Chairman of our Board of Directors to replace him effective as of January 31, 2016.
(3)	Ms. Pierce resigned from her position as a director of Zhone and member of the Audit Committee effective as of November 30, 2015. Mr. Kramlich was appointed member of the Audit Committee to fill the vacancy effective as of November 30, 2015.

Audit Committee

The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of such independent registered public accounting firm from our management, and our annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee contains at least one “audit committee financial expert” as defined by the rules of the SEC. The Board of Directors has determined that Robert Dahl meets the qualifications of an “audit committee financial expert.” Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Mr. Dahl with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Dahl any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. The responsibilities and activities of the Audit Committee are described in greater detail in the section entitled “Audit Committee Report.”

During 2015, the members of the Audit Committee included Messrs. Dahl (Chair), Timmins, Connors, Kramlich and Ms. Pierce. Effective as of September 30, 2015, Mr. Timmins resigned as member of the Audit Committee and Dr. Connors was appointed as member of the Audit Committee as his replacement. Effective as of November 30, 2015, Ms. Pierce resigned as member of the Audit Committee, and Mr. Kramlich was appointed member of the Audit Committee as her replacement.

Compensation Committee

The Compensation Committee is responsible for establishing and monitoring policies governing the compensation of executive officers. In carrying out these responsibilities, the Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers, establishing salary and bonus levels for these individuals, and approving stock option grants for these individuals under our stock option plans. The objectives of the Compensation Committee are to correlate executive officer compensation with our business objectives and financial performance, and to enable us to attract, retain and reward executive officers who contribute to the long-term success of the company. The Compensation Committee seeks to reward executive officers in a manner consistent with our annual and long-term performance goals, and to recognize individual initiative and achievement among executive officers. For additional information concerning the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee develops and reviews corporate governance principles applicable to the company, identifies individuals qualified to serve as directors, selects or recommends nominees to the Board of Directors for the election of directors, and advises the Board of Directors with respect to Board of Directors and committee composition. The Corporate Governance and Nominating Committee is also responsible for reviewing with the Board of Directors from time to time the appropriate skills and characteristics required of Board of Directors members in the context of the current size and make-up of the Board of Directors. This assessment includes issues of diversity of professional experience, viewpoint, age, skills (such as understanding of manufacturing, technology, finance and marketing), and international background. These factors, and any other qualifications considered useful by the Corporate Governance and Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. As a result, the priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board of Directors members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Corporate Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

In selecting or recommending candidates for election to the Board of Directors, the Corporate Governance and Nominating Committee considers nominees recommended by directors, management and stockholders using the same criteria to evaluate all candidates. The Corporate Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon the identification of a qualified candidate, the Corporate Governance and Nominating Committee would select, or recommend for consideration by the full Board of Directors, the nominee for the election of directors. The Corporate Governance and Nominating Committee may engage consultants or third party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, stockholders should submit the candidate’s name and qualifications to Zhone’s Corporate Secretary in writing to the following address: Zhone Technologies, Inc., Attention: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621. When submitting candidates for nomination to be elected at the annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws.

Board of Directors Leadership Structure

The positions of Chairman and Chief Executive Officer have been separated since July 2014 when Mr. Ejabat resigned from his position as President and Chief Executive Officer of Zhone and was appointed as Executive Chairman of the Board of Directors of Zhone, and Mr. Norrod was appointed as the President and Chief Executive Officer of Zhone. On January 31, 2016, Mr. Ejabat resigned from his position as Executive Chairman of the Board of Directors of Zhone and Mr. Kramlich was appointed as Interim Chairman of the Board of Directors. The Board of Directors believes that this leadership structure is appropriate at this time to maximize the effectiveness of its oversight of management and to provide a perspective that is separate and distinct from that of management.

Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and discusses our policies with respect to risk assessment and risk management. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.

The Board of Directors’ role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communications with the Board of Directors

Any stockholder wishing to communicate with any of our directors regarding corporate matters may write to the director, c/o Corporate Secretary, Zhone Technologies, Inc., 7195 Oakport Street, Oakland, California 94621. The Corporate Secretary will forward these communications directly to the director(s). However, certain correspondence such as spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material may be forwarded elsewhere within the company for review and possible response.

PROPOSAL 3:

ELECTION OF DIRECTORS

Overview

In accordance with our certificate of incorporation, we divide our Board of Directors into three classes, with Class I consisting of one member, Class II consisting of two members, and Class III consisting of two members. We elect one class of directors to serve a three year term at each annual meeting of stockholders. At this year’s annual meeting of stockholders, we will elect two Class III directors to hold office until the 2019 annual meeting of stockholders (or until their successors are duly elected and qualified). If the Merger is completed, the Board of Directors of DASAN Zhone will be changed upon completion of the Merger to consist of four directors appointed by DASAN and three directors appointed by Zhone, and accordingly we anticipate that two of our existing directors, Robert Dahl and Mahvash Yazdi, will resign from the Board of Directors in connection with the Merger. The two Class III directors who have been nominated for election at the annual meeting are expected to continue to serve as directors following the consummation of the Merger.

The Board of Directors unanimously nominated Michael Connors and James Norrod as Class III nominees for election to the Board. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received “FOR” the election of Messrs. Connors and Norrod. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board of Directors to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board of Directors may reduce the size of the Board. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director. Abstentions and broker non-votes will have no effect on the vote.

The following table sets forth for each nominee to be elected at the annual meeting and for each director whose term of office will extend beyond the annual meeting, the age of each nominee or director, the positions currently held by each nominee or director with the company, the year in which each nominee’s or director’s current term will expire (subject to the changes that will occur upon completion of the Merger, as described above), and the class of director of each nominee or director.

Name	Age	Position	Term Expires	Class
Michael Connors	74	Director	2016	III
Robert Dahl	75	Director	2017	I
C. Richard Kramlich	80	Interim Chairman of the Board of Directors	2018	II
James Norrod	68	President, Chief Executive Officer and Director	2016	III
Mahvash Yazdi	64	Director	2018	II

All of our directors bring to the Board of Directors a wealth of executive leadership experience derived from their service as executives or managing directors of large corporations or venture capital firms. They also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described above under “Corporate Governance Principles and Board Matters–Board Structure and Committee Composition–Corporate Governance and Nominating Committee.” Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the following paragraphs.

Mr. Timmins resigned from his position as a director of Zhone effective as of September 30, 2015, Ms. Pierce resigned from her position as a director of Zhone effective as of November 30, 2015 and Mr. Ejabat resigned from his position as Executive Chairman of the Board of Directors effective as of January 31, 2016.

Class III Directors (with Terms Expiring at this Annual Meeting)

Michael Connors has served as a director of Zhone since November 2003 following the consummation of Zhone’s merger with Tellium, Inc. Dr. Connors had been a member of Tellium’s board of directors since June 2000. From 1992 to 1998, Dr. Connors held the office of President of AOL Technologies, an Internet service provider, where he led the creation and growth of AOLnet and the development of AOL software and services. Dr. Connors is currently a director of The Connors Foundation. Dr. Connors earned a B.S. in Engineering, an M.S. in Statistics and a Ph.D. in Operations Research from Stanford University. We believe Dr. Connors is well suited to serve on our Board of Directors given his extensive knowledge of the communications industry based on his experience as President of AOL Technologies and director of Tellium.

James Norrod has served as President, Chief Executive Officer and a director of Zhone since July, 2014. Prior to joining Zhone, from January 2013 to December 2013, Mr. Norrod served as Chief Executive Officer of BigBelly Solar, a provider of innovative solar powered solutions for the management of waste and recycling. From October 2010 to January 2013, Mr. Norrod served as President and Chief Executive Officer of Infinite Power Solutions, a clean technology company focused on the development and manufacturing of micro-energy storage devices. From April 2005 to January 2010, Mr. Norrod served as President and Chief Executive Officer of Segway Inc., a company focused on the development and manufacturing of electric personal transportation products and technologies. Prior to joining Segway, Mr. Norrod held various chief executive officer positions across the technology industry. Mr. Norrod started his career with IBM, where he managed the General Motors account for more than 10 years. Mr. Norrod holds a B.S. in Economics from Oakland University and an M.B.A. from the University of Detroit. We believe Mr. Norrod’s extensive chief executive officer experience and expertise in the enterprise business arena and telecommunications industry, make him particularly well suited to be our President and Chief Executive Officer and serve on our Board of Directors.

Class I Director

Robert Dahl has served as a director of Zhone since June 1999. Since January 1998, Mr. Dahl has served as a partner of Riviera Ventures LLP, a private investment firm. Previously, Mr. Dahl held various senior management positions in large corporations, including Ascend Communications, Inc., American President Companies, Ungermann Bass Corporation, ROLM Corporation, Measurex Corporation and Fairchild Camera & Instrument Corporation. Mr. Dahl also served as a director of NorCal Community Bancorp from 1998 to 2008. Mr. Dahl holds a B.S. in Finance from the University of California at Berkeley and is a retired certified public accountant. Mr. Dahl has gained extensive knowledge of finance from his experience as senior manager of a number of large corporations, and we believe this is particularly valuable to our Board of Directors’ discussion of financial matters.

Class II Directors

C. Richard Kramlich has served as a director of Zhone since November 1999 and was a general partner at New Enterprise Associates, Inc. (NEA) from co-founding the venture capital firm in 1978 until his retirement in December 2012. Present board memberships include, among others, Sierra Monitor Corporation (BB: SRMC), Visual Edge Technology, Inc., BinWise and Future Now Group, Inc. (FUTR). Prior to co-founding NEA, Mr. Kramlich was a General Partner of Arthur Rock & Associates and Executive Vice President of Gardner & Preston Moss. He received an M.B.A. from Harvard University and a B.S. in History from Northwestern University. We believe Mr. Kramlich is well suited to serve on our Board of Directors given his extensive experience as general partner of a prominent venture capital firm and his active involvement with numerous public and private companies.

Mahvash Yazdi has served as a director of Zhone since September 2014. Since 2012, Ms. Yazdi has served as the President of Feasible Management Consulting. Ms. Yazdi also currently serves as an advisory board member for Comverge, Inc. and Infosys where she provides strategic consulting in the energy and technology sectors. From 1997 to 2012, Ms. Yazdi held various senior management positions with Southern California

Edison Company, most recently as Vice President of Business Integration and Chief Information Officer. From 1980 to 1997, Ms. Yazdi held various positions with Hughes Aircraft Company, most recently as Vice President and Chief Information Officer. Ms. Yazdi earned an M.B.A. from the University of Southern California and a B.S. in industrial management from Polytechnic University, Pomona. She also completed the Management of Information Technology program at Harvard Business School. We believe Ms. Yazdi is well suited to serve on our Board of Directors given her extensive experience with enterprise business firms in several industries as well as her active involvement with numerous organizations.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. Connors and Norrod.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016. KPMG LLP has served as our independent registered public accounting firm since the year ended December 31, 2000. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will reconsider whether or not to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders. If the Merger is completed, we anticipate that, whether or not the selection of KPMG LLP is ratified at the annual meeting, the Audit Committee (as reconstituted following the Merger) may direct the appointment of a different firm as our independent registered public accounting firm following the Merger.

Principal Accounting Fees and Services

The following is a summary of the fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2015 and December 31, 2014:

Fee Category	2015	2014
Audit Fees	$840,729	$841,210
Audit-Related Fees	—	—
Tax Fees	1,086	11,500
All Other Fees	—	—

Total Fees	$841,815	$852,710

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements, audit of our internal control over financial reporting, included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. This category consists of assurance and related services provided by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above as “Audit Fees.” These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees. This category consists of professional services rendered by KPMG, LLP primarily in connection with tax compliance, tax planning and tax advice activities. These services include assistance with the preparation of tax returns, claims for refunds, value added tax compliance, and consultations on state, local and international tax matters.

All Other Fees. This category consists of fees for products and services other than the services reported above.

Pre-Approval Policy of the Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the audit-related fees, tax fees and other fees billed in each of the last two fiscal years, as described above, were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as Zhone’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the company and audits of Zhone’s financial statements and internal control over financial reporting. Zhone’s Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. As described more fully in the charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Zhone’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Zhone’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards, applicable laws and regulations. KPMG LLP, Zhone’s independent registered public accounting firm, is responsible for performing an independent audit of Zhone’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee periodically meets with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of Zhone’s internal controls and the overall quality of Zhone’s financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, KPMG. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and KPMG on the basis of the information it receives, discussions with management and KPMG, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and KPMG. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, including the quality and acceptability of Zhone’s accounting principles as applied in its financial reporting. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from Zhone. In reliance on these reviews and discussions, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Zhone’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully Submitted by the Audit Committee

Robert Dahl (Chairman)

Michael Connors

C. Richard Kramlich

PROPOSAL 5:

APPROVAL OF ADJOURNMENT OF MEETING

Overview

We are asking our stockholders to vote on a proposal to approve any adjournments of the annual meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the Share Issuance.

The affirmative vote of the majority of the votes cast by the holders of Zhone common stock is required to approve any such adjournment of the annual meeting. Approval of this proposal is not a condition to the completion of the Merger.

In addition, even if a quorum is not present at the annual meeting, the chairman of the meeting or the stockholders by the affirmative vote of a majority of the votes cast at the annual meeting may adjourn the meeting to another place, date or time.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the approval of any adjournment of the annual meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the annual meeting to approve the Share Issuance.

OWNERSHIP OF SECURITIES

Beneficial Ownership Table

The following table sets forth information known to us regarding ownership of Zhone common stock on July 25, 2016 by (1) each person who beneficially owned more than 5% of Zhone common stock, (2) each current director and director nominee, (3) each of the named executives identified in the Summary Compensation Table set forth below under the heading “Executive Compensation,” and (4) all directors, named executives and their affiliates as a group. We are not aware of any arrangements, including any pledge of our common stock that could result in a change in control.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent Owned (3)
New Enterprise Associates entities	4,781,292	(4)	13.91%
Morteza Ejabat	1,785,686	(5)	5.20%
Kirk Misaka	706,542	(6)	2.04%
Michael Connors	382,558	(7)	1.11%
James Norrod	60,000	(8)	*
Michael Fischer	11,440	(9)	*
David Misunas	0		*
Eric Presworsky	36,842	(10)	*
Robert Dahl	207,052	(11)	*
C. Richard Kramlich	162,921	(12)	*
Mahvash Yazdi	48,102	(13)	*
All directors, named executives and their affiliates as a group (9 persons)	6,411,748	(14)	18.30%

*	Denotes less than 1%.
(1)	Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address for each person or entity named below is c/o Zhone Technologies, Inc., 7195 Oakport Street, Oakland, California 94621.
(2)	In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after July 25, 2016 are deemed outstanding, including without limitation, upon the exercise of options and warrants. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 34,371,266 shares of common stock outstanding on July 25, 2016 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after July 25, 2016.
(4)	Consists of (a) 363,426 shares held by New Enterprise Associates VIII, L.P., (b) 258,836 shares held by New Enterprise Associates 8A, L.P., (c) 1,788,067 shares held by New Enterprise Associates 9, L.P., (d) 2,370,944 shares held by New Enterprise Associates 10, L.P. and (e) 18 shares held by NEA Ventures 2000, L.P. Each separate New Enterprise Associates entity disclaims beneficial ownership over shares with respect to which it is not the direct holder, except to the extent of its pecuniary interest therein. The address of the entities affiliated with New Enterprise Associates is 1954 Greenspring Dr., Suite 600, Timonium, Maryland 21093.
(5)	Consists of (a) 982,812 shares held by Mr. Ejabat, (b) 14,100 shares held by Mr. Ejabat as Trustee of the Salmeh Ejabat Trust, (c) 14,100 shares held by Mr. Ejabat as Trustee of the Ashlee Ann Ejabat Trust, and (d) 774,674 shares held by Mr. Ejabat as Trustee of the Morteza Ejabat Trust Under Declaration of Trust Dated May 18, 1998.

(6)	Consists of (a) 446,543 shares held by Mr. Misaka, and (b) 259,999 shares subject to options exercisable by Mr. Misaka within 60 days after July 25, 2016.
(7)	Consists of (a) 127,823 shares held by Dr. Connors, (b) 16,667 shares held by Suaimhneas LLC, of which Dr. Connors is the sole manager and his adult children are the owners, and (c) 238,068 shares subject to options exercisable by Dr. Connors within 60 days after July 25, 2016.
(8)	Consists of 60,000 shares held by Mr. Norrod.
(9)	Consists of 11,440 shares subject to options exercisable by Mr. Fischer within 60 days after July 25, 2016.
(10)	Consists of (a) 1,842 shares held by Mr. Presworsky, and (b) 35,000 shares subject to options exercisable by Mr. Presworsky within 60 days after July 25, 2016.
(11)	Consists of (a) 121,000 shares held by Mr. Dahl, (b) 41,052 shares held by Mr. Dahl as Trustee of the Dahl Family Trust Dated October 31, 1989, as amended on May 3, 1990, and (c) 45,000 shares of restricted stock.
(12)	Consists of (a) 26,074 shares held by Mr. Kramlich, (b) 121,847 shares subject to options exercisable by Mr. Kramlich within 60 days after July 25, 2016 and (c) 15,000 shares of restricted stock.
(13)	Consists of (a) 33,102 shares held by Ms. Yazdi and (b) 15,000 shares of restricted stock.
(14)	Includes 666,354 shares subject to options exercisable within 60 days after July 25, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Zhone common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all forms that they file. Based solely on our review of copies of these forms in our possession and in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements during 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis summarizes the company’s philosophy and objectives regarding the compensation of its executive officers and senior managers, including how the company determines the elements and amounts of compensation. The Compensation Committee of the Board of Directors is responsible for determining, establishing and approving each element of compensation including salary and all bonus, incentive, equity and other compensation for the company’s executive officers and senior managers. Our fiscal year 2015 named executives are: James Norrod, Chief Executive Officer; Kirk Misaka, Chief Financial Officer; Eric Presworsky, Vice President, Chief Technology Officer, Michael Fischer, Vice President America Sales and David Misunas, Vice President of Business Development.

Executive Summary

Zhone is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world’s most innovative network operators. We operate in a highly competitive environment. The purpose of our executive compensation program is to attract, motivate and retain the executives who lead our business and align their interests with the long-term interests of our stockholders. The main elements of our compensation program are base salary, annual cash bonus and long-term equity incentive awards. We seek to pay our named executives fairly and link pay with performance.

The leadership and discipline of our management team heavily contributed to our performance over the last several years. Among other achievements, Mr. Norrod and the other named executives demonstrated solid execution of our business plan and the promotion of our strategic objectives. They continued to position us appropriately for growth, including by increasing revenues, expanding operating income as a percentage of revenue, and promoting a diverse customer and product mix in our businesses. Their focus on expense and working capital management increased our efficiency and improved our results. In addition, our managers promoted a philosophy of continuous improvement, leadership development among our senior managers and the ongoing importance of diversity and inclusion among our employee population. Mr. Norrod and the other named executives are transitioning the company to expand and grow the enterprise business. Our company’s fiscal 2015 accomplishments, guided by our named executives, illustrate this focus, which included, among other things, the following:

•

Our results from continuing operations in fiscal year 2015 reflected ongoing resiliency in our business as demonstrated in our carrier business while investing in the expansion of the enterprise business.

•	Overall, we demonstrated strong execution on strategic business objectives.

In determining the compensation of our named executives for 2015, the Compensation Committee evaluated our company’s overall performance and their individual contributions to that performance, including the factors described above.

Based on the comparable company information reviewed by the Compensation Committee each year in connection with its annual review of our executive compensation program, the Compensation Committee has historically targeted total direct compensation opportunities for the named executives at approximately the median of the competitive market data at time of hire and gradually made adjustments to levels above the median as the named executive demonstrates performance and assumes additional responsibilities over time. However, in keeping with our corporate objectives to conserve cash, which is an overriding consideration for our company and the Compensation Committee, annual bonuses and equity awards are not granted on a regular basis to the named executives. As a result, base salary represented a substantial portion of our named executives’ compensation for 2015. In keeping with our corporate objectives to conserve cash, none of our named executives received raises in base salary for 2015. Additionally, for 2015, a voluntary salary reduction was initiated by the executive officers. For 2015, our named executives’ base salaries were reduced by 20% commencing in October 2015. This salary reduction initiated in 2015 remains in effect in 2016, but will terminate upon consummation of the Merger other than for Messrs. Norrod, Kim and Misaka.

In light of our recent performance and the other factors described above, we believe our executive pay is reasonable, consistent with our performance and financial objectives and position.

Philosophy and Objectives

Zhone operates in the highly competitive and rapidly changing telecommunications industry. Our compensation program for named executives is designed to focus their activities and energies on the achievement of our short term and long term objectives and to attract and retain executive officers who possess the skills, knowledge and experience required to effectively manage the company. The Compensation Committee seeks to attract, retain and motivate our named executives through a total compensation package that consists primarily of:

•	base salary;

•	annual variable incentive arrangements; and

•	long-term, equity based incentives in the form of stock options.

Additional components of our compensation program for named executives include the participation in benefit plans that are generally available to all employees, severance provisions and, on a case-by-case basis, change in control benefits.

The Compensation Committee’s executive compensation determinations are based on a review of many factors including market information consisting of executive compensation data for our peer group of companies, which are discussed below, the company’s financial position, the company’s financial and strategic achievements over the past year, expectations for the current year, and the compensation practices of companies in the company’s industry. Each of these factors is weighed to determine whether the company’s compensation structure:

•	is competitive in the industry;

•	motivates executive officers to achieve the company’s business objectives; and

•	sufficiently aligns the interests of the executive officers with the long-term interests of the stockholders.

The Compensation Committee’s goal is to set total compensation for our named executives at levels that are generally comparable to executives with similar roles and responsibilities at our peer group of companies, consistent with our goals, and appropriate in light of the company’s financial position and the executive’s experience level and expected contribution. The Compensation Committee typically targets total compensation for our named executives at or above the median of the market data from our peer group of companies, although actual compensation for an executive officer may be higher or lower than the targeted position depending on such factors as the individual performance of the named executive, our actual financial performance during the year, intensity of competition and general market conditions, the experience level, responsibilities and expected future contribution of the executive, and the importance of each position. The Compensation Committee does not rely solely upon rigid, pre-determined formulas for determining executive compensation and may consider any factor that is deemed pertinent to its executive compensation decisions.

Role of Chief Executive Officer and Chief Financial Officer in Determining Executive Compensation and Benchmarking Data

We generally have followed a consistent process over the years for determining compensation for our named executives. At the conclusion of each fiscal year, our Chief Executive Officer and Chief Financial Officer,

with the assistance of the Human Resources Department, consider the compensation of executives in similar positions to theirs at our peer group, which is discussed below, using information gathered from proxy statements and other SEC filings. Our Chief Executive Officer and Chief Financial Officer then provide recommendations to the Compensation Committee for adjustments to their base salaries, bonus opportunities and equity levels.

Our Chief Executive Officer and our Chief Financial Officer attend some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s and Chief Financial Officer’s compensation package with them, but makes decisions with respect to their compensation without them present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executives, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Compensation Committee has delegated to Mr. Norrod the authority to grant long-term incentive awards to employees below the level of executive officer under guidelines set by the Compensation Committee. The Compensation Committee also has authorized Mr. Norrod to make salary adjustments and short-term incentive decisions for all employees other than officers under guidelines approved by the Compensation Committee. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers. Although neither the Compensation Committee nor the Board of Directors is required to ratify the actions of Mr. Norrod with regard to the authority delegated to him, as a matter of good corporate practice, Mr. Norrod periodically provides a report to the Board regarding grants of long-term incentive awards to employees authorized by him. The Compensation Committee reviews this information in light of its own current experience, access to compensation information and experience at other companies and on other boards. The Compensation Committee historically has given considerable weight to management recommendations based on their direct knowledge of their performance and contributions to the company. The Compensation Committee considers these factors, as well as any other factors it may deem relevant to its executive compensation determinations, and sets the compensation for the company’s executive officers.

In determining the compensation of the named executives for fiscal year 2015, Mr. Norrod, Mr. Misaka and the Compensation Committee considered external market data and publicly available information from a peer group of comparable companies compiled as described above. This market data focused on, among other things, the cash components of compensation for executives.

The 2015 peer group represents companies within the telecommunications industry. The peer group was chosen primarily because they are our primary business competitors and because we consider the scope and complexity of their business operations to be closely related to ours. Our 2015 peer group was established by the Compensation Committee based on recommendations made by management, and was modified from the 2014 peer group to remove Aruba Networks after its acquisition by Hewlett Packard, to remove Tellabs and to add Westell Technologies, Inc.

For fiscal year 2015, our peer group was comprised of the following companies:

•	Adtran, Inc.

•	Brocade Communications Systems, Inc.

•	Calix, Inc.

•	Ciena Corporation

•	F5 Networks, Inc.

•	Harmonic, Inc.

•	Infinera Corporation

•	IXIA

•	Juniper Networks, Inc.

•	Sonus Networks, Inc.

•	Westell Technologies, Inc.

Role of Compensation Consultants

In performing its duties, the Compensation Committee may obtain input, as it deems necessary, from outside professional consulting firms retained directly by the Compensation Committee or through the assistance of the Human Resources Department. The Compensation Committee did not retain an outside professional consulting firm to conduct a competitive review and assessment of the company’s executive compensation program for fiscal year 2015.

Elements of Compensation Allocation

The Compensation Committee believes that each element of our compensation program is essential to attracting and retaining experienced and motivated executive officers who are able to successfully manage our operations, strategic direction and financial performance, particularly given the intensely competitive and rapidly changing telecommunications industry in which we operate. In evaluating the overall mix of compensation for named executives, the Compensation Committee typically does not rely on pre-determined formulas for weighting different elements of compensation for allocating between long-term and short-term compensation, but instead strives to develop comprehensive compensation packages that emphasize attainment of our short-term and long-term objectives and are reflective of our financial position and the executive’s abilities, experience level and contributions.

Base Salaries

In general, base salaries for employees, including named executives, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the named executive’s peers outside the company. In addition to considering the competitive pay practices of our peer group of companies, we also consider the amounts paid to a named executive’s peers internally by conducting an internal pay equity analysis which compares the pay of each named executive to other members of the management team. Base salaries are reviewed periodically, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is contingent on the achievement of performance objectives. In keeping with our corporate objectives to conserve cash, none of our named executives received raises in base salary for 2015. Additionally, commencing in October 2015, a voluntary salary reduction was initiated by the named executives. For 2015, our named executives’ base salaries were reduced by 20%. All other exempt employees company-wide incurred a base salary reduction of 10%. This salary reduction initiated in 2015 remains in effect in 2016, but will terminate upon consummation of the offering other than for Messrs. Norrod, Kim and Misaka.

Annual Incentives

With the exception of Messrs. Norrod, Misaka, and Fischer, none of our named executives received a bonus for 2015.

In addition to Mr. Norrod’s annual base salary, he is eligible to participate in a performance-based annual bonus program, to be earned and paid quarterly in equal installments. Mr. Norrod’s target quarterly bonus is $100,000. His actual bonus is intended to be based upon our Board of Directors’ evaluation of our overall results compared to the annual budget approved by our Board of Directors for the following criteria: revenues; pre-tax income from operations (excluding any non-recurring and/or extraordinary charges or credits); free cash flow (excluding any equity and/or debt changes); and other non-financial subjective criteria determined by the Board of Directors. For 2015, no specific quarterly performance objectives were established for Mr. Norrod’s bonus opportunity. Instead, the quarterly bonus plan payout, if any, was determined by our Board of Directors based on their subjective evaluation of our overall performance relative to the operating plan and of Mr. Norrod’s individual performance. Our Board of Directors determined that Mr. Norrod was entitled to receive a bonus payment of $100,000 for the first quarter of 2015 based on this subjective evaluation of our performance and his individual performance during such quarter. Mr. Norrod did not receive a quarterly bonus for the other quarters.

In November 2015, the Board of Directors approved a one-time discretionary bonus payment to Mr. Misaka in the amount of $267,237.

For 2015, Mr. Fischer was eligible to receive sales commissions pursuant to the sales management compensation plan. Mr. Fischer’s target annual commissions for 2015 under the plan were $120,000 in the aggregate. Mr. Fischer was entitled to a basic commission rate of 0.2060% of eligible sales in his sales region. Based on eligible sales for 2015, Mr. Fischer received total commissions pursuant to the plan of $143,848.

Long-Term Equity Incentives

The goal of our long-term, equity-based incentive awards is to align the interests of employees with stockholders and to provide each employee with an incentive to manage Zhone from the perspective of an owner with an equity stake in the business. Because vesting is based on continued employment, our equity-based incentives also facilitate the retention of employees through the term of the awards. In determining the size of the long-term equity incentives to be awarded to employees, we take into account a number of internal factors, such as the relative job scope, individual performance history, prior contributions, the size of prior grants and competitive market data for our peer group of companies. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. The Compensation Committee does not apply any set formula or consider any specific weighting of these factors in setting the awards for a year. Rather, the level of awards is determined solely in the discretion of the Compensation Committee, taking into account those factors and the recommendations of management.

To reward and retain employees in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicle for long-term compensation opportunities. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price, we believe the options provide effective incentives to employees to achieve increases in the value of our stock. To the extent they are awarded in any given year, annual grants of options are typically approved by the Board of Directors at its regularly scheduled meeting in August and have a grant date effective as of the first day of the September following the Board’s meeting. While historically the vast majority of stock option awards to our employees have been made pursuant to our annual grant program, the Compensation Committee retains discretion to make stock option awards to employees at other times, including in connection with the hiring of an employee, the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. The exercise price of any such grant is the fair market value of our common stock on the grant date. In addition, our stock option programs are broad-based.

In 2015, in order to reduce expenses and enhance profitability, no stock options were granted to our named executives. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to employees in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

Retirement Savings

Our employees are eligible to participate in our 401(k) plan. Each employee may make before-tax contributions of up to 75% of their base salary, up to the limits imposed by the Internal Revenue Code of 1986, as amended (the Code). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We currently do not provide a matching contribution under our 401(k) plan, nor do we offer other retirement benefits.

Health and Welfare Benefits

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Named executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that the company has a productive and focused workforce.

Tax Deductibility of Executive Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million, unless such compensation is performance based and certain specific and detailed criteria are satisfied. Tax deductibility is not a primary objective of our compensation programs, particularly in light of the company’s substantial net operating losses. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility, and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Relationship Between Compensation and Risk

In early 2016, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by Zhone. After that assessment, management determined that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on Zhone. Management reported the results of its assessment to the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Zhone’s proxy statement for the 2016 annual meeting and Zhone’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2015.

Respectfully Submitted by the Compensation Committee

Robert Dahl

C. Richard Kramlich

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2015 fiscal year were C. Richard Kramlich and Robert Dahl. All members of the Compensation Committee during 2015 were independent directors, and none of them were our officers or employees or former officers or employees. During 2015, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee or Board of Directors.

Summary Compensation Table

The following table sets forth the compensation earned during the years ended December 31, 2015, 2014 and 2013 by our Chief Executive Officer, Chief Financial Officer, Vice President, Chief Technology Officer as well as our two other most highly compensated senior managers. We refer to these executive officers and senior managers throughout these compensation tables and in our beneficial ownership table above as our “named executives.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)		Total ($)
James Norrod	2015	396,923	100,000	—	—	—		—	86,248	(4)	583,171
President and Chief Executive Officer	2014	172,306	—	—	2,826,383	—		—	49,738		3,048,427

Kirk Misaka	2015	362,192	267,237	—	—	—		—	17,631	(5)	647,060
Chief Financial Officer, Treasurer and Secretary	2014	365,000	—	—	—	—		—	15,039		380,039
	2013	346,000	54,750	—	—	—		—	618		401,368

Eric Presworsky	2015	297,692	—	—	—	—		—	9,480	(6)	307,172
Vice President, Chief Technology Officer	2014	300,000	—	—	—	—		—	8,113		308,113
	2013	300,000	—	—	—	—		—	1,368		301,368

Michael Fischer	2015	148,846	—	—	—	143,848	(7)	—	30,051	(8)	322,475
Vice President, America Sales

David Misunas	2015	272,885	—	—	—	—		—	9,588	(9)	282,473
Vice President, Business Development	2014	275,000	—	—	—	—		—	8,401		283,401
	2013	267,600	—	—	—	—		—	618		268,218

(1)	Amounts reflect discretionary bonuses paid to our named executives.
(2)	This column represents the grant date fair value of the option award granted to Mr. Norrod in 2014, calculated in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 6 to the financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	Unless otherwise provided, amounts reflected in this column represent Zhone’s payment of medical benefit premiums, contributions to health savings accounts and life insurance premiums paid by us on behalf of the executive for the applicable fiscal year.
(4)	For Mr. Norrod, includes (a) $46,021 for reimbursement of housing expenses in Oakland, California, (b) $22,245 for reimbursement of airfare for travel home from the San Francisco Bay Area to visit his family, (c) $15,017 in medical insurance premiums paid by Zhone on Mr. Norrod’s behalf, (d) $1,500 in contributions made to his health savings account, and (e) $1,465 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by Zhone on his behalf.
(5)	For Mr. Misaka, includes (a) $13,585 in medical insurance premiums paid by Zhone on Mr. Misaka’s behalf, (b) $1,700 in contributions made to his health savings account, and (c) $2,346 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by Zhone on his behalf.
(6)	For Mr. Presworsky, includes (a) $7,141 in medical insurance premiums paid by Zhone on Mr. Presworsky’s behalf, (b) $750 in contributions made to his health savings account, and (c) $1,589 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by Zhone on his behalf.
(7)	The amount represents sales commissions paid under the sales management compensation plan.

(8)	For Mr. Fischer, includes (a) $21,461 in medical insurance premiums paid by Zhone on Mr. Fischer’s behalf, (b) $1,600 contributions made to his health savings account, (c) $2,490 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by Zhone on his behalf, and (d) $4,500 car allowance.
(9)	For Mr. Misunas, includes (a) $7,141 in medical insurance premiums paid by Zhone on Mr. Misunas’ behalf, (b) $750 contributions made to his health savings account, and (c) $1,697 in other insurance premiums including dental, vision, life insurance, short and long term disability paid by Zhone on his behalf.

2015 Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executives during the year ended December 31, 2015.

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
James Norrod	—	400,000	—	—	—	—
Kirk Misaka	—	—	—	—	—	—
Eric Presworsky	—	—	—	—	—	—
Michael Fischer	—	120,000	—	—	—	—
David Misunas	—	—	—	—	—	—

Outstanding Equity Awards at 2015 Fiscal Year End

The following lists all outstanding equity awards held by our named executives as of December 31, 2015.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James Norrod	442,710	807,290	(2)	—	$3.70	7/21/2021

Kirk Misaka	79,999	—		—	2.70	9/1/2016
	90,000	—		—	1.23	9/1/2017
	90,000	—		—	1.51	9/1/2018

Eric Presworsky	10,000	—		—	1.65	9/2/2018	(3)
	10,000	—		—	2.70	9/1/2016
	10,000	—		—	1.23	9/1/2017
	15,000	—		—	1.51	9/1/2018

Michael Fischer	6,760	18,240		—	2.25	11/18/2021

David Misunas	—	—		—	—	—

(1)	Except as otherwise described, all options have a term of seven years from the date of grant and vest and become exercisable in 48 equal monthly installments over the course of four years from the date of grant.
(2)

The options had a term of seven years from the date of grant and vested over four years with the first 25% vesting on July 21, 2015 and the remaining shares vesting in 36 equal monthly installments over the course of the remaining three years thereafter. On March 31, 2016, the company entered into a Stock Option Cancellation Agreement or the Cancellation Agreement with Mr. Norrod, pursuant to which Mr. Norrod agreed to surrender and cancel all of these 1,250,000 stock options. Pursuant to the terms of the Cancellation

Agreement, Mr. Norrod acknowledged and agreed that the surrender and cancellation of the options was without any expectation to receive, and without imposing any obligation on the company to pay or grant, any cash payment, stock options or other consideration presently or in the future in regard to the cancellation of such options.

(3)	The options have a term of ten years from the date of grant and vest and become exercisable in 48 equal monthly installments over the course of four years from the date of grant.

Option Exercises and Stock Vested in 2015

The following table sets forth the stock option exercises and stock vested in 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James Norrod	—	—	—	—
Kirk Misaka	350,476	242,325	—	—
Eric Presworsky	—	—	—	—
Michael Fischer	54,233	36,763	—	—
David Misunas	—	—	—	—

(1)	Represents the excess of the fair market value per share of our common stock on the date of exercise over the applicable exercise price per share.

Pension Benefits

None of our named executives participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participates in or has account balances in qualified or non-qualified contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination

We have employment, severance or change of control agreements with certain of the named executives, as described below.

Employment Agreement with James Norrod

In July 2014, we entered into an employment agreement with Mr. Norrod. The Agreement has an initial term expiring on July 21, 2016 and may be extended upon mutual agreement by all parties. During the term, Mr. Norrod will perform the responsibilities as President and Chief Executive Officer reporting to the Board of Directors of the company, with such duties and responsibilities as are commensurate with the position. Mr. Norrod’s annual salary will be $400,000, and will be reviewed on at least an annual basis by the Compensation Committee. In addition, Mr. Norrod will be eligible to participate in a performance-based annual bonus program, to be earned and paid quarterly in equal installments. Mr. Norrod’s target bonus will be equal to 100% of his annual salary. During the term, the company will pay for or reimburse Mr. Norrod for housing expenses in the San Francisco Bay Area, up to a maximum of $4,000 per month, as well as for up to two round-trip airline tickets per month to visit his family. Mr. Norrod is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to our other officers.

Under Mr. Norrod’s Employment Agreement, Mr. Norrod will receive certain compensation in the event that his employment is terminated by us for any reason other than by reason of Mr. Norrod’s death, disability, his termination for “cause” (as defined below) or expiration of the term of his employment agreement, or if Mr. Norrod resigns for “good reason” (as defined below) (which we refer to as a Qualifying Termination), Mr. Norrod will be entitled to receive a lump sum payment equal to his annual salary as in effect immediately prior to the date of termination. For purposes of the employment agreement, “cause” is generally defined to include: (1) his willful or continued failure to substantially perform his duties with the company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of his employment agreement, which failure continues for 15 days following Mr. Norrod’s receipt of written notice from the Board, (2) his conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against us, (3) his willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the company, or (4) his willful and material breach of his employment agreement, which breach remains uncured for 15 days following his receipt of written notice by the Board.

For purposes of Mr. Norrod’s Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in his base compensation, (2) a material diminution in his authority, duties or responsibilities, (3) a material change in the geographic location at which he must perform his duties, or (4) any other action or inaction that constitutes a material breach by the company of its obligations under the amended and restated employment agreement. Specifically, in those events, Mr. Norrod would be entitled to receive a lump sum payment equal to $400,000. In addition, in the event of Mr. Norrod’s Qualifying Termination following a change in control (as defined in our Amended and Restated 2001 Stock Incentive Plan), the vesting and exercisability of his stock options will accelerate on the date of termination.

Assuming a hypothetical Qualifying Termination of Mr. Norrod’s employment on December 31, 2015, the last day of our 2015 fiscal year, we would have been obligated to pay Mr. Norrod a lump sum payment of $320,000. If a change in control had occurred on December 31, 2015 and, in connection with such change in control, Mr. Norrod experienced a Qualifying Termination, we would have been obligated to pay Mr. Norrod a lump sum payment of $320,000 and the vesting and exercisability of his stock options will accelerate on the date of termination, which stock options would have had no value as of December 31, 2015, due to the fact that the closing price per share of our common stock on such date ($1.00 per share) was lower than the exercise price per share of Mr. Norrod’s stock options.

Severance Agreement with Kirk Misaka

In August 2012, we entered into a severance agreement with Kirk Misaka. Pursuant to the agreement, in the event of Mr. Misaka’s termination of employment by us without “cause” or, following a “change in control,” Mr. Misaka’s voluntary termination for “good reason,” Mr. Misaka will be entitled to receive a lump sum payment equal to the greater of (1) $365,000 or (2) Mr. Misaka’s then current annual base salary. For purposes of Mr. Misaka’s severance agreement, “cause” and “change in control” have the same meaning given to such terms in our 2001 Stock Incentive Plan. For purposes of Mr. Misaka’s severance agreement, “good reason” means (1) a diminution in Mr. Misaka’s authority, duties or responsibilities from those in effect immediately prior to the change in control, including an adverse change in his reporting relationship or a change in the named individual to whom he reports, (2) a reduction in his total compensation opportunities, (3) a diminution in the authority, duties or responsibilities of the named individual to whom he reports, including a requirement that he report to someone other than the Chief Executive Officer of the company or someone who reports directly to the Board of Directors of the company, or (4) a requirement that Mr. Misaka relocate his principal place of employment by more than 50 miles. Assuming a hypothetical termination of Mr. Misaka’s employment by us without “cause” or by Mr. Misaka for “good reason” following a change in control on December 31, 2015, the last day of our 2015 fiscal year, we would have been obligated to pay Mr. Misaka a lump sum payment of $365,000.

Severance Agreement with Eric Presworsky

In July 2012, we entered into a severance agreement with Eric Presworsky. Pursuant to the agreement, in the event of Mr. Presworsky’s termination of employment by us other than for “cause,” Mr. Presworsky will be entitled to receive a lump sum payment equal to the greater of (1) $300,000 or (2) Mr. Presworsky’s then current annual base salary. For purposes of Mr. Presworsky’s severance agreement, “cause” means (1) his willful or continued failure to substantially perform his duties with the company, (2) his conviction of, guilty plea to, or entry of a nolo contendere plea to a felony, (3) his willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the company, or (4) his willful and material breach of the proprietary rights agreement with the company pertaining to disclosure and assignment of inventions, confidentiality and nonsolicitation, regardless of its termination. Assuming a hypothetical termination of Mr. Presworsky’s employment by us without “cause” on December 31, 2015, the last day of our 2015 fiscal year, we would have been obligated to pay Mr. Presworsky a lump sum payment of $300,000.

Severance Agreement with David Misunas

In August 2012, we entered into a severance agreement with David Misunas. Pursuant to the agreement, in the event of Mr. Misunas’ termination of employment by us without “cause” or, following a “change in control,” Mr. Misunas’ voluntary termination for “good reason,” Mr. Misunas will be entitled to receive a lump sum payment equal to the greater of (1) $275,000 or (2) Mr. Misunas’ then current annual base salary. For purposes of Mr. Misunas’ severance agreement, “cause” and “change in control” have the same meaning given to such terms in our 2001 Stock Incentive Plan. For purposes of Mr. Misunas’ severance agreement, “good reason” means (1) a diminution in Mr. Misunas’ authority, duties or responsibilities from those in effect immediately prior to the change in control, including an adverse change in his reporting relationship or a change in the named individual to whom he reports, (2) a reduction in his total compensation opportunities, (3) a diminution in the authority, duties or responsibilities of the named individual to whom he reports, including a requirement that he report to someone other than the Chief Executive Officer of the company or someone who reports directly to the Board of Directors of the company, or (4) a requirement that Mr. Misunas relocate his principal place of employment by more than 50 miles. Assuming a hypothetical termination of Mr. Misunas employment by us without “cause” or by Mr. Misunas for “good reason” following a change in control on December 31, 2015, the last day of our 2015 fiscal year, we would have been obligated to pay Mr. Misunas a lump sum payment of $275,000.

Director Compensation

Directors who are employees of the company, such as Mr. Norrod, do not receive any additional compensation for their services as directors. With respect to non-employee directors, each non-employee director is eligible to receive an annual cash retainer of $20,000, but may elect to receive an equivalent amount of fully vested shares of Zhone common stock, in lieu of the cash retainer, based on the fair market value of the shares on the date the cash retainer would otherwise be paid. To align the interests of directors with the long-term interests of stockholders, each non-employee director is also entitled to receive an annual equity grant in the form of a stock option to purchase 50,000 shares at an exercise price equal to the fair market value of Zhone common stock on the date of grant. In lieu of this stock option, each non-employee director may elect to receive the annual equity grant in the form of 15,000 shares of restricted stock. The annual equity grant of stock options vests in 48 equal monthly installments over the course of four years. The annual equity grant of restricted stock vests in four equal annual installments over the course of four years. In addition, the chair of the Audit Committee receives a $4,000 cash payment per committee meeting attended, and each of the other committee members receives a $2,000 cash payment per committee meeting attended. Non-employee directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred attending Board and committee meetings, and in connection with Board related activities.

The following table sets forth the compensation earned during the year ended December 31, 2015 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Michael Connors(5)	22,000	—	93,500	—	—	—	115,500
Robert Dahl(6)	40,000	28,050	—	—	—	—	68,050
Morteza Ejabat(7)	—	—	—	—	—	51,922	51,922
C. Richard Kramlich(8)	20,000	28,050	—	—	—	—	48,050
Nancy Pierce(9)	30,000	28,050	—	—	—	—	58,050
James Timmins(10)	28,000	—	93,500	—	—	—	121,500
Mahvash Yazdi(11)	20,000	—	93,500	—	—	—	113,500

(1)	As described above, a director may elect to receive an equivalent amount of fully vested shares of Zhone common stock, in lieu of an annual cash retainer. The amounts in this column include the annual retainer and committee fees paid in cash plus, for Mr. Connors, Mr. Kramlich and Ms. Yazdi, the value of fully vested shares of Zhone common stock received by such non-employee directors in lieu of their regular cash retainer pursuant to their election to receive such retainer in shares based on the fair market value of the shares on May 5, 2015, the date the regular annual cash retainer would otherwise have been paid. Each of Mr. Connors, Mr. Kramlich and Ms. Yazdi received 10,695 vested shares of Zhone common stock on such date in lieu of their annual retainers. For these awards, the grant date fair value is calculated using the closing price on the grant date. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 6 to the financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	This column represents the grant date fair value of the stock awards granted on May 5, 2015 to each of the non-employee directors who elected to receive their annual awards in the form of restricted stock during 2015, as calculated in accordance with ASC Topic 718. For these awards, the grant date fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 6 to the financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	This column represents the grant date fair value of the option awards granted on May 5, 2015 to each of the non-employee directors who elected to receive their annual awards in the form of stock options during 2015, as calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 6 to the financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015.
(4)	The aggregate amount of perquisites and other personal benefits, securities or property provided to each non-employee director, valued on the basis of aggregate incremental cost to the company, was less than $10,000.
(5)	As of December 31, 2015, Dr. Connors had a total of 310,000 options and held no restricted stock.
(6)	In order to facilitate the role of Mr. Dahl as chair of the Audit Committee and to provide us with greater access to the chair, from time to time, we provide Mr. Dahl with access to approximately 240 square feet of office space. Mr. Dahl owns and maintains separate phone, fax, server and computer systems. We do not incur any incremental costs in connection with the provision of this office space. As of December 31, 2015, Mr. Dahl had a total 37,500 shares of restricted stock and held no options.
(7)

For Mr. Ejabat, represents base salary earned during 2015 in his role as Executive Chairman. Mr. Ejabat did not receive any compensation from Zhone during 2015 for his services as a director. Mr. Ejabat resigned from his position as director of Zhone effective as of January 31, 2016. As of December 31, 2015, Mr. Ejabat had a total of 589,999 options. Mr. Ejabat will provide transitional services to Zhone for a period of one year following his resignation. In consideration of such transitional services, in January 2016, Zhone issued to him 500,000 vested shares of Zhone common stock pursuant to Zhone’s Amended and Restated 2001 Stock Incentive Plan.

(8)	As of December 31, 2015, Mr. Kramlich had a total of 151,059 options and 15,000 shares of restricted stock.
(9)	Ms. Pierce resigned from her position as a director of Zhone effective as of November 30, 2015. As of December 31, 2015, Ms. Pierce had a total of 33,344 options and held no shares of restricted stock.
(10)	Mr. Timmins resigned from his position as a director of Zhone effective as of September 30, 3015. As of December 31, 2015, Mr. Timmins held no options or restricted stock.
(11)	As of December 31, 2015, Ms. Yazdi had a total of 50,000 options and 11,250 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

All relationships and transactions in which Zhone and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the Board of Directors, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the Board of Directors may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Zhone;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Zhone; and

•	any other matters the Audit Committee deems appropriate.

As required under SEC rules, transactions that are determined to be directly or indirectly material to Zhone or a related person are disclosed in Zhone’s proxy statement.

Related Party Transactions

In the ordinary course of business, our executive officers and non-employee directors are reimbursed for travel related expenses when incurred for business purposes. Consistent with this policy, we have historically reimbursed Mr. Ejabat for the direct operating expenses incurred in the use of his private aircraft when used for business purposes (although no amounts were reimbursed to Mr. Ejabat for this expense during the years ended December 31, 2015 and 2014). In addition, until July 2014 we provided Mr. Ejabat with access to approximately 240 square feet of office space, which he used for business operations unrelated to Zhone, although Mr. Ejabat owned and maintained separate phone, facsimile, server and computer systems. We did not incur any incremental costs in connection with the provision of this office space.

Additionally, we provide Robert Dahl, Zhone’s Director and Chairman of the Audit Committee, access to approximately 240 square feet of office space to facilitate the role of Mr. Dahl as chair of the Audit Committee and to facilitate communications between us and Mr. Dahl. Mr. Dahl owns and maintains separate phone, fax, server and computer systems. We do not incur any incremental costs in connection with the provision of this office space.

MARKET PRICE OF COMMON STOCK

Price Range of Zhone Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “ZHNE.” The following table sets forth, for the periods indicated, the high and low per share sales prices of our common stock as reported on Nasdaq.

2016:	High	Low
First Quarter ended March 31, 2016	$1.89	$1.00

2015:	High	Low
Fourth Quarter ended December 31, 2015	$1.60	$0.91
Third Quarter ended September 30, 2015	2.40	1.35
Second Quarter ended June 30, 2015	3.04	1.20
First Quarter ended March 31, 2015	1.81	1.20

2014:	High	Low
Fourth Quarter ended December 31, 2014	$2.73	$1.70
Third Quarter ended September 30, 2014	3.85	2.64
Second Quarter ended June 30, 2014	4.45	2.08
First Quarter ended March 31, 2014	6.62	3.62

As of July 25, 2016, there were 737 registered stockholders of record. A substantially greater number of holders of Zhone common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors, subject to any applicable restrictions under our debt and credit agreements, and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the Board of Directors may deem relevant.

DNS Common Stock

Market price data for DNS common stock has not been presented, as DNS is a wholly owned subsidiary of DASAN, and shares of DNS do not trade separately from shares of DASAN capital stock.

INFORMATION ABOUT THE DNS BUSINESS

DNS Company Overview

DNS designs, develops, manufactures, sells and supports communications network equipment for telecommunication carriers, mobile network operators and broadband service providers worldwide. DNS provides telecommunications operators with end-to-end solutions from network core to edge, including access and customer premise equipment, and serves more than 60 customers in over 25 countries.

The DNS business commenced in 1993 with the development of a Linux based Router and has since expanded to include a suite of products ranging from L2 Ethernet Switches to VDSL, FTTx GPON and EPON OLTs and ONTs, IP DSLAMs, PTN and, most recently, mobile backhaul routers and switches.

The majority of DNS’ business has historically been with the major Korean carriers, including KT, SK Broadband and LG U+, but also includes carriers and enterprises across Asia and elsewhere, including Softbank and KDDI in Japan, BSNL in India, Chunghwa and Taifo in Taiwan and Viettel in Vietnam.

DNS Corporate Information

DNS was incorporated in California in July 2010 under the name of Dasan Networks USA, Inc. and subsequently changed its name to Dasan Network Solutions, Inc. DNS is a wholly owned subsidiary of DASAN.

In April 2015, DASAN operationally transitioned into a holding company in order to consolidate the businesses of various subsidiaries and, as part of the restructuring, DASAN’s communications network equipment research and development (R&D) and sales divisions were spun off into DNS. DNS’ principal executive office in the United States is currently located in Suwanee, Georgia.

DNS Solutions

DNS has a many solutions for telecommunications carriers, mobile network operators and broadband service providers, but primarily focuses on four major product groups: broadband fiber and copper, mobile backhaul, carrier and data center Ethernet switching and wireless access solutions.

Broadband Fiber and Copper

With the continuing growth of bandwidth usage on an increasing number and range of devices, as well as the new trend in M-2-M (Machine to Machine) communications, service providers increasingly need to connect more customers with faster and more reliable service. DNS provides a range of broadband fiber and copper to the home or business (FTTx) solutions. For urban areas with concentrated population, DNS provides simple and fast network solutions in order to accommodate the high demand for ultra-broadband services and to better manage growing data traffic.

DNS’ FTTx solutions are designed to enable service providers to deliver high-speed internet services and broadband connectivity to fulfill growing customer demand, by delivering digital signals to end users through optical fiber cable networks. DNS’ FTTx product line supports both GPON and GEPON OLTs in both line cards in chassis and fixed form factor designs. DNS has also developed a full range of GPON and GEPON ONU and ONT products with data, voice, Wi-Fi and RF video functions to meet customer needs at different sites. DNS chassis-based OLTs allow customers to add line cards to expand services. With a simple and highly flexible architecture that provides high efficiency and reduced expenditure, DNS’ FTTx products enable customers to provide ultra-broadband services to users in any network environment.

While fiber rollouts are increasing globally, copper-line networks still dominate due to the significant cost required to rebuild existing buildings, structures, and reservation sites for a new fiber rollout. DNS’ copper-line solutions enable Gigabit service without replacing existing legacy copper cables with G.fast, VDSL2 and SuperFastTM technologies.

DNS’ G.fast technology provides up to 1 Gbps using a single pair of copper lines. This innovative solution allows service providers to deliver high bandwidth services without heavy investment in fiber infrastructure, leveraging a mixture of existing copper and fiber to deliver high-speed broadband services to customers.

In order to overcome the bandwidth limitations and exploit the deployment coverage of existing DSL lines, DNS has developed VDSL2 technology, which delivers up to 200 Mbps downstream, providing much higher bandwidth over longer distances compared to existing VDSL and ADSL2+ services. By upgrading to DNS’ VDSL2 solution, a wide assortment of triple play service is available, including high speed Internet, HDTV channels, VOD, and VoIP telephony.

For unique environments, where Ethernet LAN is more readily available than DSL, DNS has also developed a Gigabit solution, SuperFast, utilizing a 2-pair UTP cable. The SuperFast product offering is targeted for sites that have UTP cabling installed, thereby giving service providers another option to expand their higher-speed internet services without investing in all-fiber infrastructure

Mobile Backhaul Solutions

With internet traffic from mobile devices continuing to grow at rapid rates, mobile network operators (MNOs) are increasingly looking for ways to upgrade their bandwidth capacity as a strategic advantage to maximize their market share. DNS’ mobile backhaul solutions help MNOs to leverage their networks to address the growing demand for mobile bandwidth and accelerate the delivery of mobile capacity, coverage, and QoS, while providing flexibility, scalability and operational simplicity.

DNS’ mobile backhaul solutions provide simple and separate backhaul topologies from 1G to 100G, allowing the MNO to increase its overall addressable market without the need for extensive network investment. These solutions bring a strong suite of traffic management and resiliency via functions such as control and switch fabric redundancy, advanced OAM and G.8032 Ethernet Ring Protection that can assure end-to-end reliability in mobile backhaul environments. By utilizing separate tunneling capabilities, different operators can share the same network for multiple services such as macro-cell traffic aggregation for mobile service and IPTV broadcasting.

Carrier and Data Center Ethernet Switching

Increasingly carriers and service providers around the world are looking to virtualize networks and network functionality. The emergence of trends such as software-defined networks (SDN) and network function virtualization (NFV) are making carriers change how they build networks, using L2 and L3 Ethernet switches as the basis of networking infrastructure rather than proprietary closed hardware systems.

DNS’ Layer 2 and Layer 3 carrier and data center Ethernet switch portfolio combines the features and functionality of premium switches at a more affordable cost point. DNS’ networking devices enable high-speed local and wide area data communications networks using Ethernet switch technology for a wide range of Ethernet solutions, from 100 Mbps to 100 Gbps, that address the evolving carrier infrastructure needs. DNS’ Ethernet portfolio supports standard protocols to interoperate with existing equipment and has the ability to fit into tomorrow’s SDN and NFV based networks.

Wireless Access Solutions

In today’s mobile era, wireless networks increasingly need to provide seamless accessibility to connect any device anywhere. As a result, enterprises and service providers need to ensure that their customers have strong and fast wireless connections. DNS provides various turnkey wireless access solutions to address these needs.

DNS’ Bluewave wireless solution has been widely adopted by service providers as well as governments, schools and police in order to support fast and convenient wireless network environments. DNS also develops and supplies access point (AP) and AP controller (AC) products with outdoor, D-Mesh features as well as an advertisement service in order to meet market demands.

DNS’ outdoor AP product is fully optimized for diverse environments with its efficient control of heat by external heatsink for system of chip (SoC) technology and its Shade Heat Sink for dust proof and water proof (IP66) housings. At the same time, the outdoor AP product with D-Mesh features provides stable wireless internet services for railways, ports and roads where it may be difficult to build a wired network. DNS’ BlueAD solution, based on its Bluewave technology, provides an advertisement service with a single AC that integrates several advertisement servers. This provides internet services and information provided by local-based services generated from each AP and SSID, thereby enabling customized advertisements, announcements, coupons, surveys, events and app download services.

DNS Strategy

DNS’ business strategy is to be a leading provider of communications network equipment. The principal elements of DNS’ strategy include:

•

Maintain focus on technological competitiveness: The communications network equipment industry is characterized by rapid technology development, changes in customer requirements and continuing development of new communications network equipment with advanced technologies. DNS continues to make significant investment in research and product development to maintain or improve its technological competitiveness.

•

Expand customer base and strategic business partnerships: DNS intends to continue to diversify its customer base and expand internationally through new business alliances and strategic business partnerships with carriers.

•

Strengthen market position and penetrate new markets through expanded product lineup: DNS intends to continue to seek to expand its product lineup of total network solutions, ranging from infrastructure network equipment (such as high-capacity backbone switches) to end user terminals, in order to strengthen its existing market position and penetrate new markets.

DNS Customers

DNS’ Korean customers include major Korean telecommunications carriers, including KT, SK Broadband and LG U+, as well as business enterprises, educational and other public institutions and the Korean Government. DNS’ international customers include Softbank in Japan, Chunghwa in Taiwan and Viettel in Vietnam, as well as global communications network companies such as Nokia.

DNS Sales and Marketing

DNS sells its products and services both directly and through channel partners, as well as through Handysoft (an affiliated DASAN company). Channel partners include distributors, resellers, network integrators and service providers. These partners sell directly to end customers and often provide system installation, technical support, professional services and support services in addition to the network equipment sale. DNS’ sales efforts are organized geographically between Korean domestic sales and international sales.

DNS Research and Development

As an innovative pioneer in the Korean communications network industry, DNS has made, and expects to continue to make, significant investments in research and development (R&D). DNS has focused on continued innovation based on customer requirements. DNS conducts the majority of its research and development activities at its current R&D headquarters in Korea, and also has overseas R&D centers in Bangalore, India, Hanoi, Vietnam, and Xian and Shenzhen, China.

DASAN’s R&D history is a major part of Korean communications industry history, and includes the development of the world’s first Linux-based commercial router in 2000, Korea’s first GPON Solution in 2008, Korea’s first GPON-based mobile backhaul solution in 2009, and the launch of DNS’ SuperFast solution in 2014 and XG-PON, G.fast, and MSAN solutions in 2015. Recently, DNS obtained a certification of Carrier Ethernet 2.0 from the Metro Ethernet Forum and a certification of BBF.247 from the Broadband Forum for its communications network products.

DNS Manufacturing

DNS manufactures its products using original equipment manufacturers (OEM) and original design manufacturers (ODM) in Korea and China. DNS develops, designs and tests for product quality, while dispatching its experienced engineers to manufacturers’ site to monitor the manufacturing processes, and has developed internal manufacturing control systems to check manufacturing status concurrently and to manage manufacturing history real-time during production for quality management and process control.

DNS purchases components and materials, such as chipsets, active and passive electronic parts and mechanical and electrical parts, used in its products from a variety of qualified vendors worldwide. DNS has generally been able to obtain adequate supplies to meet customer demand in a timely manner from its current vendors or, when necessary, from alternate vendors. DNS has the ability to source a sufficient quantity of high-quality, cost-effective components used in its products.

DNS has certifications of ISO 9001, TL 9000, ISO 14001 and AEO. DNS’ Quality Management System is based upon quality assurance in production and services to ensure its products meet rigorous customer demand.

DNS believes that it has sufficient production capability to meet current and future demand for its product offerings through the combination of existing and additional manufacturers.

DNS Intellectual Property

DNS seeks to establish and maintain its proprietary rights in its technology and products through the use of patents, copyrights, trademarks and trade secret laws. DNS has obtained a number of patents and trademarks in the United States, Korea and other countries. There can be no assurance, however, that these rights can be successfully enforced against competitive products in any jurisdiction. Although DNS believes the protection afforded by its patents, copyrights, trademarks and trade secrets has value, the rapidly changing technology in the network industry and uncertainties in the legal process make DNS’ future success dependent primarily on the innovative skills, technological expertise and management abilities of its employees rather than on the protection afforded by patent, copyright, trademark, and trade secret laws. DNS also has an Intellectual Property Agreement with DASAN, pursuant to which DNS and DASAN have agreed to share ownership of certain intellectual property, with DNS owning 28% and DASAN owning 72%.

Many of DNS’ products are designed to include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of DNS’ products, DNS believes that such licenses generally could be obtained on commercially reasonable terms based upon past experience and standard industry practice. Nonetheless, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The intellectual property protection measures that DNS has taken may not be sufficient to prevent misappropriation of its technology or trademarks and DNS’ competitors may independently develop technologies that are substantially equivalent or superior to DNS’ technologies. There can be no assurance that DNS’ patents and other proprietary rights will not be challenged, invalidated or circumvented, that others will not assert intellectual property rights to technologies that are relevant to DNS, or that DNS’ rights will give it a competitive advantage.

Competition

DNS competes in the communications equipment market, providing products and services for the delivery of voice, data and video services. This market is characterized by rapid change, converging technologies and a migration to solutions that offer superior advantages. These market factors represent both an opportunity and a competitive threat. DNS competes with numerous vendors, including Huawei, Alcatel-Lucent, ZTE, Calix, Adtran and Ubiquoss, among others. The overall number of DNS’ competitors may increase, and the identity and composition of competitors may change. Barriers to entry are relatively low, and new ventures to create products that do or could compete with DNS’ products are regularly formed.

Environmental Matters

DNS’ operations and manufacturing processes are subject to environmental protection laws and regulations. These laws and regulations relate to the use, handling, storage, discharge and disposal of certain hazardous materials and wastes, the pre-treatment and discharge of process waste waters and the control of process air pollutants.

DNS believes that its operations and manufacturing processes currently comply in all material respects with applicable environmental protection laws and regulations. If DNS fails to comply with any present and future regulations, it could be subject to future liabilities, the suspension of production or a prohibition on the sale of its products. From time to time new regulations are enacted, and it is difficult to anticipate how such regulations will be implemented and enforced. DNS’ failure to comply with any of such regulatory requirements or contractual obligations could result in DNS being liable for costs, fines, penalties and third-party claims, and could jeopardize its ability to conduct business in countries in the jurisdictions where these regulations apply.

DNS Employees

As of December 31, 2015, DNS employed approximately 350 individuals worldwide. DNS considers its relationships with its employees to be positive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DNS

DNS Overview

DNS designs, develops, manufactures, sells and supports communications network equipment for telecommunication carriers, mobile network operators and broadband service providers worldwide. DNS provides telecommunications operators with end-to-end solutions from network core to edge, including access and customer premise equipment, and serves more than 60 customers in over 25 countries.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations of DNS is based upon DNS’ consolidated combined financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated combined financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. The policies discussed below are considered by DNS’ management to be critical because changes in such estimates can materially affect the amount of DNS’ reported net income or loss. For all of these policies, management cautions that actual results may differ materially from these estimates under different assumptions or conditions.

Revenue Recognition

DNS recognizes revenue when the earnings process is complete. DNS recognizes product revenue upon shipment of product under contractual terms which transfer title to customers upon shipment, under normal credit terms, net of estimated sales returns and allowances at the time of shipment. Revenue is deferred if there are significant post-delivery obligations or if the fees are not fixed or determinable. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. DNS’ arrangements generally do not have any significant post-delivery obligations. If DNS’ arrangements include customer acceptance provisions, revenue is recognized upon obtaining the signed acceptance certificate from the customer, unless it can objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement prior to obtaining the signed acceptance. In those instances where revenue is recognized prior to obtaining the signed acceptance certificate, DNS uses successful completion of customer testing as the basis to objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement. DNS also considers historical acceptance experience with the customer, as well as the payment terms specified in the arrangement, when revenue is recognized prior to obtaining the signed acceptance certificate. When collectability is not reasonably assured, revenue is recognized when cash is collected.

Trade Receivables and Other Receivables

DNS establishes an allowance for doubtful accounts on the basis of the independent analysis on receivables when there is evidence that DNS will not be able to collect all amounts due according to the original terms of the receivables. Allowance for doubtful accounts relating to trade receivables and other receivables that have aged beyond their maturity date are calculated based the counterparties’ past experience of defaulting on loans and the financial strength of the counterparties’ financial statements (which are usually available for Korean subsidiaries of large Korean customers of DNS).

Inventories

Inventories are stated at the lower of cost or market, using the average cost method, except materials-in-transit, which approximates the first in, first out method. If net realizable value is less than cost at the balance sheet date, the carrying amount is reduced to the realizable value, and the difference is recognized as a loss on valuation of inventories within cost of sales. Inventory reserves are established when conditions indicate that the net realizable value is less than costs due to physical deterioration, obsolescence, changes in price levels, or other causes based on individual facts and circumstances.

Provision for Warranties

DNS evaluates the best estimate of provision for warranties based on the estimated costs of future service, repairs, replacements of the defect and recalls. DNS is generally responsible for warranty liabilities for a period of 24 months after recognizing revenue. DNS accrues for warranty allowances at the time of recognizing revenue based on historical experience and expected future costs. Although those estimates are based on the historical experience, the provision may fluctuate due to the other events such as use of new materials and changes of the manufacturing process that may impact the quality of DNS’ products.

Effect of Recent Accounting Pronouncements

For a full description of recent accounting pronouncements, including the expected dates of adoption and estimated effects on results of operations and financial condition, see DNS’ audited consolidated financial statements included elsewhere in this proxy statement.

Internal Control Over Financial Reporting

In connection with the preparation and external audit of DNS’ consolidated financial statements as of and for the years ended December 31, 2013, 2014 and 2015 and the preparation and review of DNS’ unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016, DNS and its independent auditors noted two material weaknesses in DNS’ internal control over financial reporting. The material weaknesses identified were: (a) lack of resources that are knowledgeable about U.S. GAAP and SEC reporting matters to allow the company to prepare the required filings on an accurate and timely basis as a U.S. domestic registrant, (b) lack of knowledge and experience in preparing financial statements under U.S. GAAP and that comply with SEC reporting matters on a timely and accurate basis as a U.S. domestic registrant.

Neither DNS nor its independent auditors undertook a comprehensive assessment of DNS’ internal control for purposes of identifying and reporting material weaknesses, significant deficiencies and control deficiencies in DNS’ internal control over financial reporting as DNS will be required subsequent to the completion of the Merger. DNS believes it is possible that, had DNS performed a formal assessment of its internal control over financial reporting or had its independent auditors performed an audit of DNS’ internal control over financial reporting, additional control deficiencies may have been identified.

The process of designing and implementing an effective financial reporting system is a continuous effort that requires DNS to anticipate and react to changes in its business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy applicable reporting obligations. If DNS fails to implement and maintain an effective system of internal controls, DNS may be unable to accurately report its results of operations or prevent fraud or fail to meet applicable reporting obligations, and investor confidence and the market price of DASAN Zhone common stock may be materially and adversely affected.

Especially, DNS requires accounting personnel who are knowledgeable about the specialized U.S. GAAP, SEC reporting requirements and the requirements of the Sarbanes-Oxley Act for internal control over financial reporting. If DNS is unable to attract and retain sufficient qualified accounting personnel, it may adversely affect its ability to maintain an effective system of internal controls following the Merger or its ability to produce reliable financial reports.

Results of Operations

Set forth in the table below is the historical consolidated combined statement of comprehensive income (loss) of DNS as a percentage of DNS’ net revenue for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
Net revenue	100%	100%	100%	100%	100%
Cost of revenue	80%	75%	74%	70%	65%

Gross profit	20%	25%	26%	30%	35%

Operating expenses:
Research and product development	18%	15%	15%	16%	16%
Sales and administrative	17%	10%	13%	11%	12%

Total operating expenses	35%	25%	28%	27%	28%

Operating income (loss)	(16)%	0%	(2)%	2%	7%
Interest expense, net	(1)%	(0)%	0%	0%	0%
Other income, net	0%	1%	0%	0%	1%

Income (loss) before income taxes	(16)%	1%	(2)%	2%	7%
Income tax provision	(2)%	(0)%	0%	1%	2%

Net income (loss)	(13)%	1%	(2)%	1%	6%

Other comprehensive loss	2%	(1)%	(2)%	(1)%	1%

Comprehensive income (loss)	(11)%	0%	(4)%	0%	6%

Q1 2016 Compared with Q1 2015

Net Revenue

Information about DNS’ net revenue for products and services for the three months ended March 31, 2016 and 2015 is summarized below (in millions):

	Three Months ended March 31,		Increase (Decrease)	%(Change)
	2016	2015
Products	$24.6	$37.5	$(12.9)	(34)%
Services	1.2	1.3	(0.1)	(8)%

	$25.8	$38.7	$(12.9)	(33)%

Information about DNS’ net revenue for Korea and international markets for the three months ended March 31, 2016 and 2015 is summarized below (in millions):

	Three Months ended March 31,
	2016	2015	Increase (Decrease)	% Change
Revenue by geography:
Korea	$17.0	$26.3	$(9.4)	(36)%
Japan	0.3	0.0	0.2	617%
United States	2.4	0.5	1.9	383%
Vietnam	2.5	7.8	(5.3)	(68)%
Germany	0.1	0.7	(0.6)	(87)%
Other international	3.6	3.4	0.2	6%

Total	$25.8	$38.7	$(12.9)	(33)%

For the three months ended March 31, 2016, net revenue decreased 33% or $12.9 million to $25.8 million from $38.7 million for the same period last year. The decrease in net revenue was attributable to decreases in product revenue and service revenue. For the three months ended March 31, 2016, product revenue decreased 34% or $12.9 million to $24.6 million, compared to $37.5 million for the same period last year. The decrease in product revenue was primarily due to decreased sales in Korea and Vietnam. For the three months ended March 31, 2016, service revenue decreased by 8% or $0.1 million to $1.2 million, compared to $1.3 million for the same period last year. Service revenue represents revenue from maintenance and other services associated with product shipments.

For the three months ended March 31, 2016, Korea net revenue decreased 36% or $9.4 million to $17.0 million, compared to $26.3 million for the same period last year. The decrease was primarily due to the decreased sales to two Korea major carriers and internet service providers resulting from a rescheduling of their capital expenditures in network equipment. For the three months ended March 31, 2016, international net revenue (outside Korea) decreased 29% or $3.6 million to $8.8 million, compared to $12.4 million for the same period last year, and represented 34% of total net revenue compared with 32% for the same period last year. The decrease in international net revenue was primarily due to decreased sales in Vietnam and Europe, partially offset by slightly higher revenue from United States, Japan and other international regions.

For the three months ended March 31, 2016 and 2015, three Korean carriers represented 66% and 68% of net revenue, respectively. DNS anticipates that its results of operations in any given period may depend to a large extent on sales to the international accounts. As a result, DNS’ revenue for any quarter may be subject to the changes in orders from key international customers.

Cost of Revenue and Gross Profit

Total cost of revenue decreased 28% or $8.3 million to $20.7 million for the three months ended March 31, 2016, compared to $29.0 million for the same period last year. Total cost of revenue was 80% of net revenue for the three months ended March 31, 2016, compared to 75% of net revenue for the same period last year, which resulted in a decrease in gross profit percentage from 25% in the three months ended March 31, 2015 to 20% in the three months ended March 31, 2016. The decrease in gross profit for the three months ended March 31, 2016 was primarily due to decreased sales during the period as well as to changes in product mix and sales prices of products.

DNS expects that in the future, its cost of revenue as a percentage of net revenue will vary depending on the mix and average sales prices of products sold. In addition, continued competitive and economic pressures could cause DNS to reduce its prices, adjust the carrying values of its inventory, or record inventory charges relating to discontinued products and excess or obsolete inventory.

Research and Product Development Expenses

Research and product development expenses decreased 19% or $1.1 million to $4.7 million for the three months ended March 31, 2016 compared to $5.8 million for the same period last year. The decrease was primarily due to lower personnel-related expenses resulting from cost reducing operations. DNS intends to continue to invest in research and product development to attain its strategic product development objectives while seeking to manage the associated costs through expense controls.

Selling and Administrative Expenses

Selling and administrative expenses increased 15% or $0.6 million to $4.4 million for the three months ended March 31, 2016 compared to $3.8 million for the three months ended March 31, 2015. The increase in selling and administrative expenses was attributable primarily to increased payment of service fees paid to DASAN for its provision of general and administrative and other back-office services to DNS.

Interest Expense (Income), net

Interest expense, net remained flat at $0.1 million for the three months ended March 31, 2016 and 2015.

Other Income (Expense)

Other income, net decreased to $0.1 million for the three months ended March 31, 2016 from $0.2 million for the three months ended March 31, 2015, primarily due to a loss in foreign currency exchange in the current year period.

Income Tax Provision

DNS recorded an income tax benefit of $0.6 million and $0.1 million for the three months ended March 31, 2016 and 2015, respectively. The increase in income tax benefit was primarily due to the change in the relative income amounts DNS earned in foreign jurisdictions with different tax rates. As of March 31, 2016 and 2015, DNS’ effective tax rate was 15% and 25%, respectively. The effective tax rate of DNS is heavily dependent on changes in taxable income and R&D tax credits due to DNS’ relatively small amount of taxable income. The slight decrease of taxable income in the first quarter of 2016 led to a 10% decrease in effective tax rate.

2015 Compared with 2014

Net Revenue

Information about DNS’ net revenue for products and services for 2015 and 2014 is summarized below (in millions):

	2015	2014	Increase (Decrease)	% Change
Products	$133.8	$132.8	$1.0	1%
Services	6.2	7.1	(0.9)	(13)%

	$140.0	$139.9	$0.1	0%

Information about DNS’ net revenue for Korea and international markets for 2015 and 2014 is summarized below (in millions):

	2015	2014	Increase (Decrease)	% Change
Revenue by geography:
Korea	$108.2	$84.0	$24.2	29%
Japan	0.7	0.2	0.5	250%
United States	4.1	12.5	(8.4)	(68)%
Vietnam	10.7	17.7	(7.0)	(40)%
Germany	2.3	15.1	(12.8)	(85)%
Other international	14.0	10.3	3.7	36%

Total	$140.0	$139.9	$0.1	0%

Net revenue remained largely flat at $140.0 million for 2015 compared to $139.9 million for 2014. The small increase in net revenue was attributable to a slight increase in product revenue, partially offset by a slight decrease in service revenue. Product revenue increased 1% or $1.0 million for 2015. The increase in product revenue was primarily due to increased sales in Korea, partly offset by decreased sales in international markets outside Korea. Service revenue decreased 13% or $0.9 million for 2015. Service revenue represents revenue from maintenance and other services associated with product shipments.

Korean net revenue increased 29% or $24.2 million to $108.2 million for 2015 compared to $84.0 million for 2014. The increase was primarily due to broadband development projects with Korean carriers. International net revenue (outside Korea) decreased 43% or $24.1 million to $31.8 million for 2015 and represented 23% of total net revenue compared with 40% for 2014. The decrease in international net revenue was primarily due to decreased sales in Vietnam, Europe and the United States, partially offset by slightly higher revenue from Japan and other international markets.

For the years ended December 31, 2015, 2014 and 2013, three Korean carriers represented 77%, 60% and 67% of net revenue, respectively. DNS anticipates that its results of operations in any given period may depend to a large extent on sales to a small number of Korean accounts. As a result, DNS’ revenue for any quarter may be subject to the changes in orders from one or more of these customers.

Cost of Revenue and Gross Profit

Total cost of revenue increased $4.8 million or 5% to $103.4 million for 2015, compared to $98.6 million for 2014. The increase in cost of revenue for 2015 was primarily due to changes in product mix. Total cost of revenue was 74% of net revenue for 2015, compared to 70% of net revenue for 2014, which resulted in a decrease in gross profit percentage from 30% in 2014 to 26% in 2015.

Research and Product Development Expenses

Research and product development expenses decreased 6% or $1.5 million to $21.3 million for 2015 compared to $22.8 million for 2014. The decrease was primarily due to lower personnel-related expenses resulting from cost-reducing initiatives.

Selling and Administrative Expenses

Selling and administrative expenses increased 17% or $2.6 million to $17.9 million for 2015 compared to $15.3 million for 2014. The increase in selling and administrative expenses was primarily attributable to increased payments for service fees primarily paid to DASAN for its provision of general and administrative and other back-office services to DNS.

Interest Expense, net

Interest expense, net was $0.4 million for 2015, compared to $0.1 million for 2014. DNS’ outstanding debt balances decreased from $23.1 million at December 31, 2014 to $21.8 million at December 31, 2015 and interest rates remained low during 2015 and 2014. The increase in interest expense, net was primarily due to a decrease in interest income as interest rates were lower in 2015 compared to 2014.

Other Income, net

Other income, net increased to $0.3 million in 2015 from $0.1 million in 2014, primarily due to a gain in foreign currency exchange.

Income Tax Provision

DNS recorded an income tax provision of $0.2 million and $1.4 million for the years ended December 31, 2015 and 2014, respectively, primarily due to the tax effect of the spin off.

2014 Compared with 2013

Net Revenue

Information about DNS’ net revenue for products and services for 2014 and 2013 is summarized below (in millions):

	2014	2013	Increase (Decrease)	% Change
Products	$132.8	$112.9	$19.8	18%
Services	7.1	5.3	1.8	35%

	$139.9	$118.2	$21.6	18%

Information about DNS’ net revenue for North America and international markets for 2014 and 2013 is summarized below (in millions):

	2014	2013	Increase (Decrease)	% Change
Revenue by geography:
Korea	$84.0	$78.9	$5.1	7%
Japan	0.2	8.6	(8.4)	(97)%
United States	12.5	14.9	(2.4)	(16)%
Vietnam	17.7	0.5	17.1	3,156%
Germany	15.1	7.5	7.6	101%
Other international	10.3	7.7	2.6	33%

Total	$139.9	$118.2	$21.6	18%

Net revenue increased 18% or $21.6 million to $139.9 million for 2014 compared to $118.2 million for 2013. The increase in net revenue was attributable to increases in both product revenue and service revenue. Product revenue increased 18% or $19.8 million in 2014. Service revenue increased 35% or $1.8 million in 2014. Service revenue represents revenue from maintenance and other services associated with product shipments.

Korean net revenue increased 7% or $5.1 million to $84.0 million in 2014 compared to $78.9 million in 2013. The increase was primarily due to broadband development projects with Korean carriers. International net revenue (outside Korea) increased 42% or $16.5 million to $55.8 million in 2014 and represented 40% of total net revenue compared with 33% in 2013. The increase in international net revenue was primarily due to increased sales in Vietnam, Europe and other international markets, and was partially offset by lower revenue from Japan and the United States.

For the years ended December 31, 2014 and 2013, three Korean carriers represented 60% and 67% of net revenue, respectively.

Cost of Revenue and Gross Profit

Total cost of revenue increased $21.3 million or 28% to $98.6 million for 2014, compared to $77.3 million for 2013. The increase in cost of revenue for 2014 was primarily due to changes in sales revenue and product mix. Total cost of revenue was 70% of net revenue for 2014, compared to 65% of net revenue for 2013, which resulted in a decrease in gross profit percentage from 35% in 2013 to 30% in 2014.

Research and Product Development Expenses

Research and product development expenses increased 21% or $4.0 million to $22.8 million for 2014 compared to $18.8 million for 2013. The increase was primarily due to the higher personnel-related expenses resulting from increased investment in research and development.

Selling and Administrative Expenses

Selling and administrative expenses increased 9% or $1.3 million to $15.3 million for 2014 compared to $14.0 million for 2013. The increased selling and administrative expenses was attributable to increased service fees payment.

Interest Expense, net

Interest expense, net was $0.1 million for 2014 and $0.1 million for 2013. DNS’ outstanding debt balances increased from $18.5 million at December 31, 2013 to $23.1 million at December 31, 2014, and interest rates remained low during 2014 and 2013.

Other Income, net

Other income, net decreased to $0.1 million in 2014 from $0.7 million in 2013, primarily due to losses in a derivative transaction and foreign exchange.

Income Tax Provision

DNS recorded an income tax provision of $1.4 million and $2.2 million for the years ended December 31, 2014 and 2013, respectively, primarily due to a provision computed at statutory rate.

Liquidity and Capital Resources

DNS’ operations are financed through a combination of its existing cash, cash equivalents, available credit facilities, and sales of equity to its parent DASAN, based on DNS’ operating requirements and market conditions.

At March 31, 2016, cash and cash equivalents were $3.3 million compared to $10.0 million at December 31, 2015. The decrease in cash and cash equivalents of $6.7 million was attributable to net cash used in operating and investing activities of $7.7 million and $1.9 million, respectively, partially offset by net cash provided by financing activities of $2.9 million and effect of exchange rate of $0.1 million.

At December 31, 2015, cash and cash equivalents were $10.0 million compared to $6.8 million at December 31, 2014. The increase in cash and cash equivalents of $3.2 million was attributable to net cash provided by operating and investing activities of $4.3 million and $0.3 million, respectively, partially offset by net cash used in financing activities of $0.8 million and effect of exchange loss of $0.5 million.

Operating Activities

For the three months ended March 31, 2016, net cash used in operating activities consisted of a net loss of $3.5 million and a decrease in net operating assets totaling $4.2 million. The most significant components of the changes in net operating assets were an increase in other receivables of $7.8 million, an increase in accounts receivable of $4.5 million and an increase in inventories of $3.1 million, partially offset by an increase in other payables of $12.2 million. The increase in other receivables was primarily related to the supply of raw materials to original equipment manufacturers. The increase in accounts receivable was primarily related to the changes in the sales mix and a higher percentage of accounts receivable relating to international sales, which require a longer collection period. The increase in other payables was primarily due to an increase in accrued expenses.

For the three months ended March 31, 2015, net cash used in operating activities consisted of a decrease in net operating assets totaling $1.0 million, partially offset by a net profit of $0.4 million. The most significant components of the changes in net operating assets were a decrease in accounts payable of $9.7 million and decrease in other current liabilities of $1.4 million, partially offset by a decrease in accounts receivable of $10.4 million and a decrease in other receivables of $4.5 million. The decrease in accounts payable was primarily due to timing of payments. The decrease in other current liabilities related to a decrease in advance received. The decrease in accounts receivable was primarily related to the timing of cash collections. The decrease in other receivables was primarily related to the supply of raw materials to original equipment manufacturers.

For fiscal year 2015, net cash provided by operating activities consisted of a net loss of $3.0 million, adjusted for non-cash charges totaling $0.9 million and an increase in operating assets totaling $6.3 million. The most significant components of the changes in net operating assets were a decrease in accounts receivable of $10.0 million and a decrease in inventory of $5.9 million, partially offset by a decrease in accounts payables of $6.7 million, a decrease in income tax liabilities of $1.2 million and a decrease in other current liabilities of $1.0 million. The decrease in accounts receivable was related to the timing of cash collections. The decrease in inventory was primarily due to better utilization of inventory in 2015. The decrease in accounts payable was primarily due to timing of payments. The decrease in other current liabilities related to a decrease in advance received.

For fiscal year 2014, net cash used in operating activities consisted of a decrease in operating assets totaling $20.5 million, partially offset by a net profit of $1.8 million, adjusted for non-cash charges totaling $0.9 million. The most significant components of the changes in net operating assets were an increase in accounts receivable of $16.4 million and an increase in other receivables of $8.5 million, partially offset by an increase in accounts payable of $8.4 million and an increase in other current liabilities of $1.4 million. The increase in accounts receivable was primarily related to the timing of cash collections and increased sales. The increase in other receivables was primarily related to the supply of raw materials to original equipment manufacturers. The increase in accounts payable was primarily due to timing of payments. The increase in other current liabilities related to an increase in advance received.

Investing Activities

For the three months ended March 31, 2016, net cash used in investing activities consisted of an increase in short-term loan to related party of $1.3 million and an increase in restricted cash of $0.6 million, adjusted for a decrease in short-term loan to others of $0.3 million.

For the three months ended March 31, 2015, net cash provided by investing activities consisted of a decrease in short-term financial instruments of $3.9 million and a decrease in restricted cash of $1.5 million, adjusted for an acquisition of long-term loan to others of $0.2 million.

For fiscal year 2015, net cash provided by investing activities consisted of net proceeds from short-term financial instruments of $2.2 million, partially offset by purchase of short-term financial instruments of $1.9 million and purchases of property and equipment of $0.8 million, which purchases related mainly to office equipment and machinery.

For fiscal year 2014, net cash provided by investing activities consisted of net proceeds from financial assets of $2.7 million, partially offset by purchase of short-term financial instruments of $1.9 million and purchases of property and equipment of $1.1 million, which purchases related mainly to office equipment and machinery.

Financing Activities

For the three months ended March 31, 2016, net cash provided by financing activities consisted of proceeds from long-term borrowings of $1.8 million and proceeds from short-term borrowings of $1.1 million.

For the three months ended March 31, 2015, net cash used in financing activities consisted of repayments of short-term borrowings of $12.7 million and decrease in capital surplus of $3.6 million, partly offset by proceeds from long-term borrowings of $3.6 million and proceeds from issuance of common stock of $1.8 million.

For fiscal year 2015, net cash used in financing activities consisted of a decrease in capital surplus of $3.0 million, partly offset by borrowings from financial institutions, net of repayments, of $0.2 million and proceeds from issuance of common stock to DASAN of $1.8 million.

For fiscal year 2014, net cash provided by financing activities consisted of net borrowings from financial institutions of $7.0 million and proceeds from issuance of common stock to DASAN of $1.8 million, partly offset by a decrease in capital surplus of $0.1 million.

Cash Management

DNS’ primary source of liquidity comes from its cash and cash equivalents, which totaled $3.3 million at March 31, 2016, and an aggregate of $32.8 million in credit facilities with financial institutions, which consisted of $20.8 million of short-term borrowing facilities and $12.0 million of letter of credit facilities.

At December 31, 2015, cash and cash equivalents totaled $10.0 million, and DNS had an aggregate of $38.0 million in credit facilities with financial institutions, which consisted of $26.8 million of short-term borrowing facilities and $12.0 million of letter of credit facilities. DNS’ cash and cash equivalents are held in accounts managed by third party financial institutions and consist of invested cash and cash in DNS’ operating accounts.

At March 31, 2016, DNS had $23.3 million in aggregate principal amount of outstanding short-term borrowings and $9.2 million in face value of outstanding of letters of credit under its credit facilities.

At December 31, 2015, DNS had $21.8 million in aggregate principal amount of outstanding short-term borrowings and $11.8 million in face value of outstanding letters of credit under its credit facilities. DNS’ short-term borrowing facilities are renewed on an annual basis. The maturity date of these facilities is within one year from the dates of borrowing. Amounts borrowed under the credit facilities bear interest, payable monthly, at a floating or fixed rate, which is set annually by mutual agreement. For a discussion of the different interest rates applicable under DNS’ credit facilities, see Note 9, Short-term Borrowings in DNS’ audited consolidated financial statements, which are included elsewhere in this proxy statement. At March 31, 2016, the interest rates applicable under DNS’ credit facilities ranged from 1.72% to 3.96% per annum, with a weighted average rate across all facilities of 2.92% per annum. At December 31, 2015, the interest rates applicable under DNS’ credit facilities ranged from 1.60% to 3.55% per annum, with a weighted average rate across all facilities of 2.85% per annum. DNS’ obligations under each of the credit facilities are guaranteed by DASAN and Mr. Min Woo Nam, and are secured by certain financial assets and inventories of DNS.

Future Requirements and Funding Sources

From time to time, DNS may provide or commit to extend credit or credit support to its customers. This financing may include extending the terms for product payments to customers. Any extension of financing to DNS’ customers will limit the capital that it has available for other uses.

DNS’ accounts receivable, while not considered a primary source of liquidity, represent a concentration of credit risk because a significant portion of the accounts receivable balance at any point in time typically consists of a relatively small number of customer account balances. As of December 31, 2015, three customers in Korea accounted for 29% of net accounts receivable.

DNS does not currently have any material commitments for capital expenditures, or any other material commitments aside from operating leases for its facilities, inventory purchase commitments and debt.

Based on DNS’ current plans and business conditions, DNS believes that its existing cash, cash equivalents and available credit facilities will be sufficient to satisfy its anticipated cash requirements for at least the next twelve months.

Contractual Commitments and Off-Balance Sheet Arrangements

At March 31, 2016, DNS’ future contractual commitments by fiscal year were as follows (in thousands):

	Payments due by period
	Total	2016	2017	2018	2019	2020 and thereafter
Operating leases	$1,377	$715	$325	$325	$12	$—
Lines of credit	38,771	38,771	—	—	—	—

Total future contractual commitments	$40,148	$39,486	$325	$325	$12	$—

Operating Leases

The operating lease amounts shown above represent primarily off-balance sheet arrangements. For operating lease commitments, a liability is generally not recorded on DNS’ balance sheet unless the facility represents an excess facility for which an estimate of the facility exit costs has been recorded on DNS’ balance sheet, net of estimated sublease income. For operating leases that include contractual commitments for operating expenses and maintenance, estimates of such amounts are included based on current rates. Payments made under operating leases will be treated as rent expense for facilities currently being utilized.

Lines of Credit

The lines of credit amounts shown above represent the scheduled repayments under DNS’ short-term borrowing facilities and letter of credit facilities, but not the associated interest payments which may vary based on changes in interest rates. DNS’ short-term borrowing facilities are renewed on an annual basis. Amounts borrowed under the credit facilities bear interest, payable monthly, at a floating or fixed rate, which is set annually by mutual agreement. For a discussion of the different interest rates applicable under DNS’ credit facilities, see Note 9, Short-term Borrowings in DNS’ audited consolidated financial statements, which are included elsewhere in this proxy statement. At March 31, 2016, the interest rates applicable under DNS’ credit facilities ranged from 1.72% to 3.96% per annum, with a weighted average rate across all facilities of 2.92% per annum. At December 31, 2015, the interest rates applicable under DNS’ credit facilities ranged from 1.60% to 3.55% per annum, with a weighted average rate across all facilities of 2.85% per annum.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ZHONE

The following selected historical financial data has been derived from Zhone’s last five years of financial statements and from Zhone’s unaudited financial statements for the three months ended March 31, 2016. The financial data for each of the years ended December 31, 2015, 2014 and 2013 is derived from Zhone’s audited consolidated financial statements included in Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated into this proxy statement by reference. The financial data for each of the fiscal years ended December 30, 2012 and December 31, 2011 is derived from Zhone’s audited consolidated financial statements for such years, which have not been incorporated by reference into this proxy statement. The financial data for Zhone as of and for the three months ended March 31, 2016 and 2015 is derived from Zhone’s unaudited condensed consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which is incorporated by reference into this proxy statement. The unaudited financial data presented has been prepared on a basis consistent with Zhone’s audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of Zhone’s management, such unaudited financial data reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

Historical results are not necessarily indicative of the results that may be expected for any future period or any future date. Because this information is only a summary and does not provide all of the information contained in Zhone’s financial statements, including the related notes, this selected historical financial data should be read in conjunction with Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015 and Zhone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. See the section entitled “Where You Can Find More Information” beginning on page 143.

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)
	(in thousands, except per share data)
Statement of Comprehensive Income (Loss) Data:
Net revenue	$20,599	$27,122	$100,756	$120,582	$122,248	$115,385	$124,502
Cost of revenue(1)	12,348	16,951	61,989	78,748	76,116	79,101	80,541

Gross profit	8,251	10,171	38,767	41,834	46,132	36,284	43,961

Operating expenses:
Research and product development(1)	3,558	4,050	15,449	17,340	15,326	18,542	21,380
Sales and marketing(1)	3,802	4,382	16,375	19,079	20,159	19,304	22,297
General and administrative(1)	4,253	2,277	8,691	9,409	6,199	7,157	7,784
Impairment of fixed assets	—	—	—	—	—	61	4,236

Total operating expenses	11,613	10,709	40,515	45,828	41,684	45,064	55,697

Operating income (loss)	(3,362)	(538)	(1,748)	(3,994)	4,448	(8,780)	(11,736)
Interest expense, net	(5)	(53)	(88)	(68)	(85)	(102)	(41)
Other income (expense), net	(36)	11	7	(1)	(7)	(9)	111

Income (loss) before income taxes	(3,403)	(580)	(1,829)	(4,063)	4,356	(8,891)	(11,666)
Income tax provision	29	22	188	68	42	124	60

Net income (loss)	$(3,432)	$(602)	$(2,017)	$(4,131)	$4,314	$(9,015)	$(11,726)

Other comprehensive loss	(35)	(89)	(321)	(100)	(151)	(21)	(40)

Comprehensive income (loss)	$(3,467)	$(691)	$(2,338)	$(4,231)	$4,163	$(9,036)	$(11,766)

Net income (loss) per share:
Basic net income (loss) per share	$(0.10)	$(0.02)	$(0.06)	$(0.13)	$0.14	$(0.29)	$(0.38)

Diluted net income (loss) per share	$(0.10)	$(0.02)	$(0.06)	$(0.13)	$0.13	$(0.29)	$(0.38)

Shares used in per-share calculation
Basic	33,841	32,605	32,941	32,380	31,429	31,010	30,671
Diluted	33,841	32,605	32,941	32,380	33,021	31,010	30,671
(1) Amounts include stock-based compensation cost as follows:
Cost of revenue	$1	$4	$7	$7	$—	$63	$61
Research and product development	13	13	53	11	2	297	244
Sales and marketing	26	25	105	29	2	250	350
General and administrative	2,496	131	966	739	420	704	1,015

	Three Months Ended March 31,	As of December 31,
	2016	2015	2014	2013	2012	2011
	(unaudited)	(audited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$9,330	$10,113	$11,528	$15,686	$11,119	$18,190
Working capital	33,481	34,243	34,904	39,291	34,868	43,027
Total assets	54,249	56,645	65,712	71,817	61,724	80,732
Stockholders’ equity	$33,255	$34,157	$34,343	$37,559	$31,940	$39,527

SELECTED HISTORICAL FINANCIAL INFORMATION

OF DNS

The following tables set forth selected historical financial data for DNS. The statement of comprehensive income (loss) data and balance sheet data as of and for the years ended December 31, 2015, 2014 and 2013 are derived from DNS’ audited consolidated financial statements included elsewhere in this proxy statement. The statement of comprehensive income (loss) data and balance sheet data as of and for the three months ended March 31, 2016 and 2015 are derived from unaudited condensed consolidated financial statements included elsewhere in this proxy. The statement of comprehensive income (loss) data and balance sheet data as of and the years ended December 31, 2012 and 2011 are derived from unaudited consolidated financial statements not included elsewhere in this proxy. The unaudited financial data presented has been prepared on a basis consistent with DNS’ audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of DNS’ management, such unaudited financial data reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The DNS historical results are not necessarily indicative of the results that may be expected for any future period or any future date. Because this information is only a summary and does not provide all of the information contained in DNS’ financial statements, including the related notes, this selected historical financial data should be read in conjunction with the audited consolidated financial statements of DNS and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DNS” included elsewhere in this proxy statement.

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)			(unaudited)
	(in thousands, except per share data)
Statement of Comprehensive Income (Loss) Data:
Net revenue	$25,793	$38,727	$140,025	$139,874	$118,210	$108,371	$116,358
Cost of revenue	20,716	28,972	103,386	98,552	77,257	64,691	76,623

Gross profit	5,077	9,755	36,639	41,322	40,953	43,680	39,735

Operating expenses:
Research and product development	4,679	5,784	21,331	22,805	18,774	18,019	16,861
Selling and administrative expenses	4,417	3,834	17,923	15,314	14,040	18,438	19,561

Total operating expenses	9,096	9,618	39,254	38,119	32,814	36,457	36,422

Operating income (loss)	(4,019)	137	(2,615)	3,203	8,139	7,223	3,313
Interest income (expense), net	(146)	(66)	(396)	(108)	(79)	791	(885)
Foreign exchange gain(loss), net	(624)	367	1,648	1,015	837	227	(208)
Gain (loss) on derivative transactions, net	806	(188)	(1,004)	(1,130)	(252)	(955)	—
Other income (expense), net	(97)	61	(365)	237	71	37	(348)

Income (loss) before income taxes	(4,080)	311	(2,732)	3,217	8,716	7,323	1,872
Income tax expense (benefit)	(627)	(77)	232	1,380	2,208	2	992

Net income (loss)	$(3,453)	$388	$(2,964)	$1,837	$6,508	$7,321	$880

Less: Net loss attributable to the non-controlling interests	6	—	—	—	—	—	—

Net income (loss) attributable to DASAN Network Solutions, Inc.	(3,459)	388	(2,964)	1,837	6,508	7,321	880

Other comprehensive income (loss) for the year, net of tax foreign currency translation adjustments	517	(238)	(2,800)	(1,997)	905	2,570	(454)

Comprehensive income (loss)	$(2,936)	$150	$(5,764)	$(160)	$7,413	$9,891	$426

Less: Comprehensive income attributable to the non-controlling interests	14	—	—	—	—	—	—

Comprehensive income (loss) attributable to DASAN Network Solutions Inc.	(2,950)	150	(5,764)	(160)	7,413	9,891	426

Net income (loss) per share:
Basic net income (loss) per share	$(0.01)	$0.00	$(0.01)	$0.01	$0.02	$0.02	$0.00

Diluted net income (loss) per share	$(0.01)	$0.00	$(0.01)	$0.01	$0.02	$0.02	$0.00

Shares used in per-share calculation
Basic	353,678	343,591	347,005	342,738	340,761	340,016	338,472
Diluted	353,678	343,591	347,005	342,738	340,761	340,016	338,472

	Three Months Ended March 31,	As of December 31,
	2016	2015	2014	2013	2012	2011
	(unaudited)	(audited)			(unaudited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$3,269	$10,015	$7,150	$24,719	$11,581	$45,244
Working capital	32,133	33,524	40,033	37,987	28,082	22,242
Total assets	96,688	83,591	103,279	88,384	62,135	86,257
Stockholders’ equity	$38,894	$41,830	$48,633	$47,124	$36,102	$32,940

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following tables present unaudited pro forma combined financial information about Zhone’s consolidated statement of comprehensive income (loss) and balance sheet, and gives effect to the Merger. The information under “Statement of Comprehensive Loss Data” in the table below combines the three months ended March 31, 2016 for Zhone and DNS, and combines the fiscal year ended December 31, 2015 for Zhone and DNS, and gives effect to the Merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented. The information under “Balance Sheet Data” in the table below combines the historical consolidated balance sheet of Zhone and DNS as of March 31, 2016 and assumes the Merger had been consummated on March 31, 2016. This unaudited pro forma combined financial information was prepared using the business combination method of accounting with DASAN as the accounting acquirer and Zhone as the accounting acquiree. See “The Merger—Accounting Treatment of the Transaction” beginning on page 67.

The information presented below is derived from and should be read in conjunction with the historical consolidated financial statements of Zhone and the historical financial statements of DNS, including the related notes, appearing elsewhere or incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 143 and “Selected Historical Financial Information of DNS” beginning on page 132.

The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Merger. DASAN Zhone expects to incur significant costs associated with integrating the operations of Zhone and the DNS business. The summary unaudited pro forma combined financial information does not reflect the costs of any integration activities nor any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings, that may result from the Merger.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of March 31, 2016

(in thousands)

	Historical
	DNS	Zhone	Pro forma Adjustments		Pro forma Combined
			(note 3)
ASSETS
Current assets:
Cash and cash equivalents	$3,269	$9,330	$—		$12,599
Restricted cash	4,515	—	—		4,515
Short-term financial instruments	—	—	—		—
Short-term loan to others	1,334	—	—		1,334
Accounts receivable, net of allowances for sales return and doubtful accounts	37,454	24,827	—		62,281
Other current financial assets	20,927	—	—		20,927
Current deferred income taxes	663	—	—		663
Inventories	17,323	14,576	—		31,899
Prepaid expenses and other current assets	2,117	3,044	—		5,161

Total current assets	87,602	51,777	—		139,379

Long-term loan to related party	440	—	—		440
Long-term loan to others	295	—	—		295
Guarantee deposits on leases	3,774	—	—		3,774
Property and equipment, net	2,034	2,223	—		4,257
Goodwill	—	—	2,067	a)	2,067
Other acquisition related intangible assets, net	696	—	9,059	a)	9,755
Other assets	440	249	—		689

Total assets	$96,688	$54,249	$11,126		$162,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,041	$10,226	$—		$25,267
Other payables	13,962	—	—		13,962
Short-term borrowings	23,339	—	—		23,339
Line of credit	—	2,000	—		2,000
Income taxes payable	176	—	—		176
Provision for warranties	448	—	—		448
Accrued and other liabilities	1,338	6,070	2,292	b)	9,700

Total current liabilities	55,469	18,296	2,292		76,057
Long-term borrowing from related party	1,800	—	—		1,800
Other long-term liabilities	525	2,698	—		3,223

Total liabilities	57,794	20,994	2,292		81,080

Stockholder’s equity:
Common stock	56,579	34	(34)	c)	97,827
			41,248	d)
Additional paid-in capital	(9,173)	1,080,024	(1,080,024)	c)	(8,332)
			841	e)
Accumulated deficit and other comprehensive income (loss)	(1,259)	(1,046,803)	1,046,803	c)	(1,259)
Retained earnings	(7,681)	—			(7,681)
Non-controlling interest	428	—	—		428

Total stockholders’ equity	38,894	33,255	8,834		80,983

Total liabilities and stockholders’ equity	$96,688	$54,249	$11,126		$162,063

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year Ended December 31, 2015

(in thousands, except per share data)

	Historical
	DNS	Zhone	Pro forma Adjustments		Pro forma Combined
			(note 3)
Statement of Comprehensive Loss Data:
Net revenue	$140,025	$100,756	$—		$240,781
Cost of revenue	103,386	61,989	—		165,375

Gross profit	36,639	38,767	—		75,406

Operating expenses:
Research and product development	21,331	15,449	—		36,780
Sales and marketing	—	16,375	—		16,375
Selling and administrative	17,923	8,691	—		26,614
Amortization and impairment of intangibles	—	—	3,168	f)	3,168

Total operating expenses	39,254	40,515	3,168		82,937

Operating loss	(2,615)	(1,748)	(3,168)		(7,531)
Interest expense, net	(396)	(88)	—		(484)
Foreign exchange gain, net	1,648	—	—		1,648
Loss on derivatives transaction, net	(1,004)	—	—		(1,004)
Other income (expense), net	(365)	7	—		(358)

Loss before income taxes	(2,732)	(1,829)	(3,168)		(7,729)
Income tax expense	232	188	—		420

Net loss	$(2,964)	$(2,017)	$(3,168)		$(8,149)

Other comprehensive loss—foreign currency translation adjustments	(2,800)	(321)	321	c)	(2,800)

Comprehensive loss	$(5,764)	$(2,338)	$(2,847)		$(10,949)

Basic and diluted net loss per share	$(0.01)	$(0.06)			$(0.10)
Weighted average shares outstanding used to compute basic and diluted net loss per share	347,005	32,941	(347,005)	g)	80,408
			47,467	h)

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Three Months Ended March 31, 2016

(in thousands, except per share data)

	Historical		Pro forma Adjustments			Pro forma Combined
	DNS	Zhone
			(note 3)
Statement of Comprehensive Loss Data:
Net revenue	$25,793	$20,599	$—			$46,392
Cost of revenue	20,716	12,348	—			33,064

Gross profit	5,077	8,251	—			13,328

Operating expenses:
Research and product development	4,679	3,558	—			8,237
Sales and marketing	—	3,802	—			3,802
Selling and administrative	4,417	4,253	—			8,670
Amortization and impairment of intangibles	—	—	792	f	)	792

Total operating expenses	9,096	11,613	792			21,501

Operating loss	(4,019)	(3,362)	(792)			(8,173)
Interest expense, net	(146)	(5)	—			(151)
Foreign exchange loss, net	(624)	—	—			(624)
Gain on derivatives transaction, net	806	—	—			806
Other expense, net	(97)	(36)	—			(133)

Loss before income taxes	(4,080)	(3,403)	(792)			(8,275)
Income tax expense (benefit)	(627)	29	—			(598)

Net loss	$(3,453)	$(3,432)	$(792)			$(7,677)

Net loss attributable to the non-controlling interests	6	0	0			6
Other comprehensive loss—foreign currency translation adjustments	517	(35)	35	c	)	517

Comprehensive loss	$(2,942)	$(3,467)	$(757)			$(7,160)

Basic and diluted net loss per share	$(0.01)	$(0.10)				$(0.09)
Weighted average shares outstanding used to compute basic and diluted net loss per share	353,678	33,841	(353,678)	g	)	81,308
			47,467	h	)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

These unaudited pro forma condensed combined consolidated financial statements present the pro forma financial position and statement of comprehensive income of the combined company based upon historical financial information after giving effect to the Merger and adjustments described in these footnotes. The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Merger.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Zhone and the historical financial statements of DNS, including the related notes, appearing elsewhere or incorporated by reference in this proxy statement.

The financial statements of DNS and Zhone are prepared in accordance with accounting principles generally accepted in the United States.

2. Pro Forma Transaction

On April 11, 2016, Zhone entered into the Merger Agreement with DASAN, DNS and Merger Sub. Under the Merger Agreement, on and subject to the terms and conditions set forth therein, Zhone has agreed to acquire DNS from DASAN through the Merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone, in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, DASAN will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares. The estimated fair value per share of Zhone common stock of $1.20 is based on the closing market price on July 12, 2016.

Based on a number of factors viewed as of the date of this proxy statement, including the relative voting rights of DASAN and legacy Zhone stockholders in DASAN Zhone anticipated to exist upon the completion of the Merger, the transaction is expected to be accounted for as a business combination, with DASAN as the accounting acquirer and Zhone as the accounting acquire. Accordingly, the pro forma condensed combined consolidated financial statements are prepared as if DASAN has acquired Zhone.

The fair value of outstanding Zhone stock options, for purposes of the estimated purchase consideration for Zhone, has been calculated based on the Black-Scholes option pricing model and the total number of stock options outstanding at June 30, 2016, using an estimated fair market value of $1.20 per share and the following assumptions:

Exercise price	$1.78
Risk-free interest rate	0.87%
Expected dividend yield	0%
Expected life	3.40
Volatility	80.30%

The total purchase consideration will be dependent on the actual number of shares of Zhone common stock and Zhone stock options outstanding immediately prior to the closing of the Merger.

The estimated total purchase consideration is calculated as follows (in thousands):

	Shares	Estimated Fair Value
Shares of Zhone common stock as of June 30, 2016	34,373	$41,248
Zhone stock options	1,509	841
Estimated acquisition costs to be incurred by Zhone		2,292
Assumed liabilities		20,994

		$65,375

The purchase consideration was allocated to assets acquired and liabilities assumed based on management’s preliminary analysis and estimates of their fair values, which was based primarily on a preliminary valuation prepared by a third party. Management’s estimates of fair values are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable.

The preliminary allocation of the purchase price as of March 31, 2016, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date of the Merger, is as follows:

Estimated Fair Value
Net tangible assets	$54,249
Goodwill	2,067
Identifiable intangible assets	9,059

$65,375

Identifiable intangibles consist primarily of developed technology, customer relationships and backlog with estimated lives that range from one to seven years.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined consolidated financial statements give effect to the transaction described in Note 2 as if it had occurred on March 31, 2016 for purposes of the pro forma condensed combined consolidated balance sheet and on January 1, 2015 for purposes of the pro forma condensed combined consolidated statements of operations. The pro forma consolidated statements of operations do not include any material non-recurring charges that will arise as a result of the Merger. Adjustments in the pro forma condensed combined consolidated financial statements are as follows:

(a)	Adjustment to record estimated goodwill and intangible assets relating to the Merger. Intangible assets include developed technology, customer relationships and backlog.

(b)	Adjustment to record estimated transaction costs of Zhone in the Merger.

(c)	Adjustment to eliminate Zhone’s historical stockholders’ equity.

(d)	Adjustment to reflect fair value of Zhone common stock issued and outstanding as of June 30, 2016. The estimated fair value per share of Zhone common stock of $1.20 is based on the closing market price on July 12, 2016.

(e)	Adjustment to reflect fair value of Zhone stock options assumed. The fair value of Zhone stock options has been calculated based on the Black-Scholes option pricing model and the total number of stock options outstanding at June 30, 2016. Refer to Note 2 above for details.

(f)	Adjustment to record estimated amortization of acquired intangibles assuming consummation of the Merger on January 1, 2015 and useful lives of 1-7 years.

(g)	Adjustment to eliminate DNS weighted average shares.

(h)	Adjustment to record incremental shares to be issued by Zhone to DASAN in connection with the Merger. The number of incremental shares to be issued to DASAN is determined by dividing the number of shares of Zhone common stock issued and outstanding as of June 30, 2016 by 0.42, and then subtracting from such quotient the number of shares of Zhone common stock issued and outstanding as of June 30, 2016.

OTHER MATTERS

We have not received notice of other matters that may be properly presented at the annual meeting other than those listed on the Notice of Annual Meeting of Stockholders and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in their discretion.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders of Zhone may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2017 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 10, 2017 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2016 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2017 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaw notice deadline with respect to the 2017 annual meeting of stockholders is June 10, 2017 (90 calendar days prior to the anniversary of our 2016 annual meeting). If a stockholder gives notice of a proposal outside of the bylaw notice deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2017 annual meeting. However, in the event that the 2017 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2016 annual meeting, to be timely, notice by the stockholder must be received by the later of (1) the close of business 90 days prior to the 2017 annual meeting or (2) the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

Notices. All notices of proposals by stockholders, whether or not included in our proxy statement, should be delivered to Zhone Technologies, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information about issuers, including Zhone, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult Zhone’s website for more information about Zhone. Zhone’s website is www.zhone.com. Information included on this website is not incorporated by reference into this proxy statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, as subsequently amended by Amendment No. 1 on Form 10-K/A;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and

•	our Current Reports on Form 8-K filed on February 3, 2016, February 23, 2016, April 5, 2016, April 12, 2016 and July 28, 2016.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this proxy statement.

In addition, Zhone incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Zhone annual meeting (other than the information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

We will provide you with copies of these documents, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents, without charge, upon written or oral request to:

Zhone Technologies, Inc.

Attention: Investor Relations

7195 Oakport Street

Oakland, California 94621

(510) 777-7013

In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated August 8, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement to Zhone stockholders nor the issuance by Zhone of shares of common stock in connection with the Merger will create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS

DASAN NETWORKS SOLUTIONS, INC. AND SUBSIDIARIES

DASAN Network Solutions, Inc.

and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

March 31, 2016 and 2015

DASAN Network Solutions, Inc. and Subsidiaries

Index

March 31, 2016 and 2015

Page(s)
Unaudited Condensed Consolidated Balance Sheets	F-4
Unaudited Condensed Consolidated Statements of Comprehensive Income	F-5
Unaudited Condensed Consolidated Statements of Changes in Shareholder’s Equity	F-6
Unaudited Condensed Consolidated Statements of Cash Flows	F-7
Notes to Unaudited Condensed Consolidated Financial Statements	F-8 ~ F-17

DASAN Network Solutions, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2016 and December 31, 2015

(in thousands of US Dollar, except par value)	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$3,269	$10,015
Restricted cash	4,515	3,844
Short-term loan to related party	1,334	43
Short-term loan to others	—	277
Accounts receivables, net
Trade	27,632	27,084
Related parties	9,822	5,644
Other receivables
Related parties	6,987	1,742
Others	13,940	10,948
Current deferred income tax assets	663	327
Inventories	17,323	13,900
Other current assets	2,117	952

Total current assets	87,602	74,775
Long-term loan to related party	440	413
Long-term loan to others	295	17
Guarantee deposits on leases	3,774	3,926
Property and equipment	2,034	2,251
Intangible assets	696	696
Non-current deferred income tax assets	1,407	1,058
Other non-current assets	440	455

Total assets	$96,688	$83,591

Liabilities and Shareholders’ equity
Current liabilities
Accounts payables	$15,041	$14,936
Other payables
Related parties	12,988	133
Others	974	1,352
Short-term borrowings	23,339	21,848
Accrued expenses	1,165	920
Income taxes payable	176	278
Provision for warranties	448	441
Other current liabilities	1,338	1,344

Total current liabilities	55,469	41,252
Long-term borrowings from related party	1,800	—
Other non-current financial liabilities	525	509

Total liabilities	57,794	41,761

Commitments and contingencies
Parent company shareholder’s equity
Common stock, $0.144 and $1 per share. Authorized 1,000,000,000 shares; issued and outstanding 353,678,362 and 353,678,362 shares as of March 31, 2016 and December 31, 2015, respectively	56,579	56,579
Other capital	(9,166)	(8,890)
Accumulated other comprehensive income	(1,266)	(1,775)
Retained earnings	(7,681)	(4,222)
Non-controlling interest	428	138

Total equity	38,894	41,830

Total liabilities and equity	$96,688	$83,591

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Comprehensive Income

For the three months ended March 31, 2016 and 2015

	Three Months Ended
(in thousands of US Dollar, except per share data)	March 31, 2016	March 31, 2015
Net sales	$25,793	$38,727
Cost of sales	20,716	28,972

Gross profit	5,077	9,755
Selling and administrative expenses	4,417	3,834
Research and development expenses	4,679	5,784

Operating income (loss)	(4,019)	137

Other income (expense)
Interest income	48	60
Interest expense	(194)	(126)
Foreign exchange gain (loss), net	(624)	367
Gain (loss) on derivatives transaction, net	806	(188)
Other income, net	(97)	61

Income (loss) before income tax	(4,080)	311

Benefit for income tax	627	77

Net income (loss)	(3,453)	388
Less : Net income attributable to the Non-controlling interests	6	—

Net income (loss) attributable to DASAN Network Solutions, Inc.	$(3,459)	$388
Other comprehensive income (loss) for the period, net of tax Foreign currency translation adjustments	517	(238)

Total comprehensive income (loss) for the period	(2,936)	150
Less : Comprehensive income (loss) attributable to the Non-controlling interests	14	—

Comprehensive income (loss) attributable to:

DASAN Network Solutions, Inc.	$(2,950)	$150

Earnings (loss) per share attributable to the equity holders of the Company
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Shareholder’s Equity

For the three months ended March 31, 2016 and 2015

(in thousands of US Dollar, except share data)	Common stock (par value of $0.144)		Other capital	Accumulated other comprehensive income	Accumulated deficit	Equity attributable to DASAN Network Solutions, Inc. and Subsidiaries	Non- controlling interest	Total shareholder’s equity
	Shares	Amount
Balance at December 31, 2014	343,556,146	$54,779	(5,912)	1,025	(1,259)	48,633	—	48,633
Net income	—	—	—	—	388	388	—	388
Foreign currency translation adjustments	—	—	—	(238)	—	(238)	—	(238)
Issuance of common stock	400,000	400	—	—	—	400	—	400
Net increase (decrease) in parent company investment	—	—	(2,233)	—	—	(2,233)	—	(2,233)

Balance at March 31, 2015	343,956,146	$55,179	(8,145)	787	(871)	46,950	—	46,950

Balance at December 31, 2015	353,678,362	$56,579	(8,890)	(1,775)	(4,222)	41,692	138	41,830
Net income	—	—	—	—	(3,459)	(3,459)	6	(3,453)
Foreign currency translation adjustments	—	—	—	509	—	509	8	517
Acquisition of additional Interest in a subsidiary	—	—	(276)	—	—	(276)	276	—

Balance at March 31, 2016	353,678,362	$56,579	(9,166)	(1,266)	(7,681)	38,466	428	38,894

The accompanying notes are an integral part of these consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Cash Flow

For the three months ended March 31, 2016 and 2015

	Three Months Ended
(in thousands of US Dollar)	March 31, 2016	March 31, 2015
Cash flows from operating activities
Net income (loss)	$(3,453)	$388
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	268	357
Loss (gain) on foreign currency translation	357	(225)
Deferred income taxes	(685)	(76)
Others	1	—

Changes in operating assets and liabilities:
Accounts receivable	(4,480)	10,432
Other receivables	(7,842)	4,505
Inventories	(3,077)	(1,165)
Other current assets	(1,100)	(684)
Income tax payable	(105)	(1,544)
Other non-current assets	227	66
Accounts payable	207	(9,742)
Other payables	12,176	(1,271)
Provision for warranties	—	(94)
Other current liabilities	(182)	(1,396)
Others	7	(111)

Net cash used in operating activities	(7,681)	(561)

Cash flows from investing activities
Proceeds from disposal of property and equipment	18	4
Decrease in short-term loan to others	320	291
Decrease in short-term financial instruments	—	3,877
Acquisition of long-term loan to others	(272)	(235)
Acquisition of property and equipment	(43)	(86)
Decrease in restricted cash	(588)	1,518
Increase in short-term loan to related party	(1,334)	—
Acquisition of intangible asset	(31)	—

Net cash (used in) provided by investing activities	(1,930)	5,369

Cash flows from financing activities
Proceeds from (repayment of) short-term borrowings	1,119	(12,664)
Proceeds from long-term borrowings	1,800	3,620
Government grants received	29	—
Proceeds from issuance of common stock	—	1,800
Decrease in capital surplus	(4)	(3,633)

Net cash provided by (used in) financing activities	2,944	(10,877)

Effect of exchange rate changes on cash and cash equivalents	(79)	(326)

Net decrease in cash and cash equivalents	(6,746)	(6,395)
Cash and cash equivalents at beginning of period	10,015	6,786

Cash and cash equivalents at end of period	$3,269	$391

Supplemental disclosures of cash flow information
Cash paid during the period for :
Interest expense	$157	$165
Income taxes	360	1,543

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

1. General Information

1.1 The Company

DASAN Network Solutions, Inc. (the “Company”) was incorporated in July 2010, under the General Corporation Laws of California to engage in the sale of network equipment. The Company is headquartered in California, United States. The Company is a wholly owned subsidiary of DASAN Networks, Inc. (the “Parent” or “DASAN Networks”), a Korean corporation.

DASAN Network Solutions, Inc. (“DNS Korea”) was incorporated on April 1, 2015 under the laws of Korea as a result of the spin off from the Parent.

The Company participated in share issuance of DASAN Network Solutions Japan Co., Ltd. (“DASAN Network Solutions Japan”) on December 31, 2015 and acquired a 50.25% ownership. DASAN Network Solutions Japan was incorporated on January 1, 1997 under the laws of Japan for the purpose of sales of network equipment and software development.

1.2 Consolidated Subsidiaries

Details of the consolidated subsidiaries as of March 31, 2016 and December 31, 2015 are as follows:

				Controlling percentage of ownership (%)
	Main business	Location	Closing month	March 31, 2016	December 31, 2015
DASAN Network Solutions, Inc. (Korea)	Sale of network equipment	Korea	December	100.00	100.00	(*1)
DASAN Network Solutions Japan Co., Ltd (Formerly: HandySoft Japan Co., Ltd.)	sales of network equipment and software development	Japan	December	69.09	50.25	(*2)

(*1)	DNS Korea is an intermediate company of a group whose activities are manufacture, research and development (R&D) and sales of communications equipment. Operating segments relating with foreign customers and three major domestic internet and other communications service providers were transferred from the Parent to DNS Korea, and the residual part of the business such as operating segments relating with the Ministry of National Defense of Korea and domestic customers other than three major communications service providers remained with the Parent.

The Company’s consolidated financial statements have been prepared on the basis that the DNS Korea existed as a separate legal entity and was acquired at net book value on January 1, 2011. Accordingly, the financial statements of DNS Korea were carved-out of historical consolidated financial statements of DASAN Networks, Inc. because financial statements of DNS Korea were not previously prepared as it had no separate legal status.

(*2)	On December 31, 2015, the Company acquired a 50.25% interest in DASAN Network Solutions Japan. On February 18, 2016, the Company acquired an additional 18.8% equity interest in DASAN Network Solutions Japan by acquiring newly issued shares for a consideration of $1.07 million. The excess consideration paid over the carrying values of net assets of DASAN Network Solutions Japan in 2016 amounting to $0.28 million is recorded in Other Equity.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

2. Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and reflect all adjustments that, in the opinion of management, are necessary for a fair statement of the results for the interim periods presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation. The results of operations for the current interim period are not necessarily indicative of results to be expected for the current year or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2015.

Business Combinations

The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities, and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses and related restructuring costs are recognized separately from the business combination and are expensed as incurred.

Use of Estimates

The preparation of condensed financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and disclosures. The most significant estimates and assumptions relate to the useful life of property, plant and equipment, allowance for doubtful accounts receivable, contingent liabilities, inventory valuation, and impairment of long-lived assets. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

Revenue Recognition

We recognize revenue when the earnings process is complete. We recognize product revenue upon shipment of product under contractual terms which transfer title to customers upon shipment, under normal credit terms, net of estimated sales returns and allowances at the time of shipment. Revenue is deferred if there are significant post-delivery obligations or if the fees are not fixed or determinable. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. Our arrangements generally do not have any significant post-delivery obligations. If our arrangements include customer acceptance provisions, revenue is recognized upon obtaining the signed acceptance certificate from the customer, unless we can objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement prior to obtaining the signed acceptance. In those instances where revenue is recognized prior to obtaining the signed acceptance certificate, we use successful completion of customer testing as the basis to objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement. We also consider historical acceptance experience with the customer, as well as the payment terms specified in the arrangement, when revenue is recognized prior to obtaining the signed acceptance certificate. When collectability is not reasonably assured, revenue is recognized when cash is collected.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

Concentration of Risk

The Company’s customers include competitive and incumbent Korea exchange carriers, competitive access providers, internet service providers, wireless carriers and resellers serving these markets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Allowances are maintained for potential doubtful accounts.

For the three-month periods ended March 31, 2016 and 2015 three customers represented 38.2%, 55.9% of net revenue, respectively. The target customers for the Company’s products are network service providers that operate voice, data and video communications networks. There are a limited number of potential customers in this target market. The Company expects that a significant portion of the Company’s future revenue will depend on sales of its products to a limited number of customers. Any failure of one or more customers to purchase products from the Company for any reason, including any downturn in their businesses, would seriously harm the Company’s business, financial condition and results of operations.

As of March 31, 2016 and December 31, 2015, three customers accounted for 41%, 48% of net accounts receivable, respectively. From time to time, the Company may provide or commit to extend credit or credit support to its customers. As of March 31, 2016, the Company did not have any significant customer financing commitments or guarantees.

Critical accounting estimate

We have historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss excluding unusual or infrequently occurring discrete items) for the reporting period. We have used a discrete effective tax rate method to calculate taxes for the three-month period ended March 31, 2016. We determined that since changes in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate, the historical method would not provide a reliable estimate for the fiscal three-month period ended March 31, 2016.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue at the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, the Company must (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when the Company satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for publically traded companies and can be adopted by the Company using either a full retrospective or modified retrospective approach, with early adoption prohibited. The Company is currently evaluating ASU 2014-09 and has not determined the impact it may have on the Company’s results of operations, financial position or cash flows nor decided upon the method of adoption.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure inventory at the lower of cost and net realizable value. The guidance does not apply to inventory that is measured using last-in, first-out (“LIFO”) or the retail inventory method. The guidance applies to all other inventory, which includes inventory that is measured using first-in, first-out (“FIFO”) or average cost. The guidance is effective for the Company on January 1, 2017. ASU No. 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is evaluating the effect that ASU 2015-11 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases”. ASU 2016-02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and liability. The updated guidance is effective for the Company on January 1, 2019, and early adoption is permitted. The Company has not yet evaluated the impact of the guidance on its consolidated financial statements.

Merger Agreement

On April 11, 2016, Zhone Technologies, Inc.(“Zhone”), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of Zhone (the “Merger Sub”), DASAN Networks and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that subject to certain conditions, the Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Zhone (the “Merger”), in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, the Company will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares. The Merger and the Merger Agreement have been unanimously approved by the Company’s Board of Directors.

3. Inventories, net

Inventories, net as of March 31, 2016 and December 31, 2015 are as follows:

(in thousands of US Dollar)	March 31, 2016	December 31, 2015
Merchandise	$1,069	$1,328
Allowance for merchandise	(45)	(43)
Finished goods	8,650	5,298
Allowance for goods	(400)	(276)
Work in process	2,265	2,143
Allowance for work in process	(70)	(69)
Raw materials	6,788	6,473
Allowance for raw materials	(1,002)	(954)
Materials-in-transit	68	—

	$17,323	$13,900

The inventories are provided as collateral for borrowings from Export-Import Bank of Korea as of March 31, 2016.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

4. Short-term loan to others

Short-term Loan to others as of March 31, 2016 are related party borrowings and details are as follows:

Creditor	Maturity	Interest rate (%)	Amount
(in thousands of US Dollar)
Compass Blue-Japan	September, 2016	3.6%	1,334

5. Property and Equipment, net

Property and equipment, net as of March 31, 2016 and December 31, 2015 are as follows:

(in thousands of US Dollar)	March 31, 2016	December 31, 2015
Machinery and equipment	$3,226	$3,173
Facilities	20,843	20,472
Tools	1,067	1,052
Vehicles	75	74

	25,211	24,771
Less: accumulated depreciation	(22,787)	(22,121)
Less: government grants	(390)	(399)

Property, plant and equipment, net	$2,034	$2,251

6. Intangible Assets, net

Intangible assets, net as of March 31, 2016 and December 31, 2015 are as follows:

(in thousands of US Dollar)	March 31, 2016	December 31, 2015
Goodwill	$693	$693
Less: accumulated impairment	—	—

Goodwill, net	693	693
Industrial rights	18	18
Software	24	22
Less: accumulated amortization	(39)	(37)

Other intangible assets, net	3	3

Intangible assets, net	$696	$696

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

7. Short-term Borrowings

Short-term borrowings as of March 31, 2016 and December 31, 2015 are as follows:

—March 31, 2016—

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Industrial Bank of Korea	Trade loan	1.93~2.41	$3,366
Shinhan Bank	General loan	3.96	3,468
	Trade finance	2.88~3.03	2,000
NongHyup Bank	Trade loan	1.72~2.09	2,397
KEB Hana Bank	Comprehensive credit loan	3.48~3.5	4,306
The Export-Import Bank of Korea[1]	Export development loan	2.94	7,802

			$23,339

—December 31, 2015—

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Industrial Bank of Korea	Trade loan	2.04~2.34	$3,431
Shinhan Bank	General loan	2.94	3,413
	Trade finance	2.8	329
NongHyup Bank	Trade loan	1.60~1.95	1,574
Hana Bank	Comprehensive credit loan	3.55	5,421
The Export-Import Bank of Korea[1]	Export development loan	2.94	7,680

			$21,848

[1]	The Company provides its inventories as collateral.

The maturity dates of all short-term borrowings in the table are within 1 year from the dates of borrowing.

8. Long-term Borrowings

Long-term borrowings as of March 31, 2016 are related party borrowings and details are as follows:

Creditor	Maturity	Interest rate (%)	Amount
(in thousands of US Dollar)
DASAN Networks, Inc.	March, 2018	6.9	1,800

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

9. Provision for Warranties

The Company accrues for warranty costs based on historical trends for the expected material and labor costs to provide warranty services. Warranty periods are generally 24 months from the date of shipment. The following table summarizes the activity related to the product warranty liability during the three-month periods ended March 31, 2016 and 2015:

(in thousands of US Dollar)	March 31, 2016	March 31, 2015
Beginning balance	$441	$389
Increase	95	104
Decrease (Payment)	(95)	(197)
Effect of foreign exchange rate	7	(1)

Ending balance	$448	$295

The Company evaluates the best estimate of provision for warranties based on the estimated costs of future service, repairs, replacements of the defect and recalls within the terms of warranty period. Although those estimates are based on the historical experience, provision may fluctuate due to other events such as use of new materials and change of the manufacturing process that may impact the quality of the Company’s product.

10. Accumulated Other Comprehensive Income (loss)

Accumulated other comprehensive income (loss) consists of the following as of March 31, 2016 and 2015 respectively:

(in thousands of US Dollar)	March 31, 2016	December 31, 2015
Foreign currency translation adjustment	$(1,266)	$(1,775)

Total	$(1,266)	$(1,775)

11. Income Tax

The amount of tax benefits that would impact the effective income tax rate, if recognized, is not expected to be material. There were no significant changes to unrecognized tax benefits during the three-month periods ended March 31, 2016 and 2015. The Company does not anticipate any significant changes with respect to unrecognized tax benefits within the next 12 months. The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various state and foreign jurisdictions. The open tax years for the major jurisdictions are as follows:

• Federal	2012 – 2015
• California	2012 – 2015
• South Korea	2014 – 2015
• Japan	2011 – 2015

However, due to the fact the Company had net operating losses and credits carried forward in most jurisdictions, certain items attributable to technically closed years are still subject to adjustment by the relevant taxing authorities through an adjustment to tax attributes carried forward to open years.

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

Our effective tax rates for the three months ended March 31, 2016 and 2015 were 15 percent and 25 percent, respectively. The decrease in effective tax rate is due to R&D tax credit which remained at a level similar to the prior period despite a decrease in taxable income as compared to the prior period.

12. Earnings Per Share

(a) Basic earnings per share

	Three-months ended
	March 31, 2016	March 31, 2015
Earning (loss) attributable to equity holders of the Company (in thousands US Dollar)	$(3,453)	$388
Weighted average number of ordinary shares in issue (in shares)	353,678,362	343,591,214
Basic income (loss) per share (in thousands US Dollar)	$(0.01)	$0.00

*	EPS is $0.00 due to rounding

(b) Diluted earnings per share

Basic net income (loss) per share is not different from the diluted net income (loss) per share because the Company has not issued the potential common stock.

13. Commitments and contingencies

(a) Payment guarantee provided by external parties

(in thousands of US Dollar)	Amount guaranteed	Remark
DASAN Networks, Inc.	$4,161	Borrowings from Shinhan Bank
	8,000	Borrowings from KEB Hana Bank
	7,166	Borrowings from Industrial Bank of Korea
	5,000	LC from NongHyup Bank
Industrial Bank of Korea	5,359	Letter of credit
NongHyup Bank	3,840	Letter of credit
Shinhan Bank	156	Purchasing Card
Seoul guarantee insurance co.	398	Performance payment gurantee[1]

	$34,080

[1]	The Company is responsible for the warranty liabilities generally for the period of 24 months regarding major product sales and have contracted surety insurance over part of the warranty liabilities.

(b) Assets provided as collateral

(in thousands of US Dollar)	Book value	Pledged amount	Remark
Restricted Cash	$4,248	$4,248	Restricted financial Instruments
Inventories	16,981	16,980	Collateral for borrowings

	$23,341	$23,340

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

(c) Commitments to financial institutions

(in thousands of US Dollar)	Commitment details	Credit limit
Industrial Bank of Korea	Letter of credit	$7,000
	Purchasing card	2,601
NongHyup Bank	Letter of credit	5,000
Shinhan Bank	General loan	3,468
	Loan with accounts receivable pledged	2,601
KEB Hana Bank	Comprehensive credit line loan	4,306
The Export-Import Bank of Korea	Export development loan	7,802

		$32,778

14. Operating Segment Information

The Company’s operating segments are the business units that are eligible to incur its income and expenses. They are determined based on the internal report that are periodically reviewed by chief operating decision-maker for the allocation of the resources and the performance measurement of operation. The Company is comprised of three reportable segments: Network segment, TPS segment and Other segment.

(a) Profit and loss from segments

—March 31, 2016—

	Network	TPS	Others	Adjustment	Total
Revenue
External parties	5,288	7,300	158	(43)	12,703
Related parties	13,090	—	—	—	13,090
Operating gain (loss)	(3,435)	(360)	(188)	(36)	(4,019)
Depreciation & amortization expenses	207	49	12	—	268
Non-current assets	1,934	—	103	693	2,730

—March 31, 2015—

	Network	TPS	Others	Adjustment	Total
Revenue
External parties	20,586	5,989	147	(63)	26,659
Related parties	12,067	—	—	—	12,067
Operating gain (loss)	370	47	(276)	(4)	137
Depreciation & amortization Expenses	294	49	14	—	357
Non-current assets	2,797	—	155	—	2,952

DASAN Network Solutions, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the three months ended March 31, 2016 and 2015

(b) Revenue of Operating Segments by Regions

Location	March 31, 2016	March 31, 2015
(in thousands of US Dollar)
Korea	$16,968	$26,325
Japan	258	36
United States	2,395	496
Vietnam	2,509	7,826
Germany	87	683
Poland	1,040	1,297
Brazil	414	511
Australia	410	290
India	219	297
Indonesia	414	256
Others	1,079	710

	$25,793	$38,727

DASAN Network Solutions, Inc.

and Subsidiaries

Consolidated Financial Statements

December 31, 2015, 2014 and 2013

DASAN Network Solutions, Inc. and Subsidiaries

Index

December 31, 2015, 2014 and 2013

Independent Auditor’s Report

To the Board of Directors and Shareholder of

DASAN Network Solutions, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of comprehensive income, of changes in shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of DASAN Network Solutions, Inc. and its subsidiaries at December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

July 28, 2016

DASAN Network Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2015, 2014 and 2013

(in thousands of US Dollar except par value)	2015	2014
Assets
Current assets
Cash and cash equivalents	$10,015	$6,786
Restricted cash	3,844	5,775
Short-term financial instruments	—	364
Short-term loan to related parties	43	—
Short-term loan to others	277	291
Accounts receivable, net
Trade	27,084	43,106
Related parties	5,644	2,285
Other receivables
Related parties	1,742	—
Others	10,948	12,863
Current deferred income tax assets	327	596
Inventories, net	13,900	21,117
Other current assets	951	984

Total current assets	74,775	94,167
Long-term loans to related parties	413	—
Long-term loans to others	17	109
Guarantee deposits on leases	3,926	4,290
Property and equipment, net	2,251	3,218
Intangible assets, net	696	10
Non-current deferred income tax assets	1,058	792
Other non-current assets	455	693

Total assets	$83,591	$103,279

Liabilities and Shareholder’s Equity
Current liabilities
Accounts payable	$14,936	$22,737
Other payables
Related parties	133	920
Others	1,352	1,565
Short-term borrowings	21,848	23,149
Accrued expenses	920	1,404
Income taxes payable	278	1,545
Provision for warranties	441	389
Other current liabilities	1,343	2,425

Total current liabilities	41,251	54,134
Other non-current payables	510	512

Total liabilities	41,761	54,646

Commitments and contingencies (Note17)
Parent company shareholder’s equity
Common stock, $0.144 and $1 per share. Authorized 1,000,000,000 shares; issued and outstanding 353,678,362, 343,556,146 and 341,756,146 shares as of December 31, 2015, 2014 and 2013, respectively	56,579	54,779
Other capital	(8,890)	(5,912)
Accumulated other comprehensive income (loss)	(1,775)	1,025
Accumulated deficit	(4,222)	(1,259)
Non-controlling interest	138	—

Total equity	41,830	48,633

Total liabilities and equity	$83,591	$103,279

The accompanying notes are an integral part of these consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

For the years ended December 31, 2015, 2014 and 2013

(in thousands of US Dollar except per share data)	2015	2014	2013
Net sales	$140,025	$139,874	$118,210
Cost of sales	103,386	98,552	77,257

Gross profit	36,639	41,322	40,953
Selling and administrative expenses	17,923	15,314	14,040
Research and development expenses	21,331	22,805	18,774

Operating income (loss)	(2,615)	3,203	8,139

Other income (expense)
Interest income	136	418	550
Interest expense	(532)	(526)	(629)
Foreign exchange gain (loss), net	1,648	1,015	837
Gain (loss) on derivatives transaction, net	(1,004)	(1,130)	(252)
Other income (expense), net	(365)	237	71

Income (loss) before income taxes	(2,732)	3,217	8,716

Income taxes	232	1,380	2,208

Net income (loss)	$(2,964)	$1,837	$6,508
Other comprehensive income (loss) for the year, net of tax Foreign currency translation adjustments	(2,800)	(1,997)	905

Total comprehensive income (loss) for the year	$(5,764)	$(160)	$7,413

Earnings (loss) per share attributable to the equity holders of the Company during the year
Basic	$(0.01)	$0.01	$0.02
Diluted	$(0.01)	$0.01	$0.02

The accompanying notes are an integral part of these consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Equity

For the years ended December 31, 2015, 2014 and 2013

(in thousands of US Dollar, except share data)	Common stock		Other capital	Accumulated other comprehensive income	Accumulated deficit	Equity attributable to DASAN Network Solutions, Inc. and Subsidiaries	Non- controlling interest	Total shareholder’s equity
	Shares	Amount
Balance at January 1, 2013	340,356,146	$51,579	(7,991)	2,116	(9,603)	36,102	—	36,102
Net income	—	—	—	—	6,508	6,508	—	6,508
Foreign currency translation adjustments	—	—	—	905	—	905	—	905
Issuance of common stock	1,400,000	1,400	—	—	—	1,400	—	1,400
Net increase in parent Company investment	—	—	2,209	—	—	2,209	—	2,209

Balance at December 31, 2013	341,756,146	$52,979	(5,781)	3,021	(3,095)	47,124	—	47,124
Net income	—	—	—	—	1,837	1,837	—	1,837
Foreign currency translation adjustments	—	—	—	(1,997)	—	(1,997)	—	(1,997)
Issuance of common stock	1,800,000	1,800	—	—	—	1,800	—	1,800
Net decrease in parent Company investment	—	—	(131)	—	—	(131)	—	(131)

Balance at December 31, 2014	343,556,146	$54,779	(5,912)	1,025	(1,259)	48,633	—	48,633
Net income	—	—	—	—	(2,964)	(2,964)	—	(2,964)
Foreign currency translation adjustments	—	—	—	(2,800)	—	(2,800)	—	(2,800)
Issuance of common stock	10,122,216	1,800	—	—	—	1,800	—	1,800
Changes in consolidation scope	—	—	—	—	—	—	138	138
Net decrease in parent Company investment	—	—	(2,977)	—	—	(2,977)	—	(2,977)

Balance at December 31, 2015	353,678,362	$56,579	(8,890)	(1,775)	(4,222)	41,692	138	41,830

The accompanying notes are an integral part of these consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2015, 2014 and 2013

(in thousands of US Dollar)	2015	2014	2013
Cash flows from operating activities
Net income (loss)	$(2,964)	$1,837	$6,508
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	1,404	1,936	2,025
Bad debt expenses	767	(163)	131
Loss on valuation of inventories	165	(130)	562
Loss on foreign currency translation	(1,301)	(2,066)	(1,014)
Deferred income taxes	(86)	(432)	7
Others	—	1	17
Changes in operating assets and liabilities:
Accounts receivable	10,234	(16,391)	(9,974)
Other receivables	(75)	(8,459)	(1,009)
Inventories	5,937	(4,662)	(2,046)
Other current assets	50	165	(165)
Income tax payable	(1,219)	(613)	340
Other non-current assets	221	(1,119)	(42)
Accounts payable	(6,676)	8,432	3,410
Other payables	(928)	400	(265)
Accrued expenses	(415)	89	484
Provision for warranties	78	93	80
Other current liabilities	(970)	1,430	(897)
Others	39	142	10

Net cash provided by (used in) operating activities	4,261	(19,510)	(1,838)

Cash flows from investing activities
Proceeds from short-term financial instruments	2,209	2,659	731
Proceeds from disposal of property and equipment	21	19	1
Acquisition of short-term financial instruments	(1,856)	(1,899)	—
Acquisition of property and equipment	(794)	(1,137)	(2,270)
Decrease (increase) in restricted cash, net	1,620	1,057	683
Decrease in short-term loan to others	88	209	530
Increase in long-term loan to others	—	—	(1,005)
Increase in long-term loan to related parties	(446)	—	—
Payment for purchase of HandySoft, net of cash acquired	(548)	—	—

Net cash provided by (used in) investing activities	294	908	(1,330)

Cash flows from financing activities
Proceeds from short-term borrowings	17,950	38,349	27,490
Government grants received	217	156	302
Proceeds from issuance of common stock	1,800	1,800	1,400
Repayments of short-term borrowings	(17,796)	(31,384)	(13,989)
Increase (decrease) in other capital, net	(2,977)	(131)	2,209

Net cash provided by (used in) financing activities	(806)	8,790	17,412

Effect of exchange rate changes on cash and cash equivalents	(520)	(256)	553

Net increase (decrease) in cash and cash equivalents	3,229	(10,068)	14,797
Cash and cash equivalents at beginning of year	6,786	16,854	2,057

Cash and cash equivalents at end of year	$10,015	$6,786	$16,854

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense	$570	$474	$628
Income taxes	1,496	2,430	1,835

The accompanying notes are an integral part of these consolidated financial statements.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

1. General Information

1.1 The Company

DASAN Network Solutions, Inc (the “Company”) was incorporated in July, 2010, under the General Corporation Laws of California to engage in the sale of network equipment. The Company is headquartered in California, United States. The Company is a wholly owned subsidiary of DASAN Networks, Inc. (the “Parent” or “DASAN Networks”), a Korean corporation.

DASAN Network Solutions, Inc. (“DNS Korea”) was incorporated on April 1, 2015 under the laws of Korea as a result of spin off from the Parent, and acquired by the Company for the purpose of sales of network equipment.

The Company participated in share issuance of HandySoft Japan Co, Ltd. (“HandySoft”) on December 31, 2015 and acquired a 50.25% ownership. HandySoft was incorporated on January 1, 1997 under the laws of Japan for the purpose of sales of network equipment & Software development.

1.2 Consolidated Subsidiaries

Details of the consolidated subsidiaries as of December 31, 2015, 2014 and 2013 are as follows:

	Main business	Location	Closing month	Controlling percentage of ownership (%)
				2015	2014	2013
DASAN Network Solutions, Inc. (Korea)	Sale of network equipment	Korea	December	100.00	100.00	100.00	(*1)
DASAN Network Solutions Japan Co., Ltd. (Former name: HandySoft Japan Co., Ltd.)	Sales of network equipment & Software development	Japan	December	50.25	—	—	(*2)

(*1)	DNS Korea is an intermediate company of a group whose activities are manufacture, research and development (R&D) and sales of communications equipment. Operating segments relating with foreign customers and three major domestic internet and other communications service providers were transferred from the Parent to DNS Korea, and the residual part of the business such as operating segments relating with the Ministry of National Defense of Korea and domestic customers other than three major communications service providers remained with the Parent.

The Company’s consolidated financial statements have been prepared on the basis that the DNS Korea existed as a separate legal entity and was acquired at net book value on January 1, 2011. While DNS Korea was legally formed on April 1, 2015, these financial statements include the business to which it succeeded for all periods presented and the combination with the Company was accounted for as a reorganization of entities under common control.

(*2)	DASAN Network Solutions Japan is a new entity included in the consolidated financial statements of the Company as the Company, participated in DASAN Network Solutions Japan Co., Ltd.’s share issuance on December 31, 2015.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies of the Company in the preparation of the accompanying consolidated financial statements are summarized below.

Carve-out Financial Statements

The consolidated financial statements include the carve-out financial statements of its subsidiary, DNS Korea. For periods prior to the acquisition by the Company on April 2, 2015, the financial statements attributable to DNS Korea are a carve-out. The carve-out financial statements have been prepared from the historical accounting records of the Domestic Carrier business department and the Overseas business department (together the “Transferred Operating Segments”) of DASAN Networks. The carve-out financial statements present assets, liabilities, revenues and expenses that are directly attributable to the Transferred Operating Segments of DASAN Networks including allocations of certain common expenses based on reasonable criteria. Details of allocation criteria for the carve-out financial statements are stated below.

(a) Revenues

Revenue directly attributable to sales generated from the Transferred Operating Segments are recognized in the carve-out financial statements. In addition, DNS Korea provides goods to DASAN Networks for its Enterprise business department which remains with DASAN Networks. Accordingly, the carved out revenue includes a historical amount for the markup of 3% on the cost of goods for the Enterprise Business sold to DASAN Networks.

(b) Cost of Goods Sold

The costs directly related to the revenue generated from the Transferred Operating Segments are recognized as cost of goods sold in the carve-out financial statements. In addition, the historical cost of goods for the Enterprise business sold by DSN Korea to DASAN Networks is recognized in the carve-out financial statements.

(c) Operating Expenses

Cost center expenses directly attributable to Transferred Operating Segments are recognized in the carve-out financial statements. In addition, the carve-out financial statements include an allocation of costs incurred by DASAN Networks relating to the Company. This allocation was made based on a proportion of sales or number of employees based on the nature of the charges.

(d) Research and Development Cost

Direct research and development (R&D) cost from transferred operating segments are recognized in the carve-out statements, and indirect or common research and development costs are allocated in a proportion of sales of each segment, accordingly, because the sales amount of each segment is correlated to the hours spent by researchers in R&D department. The amounts of $5,630, $21,958 and $18,774 thousand were allocated to DNS Korea for the years ended December 31, 2015, 2014 and 2013, respectively.

(e) Other Gains or Losses

Foreign transactions and other gains or losses directly attributable to Transferred Operating Segments are recognized in the carve-out financial statements.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

(f) Income taxes

Income taxes for the years ended December 31, 2013 and 2014 were computed using the temporary differences which DNS Korea would have recorded as a separate legal entity based on the historical information available from DASAN Networks, Inc. However, after the spin-off, income taxes were computed based on the actual tax return filed by DNS Korea, which is now a separate taxable entity.

As DNS Korea was spun off from Dasan Networks, Inc. in April 2015, temporary differences held by Dasan Networks, Inc. was not transferred to DNS Korea in accordance with Korean income tax law for the tax purpose. Therefore, all tax assets and liabilities allocated to DNS Korea in the carve-out financial statement for the accounting purpose, were recognized as an expense in fiscal year of 2015.

(g) Cash and Cash Equivalents

Foreign denominated deposits and a portion of local currency deposits directly attributable to the Transferred Operating Segments are allocated in the carve-out financial statements.

(h) Inventories

All inventories of DASAN Networks are allocated to DNS Korea.

(i) Trade Receivables

Trade receivables are recognized based on the customers distinguishable by the operating segments.

(j) Properties, Plants and Equipment

Directly attributable assets such as production equipment and R&D equipment are recognized in the carve-out financial statements.

(k) Intangible Assets

Industrial right assigned at Transferred Operating Segment is recognized in the carve-out financial statements.

(l) Other Assets

Direct other assets from Transferred Operating Segments are recognized in the carve-out financial statements.

(m) Deferred Tax

Tax expense and related deferred tax assets and liabilities are prepared as if the Transferred Operating Segments are a separate reporting entity.

(n) Trade Payables

All trade payables are recognized in the carve-out financial statements because DASAN Networks transferred the manufacturing and purchasing function to the Company.

(o) Other Payables

Directly attributable other payables and foreign currencies denominated borrowings are recognized in the carve-out financial statements.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

(p) Other capital

As the assets, liabilities, revenues and expenses of the carved out business were allocated in the carve out process, the changes in the carved out net assets may not agree to the carved out net income or loss. Accordingly, such changes in net assets as a result of the preparation of the carve out financial statements are recorded as net increase (decrease) in parent company in the consolidated statements of changes in shareholder’s equity.

Principles of Consolidation

Our financial statements consolidate all of our affiliates—entities in which we have a controlling financial interest, most often because we hold a majority voting interest. We hold a controlling financial interest in other entities where we currently hold, directly or indirectly, more than 50% of the voting rights or where we exercise control through substantive participating rights.

Business Combinations

The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities, and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses and related restructuring costs are recognized separately from the business combination and are expensed as incurred.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and disclosures. The most significant estimates and assumptions relate to the useful life of property, plant and equipment, allowance for doubtful accounts receivable, contingent liabilities, inventory valuation, and impairment of long-lived assets. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates. In addition, the Company includes the carve-out financial statements of its subsidiary which captured anticipated prospective related party transactions to be indicative of expected future results of operations and trends.

Foreign Currency Translation

The consolidated financial statements are presented in thousands of US Dollar (US$), which is the group’s presentation currency. However, the majority of the Company’s operations are located in the Republic of Korea, and transactions are occurred in Korean won. For operations outside the United States, the Company translates assets and liabilities of its Korean subsidiary, whose functional currency is Korean Won, and Japanese subsidiary, whose functional currency is Japanese Yen, into US$ at the exchange rates as of the balance sheet date. Revenues and expenses are translated at the daily exchange rate. The adjustment resulting from translating the financial statements of such foreign subsidiaries, is included in accumulated other comprehensive loss, which is reflected as a separate component of stockholders’ equity. Realized gains and losses on foreign currency transactions are included in other income (expense) in the consolidated statement of comprehensive income (loss). The company transaction in business is mainly based on KRW currency.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with an original maturity date of three months or less.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

Government grants

The Company receives grants from the government mainly to support capital expenditures. Such grants are deferred and are generally refundable to the extent the Company does not utilize the funds for qualifying expenditures. Once earned, the Company records the grants as a contra amount to the assets and amortizes such amount over the useful lives of the related assets as a reduction to depreciation expense. For grants received not relating to capital expenditures, they are recorded as a reduction of expenses according to the nature and any excess amount spent by the Company is recorded as expenses in the income statement.

Trade receivables and other receivables

The Company establishes an allowance for doubtful account on the basis of the independent analysis on receivables when there is evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Allowance for doubtful account relating to trade receivables and other receivables that have aged beyond their maturity date are calculated based the counterparties’ past experience of defaulting on loans and the financial strength of the financial statements which are usually available for Korean subsidiaries large domestic customers.

Inventories

Inventories are stated at the lower of cost or market, using the average cost method, except materials-in-transit, which approximates the first in, first out method. If net realizable value is less than cost at the balance sheet date, the carrying amount is reduced to the realizable value, and the difference is recognized as a loss on valuation of inventories within cost of sales. Inventory reserves are established when conditions indicate that the net realizable value is less than costs due to physical deterioration, obsolescence, changes in price levels, or other causes based on individual facts and circumstances.

Property and Equipment

Property and equipment are presented at historical cost less accumulated depreciation and impairment loss. Historical cost includes expenditures directly attributable to the asset acquisition.

Land is not depreciated. Depreciation on property and equipment is calculated using the straight-line method to amortize the difference between their cost and their residual values over their estimated useful lives, as follows:

Machineries	6 years
Vehicles	4 years
Office Equipment	4 years
Tools and Structures	4 - 5 years

Routine maintenance and repairs are charged to expense as incurred. Expenditures that enhance the value or significantly extend the useful lives of the related assets are capitalized.

Borrowing costs incurred during the construction period of assets are capitalized as part of the related assets.

Impairment of Long-Lived Assets

The Company reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

FASB ASC 360, “Property, Plant and Equipment” (“ASC 360”). Recoverability is measured by comparing its carrying amount with the future net undiscounted cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment is measured as the difference between the carrying amount of the assets and the fair value of assets using the present value of the future net cash flows generated by the respective long-lived assets.

Intangible Assets

Intangible assets are stated at cost, which are amortized on a straight-line method based on estimated useful lives:

Estimated Useful Lives
Industrial rights	4 - 10 years
Other intangible assets	4 - 10 years

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. ASU 2012-02, Testing Indefinite-lived Intangible Assets for Impairment, provides an entity the option to perform a qualitative assessment. If it is more likely than not that the asset is impaired, the amount that the carrying value exceeds the fair value is recorded as an impairment expense. The Company performed its annual impairment review of indefinite lived intangible assets at December 1, 2015 and 2014, respectively, and concluded that the fair values exceeded the carrying values.

Research and Development Costs

Research and development expenditures, which include costs in relation to new product, development, research, process improvement and product use technology, are expensed as incurred and included in operating expenses.

Provision for Warranties

The Company evaluates the best estimate of provision for warranties based on the estimated costs of future service, repairs, replacements of the defect and recalls. The company is responsible for the warranty liabilities for the period of generally 24 months after recognizing revenue. We accrue for warranty allowances at the time of recognizing revenue based on historical experience and expected future costs. Although those estimates are based on the historical experience, provision may fluctuate due to the other events such as use of new materials and change of the manufacturing process that may impact the quality of the Company’s product.

Employee Benefits

Post-employment Benefits

The Company has a defined contribution plan. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity. The contributions are recognized as employee benefit expenses when an employee has rendered service.

Revenue Recognition

We recognize revenue when the earnings process is complete. We recognize product revenue upon shipment of product under contractual terms which transfer title to customers upon shipment, under normal credit terms,

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

net of estimated sales returns and allowances at the time of shipment. Revenue is deferred if there are significant post-delivery obligations or if the fees are not fixed or determinable. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. Our arrangements generally do not have any significant post-delivery obligations. If our arrangements include customer acceptance provisions, revenue is recognized upon obtaining the signed acceptance certificate from the customer, unless we can objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement prior to obtaining the signed acceptance. In those instances where revenue is recognized prior to obtaining the signed acceptance certificate, we use successful completion of customer testing as the basis to objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement. We also consider historical acceptance experience with the customer, as well as the payment terms specified in the arrangement, when revenue is recognized prior to obtaining the signed acceptance certificate. When collectability is not reasonably assured, revenue is recognized when cash is collected.

Derivative Financial Instruments

The Company recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values except for those derivatives that are designated as qualified cash flow hedges. The gain or loss on a derivative instrument not designated as a hedging instrument is recognized currently in earnings. The Company uses derivative financial instruments, primarily currency futures, to manage currency exchange rate risk from transactions in foreign currencies. However, the derivatives are not recognized on the balance sheet because they are settled on a daily basis.

Income Taxes

The Company accounts for deferred income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss and tax credit carry forwards and for differences between the carrying amounts of existing assets and liabilities and their respective tax bases. The tax rates used are the enacted tax rates expected to apply to taxable income in the years that the liability is expected to settle or the asset recovered.

In evaluating the tax benefits associated with our various tax filing positions, we record a tax benefit for uncertain tax positions using the highest cumulative tax benefit that is more likely than not to be realized. Adjustments are made to our liability for unrecognized tax benefits in the period in which we determine the issue is effectively settled with the tax authorities, the statute of limitations expires for the return containing the tax position or when new information becomes available. Our liability for uncertain tax positions, including accrued penalties and interest, is included in other current liabilities on our consolidated balance sheets and in income tax expense in our consolidated statements of comprehensive income.

Discrete events such as audit settlements or changes in tax laws are recognized in the period in which they occur. A valuation allowances is established when management is unable to conclude that it is more likely than not that some portion, or all, of the deferred tax asset will ultimately be realized.

The Company is subject to income taxes in the jurisdictions of Korea, United States and Japan.

Concentration of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents consist principally of

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

demand deposit and money market accounts. Cash and cash equivalents are principally held with various domestic financial institutions with high credit standing.

The Company and its subsidiaries’ customers include competitive and incumbent local exchange carriers, competitive access providers, Internet service providers, wireless carriers and resellers serving these markets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Allowances are maintained for potential doubtful accounts.

For the year ended December 31, 2015 and 2014, three customers represented 53% and43%of net revenue, respectively. The target customers for the Company’s products are network service providers that operate voice, data and video communications networks. There are a limited number of potential customers in this target market. The Company expects that a significant portion of the Company’s future revenue will depend on sales of its products to a limited number of customers. Any failure of one or more customers to purchase products from the Company for any reason, including any downturn in their businesses, would seriously harm the Company’s business, financial condition and results of operations.

As of December 31, 2015 and 2014, three customers accounted for 29% and 25% of net accounts receivable, respectively.

From time to time, the Company may provide or commit to extend credit or credit support to its customers. As of December 31, 2015, the Company did not have any significant customer financing commitments or guarantees.

The Company’s products are concentrated primarily in the communications equipment market, which is highly competitive and subject to rapid change. Significant technological changes in the industry could adversely affect operating results. The Company’s inventories include components that may be specialized in nature, and subject to rapid technological obsolescence. The Company actively manages inventory levels, and the Company considers technological obsolescence and potential changes in product demand based on macroeconomic conditions when estimating required allowances to reduce recorded inventory amounts to market value. Such estimates could change in the future.

The Company’s growth and ability to meet customer demands are also dependent on its ability to obtain timely deliveries of components from suppliers and contract manufacturers. The Company depends on contract manufacturers and sole or limited source suppliers for several key components. If the Company were unable to obtain these components on a timely basis, the Company would be unable to meet its customers’ product delivery requirements which could adversely impact operating results. While the Company is not solely dependent on one contract manufacturer, it expects to continue to rely on contract manufacturers to fulfill a portion of its product manufacturing requirements.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue at the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, the Company must (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when the

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

Company satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for publically traded companies and can be adopted by the Company using either a full retrospective or modified retrospective approach, with early adoption prohibited. The Company is currently evaluating ASU 2014-09 and has not determined the impact it may have on the Company’s results of operations, financial position or cash flows nor decided upon the method of adoption.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure inventory at the lower of cost and net realizable value. The guidance does not apply to inventory that is measured using last-in, first-out (“LIFO”) or the retail inventory method. The guidance applies to all other inventory, which includes inventory that is measured using first-in, first-out (“FIFO”) or average cost. The guidance is effective for the Company on January 1, 2017. ASU No. 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is evaluating the effect that ASU 2015-11 will have on its consolidated financial statements and related disclosures.

3. Fair Value Measurement

The Company utilizes a fair value hierarchy that is intended to increase consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs are quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market corroborated inputs which are derived principally from or corroborated by observable market data.

Level 3—Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

Management believes that the carrying amounts for the financial instruments reported in the balance sheets approximate fair value at December 31, 2015 and 2014.

The Company had no financial assets and liabilities as of December 31, 2015 and 2014 recorded at fair value.

4. Cash and Cash Equivalents and Restricted Cash

As of December 31, 2015 and 2014, the Company’s cash and cash equivalent are financial deposits. Total amount of restricted cash are restricted for R&D activities, collateral for borrowings and collateral for loans to employee.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

5. Accounts Receivable and Other Receivables

Account receivables and other receivables as of December 31, 2015 and 2014 are as follows:

	December 31, 2015
(in thousands of US Dollar)	Receivables	Allowance for doubtful accounts	Book value
Accounts receivable	33,596	(868)	32,728
Other receivables
Other receivables	12,663	—	12,663
Accrued revenues	27	—	27

	12,690	—	12,690

	December 31, 2014
(in thousands of US Dollar)	Receivables	Allowance for doubtful accounts	Book value
Accounts receivable	45,526	(136)	45,391
Other receivables
Other receivables	12,821	—	12,821
Accrued revenues	42	—	42

	12,863	—	12,863

Receivables and payables between DNS Korea and the DASAN Networks were offset as of December 31, 2015 in accordance with an offsetting agreement between the two parties.

5.1 Movements on the provision for impairment of accounts receivable

—December 31, 2015—

(in thousands of US Dollar)	Accounts receivable	Other receivables
Beginning	136	—
Addition (deductions) charged to expenses	767	—
Exchange differences	(35)	—

Ending	868	—

—December 31, 2014—

(in thousands of US Dollar)	Accounts receivable	Other receivables
Beginning	752	462
Addition (deductions) charged to expenses	(163)	—
Deductions/write-offs	(450)	(463)
Exchange differences	(3)	1

Ending	136	—

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

—December 31, 2013—

(in thousands of US Dollar)	Accounts receivable	Other receivables
Beginning	601	500
Addition (deductions) charged to expenses	131	(43)
Exchange differences	20	6

Ending	752	462

5.2 Transfer of Financial Assets

Trade receivables of the Company have been discounted through factoring agreements with banks in 2015. In case the customers default, the Company has an obligation to pay the related amounts to the bank. As a result, this transaction is treated as a transaction with recourse and has been accounted for as a collateralized borrowing.

(in thousands of US Dollar)	December 31, 2015	December 31, 2014
Book value of factored accounts receivable	329	3,014
Book value of related borrowings	329	3,014

6. Inventories, net

Inventories, net as of December 31, 2015 and 2014 are as follows:

(in thousands of US Dollar)	December 31, 2015	December 31, 2014
Merchandise	1,328	1,339
Allowance for merchandise	(43)	(97)
Finished goods	5,298	11,817
Allowance for finished goods	(276)	(415)
Work in process	2,143	2,140
Allowance for work in process	(69)	(3)
Raw materials	6,473	6,809
Allowance for raw materials	(954)	(766)
Materials-in-transit	—	293

	13,900	21,117

The inventories are provided as collateral for borrowings from Export-Import Bank of Korea as of December 31, 2015.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

7. Property and Equipment, net

Property and equipment, net as of December 31, 2015 and 2014 are as follows:

(in thousands of US Dollar)	December 31, 2015	December 31, 2014
Machinery and equipment	3,173	3,202
Facilities	20,472	21,256
Tools	1,052	1,182
Vehicles	74	111
Construction-in-progress	—	—

	24,771	25,751
Less: accumulated depreciation	(22,121)	(22,063)
Less: government grants	(399)	(470)

Property, plant and equipment, net	2,251	3,218

8. Intangible Assets, net

Intangible assets, net as of December 31, 2015 and 2014 are as follows:

(in thousands of US Dollar)	December 31, 2015	December 31, 2014
Goodwill[1]	693	—
Less: accumulated impairment	—	—

Goodwill, net	693	—
Industrial rights	18	18
Software	22	22
Less: accumulated amortization	(37)	(30)

Other intangible assets, net	3	10

Intangible assets, net	696	10

[1]

The Company acquired 50.25% interest of HandySoft on December 31, 2015. The excess of the consideration paid by the Company over the carrying values of net assets of HandySoft is recognized as goodwill. There is no impairment loss on goodwill recognized in 2015.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

9. Short-term Borrowings

Short-term borrowings as of December 31, 2015 and 2014 are as follows:

—December 31, 2015—

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Industrial Bank of Korea	Trade loan	2.04~2.34	3,431
Shinhan Bank	General loan	2.94	3,413
	Trade finance	2.80	329
NongHyup Bank	Trade loan	1.60~1.95	1,574
KEB Hana Bank	Comprehensive credit loan	3.55	5,421
The Export-Import Bank of Korea[1]	Export development loan	2.94	7,679

			21,848

—December 31, 2014—

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Shinhan Bank	General and Trade loan	2.23~2.35	3,398
Industrial Bank of Korea	Trade loan	1.74~1.75	510
Kookmin Bank	Trade loan	2.21	82
NongHyup Bank	Trade loan	1.43	370
Woori Bank	Trade loan	3.03	56
Korea Exchange Bank	General Loan	2.62~2.70	8,778
The Export-Import Bank of Korea	Export development loan	1.4~3.2	3,348
Citi Bank	General Loan	1.95~3.78	6,607

			23,149

[1]	The Company provides its inventories as collateral.

The maturities of all short-term borrowings in the table are within one year from the dates of borrowing.

10. Provision for warranties

The Company accrues for warranty costs based on historical trends for the expected material and labor costs to provide warranty services. Warranty periods are generally two years from the date of shipment. The following table summarizes the activity related to the provision for warranties liability during the years ended December 31, 2015, 2014 and 2013:

(in thousands of US Dollar)	2015	2014	2013
Beginning balance	389	312	226
Increase	578	401	357
Decrease (payment)	(500)	(311)	(277)
Others	(26)	(13)	6

Ending balance	441	389	312

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

The Company evaluates the best estimate of provision for warranties based on the estimated costs of future service, repairs, replacements of the defect and recalls within the terms of warranty period. Although those estimates are based on the historical experience, provision may fluctuate due to other events such as use of new materials and change of the manufacturing process that may impact the quality of the Company’s product.

11. Post-employment Benefits

The Company operates a defined contribution plan for all employees with qualifying entitlement.

For the defined contribution plan, the Company pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis independent from the Company’s asset. If an employee leaves before the vesting requirements are fully satisfied, the Company’s payment obligation is reduced by the lost contribution amount.

Recognized severance benefit expense amount of $1,148, $1,439 and $ 1,245 thousand for the years ended December 31, 2015, 2014 and 2013, respectively, related to the contribution made to the administered pension insurance plan according to the rate given by the retirement benefit plans. There are no severance benefit payable as of December, 31, 2015 and 2014. Other long-term employee benefit liabilities of $141 and $111 thousand are recognized as other non-current financial liabilities as of December 31, 2015 and 2014.

12. Accumulated Other Comprehensive Income (loss)

Accumulated other comprehensive income (loss) consists of the following as of December 31, 2015 and 2014:

(in thousands of US Dollar)	December 31, 2015	December 31, 2014
Foreign currency translation adjustment	(1,775)	1,025

Total	(1,775)	1,025

13. Selling and Administrative Expenses

(in thousands of US Dollar)	2015	2014	2013
Salaries	2,860	2,916	3,137
Severance benefits	197	182	179
Employee benefits	882	451	477
Travel expenses	827	837	526
Entertainment expenses	365	365	366
Depreciation	428	651	674
Rent	480	435	380
Vehicles maintenance expenses	56	24	19
Service fees	10,400	9,047	7,479
Bad debt expenses	767	(163)	131
Amortization	6	6	16
Utilities	100	130	153
Others	555	433	503

	17,923	15,314	14,040

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

14. Income Tax

The components of income tax expense for the years ended December 31, 2015, 2014 and 2013, consist of:

(in thousands of US Dollar)	2015	2014	2013
Income (loss) before income taxes
Domestic	(992)	(1,181)	(703)
Foreign	(1,740)	4,399	9,419

	(2,732)	3,218	8,716

Current income tax expense
Domestic	—	—	—
Foreign	318	1,812	2,201

	318	1,812	2,201

Deferred income tax expense (benefit)
Domestic	—	—	—
Foreign	(86)	(432)	7

	(86)	(432)	7

Total income tax expense	232	1,380	2,208

The provision for income tax incurred is different from the amount calculated by applying the United States federal statutory tax rate of 34% to the net income before income taxes. The significant items causing this difference for the years ended December 31, 2015, 2014 and 2013 are as follows:

(in thousands of US Dollar)	2015	2014	2013
Provision computed at statutory rate	(929)	1,094	2,963
Tax rate difference effect	328	(386)	(1,046)
Permanent differences	40	237	114
Current year R&D tax credit and deduction	(200)	—	—
R&D tax credit carry forward	(474)	—	—
Tax effect due to spin off [1]	1,348	—	—
Change in valuation allowance	218	260	155
Others	(99)	175	22

Income tax expense	232	1,380	2,208

Tax rate difference effect attributing to between Korea tax rate (22%) and US tax rate (34%)

[1]

As DNS Korea was spun off from DASAN Networks, Inc. in April 2015, temporary differences held by DASAN Networks, Inc. was not transferred to DNS Korea in accordance with Korean income tax law for the tax purpose.

Therefore, all tax assets and liabilities, allocated to DNS Korea in the carve-out financial statement for the accounting purpose, were recognized as an expense in fiscal year 2015. Tax credit carry forward expires through 2020.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

A summary of the composition of net deferred income tax assets (liabilities) at December 31, 2015 and 2014 are as follows:

(in thousands of US Dollar)	2015	2014
Deferred tax assets
Accrued expenses	198	(491)
Allowance for inventories	329	313
Allowance for doubtful accounts	87	9
Government subsidy	92	444
Asset depreciation	125	8
Allowance for repairing defects	97	86
Tax credit carry forward [1]	458	—
NOL carry-forward	1,449	1,231
Account receivable	—	1,019
Accrued income	(1)	—

Total deferred tax assets	2,834	2,619
Less: Valuation allowance	(1,449)	(1,231)

Net deferred tax assets	1,385	1,388

Reported as
Current deferred income tax assets	327	596
Long-term deferred income tax assets	1,058	792

[1]	Tax credit carry forward expires through 2020.

Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook of the Korean economic environment, and the overall future industry outlook. Management periodically considers these factors in reaching its conclusion and recognized the deferred income tax asset since all the future (deductible) tax benefits are determined to be realizable as of reporting period.

The Company has a net operating loss (NOL) carryforward of $1,449 and $1,231 thousand for federal and state income tax purposes for its US entity at December 31, 2015 and 2014. The NOL in the US will start expiring in 2030.

In accordance with the FASB ASC Subtopic 740 10, Income Taxes-Overall, the management determined that the Company did not have any material uncertain tax positions or unrecorded tax benefits, which, if recognized, would affect the effective tax rate for the years ended December 31, 2015, 2014 and 2013. The open tax years for the major jurisdictions are as follows:

• Federal	2012 – 2015
• California	2012 – 2015
• South Korea	2014 – 2015
• Japan	2011 – 2015

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

15.	Earnings Per Share

(a) Basic earnings per share

	2015	2014	2013
Earnings attributable to equity holders of the Company (in thousands of US Dollar)	(2,964)	1,837	6,508
Weighted average number of ordinary shares in issue (in shares)	347,005,215	342,738,064	340,761,078
Basic earnings per share (in thousands of US Dollar)	(0.01)	0.01	0.02

(b) Diluted earnings per share

Basic net income (loss) per share is not different from the diluted net income (loss) per share because the Company has not issued the potential common stock.

16. Related-party Transactions

DASAN Network Solutions Inc., a US company, is the parent company of DASAN Network Solutions Inc. (Korea) and HandySoft Japan Co. Ltd. are consolidated subsidiaries.

(a) Sales and purchases to and from related parties for the years ended December 31, 2015, 2014 and 2013 are as follows:

		2015
(in thousands of US Dollar)	Counterparty	Sales	Other income	Disposal of tangible and intangible assets	Selling and Administrative and R&D expenses	Other expenses	Acquisition of tangible and intangible assets
Ultimate Parent company	DASAN Networks, Inc.[1]	6,952	4	20	5,791	550	—
Other related parties	DASAN RND Co., LTD	—	—	—	329	—	—
	Tomato Soft Ltd.	—	—	—	102	—	—
	Tomato Soft (Xi’an) Ltd.	—	—	—	477	—	—
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	686	—	—
	D-Mobile	—	—	—	91	—	—
	HANDYSOFT, Inc.	767	—	—	—	20	184
	J-Mobile Corporation	—	15	—	921	—	—

		7,719	19	20	8,396	570	184

[1]

There are ongoing sales provided by DNS Korea at the spin-off date to the DASAN Networks from April 1, 2015. As the sales contracts were made between the DASAN Networks and customers before spin-off date, DASAN Networks is liable to provide products to the customers on behalf of DNS Korea. Accordingly, DNS Korea recorded sales when the products are delivered.

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

The selling and administrative and R&D expenses to DASAN Networks is the service fee paid for Human Resources, Administrative, Finance and Accounting, and other shared services provided by DASAN Networks to DNS Korea.

		2014
(in thousands of US Dollar)	Counterparty	Sales	Other income	Disposal of tangible and intangible assets	Selling and Administrative and R&D expenses	Other expenses	Acquisition of tangible and intangible assets
Ultimate Parent company	DASAN Networks, Inc.	15,226	—	—	7,417	379	—
Other related parties	DASAN RND Co., LTD	—	—	—	1,214	—	—
	Tomato Soft Ltd.	—	—	—	158	—	—
	Tomato Soft (Xi’an) Ltd.	—	—	—	575	—	—
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	1,155	—	—
	J-Mobile Corporation	—	—	—	766	—	—

		15,226	—	—	11,285	379	—

		2013
(in thousands of US Dollar)	Counterparty	Sales	Other income	Disposal of tangible and intangible assets	Selling and Administrative and R&D expenses	Other expenses	Acquisition of tangible and intangible assets
Ultimate Parent company	DASAN Networks, Inc.	9,395	—	—	6,291	234	—
Other related parties	DASAN RND Co., LTD	—	—	—	1,209	—	—
	PANDA Media, Inc.	719	—	—	—	—	—
	Tomato Soft Ltd.	—	—	—	317	—	—
	Tomato Soft (Xi’an) Ltd.	—	—	—	383	—	—
	CHASAN Networks (Shenzhen) Co., Ltd.	54	—	—	878	—	—

		10,168	—	—	9,078	234	—

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

(b) Year-end balances of receivables and payables arising from sales and purchases of goods and services with related parties as of December 31, 2015 and 2014 are as follows:

		December 31, 2015
		Receivables				Payables
(in thousands of US Dollar)	Counterparty	Account receivables	Loans	Deposits for lease	Other receivables	Other payables
Ultimate Parent company	DASAN Networks, Inc.	5,622	—	3,137	1,432	—
Other related parties	PANDA Media, Inc.	857	—	—	—	—
	DMC. Inc.	—	—	—	1	—
	Tomato Soft Ltd.	—	—	—	—	16
	Tomato Soft (Xi’an) Ltd.	—	—	—	—	55
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	—	62
	HANDYSOFT, Inc.	22	—	—	—	—
	J-Mobile Corporation	—	430	—	310	—
	Key Management	—	—	—	—	—

		6,501	430	3,137	1,742	133

		December 31, 2014
		Receivables				Payables
(in thousands of US Dollar)	Counterparty	Accounts receivable	Loans	Deposits for lease	Other receivables	Other payables
Ultimate Parent company	DASAN Networks, Inc.	1,337	—	—	—	678
Other related parties	DASAN RND Co., LTD.	—	—	3,314	—	—
	PANDA Media, Inc.	914	—	—	—	—
	Tomato Soft Ltd.	—	—	—	—	11
	Tomato Soft (Xi’an) Ltd.	—	—	—	—	52
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	—	88
	J-Mobile Corporation	—	—	—	—	1
	DMC Inc.	34	—	—	—	—
	HANDYSOFT, Inc.	—	—	—	—	91

		2,285	—	3,314	—	920

(c) Fund transactions with related parties for the years ended December 31, 2015 are as follows:

(in thousands of US Dollar)		Loan transactions
		Loans	Collection
Other related party	J-Mobile Corporation	504	—

(d) Compensation for key management for the years ended December 31, 2015, 2014 and 2013, consists of:

(in thousands of US Dollar)	2015	2014	2013
Salaries	394	428	376
Severance benefits	41	39	35

	435	467	411

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

Key management includes the head of Internal Audit and directors who has responsibilities and authorities on the planning, operating and controlling of the Company’s activities. The Company has not paid or approved performance bonus for our key management.

17. Commitments and contingencies

(a) Payment guarantee provided by external parties

(in thousands of US Dollar)	Amount guaranteed	Remark
DASAN Networks, Inc.	7,167	Borrowings from Shinhan Bank
	10,000	Borrowings from KEB Hana Bank
	8,480	Borrowings from Industrial Bank of Korea
	5,000	LC from NongHyup Bank
Industrial Bank of Korea	6,913	Letter of credit
NongHyup Bank	4,863	Letter of credit
Shinhan Bank	98	Purchasing card
Seoul Guarantee Insurance Co.	302	Performance payment gurantee[1]

	42,822

[1]	The Company is responsible for the warranty liabilities generally for the period of two years regarding major product sales and have contracted surety insurance over part of the warranty liabilities.

(b) Assets Provided as Collateral

(in thousands of US Dollar)	Book value	Pledged amount	Remark
Inventories	13,486	13,486	Collateral for borrowings from The Export-Import Bank of Korea

	13,486	13,486

(c) Commitments to Financial Institutions

(in thousands of US Dollar)	Commitment details	Credit limit
Industrial Bank of Korea	Letter of credit	7,000
	Purchasing card	2,560
NongHyup Bank	Letter of credit	5,000
	Loan with accounts receivable pledged	2,560
Shinhan Bank	General loan	3,413
	Loan with accounts receivable pledged	2,560
KEB Hana Bank	Comprehensive credit line loan	8,000
The Export-Import Bank of Korea	Export development loan	7,679

		38,771

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

(d) Other Commitments

Under the agreement with the Parent for the use of brand loyalty, DNS Korea provides the Parent with 1% of total revenue.

As of December 31, 2015, the Company has lease agreements regarding buildings and offices and related lease payments recognized in the statement of income amounted to $971 thousand.

The future minimum lease payments under the operating lease agreements as of December 31, 2015, 2014 and 2013 are as follows:

(in thousands of US Dollar)	2015	2014	2013
Less than 1 year	715	798	743
1 year to 2 years	650	753	731
Over 2 years	12	56	44

	1,377	1,607	1,518

18. Operating Segment Information

The Company’s operating segments are the business units that are eligible to incur its income and expenses. They are determined based on the internal report that are periodically reviewed by chief operating decision-maker for the allocation of the resources and the performance measurement of operation. The Company is comprised of three reportable segments: Network segment, TPS segment and Other segment.

(a) Profit and loss from segments

—December 31, 2015—

(in thousands of US Dollar)	Network	TPS	Other	Adjustment	Total
Revenue
Third parties	103,266	27,108	360	(153)	130,581
Related parties	9,444	—	—	—	9,444
Operating Gain (loss)	(1,255)	(413)	(992)	45	(2,615)
Depreciation & Amortization Expenses	1,166	190	48	—	1,404
Non-Current Assets	1,405	734	115	693	2,947

—December 31, 2014—

(in thousands of US Dollar)	Network	TPS	Other	Adjustment	Total
Revenue
Third parties	89,240	35,329	460	(381)	124,648
Related parties	15,226	—	—	—	15,226
Operating Gain (loss)	4,009	543	(867)	(482)	3,203
Depreciation & Amortization Expenses	1,646	276	20	(6)	1,936
Non-Current Assets	1,281	1,777	170	—	3,228

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

—December 31, 2013—

(in thousands of US Dollar)	Network	TPS	Other	Adjustment	Total
Revenue
Third parties	97,988	10,609	703	(485)	108,815
Related parties	9,395	—	—	—	9,395
Operating Gain (loss)	10,853	(1,983)	(749)	18	8,139
Depreciation & Amortization Expenses	1,978	91	16	(60)	2,025
Net Current Assets	616	3,564	51	—	4,231

(b) Revenue of Operating Segments by Region

The Company’s non-current assets are located in Korea and details of revenues by region are as follows:

Location	2015	2014
(in thousands of US Dollar)
Korea	108,235	84,045
Japan	714	226
United States	4,065	12,523
Vietnam	10,702	17,683
Germany	2,287	15,121
Poland	5,408	4,244
Taiwan	1,337	2,404
Brazil	1,525	1,163
Others	5,751	2,466

	140,025	139,874

19. Business Combination

The Company acquired an interest of 50.25% in DASAN Network Solutions Japan for a consideration of $832 million in cash and $338 million of net assets were acquired on December 31, 2015. The acquisition was accounted for using the acquisition method. No additional intangible assets were identified at the date of acquisition. Accordingly, the excess of purchase price over the estimated fair value of acquired net assets was recorded as goodwill. There was no impairment loss recognized on goodwill in 2015.

With this acquisition of DASAN Network Solutions Japan, the Company aims to expand its sales to major Japanese customers and related maintenance service revenue in Japan. A summary of the total purchase consideration is presented as follows:

(in thousands of US Dollar)	Purchase Consideration	Net Assets Assumed	Non-Controlling Interest	Goodwill
DASAN Network Solutions Japan Co., Ltd. (Former name: HandySoft Japan Co., Ltd.)	832	338	138	693

DASAN Network Solutions, Inc and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013

20. Subsequent Event

On February 18, 2016, the Company acquired an additional 18.8% equity interest of DASAN Network Solutions Japan. The excess consideration paid over the carrying values of net assets of DASAN Network Solutions Japan in 2016, subsequent to obtaining the control of DASAN Network Solutions Japan was recorded in Other Equity.

On April 11, 2016, Zhone Technologies, Inc. (“Zhone”), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of Zhone ( the “Merger Sub”), DASAN Networks, and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that subject to certain conditions, the Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Zhone (the “Merger”), in exchange for shares of Zhone common stock to be issued to DASAN. As a result of the Merger, the Company will receive shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders will retain 42% of such shares. The Merger and the Merger Agreement have been unanimously approved by the Company’s Board of Directors.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ZHONE TECHNOLOGIES, INC.,

DRAGON ACQUISITION CORPORATION,

DASAN NETWORKS, INC.,

AND

DASAN NETWORK SOLUTIONS, INC.

DATED AS OF APRIL 11, 2016

i

ii

Exhibits

A	Form of Amendment to Restated Certificate of Incorporation
B	Form of Amended and Restated Bylaws
C	Form of Escrow Agreement
D	Form of Loan Agreement
E	Form of Lock-Up Agreement
F	Form of Registration Rights Agreement
G	Form of Stockholder Agreement

Schedules

A	Parent Officers and Surviving Corporation Officers and Directors
B	Restructuring

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 11, 2016 (this “Agreement”), is by and among Zhone Technologies, Inc., a Delaware corporation (“Parent”), Dragon Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), DASAN Networks, Inc., a company incorporated under the laws of Korea (the “Stockholder”), and Dasan Network Solutions, Inc., a California corporation and a wholly owned subsidiary of the Stockholder (the “Company” and, together with Parent, Merger Sub and the Stockholder, the “Parties” and each a “Party”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, the Stockholder and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation following such merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of California (the “CGCL”);

WHEREAS, the respective Boards of Directors of Parent, the Stockholder and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders;

WHEREAS, Parent and the Stockholder have approved this Agreement and the Merger in their respective capacities as the sole stockholder of Merger Sub and the Company, respectively;

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger will qualify as a reorganization under Section 368(a)(1) of the Code, and that this Agreement constitutes the adoption of a plan of reorganization within the meaning of Section 368 of the Code; and

WHEREAS, as a condition to and inducement to the Stockholder’s and the Company’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of Parent have entered into a voting and support agreement with the Stockholder (the “Voting Agreement”), pursuant to which, among other matters, such stockholders have agreed to support and vote their shares in favor of the issuance of shares of Parent Common Stock to the Stockholder in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

Article I

The Merger

Section 1.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the CGCL, Merger Sub, at the Effective Time, shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and shall be a wholly owned subsidiary of Parent.

Section 1.2 Closing. Unless this Agreement is earlier terminated pursuant to its terms, the closing of the Merger (the “Closing”) shall take place as promptly as practicable, but in no event later than the third business day, after the satisfaction or waiver of the conditions set forth in Article VI (excluding conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless another time or date is mutually agreed to in writing by the Parties (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, unless another place is agreed to in writing by the Parties. At the Closing, the Parties shall cause the Merger to be consummated by filing an agreement of merger with respect to the Merger satisfying the applicable requirements of the CGCL (the “Agreement of Merger”) with the Secretary of State of the State of California, together with the officer’s certificate required by Section 1103 of the CGCL, in such form as required by, and executed in accordance with the relevant provisions of, the CGCL (the date and time of such filing, or if another date and time is agreed to in writing by the Parties and is specified in the Agreement of Merger, such specified date and time, being the “Effective Time”).

Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4 Surviving Corporation Articles of Incorporation and Bylaws. At the Effective Time, (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to contain the provisions set forth in the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that Article I of such Articles of Incorporation shall be amended to read as follows: “The name of the Corporation is: DASAN Network Solutions, Inc.”), and (b) the Bylaws of the Surviving Corporation shall be amended and restated in their entirety in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, in each case until thereafter changed or amended in accordance with the terms thereof and of the CGCL.

Section 1.5 Parent Certificate of Incorporation and Bylaws. At the Effective Time, Parent shall take all actions as may be necessary to cause the Restated Certificate of Incorporation of Parent to be amended in substantially the form attached hereto as Exhibit A and the Amended and Restated Bylaws of Parent to be amended and restated in their entirety in substantially the form attached hereto as Exhibit B.

Section 1.6 Directors and Officers of Surviving Corporation. Unless otherwise mutually agreed by Parent and the Stockholder, the persons set forth on Schedule A hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers set forth on Schedule A hereto shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

Section 1.7 Directors and Officers of Parent. Prior to the Effective Time, Parent shall take all actions as may be necessary (including obtaining any required resignations from Parent incumbent directors to permit the composition of the Board of Directors of Parent (the “Parent Board”) contemplated below) to cause at the Effective Time:

(a) the number of members of the Parent Board to be fixed at seven;

(b) the Parent Board at the Effective Time to be composed of the following individuals: (i) three individuals designated by Parent; and (ii) four individuals designated by the Stockholder, with one such individual as designated by the Stockholder to serve as the Chairman of the Parent Board;

(c) each class of directors of the Parent Board at the Effective Time to be comprised of one individual designated by Parent and at least one individual designated by the Stockholder pursuant to clause (b) above;

(d) majority of the Audit Committee of the Parent Board at the Effective Time to be composed of individuals designated by the Stockholder, with one such individual as designated by the Stockholder to serve as the Chairman of the Audit Committee, each of whom (i) is designated as a member of the Parent Board pursuant to Section 1.7(b), (ii) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, prepared under GAAP and (iii) has past employment experience in finance or GAAP accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; and

(e) each of the individuals identified on Schedule A hereto to be appointed as officers of Parent, to the respective office indicated thereon, to serve from and after the Effective Time until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

Section 1.8 Headquarters. Following the Effective Time, the corporate headquarters and related corporate functions for Parent and its Subsidiaries shall be located at Parent’s Oakland, California campus.

Article II

Conversion of Securities; Exchange of Certificates

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholder:

(a) Conversion Generally. All of the shares of capital stock of the Company that are issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive, in the aggregate, such number of validly issued, fully paid and nonassessable shares of Parent Common Stock as is determined by dividing (i) the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time (such shares of Parent Common Stock, the “Merger Consideration”). All such shares of capital stock of the Company shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the portion of the Merger Consideration into which such shares were converted in the Merger only.

(b) Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 2.2 Escrowed Merger Consideration. At the Effective Time, Parent shall deliver to the Escrow Agent pursuant to the Escrow Agreement one or more share certificates in the name of the Stockholder representing shares of Parent Common Stock equal to 10% of the Merger Consideration (rounded to the nearest whole share) (the “Escrowed Shares”), which shares shall be deducted from the shares of Parent Common Stock delivered to the Stockholder at the Effective Time as provided in Section 2.3(b). The Parties agree to treat the Escrowed Shares as received and owned by the Stockholder for U.S. federal income tax purposes, in all cases to the extent not released to Parent pursuant to Section 8.5, and to file all Tax Returns on a basis consistent with such treatment. For the avoidance of doubt, the Stockholder shall have the right to vote the Escrowed Shares held in escrow, and any dividends or distributions paid on the Escrowed Shares held in escrow shall be paid to the Stockholder.

Section 2.3 Exchange Procedures.

(a) Company Certificate(s). At or as soon as reasonably practicable following the Effective Time, the Stockholder shall surrender to Parent for cancellation certificates that, immediately prior to the Effective Time, represented in the aggregate all outstanding shares of capital stock of the Company, together with executed stock powers and such other administrative documents as may be reasonably required by Parent in connection with such surrender (the “Certificates”); provided, that, if any Certificates shall have been lost, stolen or destroyed, the Stockholder shall deliver to Parent an affidavit of loss in form reasonably satisfactory to Parent, including an indemnity by the Stockholder against any claims that may be made against Parent with respect to such

Certificates. Until so surrendered, each Certificate will be deemed at all times after the Effective Time for all purposes to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration with respect to the shares of capital stock of the Company formerly represented thereby, subject to the provisions of Section 2.2.

(b) Merger Consideration. Upon the surrender by the Stockholder of all of its Certificates (or affidavits of loss) as contemplated by Section 2.3(a) at or following the Effective Time, Parent shall issue and deliver to the Stockholder one or more share certificates in the name of the Stockholder representing, in the aggregate, the Merger Consideration less the Escrowed Shares to be delivered to the Escrow Agent pursuant to Section 2.2.

(c) No Rights in Surviving Corporation. Following the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of the Company that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the Stockholder will cease to have any rights as a stockholder of the Surviving Corporation, except as provided by applicable Law.

(d) Further Rights in Company Capital Stock. All shares of Parent Common Stock issued upon conversion of the shares of the capital stock of the Company in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of capital stock of the Company.

(e) Withholding. Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

(f) Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Article III

Representations and Warranties of the Stockholder and the Company

Except as set forth in a disclosure schedule delivered by the Stockholder to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies exceptions by specific Section references (provided, that any matter disclosed in any section of the Company Disclosure Schedule shall be considered disclosed for other sections of the Company Disclosure Schedule, but only to the extent such matter on its face would be reasonably expected to be pertinent to a particular section of the Company Disclosure Schedule in light of the disclosure made in such section), the Stockholder and the Company hereby jointly and severally represent and warrant to Parent as follows:

Section 3.1 Organization and Qualification; Subsidiaries. The Stockholder is a company duly organized, validly existing and in good standing under the laws of Korea. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Subsidiary of the Company has been duly organized, and is validly existing and (where applicable) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and its Subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and (where applicable) is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and their jurisdictions of organization. Except as set forth in Section 3.1 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries holds an Equity Interest in any other person.

Section 3.2 Organizational Documents; Corporate Books and Records. The copies of the Organizational Documents of each of the Company and its Subsidiaries previously provided or made available by the Stockholder to Parent are complete and correct copies thereof as currently in effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of their respective Organizational Documents. True and complete copies of all minute books of the Company and its Subsidiaries have been made available by the Stockholder to Parent.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, without par value (“Company Common Stock”). 353,678,362 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. All issued and outstanding shares of Company Common Stock are owned by the Stockholder, free and clear of any Liens other than (i) as may be set forth in the Organizational Documents of the Company, or (ii) any restrictions on sales of securities under applicable securities Laws.

(b) The outstanding shares of capital stock or other Equity Interests of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. The Company owns of record and beneficially all the issued and outstanding shares of capital stock or other Equity Interests of each of its Subsidiaries free and clear of any Liens other than (i) as may be set forth in the Organizational Documents of such Subsidiary, or (ii) any restrictions on sales of securities under applicable securities Laws.

(c) There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(d) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, restricting the transfer or disposition of, or granting any preemptive or similar right with respect to, any capital stock or other Equity Interests of the Company or any of its Subsidiaries. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock or other Equity Interests of the Company or any of its Subsidiaries.

(e) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of its Subsidiaries or any other person.

Section 3.4 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and subject to general equity principles (collectively, the “Remedies Exception”).

(b) The Stockholder has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement, to perform and comply with its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and each Ancillary Agreement by the Stockholder, the performance and compliance by the Stockholder with its obligations hereunder and thereunder and the consummation by the Stockholder of the transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of the Stockholder and no stockholder votes are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated herein or therein. This Agreement has been, and each Ancillary Agreement has been or at the Closing will be, duly and validly executed and delivered by the Stockholder and constitutes, or with respect to Ancillary Agreements executed at the Closing will constitute, the legal, valid and binding obligations of the Stockholder, enforceable against it in accordance with their respective terms, subject to the Remedies Exception.

Section 3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement (including the completion of the Restructuring) by the Company will not, (i) conflict with or violate any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) assuming all of the Consents described in Section 3.5(c) are obtained or made, violate any provision of or result in the breach of, any applicable Law to which the Company or any of its Subsidiaries is subject or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries, pursuant to, any Contract, Company Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and each Ancillary Agreement by the Stockholder do not, and the performance of this Agreement and each Ancillary Agreement by the Stockholder will not, (i) conflict with or violate any provision of the Organizational Documents of the Stockholder, (ii) assuming all of the Consents described in Section 3.5(c) are obtained or made, violate any provision of or result in the breach of, any applicable Law to which the Stockholder is subject or by which any property or asset of the Stockholder is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under any Contract to which the Stockholder is a party or other instrument or obligation, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger or (2) otherwise prevent or materially delay performance by the Stockholder of any of its material obligations under this Agreement or any Ancillary Agreement.

(c) Except as set forth in Section 3.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the Stockholder and each Ancillary Agreement by the Stockholder do not, and the performance of this Agreement (including the completion of the Restructuring) by the Company and the Stockholder and each Ancillary Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to (hereinafter sometimes separately referred to as a “Consent” and sometimes collectively as “Consents”) any Governmental Entity or any other person, except (i) such filings as may be required under applicable requirements of the Exchange Act, the Securities Act, applicable Blue Sky Law, the HSR Act, the rules and regulations of the Exchange, and the filing and recordation of the Agreement of Merger and related documentation as required by the CGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger or (2) have a Material Adverse Effect.

Section 3.6 Permits; Compliance with Law.

(a) The Company and each of its Subsidiaries is in possession of all Permits necessary for the Company and each of its Subsidiaries to own, lease and operate its properties or to carry on its respective businesses as currently conducted or proposed to be conducted (collectively, the “Company Permits”), the Company Permits are valid and in full force and effect and no Company Permit will be terminated, revoked, modified or become terminable or impaired in any respect by reason of the Merger, except in each case where the failure to have or maintain such Permits would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries has conducted its business in compliance with all terms and conditions of the Company Permits, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(c) None of the Company or any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except in each case for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(d) None of the Company, any of its Subsidiaries, directors, officers, managers, or employees of the Company or any of its Subsidiaries, or, to the knowledge of the Stockholder, agents or other representatives of the Company or any of its Subsidiaries, has directly or indirectly in violation of any applicable Law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) (1) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries, or (2) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any of its Subsidiaries for the purposes of taking any of the actions in clause (1) above. The Company and each of its Subsidiaries, and, to the knowledge of the Company, their affiliates have at all times conducted their respective businesses in compliance with the FCPA (including the recordkeeping provisions of the FCPA) and all similar Laws, domestic and foreign, and the Company and each of its Subsidiaries have instituted and maintained policies, procedures and controls designed to ensure continued compliance therewith and with all similar Laws, domestic and foreign.

Section 3.7 Financial Statements; Undisclosed Liabilities.

(a) Attached as Section 3.7 to the Company Disclosure Schedule are (i) the audited consolidated balance sheet and statements of comprehensive income, cash flows and changes in equity of DNS Korea as of and for the nine-month period ended December 31, 2015, together with the auditor’s report thereon (the “DNS Korea Financial Statements”) and (ii) the unaudited balance sheets and statements of income, stockholders’ equity and cash flows of the Company as of and for the years ended December 31, 2015 and 2014 (the “Company Financial Statements” and, together with the DNS Korea Financial Statements and the financial statements to be delivered to Parent pursuant to Section 5.15, the “Financial Statements”). The DNS Korea Financial Statements have been prepared, or will be prepared, in accordance with IFRS applied (except as may be indicated in the notes thereto) on a consistent basis throughout the period indicated (except as may be indicated in the notes thereto), and present fairly the consolidated financial position, results of operations and cash flows of DNS Korea as of the date thereof and for the period indicated therein. The Company Financial Statements have been prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the absence of notes thereto), and present fairly the financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

(b) Except as and to the extent set forth on the most recent balance sheet included in the Company Financial Statements, the Company and its Subsidiaries have no Liabilities of a type required to be reflected or reserved for on a consolidated balance sheet of the Company prepared in accordance with GAAP, except (i) Liabilities that have arisen after the date of the Financial Statements in the ordinary course of business, (ii) Liabilities disclosed on Section 3.7(b) of the Company Disclosure Schedule and (iii) Liabilities arising out of or in connection with this Agreement, the Merger or the transactions contemplated hereby.

(c) At the Effective Time, the Company or one of its wholly owned subsidiaries will have Net Cash of ￦13 Billion. Except as set forth in Section 3.7(c) of the Company Disclosure Schedule, the Company and its subsidiaries do not have any Funded Debt.

Section 3.8 Absence of Certain Changes or Events. Since December 31, 2015, except as specifically contemplated by, or as disclosed in, this Agreement or Section 3.8 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has conducted its businesses in the ordinary course consistent with past practice. Since December 31, 2015, there has not been (a) any Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by the Stockholder or the Company or (c) any action taken by the Company or any of its Subsidiaries prior to the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other material benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of the Company or any Subsidiary), which are now, or were within the past six (6) years, maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has or could reasonably be expected to have any material obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a “Company Benefit Plan”). Neither the Company, nor to the knowledge of the Company, or any other person or entity, has any express or implied commitment, whether legally enforceable or not, to establish, modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. With respect to each Company Benefit Plan, the Company has delivered to Parent true, correct and complete copies of (i) each Company Benefit Plan (or, if not written a written summary of its material terms), including without limitation all plan documents, adoption agreements, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications, (iii) the annual reports (Form 5500 series) for the three most recent years filed or required to be filed with the IRS with respect to such Company Benefit Plan (and, if any such annual report is a Form 5500R, the Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter, (vi) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit Plan, and (vii) all filings made with any Governmental Entity.

(b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent balance sheet included in the Company Financial Statements. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

(c) Except as set forth in Section 3.9(c) of the Company Disclosure Schedule: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Company Benefit Plan has not yet expired, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Company’s knowledge no fact or event has occurred that has adversely affected or could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, (ii) to the Company’s knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any of its Subsidiaries, (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements, (iv) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (v) no Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”) or other pension plan subject to

Title IV of ERISA and none of the Company or any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA, (vi) no material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, (vii) none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code, (viii) neither the Company nor any ERISA Affiliate has any liability under ERISA Section 502, (ix) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants, (x) all contributions and payments to such Company Benefit Plan are deductible under Code sections 162 or 404, (xi) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, and (xii) no excise tax could be imposed upon the Company under Chapter 43 of the Code, except, in the case of clauses (iii), (vii), (viii), (ix), (x), (xi) and (xii), which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any current or former employee, officer or director of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in proposed Treasury Regulations Section 1.280G-1) under any Company Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(e) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state or foreign law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder and any similar state or foreign law.

(f) All Company Benefit Plans that are maintained primarily for the benefit of employees of the Company or its Subsidiaries outside of the United States comply with applicable local Law, all such plans that are intended to be funded and/or book-reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and there is no pending or threatened material litigation relating to any such Company Benefit Plan.

Section 3.10 Labor and Other Employment Matters.

(a) The Company and each of its Subsidiaries is in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, none of the Stockholder, the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. There is no labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b) The Stockholder has identified in Section 3.10(b) of the Company Disclosure Schedule and has made available to Parent true and complete copies of (i) all severance and employment agreements with directors, officers or employees of or consultants to the Company or any of its Subsidiaries, (ii) all severance programs and policies of the Stockholder, the Company and each of its Subsidiaries with or relating to the employees of the Company and its Subsidiaries, and (iii) all plans, programs, agreements and other arrangements of Stockholder, the Company and each of its Subsidiaries with or relating to the directors, officers, employees or consultants of the Company and its Subsidiaries which contain change in control provisions. Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any current or former employee, director or consultant of the Company or any of its Subsidiaries or affiliates from the Company or any of its Subsidiaries or affiliates under any Company Benefit Plan or otherwise, (B) significantly increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits. As of the date of this Agreement, no individual who is a party to an employment agreement listed in Section 3.10(b) of the Company Disclosure Schedule or any agreement incorporating change in control provisions with the Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of the Company under such agreement. Section 3.10(b) of the Company Disclosure Schedule sets forth all the amounts payable to the persons listed therein, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any “gross-up” payments with respect to any of the foregoing), based on compensation data applicable as of the date of the Company Disclosure Schedule and the assumptions stated therein.

Section 3.11 Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule lists the following Contracts to which, as of the date of this Agreement, the Company or any of its Subsidiaries is a party or bound (other than Company Benefit Plans, Contracts for labor and employment matters set forth in Section 3.10 of the Company Disclosure Schedule and Contracts relating to insurance policies set forth in Section 3.17 of the Company Disclosure Schedule) (each Contract of the type described in this Section 3.11(a), whether or not set forth in Section 3.11(a) of the Company Disclosure Schedule, is referred to herein as a “Company Material Contract”):

(i)	Each Contract (other than (x) purchase orders with suppliers or customers entered into in the ordinary course of business and (y) Contracts of the type (without giving effect to dollar thresholds) described in other clauses of this Section 3.11(a)) that the Company reasonably anticipates will involve annual payments or consideration furnished by or to the Company or any of its Subsidiaries of more than US$1,000,000 which are not cancelable (without penalty, cost or other liability) by giving notice of 60 days or less;

(ii)	Each note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for Funded Debt;

(iii)	Each Contract for the acquisition of any person or any business division thereof or the disposition of any material assets of the Company or any of its Subsidiaries (other than in the ordinary course of business), in each case, involving payments in excess of US$1,000,000, other than Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing;

(iv)	Each lease, rental or occupancy agreement, real property license, installment and conditional sale agreement or other Contract that, in each case, (x) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and (y) involves annual payments in excess of US$1,000,000;

(v)	Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Subsidiaries of the Company);

(vi)	Each Contract requiring capital expenditures after the date of this Agreement in an annual amount in excess of US$1,000,000;

(vii)	Each Contract containing covenants expressly limiting in any material respect the freedom of the Company or any of its Subsidiaries to compete with any person in a product line or line of business or to operate in any geographic area, including any agreement that grants exclusive rights in any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries;

(viii)	Each Contract pursuant to which the Company or any of its Subsidiaries licenses material Intellectual Property from a third party, other than click-wrap, shrink-wrap and off-the-shelf software licenses, and any other software licenses that are available on standard terms to the public generally with license, maintenance, support and other fees less than US$100,000 per year;

(ix)	Each Contract pursuant to which the Company or any of its Subsidiaries licenses material Intellectual Property to a third party, other than agreements on the Company’s or any of its Subsidiaries’ standard form agreements previously provided to Parent;

(x)	Each Contract pursuant to which the Company or any of its Subsidiaries receives goods and/or services from, and/or is licensed any Intellectual Property by, a member of the Stockholder Group, in each case where such goods, services and Intellectual Property are used in the business of the Company or any of its Subsidiaries as conducted or contemplated to be conducted on the date hereof; and

(xi)	Any other Contract with respect to or otherwise governing an Affiliate Transaction.

(b) A true and complete copy of each Company Material Contract has been delivered or made available to Parent. Each Company Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Company’s knowledge, each other party thereto, and in full force and effect subject to the Remedies Exception, and the Company and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all respects performed all obligations required to be performed by it under such Company Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract.

Section 3.12 Disclosure Documents. None of the information supplied or to be supplied by the Stockholder or the Company expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC or at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.13 Litigation. Except as and to the extent disclosed in Section 3.13 of the Company Disclosure Schedule, as of the date of this Agreement: (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is obligated to indemnify a third party and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Stockholder, the Company or any of their respective Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement.

Section 3.14 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct their current operations, and (iii) is in compliance with their respective Environmental Permits.

(b) None of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Laws or relating to any Hazardous Materials.

(d) None of the real property owned or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the knowledge of the Company, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company or any of its Subsidiaries based on or related to any Environmental Law.

Section 3.15 Intellectual Property. The Company and its Subsidiaries own or have the right to use, whether through ownership, licensing or otherwise, all Intellectual Property used in the businesses of the Company and each of its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof (“Company Material Intellectual Property”); provided that the foregoing representation is made to the knowledge of the Company with respect to patents owned by third parties. Except as set forth in Section 3.15 of the Company Disclosure Schedule: (a) no written claim challenging the ownership, legality, use, validity or enforceability of any Company Material Intellectual Property has been made by a third party and no such Company Material Intellectual Property is currently the subject of any pending or, to the Company’s knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (b) no person has given notice to the Company or any of its Subsidiaries that the Company, any of its Subsidiaries, or any use of Company Material Intellectual Property by licensees or other customers entitled to indemnification by the Company or any of its Subsidiaries, is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any of its Subsidiaries or any of their licensees or other customers has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (c) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement to which Company or any of its Subsidiaries is a party or otherwise bound concerning any Company Material Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of Company’s or any of its Subsidiaries’ rights in Company Material Intellectual Property; (d) the Company has the right to require the inventor or author of any Company Material Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer ownership, including all right, title and interest in and to (including any moral rights), to the Company of the application and of the registration once it issues; (e) the Company and each of its Subsidiaries have enforceable agreements with all employees and independent contractors that have created any Company Material Intellectual Property as part of their employment or engagement with the Company or such Subsidiary which agreements assign all rights in such Company Material Intellectual Property to the Company or the applicable Subsidiary; (f) to the Company’s knowledge, no third party has interfered with, infringed upon, misappropriated, or used without authorization any Company Material Intellectual Property, and no employee or former employee of the Company has interfered with, infringed upon, misappropriated, used without authorization, or otherwise come into conflict with any Company Material Intellectual Property; and (g) the Company has taken all reasonable actions to maintain and protect each item of Company Material Intellectual Property.

Section 3.16 Taxes.

(a) Each of the Company and its Subsidiaries has duly and timely filed with the appropriate Tax Authorities all income and other material Tax Returns required to be filed by, or with respect to, such entity. All such Tax Returns are complete and accurate in all material respects. All material Taxes due and owing by the Company and its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.

(b) The unpaid Taxes of the Company and its Subsidiaries do not, as of the date of the Company Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto), and since the date of the Company Financial Statements, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business of the Company or such Subsidiary or otherwise inconsistent with past custom and practice.

(c) No material deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Tax Authority. There are no pending or, to the knowledge of the Company, threatened audits, assessments, investigations, disputes, claims or other actions for or relating to any material liability in respect of Taxes of the Company or any of its Subsidiaries. There are no matters under discussion with any Tax Authority, or known to the Company, with respect to Taxes that are likely to result in an additional liability for material Taxes with respect to the Company or any of its Subsidiaries. No issues relating to Taxes of the Company or any of its Subsidiaries were raised by the relevant Tax Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. The Stockholder has delivered or made available to Parent complete and accurate copies of federal, state, local and foreign Tax Returns of the Company and its Subsidiaries (and their predecessors) for all taxable years remaining open under the applicable statute of limitations, including, promptly upon their availability, for the most recent taxable year, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries (or any predecessor) since the last day of the last taxable year, if any, for which the applicable statute of limitations is closed, with respect to Taxes of any type. Neither the Company nor any of its Subsidiaries (or any predecessor) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. No power of attorney (other than powers of attorney authorizing employees of the Company or any of its Subsidiaries to act on behalf of the Company or such Subsidiary) with respect to any Taxes is currently in force or has been executed or filed with any Tax Authority.

(d) All Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party, by the Company or any of its Subsidiaries have been timely withheld, collected, deposited or paid.

(e) There are no Liens for Taxes upon any property or asset of the Company or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(f) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or foreign Tax purposes. Neither the Company nor any of its Subsidiaries has liability for the Taxes of any person (other than Taxes of the Company or its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(g) Neither the Company nor any of its Subsidiaries is, or has been, a party to or bound by any Tax indemnity agreement, Tax allocation agreement, Tax sharing agreement or similar agreement (excluding customary Tax indemnification provisions in commercial contracts entered into in the ordinary course of business and not primarily relating to Taxes).

(h) Neither the Company nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for Tax purposes.

(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any installment sale or other transaction on or prior to the Closing Date, (ii) any accounting method change or agreement with any Tax Authority filed or made on or prior to the Closing Date, (iii) any prepaid amount received on or prior to the Closing, (iv) any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Law), or (v) any election under Section 108(i) of the Code.

(j) Neither the Company nor any of its Subsidiaries (i) has either agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (iii) has made any of the foregoing elections, or is required to apply any of the foregoing rules, under any comparable state or local Tax provision.

(k) None of the outstanding indebtedness of the Company constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i), 163(l) or 279 of the Code or under any other provision of applicable Law.

(l) None of the Company and its Subsidiaries or their predecessors by merger or consolidation has been a party to any transaction intended to qualify under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has acquired any assets from any other corporation in a transaction in which the adjusted Tax basis in the acquired assets was determined by reference (in whole or in part) to the adjusted Tax basis of the acquired assets (or any other property) in the hands of the transferor.

(m) Except as set forth in Section 3.16(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ii) has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law); (iii) has been a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law); (iv) has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (v) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the United States.

(n) The prices and terms for the provision of any property or services by or to the Company or any of its Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(o) From the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date, neither the Company nor any of its Subsidiaries has any material item of income that could constitute subpart F income within the meaning of Section 952 of the Code. As of the Closing Date, none of the non-U.S. Subsidiaries of the Company will hold material assets that constitute U.S. property within the meaning of Section 956 of the Code.

(p) No non-U.S. Subsidiary of the Company (i) has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or been treated as a U.S. corporation under Section 7874(b) of the Code, nor (ii) was it created or organized in the United States such that it would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulations Section 301.7701-5(a).

(q) The Stockholder has provided or made available to Parent all documentation relating to, and is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or non-U.S. government. The consummation of the transactions contemplated by this Agreement will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.

(r) Neither the Company nor any of its Subsidiaries has participated or is participating in an international boycott within the meaning of Section 999 of the Code.

(s) Neither the Company nor any of its Subsidiaries has been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Law.

Section 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule lists material policies of liability, property, casualty and other forms of insurance owned or held by the Company and each of its Subsidiaries as of the date of this Agreement, specifying the insurer, the policy number, and the term of the coverage, copies of which have previously been made available to Parent. All such policies (or substantially equivalent renewal policies) are in full force and effect, all premiums due and payable have been paid, no written notice of cancellation or termination has been received with respect to any such policy and the Company and its Subsidiaries have not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years. No insurer has advised the Company or any of its Subsidiaries that it intends to reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against the Company or any of its Subsidiaries.

Section 3.18 Properties. Except with respect to Intellectual Property (which is the subject of representations and warranties set forth in Section 3.15), each of the Company and its Subsidiaries has good and valid title to or a valid leasehold interest in all of its properties and assets reflected on the consolidated balance sheet dated December 31, 2015 included in the Financial Statements or acquired after the date thereof, except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (ii) properties and assets the loss of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries holds title to its material owned assets and properties free and clear of all Liens, except Permitted Liens. Section 3.18 of the Company Disclosure Schedule lists all real property owned by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries has good and marketable title to all such owned real property, subject only to any Permitted Liens. The Company or one of its Subsidiaries owns or has the valid right to use (whether by license or lease) all material property used in or required for the conduct of the business of the Company and its Subsidiaries as presently conducted or contemplated to be conducted.

Section 3.19 Customers and Suppliers. Section 3.19(a) of the Company Disclosure Schedule sets forth any client or customer which accounted for more than US$1,000,000 of the consolidated revenues of the Company for the year ended December 31, 2015 (collectively, the “Company Customers”). Section 3.19(b) of the Company Disclosure Schedule sets forth any supplier of the Company or any of its Subsidiaries whose aggregate billings for the year ended December 31, 2015 exceeded US$1,000,000 (collectively, the “Company Suppliers”). To the knowledge of the Company, no Company Customer or Company Supplier intends to terminate or materially reduce its business relationship with the Company and its Subsidiaries for any reason, including as a result of the consummation of the transactions contemplated hereby. The relationships of the Company and its Subsidiaries with their respective suppliers and the Company Customers are good commercial working relationships.

Section 3.20 Affiliate Transactions. Except as disclosed in Section 3.20 of the Company Disclosure Schedule, no officer, director or employee of the Company or any of its Subsidiaries nor any member of any such officer’s, director’s or employee’s immediate family is party to any Contract with the Company or any of its Subsidiaries, other than with respect to payment of salary or wages for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries in accordance in all material respects with the policies of the Company and its Subsidiaries, and employee benefits made generally available to all similarly situated employees. Except as disclosed in Section 3.20 of the Company Disclosure Schedule, neither the Stockholder nor any affiliate thereof (other than the Company and its Subsidiaries) is party to any Contract with the Company or any of its Subsidiaries.

Section 3.21 Ownership of Parent Common Stock. Neither the Stockholder nor any of its Subsidiaries own, directly or indirectly, beneficially or of record, any shares of Parent Common Stock or any other economic interest (through derivative securities or otherwise) in Parent. Other than as contemplated by this Agreement, neither the Stockholder nor any of its Subsidiaries is, nor at any time during the last three years has it been, an “interested stockholder” of Parent within the meaning of Section 203 of the DGCL.

Section 3.22 Bank Accounts. All bank accounts of the Company and its Subsidiaries have been duly authorized by the holder thereof.

Section 3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Stockholder, the Company or any of their respective affiliates for which the Company or any of its subsidiaries would be liable.

Section 3.24 Investigation by Parent. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by Parent, its affiliates or their respective Representatives shall affect the representations and warranties of the Stockholder and the Company under this Agreement or contained in any other writing to be furnished to Parent in connection with the transactions contemplated hereunder, and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that Parent knew or should have known that any of the same is or might be inaccurate in any respect.

Section 3.25 No Additional Representations or Warranties. The Stockholder and the Company hereby acknowledge and agree that neither Parent nor Merger Sub, nor any of their respective affiliates, nor any of their respective Representatives, has made, or is making, any representation or warranty whatsoever to the Stockholder, the Company, their respective affiliates or their respective Representatives except as expressly set forth in Article IV.

Article IV

Representations and Warranties of Parent and Merger Sub

Except as set forth in a disclosure schedule delivered by Parent to the Stockholder prior to the execution of this Agreement (the “Parent Disclosure Schedule”), which identifies exceptions by specific Section references (provided, that any matter disclosed in any section of the Parent Disclosure Schedule shall be considered disclosed for other sections of the Parent Disclosure Schedule, but only to the extent such matter on its face would be reasonably expected to be pertinent to a particular section of the Parent Disclosure Schedule in light of the disclosure made in such section), and except as otherwise specifically disclosed in the Parent SEC Filings (as defined below) filed by Parent prior to the date of this Agreement, including its Annual Report on Form 10-K for the year ended December 31, 2015 (but excluding (i) any forward-looking disclosures contained in the “Forward-Looking Statements” and “Risk Factors” sections of the Parent SEC Reports and any other disclosures therein to the extent they are primarily predictive, cautionary or forward-looking in nature and (ii) information included in, or incorporated by reference as, exhibits and schedules to any Parent SEC Reports), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company and the Stockholder as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each other Subsidiary of Parent has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of Parent and its Subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and (where applicable) is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.1 of the Parent Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of Parent and their jurisdictions of organization. Except as set forth in Section 4.1 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries holds an Equity Interest in any other person. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.2 Organizational Documents. The copies of Parent’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws that are listed as exhibits to Parent’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015 are complete and correct copies thereof as in effect on the date hereof. The copies of the Organizational Documents of each of the Subsidiaries of Parent previously provided or made available to the Stockholder are complete and correct copies thereof as currently in effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of their respective Organizational Documents. True and complete copies of all minute books of Parent and its Subsidiaries have been made available by Parent to the Stockholder.

Section 4.3 Capitalization.

(a) The authorized capital stock of Parent consists of 180,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value US$0.001 per share (“Parent Preferred Stock”). As of March 31, 2016, (i) 34,351,858 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights and (ii) 2,183,262 shares of Parent Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Parent Common Stock (“Parent Options”) outstanding as of such date. As of such date, no shares of Parent Preferred Stock were issued or outstanding. All capital stock or other equity securities of Parent have been issued in compliance with applicable securities Laws.

(b) Parent or one or more of its wholly owned Subsidiaries owns of record and beneficially all the issued and outstanding shares of capital stock or other Equity Interests of each of Parent’s Subsidiaries free and clear of any Liens other than (i) as may be set forth in the Organizational Documents of such Subsidiary, or (ii) any restrictions on sales of securities under applicable securities Laws.

(c) Except for Parent Options to purchase not more than 2,183,262 shares of Parent Common Stock, and arrangements and agreements set forth in this Section 4.3 or in Section 4.3 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating Parent or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, Parent or any of its Subsidiaries.

(d) Except for the Voting Agreement and as set forth in Section 4.3 of the Parent Disclosure Schedule: (i) there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire, restricting the transfer or disposition of, or granting any preemptive or similar right with respect to, any capital stock or other Equity Interests of Parent or any of its Subsidiaries, and (ii) there are no shareholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock or other Equity Interests of Parent or any of its Subsidiaries.

(e) There are no outstanding contractual obligations of Parent or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of its Subsidiaries or any other person, other than guarantees by Parent of any indebtedness or other obligations of any wholly owned Subsidiary.

Section 4.4 Authority.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and, subject to the receipt of the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement and each Ancillary Agreement. The execution and delivery of this Agreement and each applicable Ancillary Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary corporate action by each of Parent and Merger Sub, subject to receipt of the Parent Stockholder Approval, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or any applicable Ancillary Agreement or to consummate the transactions contemplated herein or therein other than as provided in Section 4.5. This Agreement has been, and each applicable Ancillary Agreement has been or at the Closing will be, duly and validly executed and delivered by Parent and Merger Sub, and constitutes, or with respect to Ancillary Agreements executed at the Closing will constitute, a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to the Remedies Exception.

(b) The Parent Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and fair to and in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) resolved to recommend (subject to Section 5.7) that the stockholders of Parent vote for approval of the issuance of Parent Common Stock to be issued pursuant to the Merger as required by NASDAQ Rule 5635 and the amendment of Parent’s Restated Certificate of Incorporation contemplated hereunder. Such approval of the Parent Board constitutes approval of this Agreement and the Merger as required under any applicable state takeover Law and no such state takeover Law is applicable to the Merger or the other transactions contemplated hereby, including, without limitation, the restrictions on business combinations contained in Section 203 of the DGCL.

Section 4.5 Vote Required. The affirmative vote of a majority of the total votes cast by the holders of Parent Common Stock in favor of the approval of the issuance of the shares of Parent Common Stock pursuant to the Merger is the only vote of the holders of any class or series of capital stock or other Equity Interests of Parent necessary to approve this Agreement and the transactions contemplated hereby, including the Merger (the “Parent Stockholder Approval”).

Section 4.6 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and each applicable Ancillary Agreement by Parent and Merger Sub do not, and the performance of this Agreement and each Ancillary Agreement by Parent and Merger Sub will not, (i) (assuming the Parent Stockholder Approval is obtained) conflict with or violate any provision of the Organizational Documents of Parent or any of its Subsidiaries (including Merger Sub), (ii) assuming all of the Consents described in Section 4.6(b) are obtained or made, violate any provision of or result in the breach of, any applicable Law to which Parent or any of its Subsidiaries is subject or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any Contract, permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, approvals, breaches, losses, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or the Merger Sub of any of their respective material obligations under this Agreement or (3) have a Material Adverse Effect.

(b) Except as set forth in Section 4.6(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub and each Ancillary Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub and each Ancillary Agreement by Parent will not, require the Consent of any Governmental Entity or any other person, except (i) such filings as may be required under applicable requirements of the Exchange Act, the Securities Act, applicable Blue Sky Law, the HSR Act, the rules and regulations of the Exchange, and the filing and recordation of the Agreement of Merger and related documentation as required by the CGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger or (2) have a Material Adverse Effect.

Section 4.7 Permits; Compliance with Law.

(a) Parent and each of its Subsidiaries is in possession of all Permits necessary for Parent and each of its Subsidiaries to own, lease and operate its properties or to carry on its respective businesses substantially in the manner described in the Parent SEC Filings filed prior to the date hereof and substantially as conducted as of the date hereof (collectively, the “Parent Permits”), the Parent Permits are valid and in full force and effect and no Parent Permit will be terminated, revoked, modified or become terminable or impaired in any respect by reason of the Merger, except in each case where the failure to have or maintain any of the Permits would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or Merger Sub of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(b) Each of Parent and its Subsidiaries has conducted its business in compliance with all terms and conditions of the Parent Permits, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or Merger Sub of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

(c) None of Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (b) any Parent Permits, except in each case for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or Merger Sub of any of its material obligations under this Agreement or (3) have a Material Adverse Effect.

Section 4.8 SEC Filings; Financial Statements.

(a) Except as set forth on Section 4.8(a) of the Parent Disclosure Schedule, Parent has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since December 31, 2013 (collectively, the “Parent SEC Filings”). Each Parent SEC Filing (i) as of the time it was filed, complied or, if filed subsequent to the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed, or, if filed subsequent to the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were or will be made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Filings was, or will be, prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented, or will present, fairly the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments). The books and records of Parent and each of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable material legal and accounting requirements.

(c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2015 (the “Parent Balance Sheet”), none of Parent nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2015 that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Each required form, report and document containing financial statements that Parent has filed with or furnished to the SEC since December 31, 2013 was accompanied by the certifications required to be filed or furnished by Parent’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-

Oxley Act, and (iii) has not been modified or withdrawn. As of the date of this Agreement, neither Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. Parent’s disclosure controls and procedures (as defined in Sections 13a-14(c) and 15d-14(c) of the Exchange Act) effectively enable Parent to comply with, and the appropriate officers of Parent to make all certifications required under, the Sarbanes-Oxley Act. Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Exchange.

Section 4.9 Absence of Certain Changes or Events. Since December 31, 2015, except as specifically contemplated by, or as disclosed in, this Agreement or Section 4.9 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has conducted its businesses in the ordinary course consistent with past practice. Since December 31, 2015, there has not been (a) any Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) any development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by Parent or Merger Sub or (c) any action taken by Parent or any of its Subsidiaries prior to the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Parent Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other material benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of Parent or any ERISA Affiliate), which are now, or were within the past six (6) years, maintained, sponsored or contributed to by Parent or any ERISA Affiliate, or under which Parent or any ERISA Affiliate has any material obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a “Parent Benefit Plan”). Neither Parent, nor to the knowledge of Parent, or any other person or entity, has any express or implied commitment, whether legally enforceable or not, to establish, modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. With respect to each Parent Benefit Plan, Parent has delivered to the Company true, correct and complete copies of (i) each Parent Benefit Plan (or, if not written a written summary of its material terms), including without limitation all plan documents, adoption agreements, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications, (iii) the annual reports (Form 5500 series) for the three most recent years filed or required to be filed with the IRS with respect to such Parent Benefit Plan (and, if any such annual report is a Form 5500R, the Form 5500C filed with respect to such Parent Benefit Plan), (iv) the most recent actuarial report or other financial statement relating to such Parent Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Parent Benefit Plan and any pending request for such a determination letter, (vi) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Parent Benefit Plan, and (vii) all filings made with any Governmental Entity, including but not limited any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

(b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent SEC Filings prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

(c) Except as set forth in Section 4.10(c) of the Parent Disclosure Schedule: (i) each Parent Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Parent Benefit Plan has not yet expired, and each trust established in connection with any Parent Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to Parent’s knowledge no fact or event has occurred that has adversely affected or could adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust, (ii) to Parent’s knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Parent Benefit Plan that could result in liability to Parent or any of its Subsidiaries, (iii) each Parent Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Parent Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent SEC Filings prior to the date of this Agreement), (iv) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (v) no Parent Benefit Plan is a Multiemployer Plan or other pension plan subject to Title IV of ERISA and none of Parent or any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA, (vi) no material liability under Title IV of ERISA has been incurred by Parent or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, (vii) none of the assets of Parent or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code, (viii) neither Parent nor any ERISA Affiliate has any liability under ERISA Section 502, (ix) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants, (x) all contributions and payments to such Parent Benefit Plan are deductible under Code sections 162 or 404, (xi) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, and (xii) no excise tax could be imposed upon Parent under Chapter 43 of the Code, except, in the case of clauses (iii), (vii), (viii), (ix), (x), (xi) and (xii), which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Except as set forth in Section 4.10(d) of the Parent Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement (either alone or in conjunction with any other event), by any current or former employee, officer or director of Parent or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in proposed Treasury Regulations Section 1.280G-1) under any Parent Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(e) Except as required by Law, no Parent Benefit Plan provides any of the following retiree or post-employment benefits to any person medical, disability or life insurance benefits. No Parent Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. Parent and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

(f) None of Parent or any of its Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan, program or arrangement that is maintained primarily for the benefit of employees of Parent or its Subsidiaries outside of the United States.

Section 4.11 Labor and Other Employment Matters.

(a) Parent and each of its Subsidiaries is in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.11(a) of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by Parent or any of its Subsidiaries. There is no labor dispute, strike, slowdown or work stoppage against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened which may interfere in any respect that would have a Material Adverse Effect with the respective business activities of Parent or any of its Subsidiaries. Parent has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act. To Parent’s knowledge, no employee of Parent or any of its Subsidiaries is in any material respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b) Parent has identified in Section 4.11(b) of the Parent Disclosure Schedule and has made available to the Company true and complete copies of (i) all severance and employment agreements with directors, officers or employees of or consultants to Parent or any of its Subsidiaries, (ii) all severance programs and policies of Parent and each of its Subsidiaries with or relating to its employees, and (iii) all plans, programs, agreements and other arrangements of Parent and each of its Subsidiaries with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in Section 4.11(b) of the Parent Disclosure Schedule, none of the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any current or former employee, director or consultant of Parent or any of its Subsidiaries or affiliates from Parent or any of its Subsidiaries or affiliates under any Parent Benefit Plan or otherwise, (B) significantly increase any benefits otherwise payable under any Parent Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits. As of the date of this Agreement, no individual who is a party to an employment agreement listed in Section 4.11(b) of the Parent Disclosure Schedule or any agreement incorporating change in control provisions with Parent has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of Parent under such agreement. Section 4.11(b) of the Parent Disclosure Schedule sets forth all the amounts payable to the persons listed therein, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any “gross-up” payments with respect to any of the foregoing), based on compensation data applicable as of the date of the Parent Disclosure Schedule and the assumptions stated therein.

Section 4.12 Contracts. Except as filed as exhibits to the Parent SEC Filings prior to the date of this Agreement, or as disclosed in Section 4.12 of the Parent Disclosure Schedule, none of Parent or any of its

Subsidiaries is a party to or bound by any Contract ((other than Parent Benefit Plans, Contracts for labor and employment matters set forth in Section 4.11 of the Parent Disclosure Schedule and Contracts relating to insurance policies set forth in Section 4.18 of the Parent Disclosure Schedule)) that (a) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (b) involves annual expenditures in excess of US$1,000,000 and is not cancelable (without penalty, cost or other liability) within 60 days, (c) contains covenants expressly limiting in any material respect the freedom of Parent or any of its Subsidiaries to compete with any person in a product line or line of business or to operate in any geographic area or (d) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Each Contract of the type described in this Section 4.12, whether or not set forth in Section 4.12 of the Parent Disclosure Schedule, is referred to herein as a “Parent Material Contract.” A true and complete copy of each Parent Material Contract has been delivered or made available to the Stockholder. Each Parent Material Contract is valid and binding on Parent and each of its Subsidiaries party thereto and, to Parent’s knowledge, each other party thereto, and in full force and effect subject to the Remedies Exception, and Parent and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to the date hereof under each Parent Material Contract and, to Parent’s knowledge, each other party to each Parent Material Contract has in all respects performed all obligations required to be performed by it under such Parent Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of Parent or any of its Subsidiaries has received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract.

Section 4.13 Litigation. Except as and to the extent disclosed in the Parent SEC Filings, including the notes thereto, filed prior to the date of this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or for which Parent or any of its Subsidiaries is obligated to indemnify a third party and (b) neither Parent nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement.

Section 4.14 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) Parent and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct their current operations, and (iii) is in compliance with their respective Environmental Permits.

(b) None of Parent or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of Parent or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of Parent, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Laws or relating to any Hazardous Materials.

(d) None of the real property owned or leased by Parent or any of its Subsidiaries is listed or, to the knowledge of Parent, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) To the knowledge of Parent, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by Parent or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving Parent or any of its Subsidiaries based on or related to any Environmental Law.

Section 4.15 Intellectual Property. Parent and its Subsidiaries own or have the right to use, whether through ownership, licensing or otherwise, all Intellectual Property used in the businesses of Parent and each of its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof (“Parent Material Intellectual Property”); provided that the foregoing representation is made to the knowledge of Parent with respect to patents owned by third parties. Except as set forth in Section 4.15 of the Parent Disclosure Schedule: (a) no written claim challenging the ownership, legality, use, validity or enforceability of any Parent Material Intellectual Property has been made by a third party and no such Parent Material Intellectual Property is currently the subject of any pending or, to Parent’s knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (b) no person has given notice to Parent or any of its Subsidiaries that Parent, any of its Subsidiaries or any use of Parent Material Intellectual Property by licensees or other customers entitled to indemnification by Parent or any of its Subsidiaries, is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that Parent, any of its Subsidiaries or any of their licensees or other customers has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (c) the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement to which Parent or any of its Subsidiaries is a party or otherwise bound concerning any Parent Material Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of Parent’s or any of its Subsidiaries’ rights in Parent Material Intellectual Property; (d) Parent has the right to require the inventor or author of any Parent Material Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer ownership, including all right, title and interest in and to (including any moral rights), to Parent of the application and of the registration once it issues; (e) Parent and each of its Subsidiaries have enforceable agreements with all employees and independent contractors that have created any Parent Material Intellectual Property as part of their employment or engagement with Parent or such Subsidiary which agreements assign all rights in such Parent Material Intellectual Property to Parent or the applicable Subsidiary; (f) to Parent’s knowledge, no third party has interfered with, infringed upon, misappropriated, or used without authorization any Parent Material Intellectual Property, and no employee or former employee of Parent has interfered with, infringed upon, misappropriated, used without authorization, or otherwise come into conflict with any Parent Material Intellectual Property; and (g) Parent has taken all reasonable action to maintain and protect each item of Parent Material Intellectual Property.

Section 4.16 Taxes.

(a) Each of Parent and its Subsidiaries has duly and timely filed with the appropriate Tax Authorities all income and other material Tax Returns required to be filed by, or with respect to, such entity. All such Tax Returns are complete and accurate in all material respects. All material Taxes due and owing by Parent and its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid. Neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.

(b) The unpaid Taxes of Parent and its Subsidiaries do not, as of December 31, 2015, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements contained in the Parent SEC Filings (rather than in any notes thereto), and since December 31, 2015, neither the Parent nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business of Parent or such Subsidiary or otherwise inconsistent with past custom and practice.

(c) No material deficiencies for Taxes with respect to Parent or any of its Subsidiaries have been claimed, proposed or assessed by any Tax Authority. There are no pending or, to the knowledge of Parent, threatened audits, assessments, investigations, disputes, claims or other actions for or relating to any material liability in respect of Taxes of Parent or any of its Subsidiaries. There are no matters under discussion with any Tax Authority, or known to Parent, with respect to Taxes that are likely to result in an additional liability for material Taxes with respect to Parent or any of its Subsidiaries. No issues relating to Taxes of Parent or any of its Subsidiaries were raised by the relevant Tax Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Parent has delivered or made available to the Stockholder complete and accurate copies of federal, state, local and foreign Tax Returns of Parent and its Subsidiaries (and their predecessors) for all taxable years remaining open under the applicable statute of limitations, including, promptly upon their availability, for the most recent taxable year, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by Parent or any of its Subsidiaries (or any predecessor) since the last day of the last taxable year, if any, for which the applicable statute of limitations is closed, with respect to Taxes of any type. Neither Parent nor any of its Subsidiaries (or any predecessor) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. No power of attorney (other than powers of attorney authorizing employees of Parent or any of its Subsidiaries to act on behalf of Parent or such Subsidiary) with respect to any Taxes is currently in force or has been executed or filed with any Tax Authority.

(d) All Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party, by Parent or any of its Subsidiaries have been timely withheld, collected, deposited or paid.

(e) There are no Liens for Taxes upon any property or asset of Parent or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(f) Neither Parent nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Parent) or any similar group for federal, state, local or foreign Tax purposes. Neither Parent nor any of its Subsidiaries has liability for the Taxes of any person (other than Taxes of Parent or its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(g) Neither Parent nor any of its Subsidiaries is, or has been, a party to or bound by any Tax indemnity agreement, Tax allocation agreement, Tax sharing agreement or similar agreement (excluding customary Tax indemnification provisions in commercial contracts entered into in the ordinary course of business and not primarily relating to Taxes).

(h) Neither Parent nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for Tax purposes.

(i) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any installment sale or other transaction on or prior to the Closing Date, (ii) any accounting method change or agreement with any Tax Authority filed or made on or prior to the Closing Date, (iii) any prepaid amount received on or prior to the Closing, (iv) any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Law), or (v) any election under Section 108(i) of the Code.

(j) Neither Parent nor any of its Subsidiaries (i) has either agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (iii) has made any of the foregoing elections, or is required to apply any of the foregoing rules, under any comparable state or local Tax provision.

(k) None of the outstanding indebtedness of Parent constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i), 163(l) or 279 of the Code or under any other provision of applicable Law.

(l) None of Parent and its Subsidiaries or their predecessors by merger or consolidation has been a party to any transaction intended to qualify under Section 355 of the Code. Neither Parent nor any of its Subsidiaries has acquired any assets from any other corporation in a transaction in which the adjusted Tax basis in the acquired assets was determined by reference (in whole or in part) to the adjusted Tax basis of the acquired assets (or any other property) in the hands of the transferor.

(m) Neither Parent nor any of its Subsidiaries (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ii) has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law); (iii) has been a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law); (iv) has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (v) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the United States.

(n) The prices and terms for the provision of any property or services by or to Parent or any of its Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(o) From the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date, neither Parent nor any of its Subsidiaries has any material item of income that could constitute subpart F income within the meaning of Section 952 of the Code. As of the Closing Date, none of the non-U.S. Subsidiaries of Parent will hold material assets that constitute U.S. property within the meaning of Section 956 of the Code.

(p) No non-U.S. Subsidiary of Parent (i) has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or been treated as a U.S. corporation under Section 7874(b) of the Code, nor (ii) was it created or organized in the United States such that it would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulations Section 301.7701-5(a).

(q) Parent has provided or made available to the Stockholder all documentation relating to, and is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or non-U.S. government. The consummation of the transactions contemplated by this Agreement will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.

(r) Neither Parent nor any of its Subsidiaries has participated or is participating in an international boycott within the meaning of Section 999 of the Code.

(s) Neither Parent nor any of its Subsidiaries has been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Law.

Section 4.17 Insurance. Section 4.17 of the Parent Disclosure Schedule lists material policies of liability, property, casualty and other forms of insurance owned or held by Parent and each of its Subsidiaries, as of the date of this Agreement, specifying the insurer, the policy number, and the term of the coverage, copies of which have previously been made available to the Company. All such policies (or substantially equivalent renewal policies) are in full force and effect, all premiums due and payable have been paid, no written notice of cancellation or termination has been received with respect to any such policy and Parent and its Subsidiaries have not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years. No insurer has advised Parent or any of its Subsidiaries that it intends to reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against Parent or any of its Subsidiaries.

Section 4.18 Properties. Except with respect to Intellectual Property (which is the subject of representations and warranties set forth in Section 4.15, each of Parent and its Subsidiaries has good and valid title to or a valid leasehold interest in all of its properties and assets reflected on the Parent Balance Sheet or acquired after the date thereof, except for (a) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (b) properties and assets the loss of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent and its Subsidiaries holds title to its material owned assets and properties free and clear of all Liens, except Permitted Liens. Parent and its Subsidiaries do not own any real property.

Section 4.19 Customers and Suppliers. Section 4.19(a) of the Parent Disclosure Schedule sets forth any client or customer which accounted for more than US$1,000,000 of the consolidated revenues of Parent for the year ended December 31, 2015 (collectively, the “Parent Customers”). Section 4.19(b) of the Parent Disclosure Schedule sets forth any supplier of the Parent or any of its Subsidiaries whose aggregate billings for the year ended December 31, 2015 exceeded US$1,000,000 (collectively, the “Parent Suppliers”). To the knowledge of the Company, no Parent Customer or Parent Supplier intends to terminate or materially reduce its business relationship with Parent and its Subsidiaries for any reason, including as a result of the consummation of the transactions contemplated hereby. The relationships of Parent and its Subsidiaries with their respective suppliers and the Parent Customers are good commercial working relationships.

Section 4.20 Affiliate Transactions. Except as disclosed in Section 4.20 of the Parent Disclosure Schedule, no officer, director or employee of Parent or any of its Subsidiaries nor any member of any such officer’s, director’s or employee’s immediate family is party to any Contract with Parent or any of its Subsidiaries, other than with respect to payment of salary or wages for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries in accordance in all material respects with the policies of the Company and its Subsidiaries, and employee benefits made generally available to all similarly situated employees.

Section 4.21 Bank Accounts. All bank accounts of Parent and its Subsidiaries have been duly authorized by the holder thereof.

Section 4.22 Brokers. No broker, finder or investment banker, (other than any financial advisors listed in Section 4.22 of the Parent Disclosure Schedule) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.23 Opinion of Financial Advisor. Cowen and Company, LLC (the “Parent Financial Advisor”) has delivered to the Parent Board its written opinion to the effect that the Merger Consideration is fair, from a financial point of view, to Parent. Parent has been authorized by the Parent Financial Advisor to permit, subject to prior review and consent by the Parent Financial Advisor, the inclusion of such opinion in its entirety, and references thereto, in the Proxy Statement.

Section 4.24 NASDAQ. The transactions contemplated by this Agreement constitute a business combination with a non-Nasdaq Person resulting in a change of control as contemplated by NASDAQ Rule 5110(a), and accordingly Parent is required to apply for an initial listing in connection with the Merger, as contemplated by Section 5.4.

Section 4.25 Investigation by the Stockholder or the Company. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by the Stockholder, its affiliates or their respective Representatives shall affect the representations and warranties of Parent and Merger Sub under this Agreement or contained in any other writing to be furnished to the Stockholder in connection with the transactions contemplated hereunder, and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that the Stockholder knew or should have known that any of the same is or might be inaccurate in any respect.

Section 4.26 No Additional Representations or Warranties. Parent and Merger Sub hereby acknowledge and agree that neither the Stockholder nor the Company, nor any of their respective affiliates, nor any of their respective Representatives, has made, or is making, any representation or warranty whatsoever to Parent, Merger Sub, their respective affiliates or their respective Representatives, except as expressly set forth in Article III.

Article V

Covenants

Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise agree in writing, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, the Company shall not (unless required by applicable Law), and shall not permit any of its Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

(a) amend or otherwise change its Organizational Documents;

(b) (i) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any of its Subsidiaries, (ii) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of the Company or any of its Subsidiaries, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or (iii) enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company) or enter into any agreement with respect to the voting of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

(e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, (ii) incur any Funded Debt or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly owned Subsidiary of the Company) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice that will be repaid or discharged prior to the Closing, (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(e);

(f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.10(b) of the Company Disclosure Schedule: (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees; (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law; or (iii) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan;

(g) (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (ii) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (iii) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

(h) make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(i) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

(j) except as required by applicable Law, make or change any material Tax election, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, change any annual Tax accounting period; adopt or change any method of Tax accounting, file any amended material Tax Return, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(k) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

(l) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

(m) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.2 Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.2 of the Parent Disclosure Schedule or as specifically permitted by any other provision of this Agreement, unless the Company shall otherwise agree in writing, Parent will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.2 of the Parent Disclosure Schedule or as specifically permitted by any other provision of this Agreement, Parent shall not (unless required by applicable Law), and shall not permit any of its Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Stockholder:

(a) (i) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, Parent or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of Parent or any of its Subsidiaries, other than the issuance of Parent Common Stock upon the exercise of Parent Options outstanding as of the date hereof in accordance with their terms, (ii) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of Parent or any of its Subsidiaries, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or (iii) enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

(b) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly owned Subsidiary of Parent to Parent or to any other wholly owned Subsidiary of Parent) or enter into any agreement with respect to the voting of its capital stock;

(c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

(d) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, (ii) incur any Funded Debt or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly owned Subsidiary of Parent) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice, (iii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2(d);

(e) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 4.11(b) of the Parent Disclosure Schedule: (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees; (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law; or (iii) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Parent Benefit Plan;

(f) (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (ii) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (iii) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

(g) make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(h) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

(i) except as required by applicable Law, make or change any material Tax election, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, change any annual Tax accounting period; adopt or change any method of Tax accounting, file any amended material Tax Return, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(j) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Parent is a party;

(k) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

(l) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.3 Appropriate Action; Consents; Filings.

(a) Each of the Parties shall use their commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Parent or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act, if applicable), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger and the issuance of shares of Parent Common Stock to the Stockholder in connection therewith, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under applicable Law (including under the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, the HSR Act (if applicable), and the filing with CFIUS of a joint voluntary notice with respect to the transactions contemplated by this Agreement); provided, that the Stockholder and Parent shall cooperate with each other in connection with the making of all such filings, including, if requested, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith; provided, however, that nothing in this Section 5.3(a) shall require the expenditure of money by Parent or the Stockholder or any of their respective Subsidiaries to a third party in exchange for any such consent (other than nominal filing or processing fees). The Stockholder and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement and each Ancillary Agreement, and shall take or cause to be taken all actions that are customarily undertaken to obtain CFIUS approval as soon as reasonably practicable after the date hereof.

(b) Without limiting the foregoing, as soon as reasonably practicable following the date hereof, the Stockholder shall take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under the Laws of Korea with respect to the transactions contemplated by this Agreement, including (i) engaging a specialized assessment institution under Section 165-4 of the Financial Investment Services and Capital Markets Act in Korea to conduct an evaluation of the price of the Merger and other matters required thereunder, (ii) submitting a material fact report to the Financial Services Commission of Korea under Section 161 of the Financial Investment Services and Capital Markets Act in Korea, (iii) submitting a material fact completion report to the Financial Services Commission of Korea under Section 5-15 of the Regulations on Issuance, Public Disclosure, etc. of Securities in Korea, (iv) reporting to the Exchange of Korea the details of the Merger under Section 6.2 of the KOSDAQ Market Disclosure Regulation in Korea and (v) reporting to the Exchange of Korea the details of Parent’s inclusion in its subsidiaries under Section 6.1 of the KOSDAQ Market Disclosure Regulation in Korea. The Stockholder shall provide Parent and its advisors with copies of all such reports prior to the submission or filing thereof and, if requested, accept all reasonable additions, deletions or changes suggested by Parent in connection therewith.

(c) The Stockholder and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement and each Ancillary Agreement, (ii) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, or (iii) required to prevent a Material Adverse Effect with respect to the Company or Parent from occurring prior to or after the Effective Time. In the event that a Party shall fail to obtain any third party consent described in the first sentence of this Section 5.3(c), such party shall use commercially reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Section 5.4 Exchange Listing. Parent shall promptly prepare and submit to the Exchange a listing application covering the shares of Parent Common Stock that will be outstanding immediately following the Effective Time and shall use its commercially reasonable efforts to cause such listing on the Exchange to be approved, subject to official notice of issuance, prior to the Effective Time. The Stockholder and Parent shall coordinate and cooperate in connection with the preparation and prosecution of such listing application, including furnishing such information as may be reasonably required in connection therewith. Parent shall promptly notify the Stockholder upon receipt by the Parent of approval by the Exchange of the listing application, and deliver a copy of any written notice of such approval to the Stockholder.

Section 5.5 Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Stockholder or Parent or any of their respective Subsidiaries is a party (which such person shall use commercially reasonable efforts to cause the counterparty to waive), from the date of this Agreement to the Effective Time, the Stockholder and Parent shall, and shall cause each of its Subsidiaries and each of their respective Representatives to (a) provide to the other party and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof and (b) subject to applicable Laws relating to the exchange of information, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of itself and its Subsidiaries as the other party and its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.5 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement or the conditions to the obligations to consummate the Merger. With respect to the information disclosed pursuant to this Section 5.5, the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under that certain Mutual Confidentiality Agreement, dated September 15, 2015, previously executed by Parent and the Stockholder (the “Confidentiality Agreement”).

Section 5.6 Proxy Statement; Parent Stockholder Approval.

(a) Parent shall prepare and file with the SEC a proxy statement to be provided to stockholders of Parent in connection with the Merger and the Parent Stockholder Approval (together with any amendments thereof or supplements thereto, the “Proxy Statement”). As promptly as practicable, and, prior to the Effective Time, Parent shall take all or any action reasonably required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger. The Stockholder shall furnish all information concerning it and the Company as Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as reasonably practicable after the Proxy Statement shall have been cleared by the SEC, Parent shall mail the Proxy Statement to its stockholders. No filing of, or amendment or supplement to, the Proxy Statement shall be made by Parent without the prior written consent of the Stockholder, such consent not to be unreasonably withheld. Parent shall advise the Stockholder, promptly after it receives notice thereof, of the issuance of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(b) The information supplied by the Stockholder, the Company and Parent for inclusion or incorporation by reference in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, and (ii) the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Stockholder, the Company or Parent, or any of their respective Subsidiaries, or their respective officers or directors, is discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other party. All documents that either the Company or Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder and other applicable Law.

(c) Parent shall duly call and hold a meeting of its stockholders (the “Parent Stockholders’ Meeting”) as promptly as reasonably practicable in accordance with applicable Law following the date the Proxy Statement is cleared by the SEC for the purpose of voting upon the matters that are subject to Parent Stockholder Approval. In connection with the Parent Stockholders’ Meeting and the transactions contemplated hereby, Parent will (i) subject to applicable Law, use commercially reasonable efforts to obtain the approvals by its stockholders of the matters that are subject to Parent Stockholder Approval, and (ii) otherwise comply with all legal requirements applicable to the Parent Stockholders’ Meeting.

(d) Subject to Section 5.7, the Parent Board shall recommend approval of the issuance by Parent of the shares of Parent Common Stock issuable to the Stockholder in connection with the Merger (the “Parent Recommendation”) and shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Proxy Statement shall contain such recommendation.

Section 5.7 Go-Shop; No Solicitation; Acquisition Proposals.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., Pacific time, on May 26, 2016, Parent and its Representatives may, directly or indirectly (i) encourage, initiate, solicit or take any other action designed to, or that could reasonably be expected to, facilitate an Acquisition Proposal or the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal (but only if, prior to so furnishing such information, such person has entered into a confidentiality agreement containing customary terms and conditions), (iii) grant a waiver under any “standstill”

provisions or similar obligations of any person with respect to Parent to allow such person to submit an Acquisition Proposal, or (iv) resolve or agree to do any of the foregoing; provided, that Parent shall promptly (and in any case within 48 hours) provide to the Stockholder any material nonpublic information concerning Parent or its Subsidiaries, as provided to any such person and that was not previously provided or made available to the Stockholder. On the No-Shop Start Date, Parent shall notify the Stockholder in writing of the identity of each Excluded Party together with a copy of the most recent Acquisition Proposal made by such Excluded Party or confirm to the Stockholder that there are no Excluded Parties, as the case may be.

(b) Except as expressly permitted by this Section 5.7, from 12:01 a.m., Pacific time, on May 27, 2016 (the “No-Shop Start Date”) until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, Parent agrees that neither it nor any of its Subsidiaries shall, and that it shall use commercially reasonable efforts to cause its and their Representatives not to, directly or indirectly: (i) encourage, initiate, solicit or take any other action designed to, or that could reasonably be expected to, facilitate an Acquisition Proposal or the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, other than informing any such of the existence of these provisions, (iii) approve, endorse or recommend any Acquisition Proposal with respect to it, or (iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby. On the No-Shop Start Date (except with respect to any Excluded Party), Parent shall, and shall use commercially reasonable efforts to cause its Representatives to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal, (B) terminate access by any such person to any physical or electronic data room or other access to data of Parent and its Subsidiaries, in each case relating to or in connection with, any Acquisition Proposal and (C) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any Acquisition Proposal, including any standstill provisions contained therein. On the No-Shop Start Date (except with respect to any Excluded Party), Parent shall immediately terminate, and shall use commercially reasonable efforts to cause its Representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to an Acquisition Proposal. Parent shall immediately request that each person which has heretofore executed a confidentiality agreement with Parent or its Representatives with respect to such person’s consideration of a possible Acquisition Proposal (other than any Excluded Party) immediately return or destroy (which destruction shall be certified in writing by such person to Parent) all confidential information heretofore furnished to such person or its Representatives. Notwithstanding the commencement of Parent’s obligations under this Section 5.7(b) on the No-Shop Start Date, the Parties agree that Parent and its Representatives may continue to engage in the activities described in Section 5.7(a) with respect to any Excluded Party on and after the No-Shop Start Date until the Parent Stockholder Approval is obtained.

(c) Notwithstanding anything to the contrary contained herein, so long as there has been no breach of Section 5.7(b), Parent may, in response to an Acquisition Proposal that was not solicited after the Non-Shop Start Date and otherwise in compliance with the obligations under Section 5.7(b), participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement containing customary terms and conditions and in connection with the foregoing, Parent agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (B) the Parent Board reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel) and financial advisor (which may be its current outside financial advisor), that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal and (C) the Parent Board reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(d) Neither the Parent Board nor any committee thereof shall (i) withdraw, modify, amend, or propose to withdraw, modify or amend, in an manner adverse to the Stockholder, the Parent Recommendation, (ii) fail to include the Parent Recommendation in the Proxy Statement or (iii) resolve to do any of the foregoing; provided, that the Parent Board may withdraw, modify, amend the Parent Recommendation and fail to include the Parent Recommendation in the Proxy Statement if, following receipt of a Superior Proposal, (A) Parent has complied with its obligations under this Section 5.7, (B) the Parent Board reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and (C) prior to taking such actions, the Parent Board shall have given the Stockholder at least five business days’ notice of its intention to take such action and the opportunity to meet Parent and its outside counsel and financial adviser.

(e) In addition to the obligations set forth in this Section 5.7, Parent shall as promptly as practicable (and in any event within one business day) advise the Stockholder of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation, and Parent shall, within one business day of the receipt thereof, promptly provide to the Stockholder copies of any written materials received in connection with any of the foregoing, and the identity of the person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. Parent shall keep the Stockholder reasonably informed of the status and material details (including material amendments or proposed amendments) with respect to the information previously provided by Parent in connection with an Acquisition Proposal, and shall provide to the Stockholder within one business day of receipt thereof all written materials received by it with respect thereto. Parent shall promptly provide to the Company any non-public information concerning it provided to any other person in connection with any Acquisition Proposal, which was not previously provided to the Stockholder. With respect to any Acquisition Proposal that constitutes a Superior Proposal, for a period of five business days after such determination, Parent shall, if requested by the Stockholder, negotiate in good faith to revise this Agreement so that the Stockholder has the opportunity to make an offer that the Parent Board may determine in its good faith judgment to be at least as favorable to Parent’s stockholders as such Superior Proposal.

(f) Nothing contained in this Agreement shall be deemed to restrict the Parties from complying with Rule 14d-9 or 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act.

Section 5.8 Certain Notices. From and after the date of this Agreement until the Effective Time, each Party shall promptly notify the other Parties of (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any Party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (b) the failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 5.9 Public Announcements. The press release announcing the execution of this Agreement, if any, shall be issued only in such form as shall be mutually agreed upon by the Stockholder and Parent and each of the Stockholder and Parent shall consult with, and obtain the consent of, the other party (which shall not be unreasonably withheld or delayed) before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to consulting with and obtaining the prior consent of the other party (which shall not be unreasonably withheld or delayed); provided, that a Party may, without consulting with or obtaining the prior consent of the other Parties, issue such press release or make such public statement as may be required by applicable Law or by any listing agreement with a national securities exchange or automated quotation system to which it is a party, if such party has used commercially reasonable efforts to consult with the other party and to obtain such other party’s consent, but has been unable to do so in a timely manner.

Section 5.10 Employee Benefit Matters.

(a) With respect to each Parent Benefit Plan in which employees of the Company and its Subsidiaries participate after the Effective Time, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement, service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations.

(b) After the Effective Time, Parent shall provide to employees who continue to be employed by Parent or its Subsidiaries after the Effective Time severance benefits that are no less favorable than the severance benefits that would have been applicable to the employees under a Parent Benefit Plan or other contract or arrangement providing severance benefits in effect as of immediately prior to the Effective Time.

(c) The parties hereto acknowledge and agree that all provisions contained in this Section 5.10 with respect to employees are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including, without limitation, any employees, former employees, any participant in any Company Benefit Plan or Parent Benefit Plan or any beneficiary thereof or (ii) to continued employment with the Company or Parent. After the Effective Time, nothing contained in this Section 5.10 shall interfere with Parent’s right to amend, modify or terminate any Company Benefit Plan or Parent Benefit Plan or to terminate the employment of any employee of the Company or Parent for any reason.

Section 5.11 Tax Matters.

(a) The Parties intend that, for U.S. federal income tax purposes, the Merger will qualify as a reorganization under Section 368(a)(1) of the Code and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(b) The Company shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company and its Subsidiaries that are required to be filed (taking into account any extension) on or before the Closing Date, and shall pay, or cause to be paid, all Taxes of the Company and its Subsidiaries due on or before the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Company or the applicable Subsidiary, as applicable, with respect to such items, except as required by applicable Law. At least ten days prior to filing any such Tax Return, the Company shall submit a copy of each such Tax Return to Parent for Parent’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(c) Parent and the Stockholder agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by Parent or the Stockholder, the making of any election relating to Taxes, the preparation for any audit by any Tax Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Parent and the Stockholder shall retain all books and records with respect to Taxes for a period of at least seven (7) years following the Closing Date.

(d) Parent and the Company, on the one hand, and the Stockholder and their affiliates, on the other hand, shall promptly notify each other upon receipt by such Party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). Any failure to so notify the other Party of any Tax Matter shall not relieve such other Party of any liability with respect to such Tax Matter except to the extent such Party was actually prejudiced as a result thereof. Parent shall have sole control of the conduct of all Tax Matters, including any settlement or compromise thereof, provided, however, that Parent shall keep the Stockholder reasonably informed of the progress of any Tax Matter and shall not effect any such settlement or compromise with respect to which the Stockholder is liable without obtaining the Stockholder’s prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned.

(e) All Tax sharing agreements or similar agreements between any of the Company and its Subsidiaries, on the one hand, and the Stockholder and its affiliates, on the other hand, shall be terminated prior to the Closing Date, and, after the Closing Date, none of the Company and its Subsidiaries shall be bound thereby or have any liability thereunder.

(f) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne and paid 50:50 by Parent and the Company. Parent and the Company hereby agree to file in a timely manner all necessary documents (including all Tax Returns) with respect to such Transfer Taxes.

(g) The Stockholder shall deliver to Parent at the Closing a certificate by the Company that meets the requirements of Treasury Regulations Section 1.897-2(h)(1)(i), dated within 30 days prior to the Closing Date and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the IRS on behalf of the Company upon Closing.

(h) In the event of any conflict or overlap between the provisions of this Section 5.11 and Article VIII, the provisions of this Section 5.11 shall control.

Section 5.12 Stockholder Litigation.

(a) Each of the Stockholder and the Company agrees that it shall not settle or offer to settle any litigation commenced prior to, on or after the date hereof against the Stockholder, the Company or any of their respective directors or officers by any stockholder of the Stockholder or the Company relating to this Agreement, the Merger or any other transaction contemplated hereby, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(b) Parent agrees that it shall not settle or offer to settle any litigation commenced prior to, on or after the date hereof against Parent or any of its directors or officers by any stockholder of Parent relating to this Agreement, the Merger or any other transaction contemplated hereby, without the prior written consent of the Stockholder (not to be unreasonably withheld, conditioned or delayed).

Section 5.13 Restructuring. As soon as reasonably practicable following the date hereof, Parent and the Stockholder shall (i) conduct the reviews and evaluations of G&A Services and Affiliate Transactions described on Schedule B hereto and (ii) prepare and document a reasonably detailed restructuring plan with respect to all of the matters set forth or described on Schedule B, specifying (without limitation) the mutually agreed treatment of each G&A Service, Affiliate Transaction, Intellectual Property or other matter, the steps to be taken to effect such treatment, the Contracts to be executed, amended or terminated with respect to the matters set forth or described on Schedule B (and key terms or principles to be reflected in such executed or amended Contracts), and a reasonably detailed workplan setting forth the timing for undertaking and completing the foregoing (the “Restructuring Plan”), which Restructuring Plan shall be consistent with the principles and requirements set forth on Schedule B. The Stockholder and Parent shall each use commercially reasonable efforts to implement the Restructuring Plan in the manner contemplated therein on a timely basis.

Section 5.14 Company Net Cash. If the Net Cash of DNS Korea held in bank accounts of DNS Korea in the Republic of Korea is less than ￦13 Billion at the Closing, the Stockholder shall, immediately prior to the Effective Time, contribute to the Company and cause the Company to contribute to DNS Korea, and cause funds to be transferred to a Korea bank account of DNS Korea, in an amount in immediately available funds equal to such shortfall.

Section 5.15 Company Financial Statements. Between the date of this Agreement and the Effective Time, the Stockholder shall deliver to Parent within 45 days after the end of each fiscal quarter (commencing with the quarter ended March 31, 2016): (i) the unaudited consolidated balance sheet and statements of comprehensive income and cash flows of DNS Korea as of the last day of and for such fiscal quarter, prepared in accordance with IFRS applied (except as may be indicated in the notes thereto) on a consistent basis throughout the period indicated, and (ii) the unaudited balance sheet and statements of income and cash flow of the Company as of the last day of and for such fiscal quarter, prepared in accordance with GAAP applied (except as may be indicated in the notes thereto) on a consistent basis throughout the period indicated.

Article VI

Closing Conditions

Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(b) No Order. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated hereby.

(c) Antitrust Consents and Approvals. Any applicable waiting periods, together with any extensions thereof, under the HSR Act and the antitrust or competition laws of any other applicable jurisdiction shall have expired or been terminated.

(d) Exchange Listing. The shares of Parent Common Stock (including the shares of Parent Common Stock issuable to the Stockholder in the Merger) shall have been approved for listing on the Exchange, subject to official notice of issuance.

(e) CFIUS. Any review or investigation by CFIUS shall have been concluded, and either (i) the Parties shall have received written notice that a determination by CFIUS has been made that there are no issues of national security of the United States sufficient to warrant further review or investigation pursuant to Section 721 of the Defense Production Act of 1950 or (ii) the President of the United States shall not have acted pursuant to Section 721 of the Defense Production Act of 1950 to suspend or prohibit the consummation of the transactions contemplated by this Agreement, and the applicable period of time for the President to take such action shall have expired.

Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived in writing by Parent in whole or in part in its sole discretion):

(a) Representations and Warranties. The representations and warranties of the Stockholder and the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Stockholder to that effect.

(b) Agreements and Covenants. The Stockholder and the Company shall each have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Stockholder to that effect.

(c) Consents and Approvals. The consents, approvals and authorizations set forth on Schedule 6.2(c) shall have been obtained.

(d) Escrow Agreement. The Stockholder and the Escrow Agent shall have executed and delivered to Parent the Escrow Agreement.

(e) Lock-Up Agreements. The Stockholder and each of the officers and directors of Parent designated by the Stockholder pursuant to Schedule A hereto and Section 1.7(b)(ii), respectively, shall have executed and delivered to Parent the Lock-Up Agreement.

(f) Other Ancillary Agreements. The Stockholder shall have executed and delivered to Parent (i) the Stockholder Agreement, (ii) the Registration Rights Agreement and (iii) the Loan Agreement.

(g) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(h) Minimum Cash. At the Effective Time, DNS Korea shall have Net Cash on hand of not less than ￦13 Billion held in bank accounts of DNS Korea in the Republic of Korea, and DNS Korea shall be a wholly owned subsidiary of the Company.

(i) FIRPTA Certificate. The Stockholder shall have delivered to Parent a FIRPTA certificate pursuant to Section 5.11(g).

Section 6.3 Additional Conditions to Obligations of the Stockholder and the Company. The obligations of the Stockholder and the Company to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived in writing by the Stockholder in whole or in part in its sole discretion):

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect. The Stockholder shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time. The Stockholder shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

(c) Consents and Approvals. The consents, approvals and authorizations set forth on Schedule 6.3(c) shall have been obtained.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Parent.

(e) Escrow Agreement. Parent and the Escrow Agent shall have executed and delivered to the Stockholder the Escrow Agreement.

(f) Lock-Up Agreements. The executive officers and directors of Parent immediately prior to the Closing, any other directors of Parent designated by Parent pursuant to Section 1.7(b)(i) and the NEA Entities (as defined in the Lock-Up Agreement) shall have executed and delivered to the Stockholder the Lock-Up Agreement.

(g) Other Ancillary Agreements. Parent shall have executed and delivered to the Stockholder (i) the Registration Rights Agreement, (ii) the Loan Agreement and (iii) the Stockholder Agreement.

Article VII

Termination, Amendment and Waiver

Section 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after the Parent Stockholder Approval:

(a) By mutual written consent of Parent and the Stockholder;

(b) By either Parent or the Stockholder if the Merger shall not have been consummated prior to December 31, 2016 (such date, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement (including without limitation such Party’s obligations set forth in Section 5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date;

(c) By either Parent or the Stockholder if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3);

(d) By written notice of the Stockholder if the Parent Board shall have approved or recommended, or resolved to approve or recommend, to its stockholders an Acquisition Proposal other than that contemplated by this Agreement or entered into, or resolved to enter into, any agreement with respect to an Acquisition Proposal;

(e) By Parent if it receives a Superior Proposal and the Parent Board reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with its fiduciary duties under applicable Law; provided, that Parent may not terminate this Agreement pursuant to this Section 7.1(e) unless it has first complied with its obligations under Section 5.7 and until (i) five business days have elapsed following delivery to the Company of a written notice of such determination by the Parent Board and during such five business day period Parent has renegotiated in good faith with the Stockholder and the Stockholder has not submitted a binding offer that the Parent Board has determined in its good faith judgment to be at least as favorable to Parent’s stockholders as the Superior Proposal; provided, that prior to such termination, Parent shall have made the payment of the fee to the Stockholder required by Section 7.2(d)(i) by wire transfer in same day funds;

(f) By written notice of Parent (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Stockholder or the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 6.2(a) or 6.2(b) and (ii) is not cured within 20 days (or prior to the Outside Date, if sooner); provided that Parent shall have given the Stockholder written notice, delivered at least 20 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination;

(g) By written notice of the Stockholder if the Parent Board shall have failed to make the Parent Recommendation in accordance with Section 5.6(d) or withdrawn, or adversely modified or changed (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), resolved to withdraw or adversely modify or change (including, without limitation, any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification or change), the Parent Recommendation;

(h) By written notice of the Stockholder (if neither the Stockholder nor the Company is in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) is not cured within 20 days (or prior to the Outside Date, if sooner); provided that the Stockholder shall have given Parent written notice, delivered at least 20 days prior to such termination, stating the Stockholder’s intention to terminate this Agreement pursuant to this Section 7.1(h) and the basis for such termination; or

(i) By written notice of either Parent or the Stockholder if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders’ Meeting duly convened therefor (or at any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement under this Section 7.1(i) shall not be available to Parent if the failure to obtain the Parent Stockholder Approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement.

Section 7.2 Effect of Termination.

(a) Limitation on Liability. In the event of termination of this Agreement by either Parent or the Stockholder as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Stockholder or their respective Subsidiaries, officers or directors except (i) with respect to the confidentiality obligations of Section 5.5, Section 5.9, this Section 7.2 and Article IX and (ii) with respect to any liabilities or damages incurred or suffered by a Party as a result of the willful breach by another Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Agreement.

(b) Expenses.

(i) Parent and the Stockholder agree that if Parent shall terminate this Agreement pursuant to Section 7.1(f), in addition to any other remedies that Parent, Merger Sub or their affiliates may have as a result of such termination, the Stockholder shall pay Parent an amount equal to the sum of Parent’s Expenses up to an aggregate amount of US$5,000,000.

(ii) Parent and the Stockholder agree that if the Stockholder shall terminate this Agreement pursuant to Section 7.1(h), in addition to any other remedies that the Stockholder or its affiliates may have as a result of such termination, Parent shall pay the Stockholder an amount equal to the sum of the Stockholder’s Expenses up to an aggregate amount of US$5,000,000.

(c) Payment of Expenses. Any payment required to be made pursuant to Section 7.2(b) shall be paid not later than two business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 90th day after such party delivers such notice of demand for payment).

(d) Termination Fee. Parent shall pay the Stockholder a termination fee of US$2,500,000 (the “Termination Fee”) in immediately available funds in the event that this Agreement is terminated solely as follows: (i) if Parent shall terminate this Agreement pursuant to Section 7.1(e); (ii) if the Stockholder shall terminate this Agreement pursuant to Section 7.1(d) or Section 7.1(g); or (iii) if (A) either Parent or the Stockholder shall terminate this Agreement pursuant to Section 7.1(b), and, at any time after the date of this Agreement and before the termination of this Agreement, an Acquisition Proposal with respect to Parent shall have been publicly made, proposed or communicated and not withdrawn and (B) within 12 months following the termination of this Agreement, Parent consummates such Acquisition Proposal. Any Termination Fee payable under this provision shall be payable as liquidated damages to compensate the Stockholder for damages the Stockholder will suffer if this Agreement is terminated under the circumstances set forth in this Section 7.2(d), which damages cannot be determined with reasonable certainty. It is specifically agreed that the Termination Fee represents liquidated damages and not a penalty.

(e) All Payments. Any payment required to be made pursuant to Section 7.2(d)(i) shall be paid prior to, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 7.1(e). Any payment required to be made pursuant to Section 7.2(d)(ii) shall be paid not later than two business days after the date of termination of this Agreement pursuant to Section 7.1(d). Any payment required to be made pursuant to Section 7.2(d)(iii) shall be paid prior to, and shall be a pre-condition to the effectiveness of, consummation of the Acquisition Proposal. All payments under Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent or the Stockholder, as applicable.

Section 7.3 Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after the Parent Stockholder Approval; provided, that after any such approval, no amendment shall be made that by Law or in accordance with the rules of the Exchange, requires further approval by Parent’s stockholders, as the case may be, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 7.4 Waiver. At any time prior to the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other Parties with any of the agreements or conditions contained herein; provided, however, that after the Parent Stockholder Approval, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of the Exchange, requires further approval by the stockholders of Parent. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.5 Fees and Expenses. Subject to Sections 7.2(a) and 7.2(b) hereof, all expenses incurred by the Parties hereto shall be borne solely and entirely by the Party which has incurred the same (including, but not limited to, fees and expenses of counsel, accountants, investment bankers and other advisors); provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement and all other SEC, antitrust and other regulatory filing fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby.

Article VIII

Survival; Indemnification

Section 8.1 Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing for a period of two years from the Effective Time; provided, however, that with respect to any specific representation or warranty under which the Indemnified Party shall have made a claim for indemnification hereunder in accordance with this Article VIII prior to the second anniversary of the Effective Time where such claim has not been completely and finally resolved prior to the second anniversary of the Effective Time, such representation or warranty shall survive with respect to such claim for the period of time beyond the second anniversary of the Effective Time sufficient to resolve, completely and finally, the claim relating to such representation or warranty.

Section 8.2 Indemnification.

(a) From and after the Effective Time, the Stockholder agrees to indemnify in full Parent, the Surviving Corporation, and their respective officers, directors, employees, agents, stockholders and Subsidiaries (collectively, the “Parent Indemnified Parties”) and hold them harmless against any loss, liability, Tax, deficiency, damage, expense or cost (including reasonable legal expenses), suffered, incurred or paid (collectively, “Losses”) by the Parent Indemnified Parties as a result of (i) any breach or inaccuracy of any of the representations and warranties of the Stockholder or the Company contained in this Agreement or in any certificate delivered by the Stockholder or the Company pursuant to the terms of this Agreement or (ii) any breach of, or failure to perform, any covenant or agreement of the Stockholder or (prior to the Closing) the Company contained in this Agreement. Solely for purposes of determining the dollar amount of Losses with respect to any claim resulting from any breach or inaccuracy of a representation or warranty (but not for purposes of determining whether a breach or inaccuracy has occurred), all “material”, “materiality”, “in all material respects”, or “Material Adverse Effect” qualifications or exceptions in such representation or warranty shall be disregarded.

(b) From and after the Effective Time, Parent agrees to indemnify in full the Stockholder and its officers, directors, employees, agents and stockholders (collectively, the “Stockholder Indemnified Parties”) and hold them harmless against any Losses by the Stockholder Indemnified Parties as a result of (i) any breach or inaccuracy of any of the representations and warranties of Parent or Merger Sub contained in this Agreement or in any certificate delivered by Parent or Merger Sub pursuant to the terms of this Agreement or (ii) any breach of, or failure to perform, any covenant or agreement of Parent or (prior to the Closing) Merger Sub contained in this Agreement. Solely for purposes of determining the dollar amount of Losses with respect to any claim resulting from any breach or inaccuracy of a representation or warranty (but not for purposes of determining whether a breach or inaccuracy has occurred), all “material”, “materiality”, “in all material respects”, or “Material Adverse Effect” qualifications or exceptions in such representation or warranty shall be disregarded.

Section 8.3 Limitations on Liability.

(a) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Stockholder be obligated to indemnify the Parent Indemnified Parties:

(i)	with respect to any individual claim for indemnification pursuant to Section 8.2(a), unless the aggregate indemnifiable Losses to all Parent Indemnified Parties with respect to all such claims exceeds US$500,000, whereupon (subject to the provisions of clause (ii) of this Section 8.3(a) and Section 8.5(a)) the Stockholder shall be obligated to indemnify the Parent Indemnified Parties for all indemnifiable Losses; and

(ii)	for aggregate indemnifiable Losses with respect to all claims for indemnification pursuant to Section 8.2(a) in excess of an amount equal to the Escrowed Shares multiplied by the Merger Share Price.

(b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent be obligated to indemnify the Stockholder Indemnified Parties:

(i)	with respect to any individual claim for indemnification pursuant to Section 8.2(b), unless the aggregate indemnifiable Losses to all Stockholder Indemnified Parties with respect to all such claims exceeds US$500,000, whereupon (subject to the provisions of clause (ii) of this Section 8.3(b) and Section 8.5(c)) Parent shall be obligated to indemnify the Stockholder Indemnified Parties for all indemnifiable Losses; and

(ii)	for aggregate indemnifiable Losses with respect to all claims for indemnification pursuant to Section 8.2(b) in excess of an amount equal to the Escrowed Shares multiplied by the Merger Share Price.

(c) The indemnification provided in this Article VIII shall be the exclusive post-Closing remedy available to the Parent Indemnified Parties and the Stockholder Indemnified Parties (in such capacity, “Indemnified Parties”) with respect to any breach by the Parties of any representation, warranty, covenant or agreement in this Agreement or in the certificates delivered at Closing, or otherwise in respect of the transactions contemplated by this Agreement, except in the case of fraud. The provisions of and the limited remedies provided in this Article VIII were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the Merger Consideration.

Section 8.4 Indemnification Procedures.

(a) In the event that any of the Indemnified Parties believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article VIII, such Indemnified Party shall give written notice thereof (a “Claim Notice”) to the applicable indemnifying Party hereunder (the “Indemnifying Party”): (i) if the event or occurrence giving rise to such claim for indemnification is or relates to an Action brought by a third party (a “Third Party Claim”), within ten business days following receipt of notice of such Third Party Claim, or (ii) if the event or occurrence giving rise to such claim for indemnification is not and does not relate to a Third Party Claim, as promptly as practicable after the discovery by the Indemnified Party of the circumstances giving rise to such claim for indemnity; provided, that in each case in clauses (i) and (ii), that the failure to notify or delay in notifying the Indemnifying Party of such indemnification claim will not relieve the Indemnifying Party of its obligations pursuant to this Article VIII, except to the extent that the Indemnifying Party is prejudiced as a result thereof.

(b) Each Claim Notice shall set forth a description of the claim in reasonable detail, the basis for the Indemnified Party’s indemnification claim hereunder, a good faith estimate (if then known) of the amount of indemnifiable Losses arising therefrom and, with respect to any Third Party Claim, a copy of all papers served with respect thereto. Each Indemnified Party shall make available to the Indemnifying Party all information, books and records, documents and work papers reasonably available to such Indemnified Party relating to the matters that are the subject of the Claim Notice, except as may be prohibited by applicable Law, as well as any of its representatives that are responsible for or have personal knowledge of such matters.

(c) Following receipt by the Indemnifying Party of a Claim Notice in respect of a Third Party Claim, the Indemnifying Party shall be entitled if it gives notice of its intention to do so to the Indemnified Party within 20 business days after the receipt of such Claim Notice to (i) assume and have sole control over the defense of such Third Party Claim; and (ii) negotiate a settlement or compromise of such Third Party Claim; provided, that the Indemnifying Party shall not settle or compromise such Third Party Claim without the written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such settlement or compromise (x) includes a full and unconditional waiver and release by the claimant of the Indemnified Party, (y) does not impose any non-monetary equitable sanction or obligation on the Indemnified Party, and (z) does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its affiliates or otherwise adversely affect the future operation of the business of the Indemnified Party or of any of its affiliates. If the Indemnifying Party does not elect to assume the defense of such Third Party Claim within 20 business days after the receipt of such Claim Notice, the applicable Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such Third Party Claim; provided, that the Indemnified Party shall not settle or compromise such Third Party Claim without the written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party and the Indemnified Parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Third Party Claim, and the party in charge of the defense shall keep the other parties fully apprised at reasonable intervals as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party timely elects to defend any such Third Party Claim in accordance with this Section 8.4(c), then the Indemnified Party shall be entitled to participate in such defense at such Indemnified Party’s sole cost and expense.

(d) The amount of indemnification to which an Indemnified Party shall be entitled under this Article VIII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or decree of a Governmental Entity (which may be subject to appeal, provided that the payment of any amount in respect of such indemnification shall in no way be an admission that such amount is due and shall not prejudice the Stockholder’s right to appeal any such judgment or decree); or (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree. The Indemnified Party shall have the burden of proof in establishing the amount of indemnifiable Losses suffered by it.

Section 8.5 Escrowed Shares; Sole Source.

(a) Any amount of indemnification to which a Parent Indemnified Party has been determined to be entitled in accordance with this Article VIII shall be satisfied solely by the release of Escrowed Shares from escrow to Parent (with each Escrowed Share valued at the Merger Share Price), rounded to the nearest whole number, and the Escrowed Shares then remaining in escrow shall serve as the sole and exclusive source of payment for any indemnification for which the Stockholder is determined to be liable pursuant to Article VIII; provided, that, notwithstanding the foregoing, the Stockholder shall have the option, in its sole discretion, to pay Parent any such amount in whole or in part in cash in U.S. Dollars, in which event: (A) the number of Escrowed Shares released from escrow to Parent for such claim shall be reduced by that number of shares equal to the amount so paid in cash divided by the Merger Share Price (rounded to the nearest whole number) (the “Cashed-Out Shares”), and (B) an amount of Escrowed Shares equal to the Cashed-Out Shares shall be concurrently released from escrow to the Stockholder.

(b) The Escrow Agreement shall specify that all Escrowed Shares then remaining in escrow shall be released to the Stockholder on the second anniversary of the Effective Time (or, if such day is not a business day, on the first business day thereafter); provided, however, that if any indemnification claim pursuant to Article VIII shall have been properly and validly asserted by any Parent Indemnified Party in accordance with this Article VIII on or prior to the second anniversary of the Effective Time (any such claim, a “Pending Claim”), then: (i) the Escrowed Shares released to the Stockholder in accordance with this Section 8.5(b) shall be reduced by that number of Escrowed Shares equal to the aggregate amount of such Pending Claim divided by the Merger Share Price (rounded to the nearest whole number), and any Escrowed Shares so withheld in respect of such Pending Claim that remain in escrow shall be released to the Stockholder promptly upon resolution or (if applicable) satisfaction of such Pending Claim.

(c) Any amount of indemnification to which a Stockholder Indemnified Party has been determined to be entitled in accordance with this Article VIII shall be satisfied solely by payment in cash in U.S. Dollars by Parent.

Section 8.6 Acknowledgment. The Stockholder hereby acknowledges and agrees that, in the event that the Stockholder becomes liable pursuant to the terms of this Article VIII to indemnify any Parent Indemnified Party, the Stockholder shall have no rights to make and shall make no claim for indemnification against Parent, the Company or the Surviving Corporation with respect to the Loss requiring such indemnification. Parent hereby acknowledges and agrees that, in the event that Parent becomes liable pursuant to the terms of this Article VIII to indemnify any Stockholder Indemnified Party, Parent shall have no rights to make and shall make no claim for indemnification against the Stockholder with respect to the Loss requiring such indemnification.

Section 8.7 Adjustment to Purchase Price. Any indemnification payable under this Article VIII shall be, to the extent permitted by applicable Law, an adjustment to the Merger Consideration for Tax purposes and treated as such by the Parties on their Tax Returns.

Section 8.8 Independent Board Committee.

(a) At the Effective Time, the Parent Board shall form a three-member standing committee composed of the members of the Parent Board designated by Parent pursuant to Section 1.7(b)(i) (the “Special Committee”). The Special Committee shall take action by majority vote (whether by meeting or in writing). The functions of the Special Committee shall include responsibility for: (i) the evaluation of potential claims for Losses and enforcement of the indemnification rights under this Article VIII on behalf of Parent (including as to whether Parent should assume the defense, settlement and compromise of any Third Party Claims), and (ii) the exercise or waiver of any of Parent’s rights, benefits or remedies under this Agreement. The Special Committee shall perform all such functions on behalf of and in the best interests of Parent and its stockholders (but excluding the Stockholder). After the Effective Time, the Stockholder shall deal exclusively with the Special Committee on all indemnification matters under this Article VIII.

(b) The Stockholder acknowledges and agrees that the Special Committee will be established for the purpose of administering the terms and conditions of this Agreement on behalf of Parent after the Closing and that, in performing such functions, the Special Committee shall solely represent Parent and shall act on behalf of and in the best interests of Parent and its stockholders (but excluding the Stockholder). Accordingly, the Stockholder acknowledges and agrees that the members of the Special Committee will owe no fiduciary duties to the Stockholder (in its capacity as a stockholder of Parent) in connection with performing such functions. Without limiting the generality of the foregoing, the Stockholder (in its capacity as a stockholder of Parent) hereby waives any claim against the Special Committee or any of its members for a breach of any such duties to the Stockholder.

Article IX

General Provisions

Section 9.1 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by courier or hand) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the third business day after dispatch, if sent by nationally recognized, documented delivery service, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Zhone Technologies, Inc.

7195 Oakport Street

Oakland, California 94621

Attention: Kirk Misaka

Fax: +1 (510) 777-7593

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Craig M. Garner, Esq.

Fax: +1 (858) 523-5450

If to the Stockholder or the Company, addressed to it at:

DASAN Networks, Inc.

Dasan Tower, 49 Daewangpangyo-ro 644beon-gil, Bundang-gu, Seongnam-si

Gyeonggi-do, Korea

Attention: JaeHoon Joo

Facsimile No.: +82 (31) 622-6501

Section 9.2 Certain Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” means any offer or proposal concerning any (a) merger, consolidation, business combination, or similar transaction involving Parent, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Parent representing 20% or more of the consolidated assets of Parent and its Subsidiaries, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of Parent, (d) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting capital stock of Parent or (e) any combination of the foregoing (other than the Merger).

“Action” means any action, suit, claim, hearing, arbitration, proceeding (public or private) or governmental investigation.

“affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Affiliate Transactions” has the meaning set forth in Schedule B hereto.

“Ancillary Agreements” means the Escrow Agreement, the Loan Agreement, the Lock-Up Agreement, the Registration Rights Agreement and the Stockholder Agreement.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means state securities, takeover or “blue sky” laws.

“business day” means any day other than a day on which the SEC shall be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“CFIUS” means the Committee on Foreign Investment in the United States or any successor entity.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which the relevant Person (or Persons) is a party or to which any of the assets of such Person (or Persons) are subject, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“DNS Korea” means DASAN Network Solutions, Inc., a company incorporated under the laws of Korea and a wholly owned subsidiary of the Company.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated) other than the Company that together with the Company, is considered under common control and treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code.

“Escrow Agent” means Computershare Trust Company, N.A.

“Escrow Agreement” means an escrow agreement, substantially in the form attached hereto as Exhibit C.

“Exchange” means the Nasdaq Capital Market or such other exchange or trading market on which the Parent Common Stock is then listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any person or group of persons from whom Parent or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Start Date, a bona fide written Acquisition Proposal that the Parent Board determines, in good faith and after consultation with its outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal.

“Expenses” means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

“Funded Debt” means, with respect to any person (a) all obligations of such person and its Subsidiaries for borrowed money, (b) all obligations of such person and its Subsidiaries evidenced by notes, bonds, debentures or other similar instruments, (c) all capital lease obligations of such person and its Subsidiaries, (d) all obligations of such person and its Subsidiaries for guarantees of another Person in respect of any items set forth in clauses (a) through (c), and (e) all outstanding prepayment premium obligations of such person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (d).

“G&A Services” has the meaning set forth in Schedule B hereto.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any foreign, domestic, federal, territorial, state or local governmental or regulatory authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including without limitation, any stock exchange.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Hazardous Materials” means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“IFRS” means International Financial Reporting Standards, as adopted by the Republic of Korea.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign or domestic, including all patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, domain names, service marks, service mark registrations and applications, trade names, trade secrets, know-how, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, and all documentation thereof.

“IRS” means the United States Internal Revenue Service.

“knowledge” of any person which is not an individual means, with respect to any specific matter, the actual knowledge of such person’s executive officers and any other officer of that person or any of its affiliates having primary responsibility for such matter after reasonable inquiry.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance security interest or other lien of any kind.

“Loan Agreement” means a loan agreement, substantially in the form attached hereto as Exhibit D.

“Lock-Up Agreement” means a lock-up agreement, substantially in the form attached hereto as Exhibit E.

“Material Adverse Effect” means, when used in connection with Parent or the Company, any change, effect or circumstance that (a) has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its Subsidiaries taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (i) economic conditions generally in the United States or foreign economies in any locations where such party has material operations or sales; (ii) conditions generally affecting the industries in which such party participates; provided, with respect to clauses (i) and (ii), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on such party; (iii) the announcement or pendency of the Merger (including any claim, litigation, cancellation of or delay in customer orders, reduction in revenues or income, disruption of business relationships or loss of employees); (iv) legal, accounting, investment banking or other fees or expenses incurred in connection with the transactions contemplated by this Agreement; (v) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence on the date of this Agreement and disclosed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable; (vi) any action taken with the other party’s express written consent; (v) any change in the trading price of a party’s common stock in and of itself; or (vi) any failure, in and of itself, by either party to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (v) and (vi), the facts or circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); or (b) prevents Parent or the Company, as applicable, from consummating the Merger and the other transactions contemplated by this Agreement.

“Merger Share Price” means a price per share of Parent Common Stock equal to the volume-weighted average of the per share daily last reported sale prices (or closing prices, if applicable) of Parent Common Stock as reported by the Exchange during the 10 consecutive trading days ending on the trading day immediately prior to the Closing Date.

“Net Cash” means cash and cash equivalents, less all Funded Debt, such Net Cash to be calculated after taking into account payment by the Company and its Subsidiaries of all legal, accounting, banking, severance, bonus and similar obligations relating to or arising out of this Agreement, the Merger and the other transactions contemplated hereby (other than bonus obligations expressly provided in Section 5.1 of the Company Disclosure Schedule).

“Organizational Documents” means the certificate of incorporation, articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, operating agreement, joint venture agreement or other similar organizational document of a person other than an individual (in each case, as amended to date), and including any certificates of designation or other similar instruments.

“Parent Common Stock” means the common stock, US$0.001 par value per share, of Parent.

“Permit” means any certificate, license, permit, registration, franchise, order or other authorization of a Governmental Entity.

“Permitted Liens” means as to any specified person, (i) Liens for current Taxes or governmental assessments, charges or claims the payment of which is not yet delinquent, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable Law incurred in the ordinary course of business; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) with respect to Parent and its Subsidiaries, Liens specifically identified in the Parent Balance Sheet; (v) Liens securing executory obligations under any lease that constitutes an “operating lease” under GAAP; (vi) Liens granted in connection with purchase money obligations; (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such person’s owned or leased real property; (viii) covenants, conditions, restrictions, easements, rights-of-way, encumbrances, imperfections of title and other similar Liens affecting title to such person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such person’s businesses; (ix) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such person’s businesses; (x) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (xi) other Liens set forth on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be and (xii) other Liens that do not secure indebtedness and do not materially interfere with such person’s ability to conduct its business as currently conducted.

“person” means an individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization, including a Governmental Entity.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date.

“Registration Rights Agreement” means a registration rights agreement, substantially in the form attached hereto as Exhibit F.

“Representatives” of a person means such person’s directors, officers, employees, shareholders, members, partners, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Restructuring” means all of the activities, assignments, transfers and other actions (including, without limitation, execution, amendment or termination of Contracts) specified in or contemplated by Schedule B hereto and/or the Restructuring Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Group” means the Stockholder and its affiliates (but excluding the Company and its Subsidiaries).

“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date.

“Stockholder Agreement” means a stockholder agreement, substantially in the form attached hereto as Exhibit G.

“Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a bona fide written offer which is not solicited after the date hereof in violation of this Agreement made by any person other than Parent or Merger Sub that (a) concerns an Acquisition Proposal (except that references in the definition of Acquisition Proposal to “20%” shall be “50%”) involving Parent, (b)

is on terms which the Parent Board in good faith concludes (following consultation with its financial advisors and outside legal counsel) are more favorable to Parent’s stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement (including any revisions hereto), and (c) is, in the good faith judgment of the Parent Board, reasonably likely to be financed and completed on the terms proposed on or before the expected Closing Date, taking into account the various legal, financial and regulatory aspects of the proposal.

“Tax Authority” means any Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement of any kind relating to Taxes, including any schedule or attachment thereto or amendment thereof, filed or required to be filed with any Governmental Entity.

“Taxes” means any federal, state, local or foreign taxes or similar charges (including any interest, fines, assessments, penalties or additions thereto) imposed by any Governmental Entity, including any income, franchise, profits or gross receipts, withholding, ad valorem, value added, capital gains, sales, goods and services, use, transfer, registration, real or personal property, windfall profits, escheat, environmental, custom duties, capital stock, license, branch, payroll, estimated withholding, employment, social security, unemployment, disability, compensation, utility, severance, production, excise, stamp, occupation, alternative or add-on minimum, estimated or other tax, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other person by Law, as a transferee or successor, by contract or otherwise.

Section 9.3 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Terms	Section
Agreement	Preamble
Agreement of Merger	Section 1.2
Audited Financial Statements	Section 3.7(a)
Cashed-Out Shares	Section 8.5(a)
Certificates	Section 2.3(a)
CGCL	Recitals
Claim Notice	Section 8.4(a)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Benefit Plan	Section 3.9(a)
Company Common Stock	Section 2.1(a)
Company Customers	Section 3.21
Company Disclosure Schedule	Article III
Company Financial Statements	Section 3.7(a)
Company Material Contracts	Section 3.11(a)
Company Material Intellectual Property	Section 3.15
Company Permits	Section 3.6
Company Subsidiary	Section 5.14
Confidentiality Agreement	Section 5.5
Consents	Section 3.5(c)
DNS Korea Financial Statements	Section 3.7(a)
Effective Time	Section 1.2

Defined Terms	Section
Escrowed Shares	Section 2.2
FCPA	Section 3.6(d)
Financial Statements	Section 3.7(a)
Indemnified Parties	Section 8.3(c)
Indemnifying Party	Section 8.4(a)
Losses	Section 8.2
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Multiemployer Plan	Section 3.9(c)
Outside Date	Section 7.1(b)
Parent	Preamble
Parent Balance Sheet	Section 4.8(c)
Parent Benefit Plan	Section 4.10(a)
Parent Board	Section 1.7
Parent Customers	Section 4.19
Parent Disclosure Schedule	Article IV
Parent Financial Advisor	Section 4.23
Parent Indemnified Parties	Section 8.2(a)
Parent Material Contract	Section 4.12
Parent Material Intellectual Property	Section 4.16
Parent Options	Section 4.3(a)
Parent Permits	Section 4.7(a)
Parent Preferred Stock	Section 4.3(a)
Parent SEC Filings	Section 4.8(a)
Parent Recommendation	Section 5.6(d)
Parent Stockholder Approval	Section 4.5
Parent Stockholders’ Meeting	Section 5.6(c)
Parties	Preamble
Pending Claim	Section 8.5(b)
Proxy Statement	Section 5.6(a)
Remedies Exception	Section 3.4(a)
Restructuring Plan	Section 5.13
Sarbanes-Oxley Act	Section 4.8(d)
Special Committee	Section 8.8(a)
Stockholder	Preamble
Stockholder Indemnified Parties	Section 8.2(b)
Surviving Corporation	Section 1.1
Tax Matter	Section 5.11(d)
Termination Fee	Section 7.2(d)
Third Party Claim	Section 8.4(a)
Transfer Taxes	Section 5.11(f)
Voting Agreement	Recitals

Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.6 Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Schedule and Company Disclosure Schedule and the other documents delivered pursuant hereto), each Ancillary Agreement and the Confidentiality Agreement (other than the disclaimer of any representations and warranties contained therein which is superseded hereby) constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each of the Parties and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Article VIII, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.9 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 9.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles, except and only to the extent that the CGCL mandatorily applies.

(b) Each of the Parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought exclusively in state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

Section 9.11 Counterparts. This Agreement may be executed in multiple counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ZHONE TECHNOLOGIES, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

DRAGON ACQUISITION CORPORATION

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

DASAN NETWORKS, INC.

By:	/s/ Min Woo Nam
Name: Min Woo Nam
Title: CEO

DASAN NETWORK SOLUTIONS, INC.

By:	/s/ Hyun Chil Kim
Name: Hyun Chil Kim
Title: CEO

[Signature Page to Merger Agreement]

SCHEDULE A

PARENT OFFICERS

AND SURVIVING CORPORATION OFFICERS AND DIRECTORS

Officers Designated by the Stockholder
Co-Chief Executive Officer	Il Yung Kim
Officers Designated by Parent
Co-Chief Executive Officer	James Norrod
Chief Financial Officer	Kirk Misaka

SCHEDULE B

RESTRUCTURING

1.	As soon as reasonably practicable following the date hereof, Parent and the Stockholder shall review and evaluate the existing arrangements for the provision of general and administrative and other back-office services by members of the Stockholder Group to the Company and its Subsidiaries (including, without limitation, personnel, payroll, management services, logistics, accounting, treasury, public relations, investor relations, legal, accounts payable, procurement and other functions) (collectively, “G&A Services”) and, in connection with such review and evaluation, shall identify any employees, Contracts, assets or other property of the Stockholder Group that Parent and the Stockholder agree should be assigned or transferred to the Company or any of its Subsidiaries prior to, at or following the Closing in connection with the transactions contemplated hereby.

2.	As soon as reasonably practicable following the date hereof, Parent and the Stockholder shall review and evaluate the terms and conditions of all Contracts and other arrangements between or among the Company and its Subsidiaries, on the one hand, and any member of the Stockholder Group, on the other hand (collectively, “Affiliate Transactions”) (including, without limitation, Affiliate Transactions relating to G&A Services) and determine how each Affiliate Transaction should be addressed in connection with the transactions contemplated hereby, including, where applicable: (i) identifying which Affiliate Transactions should be terminated prior to, at or following the Closing, (ii) identifying which Affiliate Transactions should be subject to a new, replacement or amended Contract to be executed prior to, at or following the Closing and (iii) determining the appropriate terms and conditions of such Affiliate Transactions to apply from and after the Effective Time. To the maximum extent possible, all Affiliate Transactions continuing after the Effective Time shall, from and after the Effective Time, be on terms no less favorable to the Company and its Subsidiaries than would be obtained in an arm’s-length transaction with a person who is not an affiliate, and shall reflect the principles and requirements set forth in paragraph 3 below.

3.	The Stockholder shall, and shall cause the other members of the Stockholder Group (as applicable) to:

a.	continue to provide G&A Services to the Company and its Subsidiaries from and after the Effective Time on terms no less favorable to the Company and its Subsidiaries (including without limitation as to cost allocation and pricing) as in effect on the date hereof, in each case unless and until Parent notifies the Stockholder in writing that the specified service or services are no longer required; and

b.	grant (or continue to grant, as applicable) such Intellectual Property licenses to the Company and its Subsidiaries as are reasonably necessary to enable the Company and its Subsidiaries to use all Intellectual Property of the Stockholder Group used in the business of the Company and its Subsidiaries (including, without limitation, trademarks, brand names, service marks, trade dress and logos) from and after the Effective Time on terms no less favorable to the Company and its Subsidiaries (including without limitation as to amount and calculation of royalties) as in effect on the date hereof.

4.	By no later than the Effective Time, the Stockholder (and any other owner of the underlying Intellectual Property) shall grant to Parent, effective as of the Effective Time, a trademark license on terms no less favorable to Parent than those applicable to the Company and its Subsidiaries for the use by Parent of the DASAN name and logo.

Annex B

AMENDED AND RESTATED

BYLAWS OF

DASAN ZHONE SOLUTIONS, INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

SECTION 2. Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held each year and stated in a notice of meeting or in a duly executed waiver thereof. The date, time and place of such meeting shall be determined by the Chief Executive Officer of the Corporation (or, if applicable, the Co-Chief Executive Officers); provided that if the Chief Executive Officer does not (or, if applicable, the Co-Chief Executive Officers do not) act, the Board of Directors shall determine the date, time, and place of such meeting. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings. Special meetings of stockholders may be called for any purpose by the Board of Directors, Chairman of the Board or Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. Quorum; Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board or, in his absence or if one shall not have been elected, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9. Voting. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article VI of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 3 of this Article II, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number and Election. Subject to the provisions of Article V, the number of directors which shall constitute the Board of Directors shall initially be seven (7) but may be increased or decreased from time to time by the Board of Directors; provided, however, that (i) the number of directors shall not be fewer than three (3) or greater than eleven (11), and (ii) no decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided by the Bylaws, the directors shall be elected at the annual meeting of stockholders.

SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall he held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more directors of the Corporation or by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers).

SECTION 7. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records.

SECTION 8. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 9. Chairman of the Board. Subject to the provisions of Article V, the Chairman of the Board shall be elected by resolution of the Board of Directors, who may also be a Chief Executive Officer (or, if applicable, a Co-Chief Executive Officer) or any other officer of the Corporation. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 10. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 11. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) (or, in his (or their) absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 12. Resignations; Newly Created Directorships; Vacancies; and Removals. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the provisions of Article V, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 15. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 13 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 16. Action by Written Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 17. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

SECTION 1. Number and Qualifications. Subject to the provisions of Article V, the officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), the President, the Chief Financial Officer, the Chief Technology Officer and the Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be necessary or desirable for the business of the

Corporation. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. Subject to the provisions of this Article IV, at the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, and no officer need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer (or, if applicable, the Co-Chief Executive Officer) and Secretary shall be filled as expeditiously as possible.

SECTION 2. Election and Term of Office. Subject to the provisions of Article V, the officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Subject to the provisions of Article V, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

SECTION 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 4. Removal. Subject to the provisions of Article V, any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 5. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by resolution of the Board of Directors.

SECTION 6. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 7. Chief Executive Officer. The Chief Executive Officer (or, if applicable, each Co-Chief Executive Officer) shall be the chief executive officer (or, if applicable, a co-chief executive officer) of the Corporation and shall have the powers and perform the duties incident to that position. The Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. The Chief Executive Officer (or, if applicable, each Co-Chief Executive Officer) shall be an ex-officio member of all committees. Subject to the powers of the Board of Directors, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be prescribed by resolution of the Board of Directors. The Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall see that all orders and resolutions of the Board of Directors are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. At any time at which there are Co-Chief Executive Officers of the Corporation, any action to be taken by the Co-Chief Executive Officers shall be taken jointly by such Co-Chief Executive Officers. If there is no Chief Executive Officer (or, if applicable, no Co-Chief Executive Officers), the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in this Section 7.

SECTION 8. President. The President shall be the chief operating officer of the Corporation. He shall perform all duties incident to the office of President, and be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), and shall have such other duties as may from time to time be prescribed by resolution of the Board of Directors or as may be provided in these Bylaws. At the written request of the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) in respect of the performance of such duties.

SECTION 9. Vice President. Each Vice President shall perform all such duties as from time to time may be prescribed by resolution of the Board of Directors. At the written request of the President, or in the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions placed upon the President in respect of the performance of such duties.

SECTION 10. Chief Financial Officer. The Chief Financial Officer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be prescribed by resolution of the Board of Directors.

The Chief Financial Officer may also be the Treasurer if so determined by the Board of Directors.

SECTION 11. Chief Technology Officer. The Chief Technology Officer, if one shall have been elected, shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity, including, but not limited to, technology development, product performance and reliability, and all aspects for maintaining the technological excellence of the Corporation’s products and services.

SECTION 12. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by resolution of the Board of Directors.

SECTION 13. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be prescribed by resolution of the Board of Directors.

SECTION 14. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be prescribed by resolution of the Board of Directors.

SECTION 15. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

SECTION 16. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 17. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Certain Governance Matters

SECTION 1. Definitions.

(a) “DASAN CEO” means Mr. Il Yung Kim;

(b) “DASAN Designee” means each person who is a director immediately following the Closing Date and was designated as a director by DASAN Networks, Inc. pursuant to Section 1.7(b) of the Merger Agreement;

(c) “DASAN Director” means an individual who (i) was a DASAN Designee at the Closing Date (or a replacement thereof that is approved by a majority of the other DASAN Directors) or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the DASAN Directors who were members of the Board of Directors at the time of such nomination or election; provided that the DASAN Directors shall include the DASAN CEO for so long as he holds the office of Co-Chief Executive Officer;

(d) “Closing Date” means [Closing Date under the Merger Agreement to be inserted];

(e) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 11, 2016, by and among the Corporation, Dragon Acquisition Corporation, DASAN Networks, Inc. and Dasan Network Solutions, Inc.;

(f) “Zhone CEO” means the Chief Executive Officer of the Corporation immediately prior to the Closing Date;

(g) “Zhone Designee” means each person who is a director immediately following the Closing Date and was designated as a director by the Corporation pursuant to Section 1.7(b) of the Merger Agreement; and

(h) “Zhone Director” means an individual who (i) was a Zhone Designee at the Closing Date (or a replacement thereof that is approved by a majority of the other Zhone Directors) or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Zhone Directors who were members of the Board of Directors at the time of such nomination or election; provided that the Zhone Directors shall include the Zhone CEO for so long as he holds the office of Co-Chief Executive Officer.

SECTION 2. Composition of Board of Directors. Notwithstanding anything in these Bylaws to the contrary, and in addition to and without limiting the provisions of Article V of the Certificate of Incorporation:

(a) From the Closing Date until the second anniversary of the Closing Date (the “Specified Post-Merger Period”): (i) the number of directors which shall constitute the Board of Directors shall be seven (7) and (ii) subject to the failure of any DASAN Director or Zhone Director to be reelected to the Board of Directors in accordance with Article II, the Board of Directors shall be composed of four DASAN Directors and three Zhone Directors.

(b) The nominees for election to the relevant class of the Board of Directors at the first two annual meetings of stockholders, or at any special meeting of stockholders held during the Specified Post-Merger Period at which the vote, consent or other approval of the stockholders of the Corporation is sought with respect to the election of directors, or any adjournment or postponement thereof, shall be comprised of the DASAN Director(s) of such class (and in the event that a DASAN Director of such class is unable or unwilling to be such a nominee, a replacement approved by a majority of the DASAN Directors at the time) and (b) the Zhone Director of such class (and in the event that a Zhone Director is unable or unwilling to be such a nominee, a replacement approved by the remaining Zhone Directors at the time).

(c) During the Specified Post-Merger Period: (i) all vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause of a DASAN Director shall be filled with a replacement approved by a majority of the remaining DASAN Directors and (ii) all vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause of a Zhone Director shall be filled with a replacement approved by a majority of the remaining Zhone Directors at the time.

SECTION 3. Co-Chief Executive Officers. Effective as of the Closing Date, the DASAN CEO and the Zhone CEO shall be appointed to serve as Co-Chief Executive Officers of the Corporation. From the Closing Date until the first anniversary of the Closing Date, the removal of either the DASAN CEO or the Zhone CEO from the office of Co-Chief Executive Officer of the Corporation shall require the affirmative vote of at least two-thirds of all of the non-executive directors of the Board of Directors.

ARTICLE VI

Stock Certificates and Their Transfer

SECTION 1. Stock Certificates. The Board of Directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or, the Chief Executive Officer (or, if applicable, a Co-Chief Executive Officer), the President or a Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

General Provisions

SECTION 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors.

SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 8. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 9. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

SECTION 10. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.

SECTION 11. Inconsistency Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

Amendments

These Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article V of the Certificate of Incorporation. In addition, during the Specified Post-Merger Period, the provisions of Article V or Article VIII of these Bylaws may be modified, amended or repealed, and any provision of these Bylaws or other resolution inconsistent with Article V or Article VIII of these Bylaws may be adopted, or any such modification, amendment, repeal or inconsistent provision of these Bylaws or other resolutions recommended for adoption by the stockholders of the Corporation, only by an affirmative vote of at least two-thirds of the entire Board of Directors.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Corporation”); and

(2) That the foregoing Amended and Restated Bylaws constitute the Amended and Restated Bylaws of the Corporation as duly adopted by the written consent of the Board of Directors of the Corporation on                     , 2016.

IN WITNESS WHEREOF, I have hereunto subscribed my name this                  day of                     , 2016.

Kirk Misaka, Secretary

Annex C

April 11, 2016

Zhone Technologies, Inc.

7195 Oakport Street

Oakland, CA 94621

Members of the Board:

In your capacity as members of the Board of Directors (the “Board of Directors”) of Zhone Technologies, Inc. (“Zebra”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to Zebra of the Merger Consideration (as defined below) to be paid by Zebra pursuant to the terms of that certain Agreement and Plan of Merger (the “Agreement”) by and among Zebra, Dragon Acquisition Corporation, a wholly owned subsidiary of Zebra (“Merger Sub”), DASAN Networks, Inc. (the “Stockholder”), and Dasan Network Solutions, Inc., a wholly owned subsidiary of the Stockholder (“Dragon”).

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, Merger Sub will merge with and into Dragon (the “Transaction”) and the outstanding shares of capital stock of Dragon will be converted into the right to receive an aggregate number of shares of common stock, par value $0.001 per share, of Zebra (the “Zebra Common Stock”) determined according to a formula set forth in the Agreement (such aggregate number of shares, the “Merger Consideration”). As a result of the Transaction, Dragon will become a wholly owned subsidiary of Zebra, the stockholders of Zebra immediately prior to the consummation of the Transaction will collectively own approximately 42% of the combined company, and the Stockholder will own approximately 58% of the combined company.

Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Zebra and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as financial advisor to the Board of Directors of Zebra in connection with the Transaction, including in connection with the Go-Shop under the Agreement, and will receive a fee from Zebra for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. In addition, Zebra has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the two years preceding the date of this Opinion, Cowen has not had a material relationship with Zebra, Dragon or any other party to the Transaction. Cowen and its affiliates may in the future provide commercial and investment banking services to Zebra, the Stockholder and/or their respective affiliates and may receive fees for the rendering of such services.

In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft of the Agreement dated April 11, 2016;

•	certain publicly available financial and other information for Zebra and certain other relevant financial and operating data furnished to Cowen by management of Zebra;

Cowen and Company, LLC One Maritime Plaza, 9th Floor San Francisco, CA 94111	C-1

•	certain publicly available financial and other information for Dragon and certain other relevant financial and operating data furnished to Cowen by Dragon management;

•

certain internal financial analyses, financial forecasts, reports and other information concerning Zebra prepared by the management of Zebra (the “Zebra Forecasts”), and certain internal financial analyses, financial forecasts, reports and other information concerning Dragon prepared by the management of Dragon and approved for our use by the management of Zebra (the “Dragon Forecasts”);

•

discussions we have had with certain members of the managements of each of Zebra and Dragon concerning the historical and current business operations, financial conditions and prospects of Zebra and Dragon and such other matters we deemed relevant;

•	certain operating results of Zebra as compared to the operating results of certain publicly traded companies we deemed relevant;

•	the relative financial contributions of Dragon and Zebra to the combined company on a pro forma basis;

•	the reported price and trading history of the shares of Zebra Common Stock as compared to the reported price and trading histories of certain publicly traded companies we deemed relevant; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by Zebra and Dragon, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon, without independent verifications, the assessment of the management of Zebra as to the existing products and services of Zebra and Dragon and the viability of, and risks associated with, the future products and services of Zebra and Dragon. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of Zebra or Dragon. We have further relied upon the representation of Zebra and Dragon that all information provided to us by Zebra and Dragon, respectively, is accurate and complete in all material respects. We have, with your consent, assumed that the Zebra Forecasts and the Dragon Forecasts were reasonably prepared by the respective managements of Zebra and Dragon on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Zebra and Dragon, respectively, and such Zebra Forecasts and Dragon Forecasts provide a reasonable basis for our Opinion. We express no opinion as to the Zebra Forecasts, the Dragon Forecasts or the assumptions on which they were made. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.

We assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Zebra or Dragon since the date of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of Zebra or Dragon, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of Zebra, Dragon or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our Opinion does not address any legal, tax or accounting matters related to the Agreement or the Transaction, as to which we have assumed that Zebra and the Board of Directors of Zebra have received such advice from legal, tax and accounting advisors as each has determined

Cowen and Company, LLC One Maritime Plaza, 9th Floor San Francisco, CA 94111	C-2

appropriate. We also have assumed, at the direction of Zebra, that the Transaction will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our Opinion addresses only the fairness of the Merger Consideration, from a financial point of view to Zebra. We express no view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including the Ancillary Agreements (as defined in the Agreement). Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering our Opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.

It is understood that our Opinion is intended for the benefit and use of the Board of Directors of Zebra in its consideration of the financial terms of the Transaction. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in disclosure documents relating to the Transaction which Zebra is required to file under the Securities Exchange Act of 1934, as amended. Our Opinion does not constitute a recommendation to any stockholder or any other person as to how to vote with respect to the issuance of the Zebra Common Stock in the Transaction or to take any other action in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value, price or trading range of the shares of Zebra Common Stock actually will be following the announcement or the consummation of the Transaction. We have not been requested to opine as to, and our Opinion does not in any manner address, Zebra’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that might be available to Zebra. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to any of Zebra’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of Zebra or otherwise, or (ii) the fairness of the Transaction or the Merger Consideration to the holders of any class of securities, creditors or other constituencies of Zebra.

Cowen and Company, LLC One Maritime Plaza, 9th Floor San Francisco, CA 94111	C-3

This Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Zebra in the Transaction is fair, from a financial point of view, to Zebra.

Very truly yours,

/s/ Cowen and Company, LLC

Cowen and Company, LLC

Cowen and Company, LLC One Maritime Plaza, 9th Floor San Francisco, CA 94111	C-4

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
10 a.m. PDT on September 8, 2016

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ZHNE • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Zhone Board of Directors unanimously recommends that stockholders vote “FOR” the listed nominees in
Proposal 3 and “FOR” Proposals 1, 2, 4 and 5.

	For	Against	Abstain	+
1 To approve the issuance of shares of Zhone common stock to DASAN in connection with the proposed Merger pursuant to the Merger Agreement, which we refer to as the Share Issuance;	☐	☐	☐

2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Zhone’s named executives in connection with the Merger;

3. To elect two members of the Zhone Board of Directors to serve for three-year terms as Class III Directors;

	☐	☐	☐

	For	Withhold		For	Withhold
01 - Michael Connors	☐	☐	02 - James Norrod	☐	☐

	For	Against	Abstain

4. To ratify the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and	☐	☐	☐

5. To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Share Issuance.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ZHONE TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 8, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE ZHONE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the accompanying proxy statement, and hereby appoints James Norrod and Kirk Misaka, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of Zhone Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the annual meeting of stockholders of Zhone Technologies, Inc. to be held on September 8, 2016 at 10 a.m. Pacific Time at 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 8, 2016:

Zhone’s proxy statement and annual report are available electronically at the Investor Relations section of Zhone’s website at www.edocumentview.com/zhne.

SEE REVERSE SIDE	TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE